UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a 6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under § 240.14a 12
CROSS COUNTRY HEALTHCARE, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.
☒	Fee paid previously with preliminary materials.

MERGER PROPOSED—YOUR VOTE IS VERY IMPORTANT
Dear Cross Country Healthcare, Inc. Stockholder:
On December 3, 2024, Cross Country Healthcare, Inc. (“Cross Country”), Aya Holdings II Inc. (“Parent”), Spark Merger Sub One Inc., a wholly-owned subsidiary of Parent (“Merger Sub”), and, solely for purposes of Section 11.14 thereto, Aya Healthcare, Inc. (“Aya”) entered into an Agreement and Plan of Merger that provides for the acquisition of Cross Country by Aya (such agreement, as it may be amended from time to time, the “merger agreement”). Pursuant to the terms of the merger agreement, Merger Sub will merge with and into Cross Country (the “merger”), with Cross Country surviving the merger as a wholly-owned indirect subsidiary of Aya (the “surviving corporation”). The board of directors of Cross Country has unanimously approved the merger agreement and the merger.
Upon the terms and subject to the conditions of the merger agreement, at the effective time of the merger, you will be entitled to receive, for each share of common stock of Cross Country, par value $0.0001 per share (the “Cross Country common stock”) that you own immediately prior to the effective time of the merger, $18.61 in cash without interest (the “merger consideration”), unless you have properly exercised your appraisal rights in accordance with Section 262 of the General Corporation Law of the State of Delaware (the “DGCL”), as more fully described in the accompanying proxy statement. The merger consideration represents an approximately 67% premium to the closing price of the Cross Country common stock on December 3, 2024, the last trading day prior to the announcement of the merger, and an approximately 68% premium to the volume-weighted average trading price for the 30-day trading period ended December 3, 2024.
The Cross Country board of directors has unanimously (i) determined that the merger agreement and the transactions contemplated by the merger agreement, including the merger, on the terms and subject to the conditions set forth in the merger agreement, are fair to and in the best interests of Cross Country and its stockholders, (ii) declared the merger agreement and the transactions contemplated by the merger agreement, including the merger, advisable, (iii) approved the merger agreement, the execution and delivery by Cross Country of the merger agreement, the performance by Cross Country of the agreements contained in the merger agreement and the consummation of the transactions contemplated by the merger agreement, including the merger, on the terms and subject to the conditions contained in the merger agreement, (iv) directed that the adoption of the merger agreement be submitted to a vote at a meeting of Cross Country stockholders and (v) resolved to recommend adoption of the merger agreement and the transactions contemplated by the merger agreement, including the merger, to Cross Country stockholders.
At the special meeting of Cross Country stockholders described in the accompanying proxy statement (the “special meeting”), you will be asked to approve the merger agreement proposal and to vote on other merger-related matters. The Cross Country board of directors unanimously recommends that Cross Country stockholders vote (1) “FOR” the merger agreement proposal and (2) “FOR” each of the other proposals described in the accompanying proxy statement.
Your vote is very important regardless of the number of shares of Cross Country common stock that you own. Aya and Cross Country cannot complete the merger without the approval of the merger agreement proposal by Cross Country stockholders holding at least a majority of the voting power of the shares of Cross Country common stock outstanding at the close of business on January 21, 2025, the record date for the special meeting. The failure of any Cross Country stockholder to vote will have the same effect as a vote “AGAINST” the approval of the merger agreement proposal. Whether or not you plan to participate in the special meeting, Cross Country urges you to submit a proxy in advance of the special meeting to have your shares voted by using one of the methods described in the accompanying proxy statement. If your shares are held in the name of a bank, brokerage firm or other nominee, please follow the instructions on the voting instruction card furnished by such bank, brokerage firm or other nominee. Your bank, broker or other nominee cannot vote on any of the proposals to be considered at the special meeting without your instructions. If you do not provide your bank, broker or other nominee with any voting instructions, your shares of Cross Country common stock will not be counted for purposes of a quorum and will not be voted at the special meeting, which will have the same effect as a vote “AGAINST” the merger agreement proposal. As a result, you must provide voting instructions by filling out the voting instruction card in order for your shares to be voted. More information about Aya, Parent, Cross

Country, the special meeting, the merger and the other proposals for consideration at the special meeting is contained in the accompanying proxy statement. Please carefully read the entire proxy statement and the annexes and documents included in, or incorporated by reference into, the proxy statement.
On behalf of the Cross Country board of directors, thank you for your continued support.
Sincerely,

Kevin C. Clark	John A. Martins

Chairman of the Cross Country Board of Directors	President and Chief Executive Officer

NEITHER THE U.S. SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE MERGER, PASSED UPON THE MERITS OF THE MERGER AGREEMENT, THE MERGER OR THE OTHER TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT OR DETERMINED IF THE ACCOMPANYING PROXY STATEMENT IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
The accompanying proxy statement is dated January 22, 2025 and is first being mailed to Cross Country stockholders on or about January 22, 2025.

Cross Country Healthcare, Inc.
6551 Park of Commerce Blvd.,
Boca Raton, FL 33487
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON FEBRUARY 28, 2025
Dear Cross Country Healthcare, Inc. Stockholder:
This is a notice that the special meeting of stockholders of Cross Country Healthcare, Inc. (“Cross Country”) will be held on February 28, 2025, beginning at 12:00 p.m, Eastern Time (such meeting, including any adjournments or postponements thereof, the “special meeting”). The special meeting will be a completely virtual, live audio webcast meeting of stockholders and will be held for the following purposes:
1.
to adopt the Agreement and Plan of Merger, dated as of December 3, 2024 (such agreement, as it may be amended from time to time, the “merger agreement”), among Cross Country, Aya Holdings II Inc., a Delaware corporation (“Parent”), Spark Merger Sub One Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), and, solely for purposes of Section 11.14 thereto, Aya Healthcare, Inc., a Delaware corporation (“Aya”), pursuant to which, upon the terms and subject to the conditions of the merger agreement, Merger Sub will merge with and into Cross Country (the “merger”), with Cross Country surviving the merger and becoming a wholly-owned indirect subsidiary of Aya (the “merger agreement proposal”);

2.
to approve on an advisory (non-binding) basis the compensation that may be paid or become payable to Cross Country’s named executive officers that is based on or otherwise relates to the merger (the “merger-related compensation proposal”); and

3.	to approve the adjournment of the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes to approve the merger agreement proposal (the “adjournment proposal”).
The proxy statement of which this notice is a part (a) incorporates important business and financial information about Cross Country, Aya, Parent and Merger Sub from other documents that Cross Country has filed with the U.S. Securities and Exchange Commission (the “SEC”) and that are contained in or incorporated by reference into this proxy statement and (b) provides a detailed description of the merger and the merger agreement and the other matters to be considered at the special meeting, including the proposals listed above. Please refer to the accompanying proxy statement, including the merger agreement and the other annexes and documents included in, or incorporated by reference into, the accompanying proxy statement for further information with respect to the business to be transacted at the special meeting. You are encouraged to read the entire proxy statement carefully before voting. The Cross Country board of directors has unanimously (i) determined that the merger agreement and the transactions contemplated by the merger agreement, including the merger, on the terms and subject to the conditions set forth in the merger agreement, are fair to and in the best interests of Cross Country and its stockholders, (ii) declared the merger agreement and the transactions contemplated by the merger agreement, including the merger, advisable, (iii) approved the merger agreement, the execution and delivery by Cross Country of the merger agreement, the performance by Cross Country of the agreements contained in the merger agreement and the consummation of the transactions contemplated by the merger agreement, including the merger, on the terms and subject to the conditions contained in the merger agreement, (iv) directed that the adoption of the merger agreement be submitted to a vote at a meeting of Cross Country stockholders and (v) resolved to recommend adoption of the merger agreement and the transactions contemplated by the merger agreement, including the merger, to Cross Country stockholders.
The Cross Country board of directors unanimously recommends that Cross Country stockholders vote (1) “FOR” the merger agreement proposal, (2) “FOR” the merger-related compensation proposal and (3) “FOR” the adjournment proposal.
The Cross Country board of directors has fixed the close of business on January 21, 2025 as the record date for determination of Cross Country stockholders entitled to receive notice of, and to vote at, the special meeting or any adjournments or postponements thereof (the “record date”). Only holders of record of shares of common stock of Cross Country, par value $0.0001 per share (the “Cross Country common stock”) as of the close of business on the record date are entitled to receive notice of, and to vote at, the special meeting.
Under Delaware law, holders of Cross Country common stock who do not vote in favor of the merger agreement proposal will have the right to seek appraisal and obtain payment in cash for the fair value of their shares of Cross Country common stock, as determined by the Court of Chancery of the State of Delaware if the merger is completed, but only if they strictly comply with the procedures prescribed by Delaware law. These procedures are summarized in “Appraisal Rights of Cross Country Stockholders” beginning on page 81 of the accompanying proxy statement. In addition, the text of the applicable provisions of Delaware law is attached as Annex C to the accompanying proxy statement.
YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES THAT YOU OWN.
The merger cannot be completed unless the merger agreement proposal is approved by the affirmative vote, virtually or by proxy, of holders of at least a majority of the voting power of Cross Country common stock outstanding and entitled to vote thereon.
If you fail to (1) return your proxy card, (2) grant your proxy electronically over the internet or by telephone or (3) attend the special meeting in person (virtually), your shares will not be counted for purposes of determining whether a quorum is present at the special meeting. If a quorum is present and you fail to take one of the three foregoing steps, your shares will have the same effect as if they were voted “AGAINST” the proposal to adopt the merger agreement, but will have no effect on the other proposals.
Whether or not you expect to participate in the special meeting, Cross Country urges you to submit a proxy to have your shares voted “FOR” the proposal to adopt the merger agreement as promptly as possible either: (1) via the internet at www.proxyvote.com (see the enclosed proxy card for instructions); (2) by telephone (see the enclosed proxy card for instructions); or (3) by completing, signing and returning the enclosed proxy card in the postage-paid envelope provided, so that your shares may be represented and voted at the special meeting. If your shares are held in “street name” by a bank, brokerage firm or other nominee, please follow the instructions on the voting instruction card furnished by such bank, brokerage firm or other nominee. Any stockholder of record participating in the special meeting may vote even if such stockholder has returned a proxy card. However, if your shares are held in “street name” you must obtain a “legal proxy” from the bank, brokerage firm or other nominee to vote at the special meeting.
Cross Country stockholders of record as of January 21, 2025 will be able to participate in the special meeting by visiting www.virtualshareholdermeeting.com/CCRN2025SM and entering the 16-digit control number included on your proxy card or voting instruction card that accompanied your proxy materials.

If you have any questions about the special meeting, the merger, the proposals or the accompanying proxy statement, would like additional copies of this proxy statement, need to obtain proxy cards or other information related to this proxy solicitation or need help submitting a proxy or voting your shares of Cross Country common stock, you should contact:
Cross Country Healthcare, Inc.
Attention: General Counsel
6551 Park of Commerce Blvd.,
Boca Raton, FL 33487
(561) 998-2232

or

Sodali & Co
430 Park Avenue, 14th Floor
New York, NY 10022
CCRN@investor.sodali.com
Call Toll Free: 1-800-662-5200
By order of the Cross Country board of directors,

Susan E. Ball
Executive Vice President, Chief Administrative Officer,
General Counsel and Secretary
Dated: January 22, 2025
Boca Raton, Florida

i

ii

iii

SUMMARY
The following summary highlights selected information described in more detail elsewhere in this proxy statement and the documents incorporated by reference into this proxy statement and may not contain all the information that may be important to you. To understand the merger and the matters being voted on by Cross Country stockholders at the special meeting more fully, and to obtain a more complete description of the legal terms of the merger agreement, you should carefully read this entire proxy statement, including the annexes, and the documents to which we refer you. The merger agreement (as defined below) is attached as Annex A to this proxy statement. You are encouraged to read the merger agreement, which is the principal legal document that governs the merger. Each item in this summary includes a page reference directing you to a more complete description of that topic. See the section titled “Where You Can Find More Information.”
All references to “Cross Country,” “we,” “us” or “our” in this proxy statement refer to Cross Country Healthcare, Inc., a Delaware corporation, including, in some cases, its subsidiaries; all references to “Aya” refer to Aya Healthcare, Inc., a Delaware corporation, and its subsidiaries; all references to “Parent” refer to Aya Holdings II Inc., a Delaware corporation and a wholly-owned subsidiary of Aya; all references to “Merger Sub” refer to Spark Merger Sub One Inc., a Delaware corporation and a wholly-owned subsidiary of Parent incorporated for the sole purpose of consummating the merger; all references to “Cross Country common stock” refer to the shares of common stock of Cross Country, par value $0.0001 per share; all references to the “Cross Country board of directors” refer to the board of directors of Cross Country; all references to the “special meeting” refer to the special meeting of Cross Country stockholders described in this proxy statement; all references to the “merger” refer to the merger of Merger Sub with and into Cross Country with Cross Country surviving as a wholly-owned indirect subsidiary of Aya; and, unless otherwise indicated or as the context requires, all references to the “merger agreement” refer to the Agreement and Plan of Merger, dated as of December 3, 2024, as may be amended from time to time, among Cross Country, Aya, Parent and Merger Sub. Cross Country, following the completion of the merger, is sometimes referred to in this proxy statement as the “surviving corporation.” Unless indicated otherwise, any other capitalized term used in this proxy statement but not otherwise defined in this proxy statement has the meaning assigned to such term in the merger agreement.

THE COMPANIES
Cross Country Healthcare, Inc.
Cross Country Healthcare, Inc. is a market-leading, tech-enabled workforce solutions and advisory firm with 38 years of industry experience and insight. Cross Country helps clients tackle complex labor-related challenges and achieve high-quality outcomes, while reducing complexity and improving visibility through data-driven insights. Diversity, equality, and inclusion is at the heart of the organization’s overall corporate social responsibility program, and closely aligned with Cross Country’s core values to create a better future for our people, communities, and our stockholders. Additional information about Cross Country, can be accessed online at ir.crosscountry.com.
Aya Healthcare, Inc.
Aya Healthcare, Inc., a Delaware corporation, is the largest healthcare talent software and staffing company in the United States. Aya operates the world’s largest digital staffing platform delivering every component of healthcare-focused labor services, including travel nursing and allied health, per diem, permanent staff hiring, interim leadership, locum tenens and non-clinical professionals. Aya’s AI-enabled software solutions, which include vendor management, float pool technology, provider solutions and predictive analytics, combined with its digital talent marketplaces, provide hospital systems greater efficiencies, superior operating results and reduced labor costs. While technology drives efficiency and scale, Aya’s 4,500+ global employees power the company to deliver unparalleled accountability and exceptional experiences for clients and clinicians. Aya’s company culture is rooted in giving back and supports organizations around food security, education, healthcare, safe shelter and equity. Additional information about Aya Healthcare can be accessed online at www.ayahealthcare.com.
Aya Holdings II Inc.
Aya Holdings II Inc., a Delaware corporation, is a wholly-owned subsidiary of Aya. Parent was incorporated by Aya solely in contemplation of the transactions contemplated by the merger agreement, has not conducted any business and has no assets, liabilities or obligations of any nature other than as set forth in the merger agreement. The principal executive offices of Parent are located at c/o Aya Healthcare, Inc., 5930 Cornerstone Court West, Suite 300, San Diego, and Parent’s telephone number is 1-866-687-7390.
Spark Merger Sub One Inc.
Spark Merger Sub One Inc., a Delaware corporation, is a wholly-owned direct subsidiary of Parent and a wholly-owned indirect subsidiary of Aya. Merger Sub was incorporated by Parent solely in contemplation of the transactions contemplated by the merger agreement, has not conducted any business and has no assets, liabilities or obligations of any nature other than as set forth in the merger agreement. The principal executive offices of Merger Sub are located at c/o Aya Healthcare, Inc., 5930 Cornerstone Court West, Suite 300, San Diego, and Merger Sub’s telephone number is 1-866-687-7390.

THE MERGER AND MERGER AGREEMENT
A copy of the merger agreement is attached as Annex A to this proxy statement. Cross Country encourages you to read the entire merger agreement carefully because it is the principal document governing the merger. For more information on the merger agreement, see the section titled “The Merger Agreement” beginning on page 59 of this proxy statement.
Effects of the Merger (see page 32)
Upon the terms and subject to the conditions set forth in the merger agreement and in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), at the effective time of the merger, Merger Sub will merge with and into Cross Country, with Cross Country surviving as a wholly-owned indirect subsidiary of Aya.
The merger will become effective at such time when the certificate of merger is duly filed with the Secretary of State of the State of Delaware in accordance with the relevant provisions of the DGCL (or at such later time as may be specified in the certificate of merger) (the “effective time”).
If the merger is completed, Cross Country will cease to be a publicly traded company and will be deregistered under the Exchange Act (defined below). You will not own any shares of capital stock of the surviving corporation and the shares of Cross Country common stock held by you at the time of the merger will be treated as described below.
Merger Consideration (see page 60)
At the effective time, each share of Cross Country common stock (including certain company equity awards, as described in more detail below, but excluding (i) Cross Country common stock held by Cross Country as treasury stock or owned by Parent, Merger Sub or any other subsidiary of Parent immediately prior to the effective time and (ii) Cross Country common stock with respect to which appraisal rights are properly demanded and not withdrawn or lost under Section 262 of the DGCL) outstanding immediately prior to the effective time will automatically be converted into the right to receive $18.61 in cash, without interest (the “merger consideration”).
For additional information on the consideration Cross Country stockholders will receive in connection with the merger, see the section titled “The Merger Agreement—Effect of the Merger on Cross Country Common Stock.”
Treatment of Cross Country Equity Awards (see page 60)
The merger agreement provides that, effective as of immediately prior to the effective time, the outstanding equity awards of Cross Country will be treated as follows:
Cross Country Restricted Stock Awards
Each restricted stock award with respect to shares of Cross Country common stock that is subject to vesting conditions based solely on continued employment or service (each, a “Cross Country restricted stock award”) and that is outstanding immediately prior to the effective time, other than certain Cross Country restricted stock awards granted after March 28, 2025 and prior to the effective time (which will be forfeited at the effective time), will be fully vested, canceled and converted into the right to receive an amount in cash equal (without interest) to (i) the number of shares of Cross Country common stock subject to such Cross Country restricted stock award immediately prior to the effective time multiplied by (ii) the merger consideration, less any applicable withholding taxes.
Each restricted stock award with respect to shares of Cross Country common stock that is subject to service- and performance-based vesting conditions (each, a “Cross Country performance stock award”) and that is outstanding immediately prior to the effective time will be treated as follows: (i) each Cross Country performance stock award (x) granted in 2022 will be deemed vested with respect to seventy-five and one-half percent (75.5%) of the target number of shares of Cross Country common stock subject to such Cross Country performance stock award and (y) granted in 2023 and 2024 will be deemed vested with respect to fifty percent (50%) of the target number of shares of Cross Country common stock subject to such Cross Country performance stock award (the portion of each such vested Cross Country performance stock award, a “vested Cross Country performance stock award”), and each such vested Cross Country performance stock award will be canceled and converted into the right to receive an amount in cash (without interest) equal to (A) the number of shares of Cross Country common stock subject to such vested Cross Country performance stock award immediately prior to the effective time multiplied by (B) the merger consideration, less any applicable withholding taxes and (ii) each Cross Country performance stock award or portion thereof that is not a vested Cross Country performance stock award will be cancelled and forfeited for no consideration.
For additional information on the treatment of Cross Country equity awards in connection with the merger, see the section titled “The Merger Agreement—Treatment of Cross Country Equity Awards.”
Cross Country’s Reasons for the Merger; Recommendation of Cross Country’s Board of Directors (see page 39)
At its December 3, 2024 meeting held to evaluate the merger, the Cross Country board of directors unanimously (i) determined that the merger agreement and the transactions contemplated by the merger agreement, including the merger, on the terms and subject to the conditions set forth in the merger agreement, are fair to and in the best interests of Cross Country and its stockholders, (ii) declared the merger agreement and the transactions contemplated by the merger agreement, including the merger, advisable, (iii) approved the merger agreement, the execution and delivery by Cross Country of the merger agreement, the performance by Cross Country of the agreements contained in the merger agreement and the consummation of the transactions contemplated by the merger agreement, including the merger, on the terms and subject to the conditions contained in the merger agreement, (iv) directed that the adoption of the merger agreement be submitted to a vote at a meeting of Cross Country stockholders and (v) resolved to recommend adoption of the merger agreement and the transactions contemplated by the merger agreement, including the merger, to Cross Country stockholders.
The Cross Country board of directors unanimously recommends that Cross Country stockholders vote (1) “FOR” the merger agreement proposal, (2) “FOR” the merger-related compensation proposal and (3) “FOR” the adjournment proposal.
In evaluating the merger and the merger agreement and arriving at its determination, the Cross Country board of directors consulted with Cross Country’s senior management, Cross Country’s financial advisor, BofA Securities, Inc. (“BofA Securities”), and Cross Country’s outside legal counsel, Davis Polk & Wardwell LLP (“Davis Polk”), and considered a number of substantive factors, both positive and negative, and potential benefits and detriments of the merger to Cross Country and Cross Country stockholders, as described in more detail in the section titled “The Merger (Proposal 1)—Cross Country’s Reasons for the Merger; Recommendation of Cross Country’s Board of Directors.”
Opinion of BofA Securities (see page 44)
Cross Country retained BofA Securities to act as its financial advisor in connection with the merger. BofA Securities is an internationally recognized investment banking firm which is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. Cross Country selected BofA Securities to act as its financial advisor in connection with the merger on the basis of BofA Securities’ experience in transactions similar to the merger, its reputation in the investment community and its familiarity with Cross Country and its business.
On December 3, 2024, at a meeting of the Cross Country board of directors held to evaluate the merger, representatives of BofA Securities delivered to the Cross Country board of directors the oral opinion of BofA Securities, which was confirmed by delivery of a written opinion dated December 3, 2024, to the effect that, as of the date of the opinion and based on and subject to the factors and assumptions set forth in the written opinion, the merger consideration to be received in the merger by holders of Cross Country common stock was fair, from a financial point of view, to such holders.
The full text of BofA Securities’ written opinion to the Cross Country board of directors, which describes, among other things, the assumptions made, procedures followed, factors considered and limitations on the review undertaken, is attached as Annex B to this proxy statement and is incorporated by reference herein in its entirety. BofA Securities delivered its opinion to the Cross Country board of directors for the benefit and use of the Cross Country board of directors (in its capacity as such) in connection with and for purposes of its evaluation of the merger. BofA Securities expressed no opinion or view as to any terms or other aspects or implications of the merger (other than the merger consideration to the extent expressly specified in such opinion) and no opinion or view was expressed as to the relative merits of the merger in comparison to other strategies or transactions that might be available to Cross Country or in which Cross Country might engage or as to the underlying business decision of Cross Country to proceed with or effect the merger. BofA Securities’ opinion does not constitute a recommendation as to how any holder of Cross Country common stock should vote or act in connection with the merger or any related matter.
For further information, see the section titled “The Merger (Proposal 1)—Opinion of BofA Securities” and Annex B.
Material U.S. Federal Income Tax Consequences of the Merger (see page 89)
The receipt of cash in exchange for Cross Country common stock pursuant to the merger generally will be a taxable transaction for U.S. federal income tax purposes. U.S. Holders (as defined below under “Material U.S. Federal Income Tax Consequences of the Merger—U.S. Holders”) generally will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between (a) the amount of cash received and (b) the U.S. Holder’s adjusted tax basis in the Cross Country common stock surrendered in exchange for the merger consideration.
Except in certain specific circumstances described below and under the section titled “Material U.S. Federal Income Tax Consequences of the Merger—Non-U.S. Holders,” Non-U.S. Holders (as defined below under “Material U.S. Federal Income Tax Consequences of the Merger—U.S. Holders”) generally will not be subject to U.S. federal income tax unless certain conditions are met.
The U.S. federal income tax consequences described above may not apply to all holders of Cross Country common stock. You should read the section titled “Material U.S. Federal Income Tax Consequences of the Merger” for a more complete discussion of the U.S. federal income tax consequences of the merger. The tax consequences of the merger to you will depend on your particular tax situation. You should consult your tax advisor to determine the applicable U.S. federal, state, local and non-U.S. tax consequences of the merger to you.
Regulatory Clearances and Approvals Required for the Merger (see page 71)
The completion of the merger is conditioned on, among other things, the expiration or termination of any applicable waiting period (or extensions thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”).
Subject to the terms and conditions of the merger agreement, each of Cross Country and Parent has agreed to use reasonable best efforts to take, or cause their affiliates to take, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable law to consummate the transactions contemplated by the merger agreement as soon as practicable, including preparing and filing as promptly as practicable with any governmental authority or other third party all documentation to effect all necessary, proper or advisable filings, notices, petitions, statements, registrations, submissions of information, applications and other documents and obtaining and maintaining all approvals, consents, registrations, permits, authorizations and other confirmations required to be obtained from any governmental authority or other third party that are necessary, proper or advisable to consummate the transactions contemplated by the merger agreement as soon as practicable (the notices, authorizations, registrations, approvals, orders, permits, confirmations, clearances, consents and waiting period expirations or terminations from such governmental authorities with respect to the merger, collectively, the “required regulatory approvals”).
The merger cannot be completed until any applicable waiting period (and any extensions thereof) under the HSR Act relating to the merger, and any commitment to, or agreement (including any timing agreement) that was mutually agreed by Parent and Cross Country with, any governmental authority to delay the consummation of, or not to consummate before a certain date, any of the transactions contemplated by the merger agreement, have expired or been terminated. There can be no assurance that a challenge to the merger on regulatory grounds by a governmental authority or private party will not be made or, if such a challenge is made, that it would not be successful.
If any objections are asserted with respect to the transactions contemplated by the merger agreement under the HSR Act and all other applicable laws that are designed or intended to prohibit, restrict or regulate foreign investment or mergers or acquisitions, antitrust, monopolization, lessening of competition or restraint of trade (collectively, “competition laws”) or in connection with any required regulatory approval, or if any proceeding is instituted or threatened by any governmental authority or, with respect to any competition law, a third party challenging any of the transactions contemplated by the merger agreement, Parent and Cross Country have agreed to take, or cause to be taken (including by causing their Affiliates to take), all reasonable actions necessary to resolve such objections as promptly as practicable. Without limiting the generality of the foregoing, in connection with any such objection or proceeding, but subject to the following sentence, Cross Country and Parent will, and will cause their subsidiaries and affiliates to, take all actions as may be necessary to obtain any authorization, consent or approval of a governmental authority or to avoid or eliminate any impediments under the HSR Act or any such other competition law or in connection with any required regulatory approval so as to enable the consummation of the transactions hereby to occur as promptly as practicable and in any event no later than the end date (as defined below), including, solely with respect to Cross Country and its subsidiaries (or their respective businesses) to (i) hold separate, sell, license, divest or otherwise dispose of any of the businesses or properties or assets of Cross Country or any of its subsidiaries, (ii) terminate, amend or assign any investments or other existing relationships, or any contractual rights or obligations, (iii) terminate any venture or other arrangement, (iv) grant any right or commercial or other accommodation to, or entering into any contractual or other commercial relationship with, any third party, (v) impose limitations on Cross Country or any of its subsidiaries with respect to how they own, retain, conduct or operate their respective businesses or assets, or (vi) effectuate any other change or restructuring of Cross Country or any of its subsidiaries (clauses (i) through (vi), a “divestiture action”).
Cross Country has agreed to reasonably cooperate in all respects with Parent and Merger Sub in connection with Parent and Merger Sub’s efforts to contest and resist (i) any administrative or judicial proceeding that is initiated or threatened to be initiated challenging the merger agreement or the consummation of the transactions contemplated thereby (including seeking to have any stay or temporary restraining order entered by any court or other governmental authority vacated or reversed) and (ii) any request for the entry of, and to seek to have vacated or terminated, any order that could restrain, prevent or delay the consummation of the transactions contemplated by the merger agreement. However, none of Parent, Merger Sub, or any of their respective affiliates will be required to (i) litigate any action or proceeding, whether judicial or administrative, or to take any action to have vacated, lifted, reversed or overturned any order, in connection with the transactions contemplated by the merger agreement, except that Parent and Cross Country will be required to respond to and comply with any request for additional information or documentary material pursuant to the HSR Act issued by a governmental authority, or (ii) agree to any divestiture action (1) that would reasonably be expected to be materially adverse to Aya and its subsidiaries, taken as a whole, after giving effect to the merger, (2) that is not solely limited to Cross Country and its subsidiaries or (3) that is not conditioned upon the consummation of the merger. At the request of Parent, Cross Country will agree to any divestiture action relating to Cross Country and its subsidiaries, except that Cross Country and its subsidiaries will not be required to agree to any divestiture action that is not conditioned upon the consummation of the merger.
Parent, in consultation with Cross Country, is entitled to direct negotiations (i) with governmental authorities regarding the clearances and approvals of the merger under the HSR Act and (ii) with third parties relating to any divestiture actions, so long as Parent’s actions in connection therewith are otherwise in accordance with Parent’s obligations under this section.
On December 17, 2024, each of Cross Country and Parent filed a notification of the proposed merger with the United States Federal Trade Commission (the “FTC”) and the United States Department of Justice (the “Antitrust Divison”) under the HSR Act. Upon agreement of Cross Country and Parent, Alan Braynin, as the Ultimate Parent Entity, voluntarily withdrew his notification and report form on January 16, 2025 and refiled on January 21, 2025, which extended the applicable waiting period under the HSR Act to 11:59 p.m Eastern Time on February 20, 2025.
For more information about regulatory clearance relating to the merger, see the sections titled “The Merger (Proposal 1)—Regulatory Clearances and Approvals Required for the Merger” and “The Merger Agreement—Conditions to the Merger.”
Although the parties expect that the required regulatory approvals will be obtained, the parties cannot assure you that such approvals will be timely obtained or obtained at all or that the granting of regulatory approvals will not involve the imposition of additional conditions on the completion of the merger, or a commitment or agreement to take remedial actions, including divesting assets or businesses, creating, modifying or transferring contractual rights or obligations or entering into supply or services agreements. Any such requirements could result in the conditions to the merger not being satisfied.
Expected Timing of the Merger (see pages 56, 71 and 75)
Cross Country and Aya are working to complete the merger as soon as practicable and currently expect the merger to be completed in the first half of 2025, subject to the satisfaction or waiver of customary closing conditions, including the adoption of the merger agreement by the affirmative vote of holders of at least a majority of the voting power of the outstanding shares of Cross Country common stock and the required regulatory approvals having been obtained. Neither Cross Country nor Aya can predict the actual date on which the merger will be completed because completion is subject to certain closing conditions beyond each party’s control, and it is possible that such conditions could result in the merger being completed earlier or later or not being completed at all. See the sections titled “The Merger Agreement—Regulatory Clearances and Approvals Required for the Merger” and “The Merger Agreement—Conditions to the Merger.” Also, see the section titled “The Merger (Proposal 1)—Regulatory Clearances and Approvals Required for the Merger.”
Guarantee by Aya (see page 62)
Aya has irrevocably guaranteed the payment and performance of all of Parent’s and Merger Sub’s obligations under the merger agreement.
Conditions to the Merger (see page 75)
Each party’s obligation to complete the merger is subject to the satisfaction or waiver (to the extent permitted under applicable law) of certain customary mutual conditions, including the following: (i) the adoption of the merger agreement by the holders of a majority of the voting power of the outstanding shares of Cross Country common stock in accordance with the DGCL (the “stockholder approval”), (ii) the absence of any order issued by any governmental authority prohibiting, rendering illegal or permanently enjoining the consummation of the merger, (iii) the expiration or termination of any waiting period (and any extensions thereof) applicable to the consummation of the merger under the HSR Act and any commitment to, or agreement (including any timing agreement) that was mutually agreed by Parent and Cross Country with, any governmental authority to delay or not consummate before a certain date the merger.
The obligation of each party to consummate the merger is also conditioned upon (i) performance and compliance by the other party in all material respects with its covenants, obligations and agreements required to be performed or complied with by it under the merger agreement prior to the closing of the merger; (ii) the accuracy of the representations and warranties of the other party as of December 3, 2024 and as of the closing (subject to the materiality standards set forth in the merger agreement); and (iii) delivery of an officer certificate by the other party certifying satisfaction of certain of the conditions described above. The obligation of Parent to consummate the merger is also subject to there not having occurred since December 3, 2024, a Cross Country material adverse effect (as defined in the section titled “The Merger Agreement—Material Adverse Effect”) that is continuing or any effect that would reasonably be expected to have a Cross Country material adverse effect. Consummation of the merger is not subject to any financing condition.
For more information about conditions to the merger, see the section titled “The Merger Agreement—Conditions to the Merger.”
No Shop; Restrictions on Solicitation of Acquisition Proposals (see page 68)
As more fully described in this proxy statement and in the merger agreement, and subject to certain exceptions, Cross Country has agreed not to solicit other acquisition proposals from third parties, furnish non-public information to or afford access to third parties or participate in discussions or negotiations with third parties regarding other acquisition proposals or change or withdraw its recommendation to its stockholders to adopt the merger agreement and the merger.
At any time prior to the stockholder approval, in the event Cross Country receives a bona fide acquisition proposal from a third party that was not solicited in violation of and did not otherwise result from a breach of Cross Country’s non-solicitation obligations, if the Cross Country board of directors determines in good faith, after consultation with its outside legal counsel and financial advisor, that such acquisition proposal constitutes, or could reasonably be expected to lead to, a superior proposal, then Cross Country may engage in negotiations or discussions with, and furnish non-public information or afford access to, such third party making the acquisition proposal, subject to complying with notice requirements and other specified conditions contained in the merger agreement. For more information on what constitutes a superior proposal, see the section titled “The Merger Agreement—No Shop; Restrictions on Solicitation of Acquisition Proposals.”
At any time prior to the stockholder approval, the Cross Country board of directors may (i) in response to a bona fide acquisition proposal from a third party that was not solicited in violation of and did not otherwise result from a breach of Cross Country’s non-solicitation obligations that the Cross Country board of directors has determined in good faith, after consultation with its outside legal counsel and financial advisor, constitutes a superior proposal, make an adverse recommendation change or terminate the merger agreement in order to substantially concurrently enter into a written definitive agreement for such superior proposal or (ii) in response to an intervening event, make an adverse recommendation change if the Cross Country board of directors determines in good faith after consultation with its outside legal counsel and financial advisor that the failure to take such action would be reasonably expected to be inconsistent with its fiduciary duties under applicable law. In each case in the foregoing clauses (i) and (ii), the making of the adverse recommendation change is subject to Cross Country complying with notice requirements and other specified conditions (including giving Parent the opportunity to propose changes to the merger agreement in response to such superior proposal or intervening event, as applicable) and, in certain circumstances, the payment by Cross Country of a termination fee. For more information on what constitutes an intervening event, see the section titled “The Merger Agreement—Change of Recommendation; Match Rights.”
See the sections titled “The Merger Agreement—No Shop; Restrictions on Solicitation of Acquisition Proposals,” “The Merger Agreement—Change of Recommendation; Match Rights” and “The Merger Agreement— Termination Fees and Expenses.”
Change of Recommendation; Match Rights (see page 70)
Under the merger agreement, under certain circumstances and subject to certain requirements, including as described in this section, the Cross Country board of directors is entitled to make an adverse recommendation change prior to receipt of the stockholder approval, if the Cross Country board of directors determines in good faith, after consultation with its outside legal counsel and financial advisor, that an acquisition proposal constitutes a superior proposal, or in response to an intervening event, if the Cross Country board of directors determines, after consultation with its outside legal counsel and financial advisor, that the failure to take such action would be reasonably expected to be inconsistent with its fiduciary duties under applicable law; provided that:
•
Cross Country notifies Parent in writing at least three business days before taking such action that Cross Country intends to take such action, which notice specifies the reasons for the adverse recommendation change and (i) in the case of a superior proposal, attaches a copy of all proposed agreements and other documents and information described under the section “The Merger Agreement—No Shop; Restrictions on Solicitation of Acquisition Proposals” for the superior proposal, if applicable, or (ii) in the case of an intervening event, a reasonably detailed description of the facts and circumstances relating to such intervening event;

•
Cross Country has, and has caused representatives to, negotiate with Parent in good faith (to the extent Parent wishes to negotiate), and during such notice period prior to making an adverse recommendation change to make such adjustments to the terms and conditions of the merger agreement as Parent may propose, and after such notice period, the Cross Country board of directors has considered in good faith any revisions to the terms of the merger agreement proposed in writing by Parent that, if accepted by Cross Country, would be binding upon Parent, and has determined in good faith, after consultation with its outside legal counsel and financial advisor, that such acquisition proposal continues to constitute a superior proposal (or in the case of an intervening event, would not obviate the need to effect the adverse recommendation change); and

•
with respect to any adverse recommendation change in response to a superior proposal, if there is any change to the financial terms (including the form, amount or timing of payment of consideration proposed to be received by Cross Country stockholders as a result of such superior proposal) or any other material terms of the then-existing superior proposal, Cross Country must again comply with the obligations described in the preceding two bullets, except the three business day period will be replaced with a two business day period.

In the event that the Cross Country board of directors is permitted to make an adverse recommendation change to the merger agreement following the receipt of an acquisition proposal that it determines to be a superior proposal, Cross Country may also terminate the merger agreement to enter into a definitive written agreement for such superior proposal if, concurrently with such termination, Cross Country pays to Parent the fee required to be paid to Parent as described in the section titled “The Merger Agreement—Termination Fees and Expenses.”

Termination of the Merger Agreement (see page 76)
Among other customary circumstances, Cross Country or Parent may terminate the merger agreement if:
○
the merger has not been consummated on or before September 3, 2025 (the end date); provided that if as of the end date the condition related to regulatory approval has not been satisfied or waived (to the extent permitted) but all other conditions to closing of the merger have been satisfied (or would be satisfied if the closing were to occur), the end date will be automatically extended until December 3, 2025; provided, further, that the right to terminate the merger agreement in such circumstances will not be available to any party who is in breach of, or has breached, its obligations under the merger agreement, where such breach has caused or resulted in the failure of the closing of the merger to occur on or before the end date;

○
there is any legal restraint rendering illegal or permanently enjoining the consummation of the merger and such legal restraint will have become final and non-appealable (provided that the right to terminate this agreement will not be available to any party who is in breach of, or has breached, its obligations under this agreement, where such breach has caused or resulted in such legal restraint); or

○
at the meeting of Cross Country stockholders (including any adjournment or postponement thereof), which is duly convened and at which a vote on the adoption of the merger agreement has been taken, the stockholder approval is not obtained.

Cross Country may terminate the merger agreement in other circumstances, including to enter into a definitive agreement with respect to a superior proposal or in response to certain breaches of the merger agreement by Parent or Merger Sub, subject to a cure period. Parent may also terminate the merger agreement in other circumstances, including in response to an adverse recommendation change by the Cross Country board of directors prior to receipt of the stockholder approval or certain breaches of the merger agreement by Cross Country, subject to a cure period. In certain circumstances a termination fee may be payable by Cross Country or Aya as described below in the section titled “The Merger Agreement—Termination Fees and Expenses.”
See the section titled “The Merger Agreement—Termination of the Merger Agreement.”
Termination Fees and Expenses (see page 77)
The merger agreement provides that Cross Country will pay Parent a termination fee of $20 million if:
•	Cross Country terminates the merger agreement to enter into a definitive agreement with respect to a superior proposal;
•	Parent terminates the merger agreement after the Cross Country board of directors has made an adverse recommendation change; or
•
(A) the merger agreement is terminated by (i) Parent or Cross Country because the Cross Country stockholders did not approve the merger at the special meeting, (ii) Parent or Cross Country, prior to the receipt of the stockholder approval, because the merger has not been consummated by the end date or (iii) Parent because of (x) Cross Country’s breach of its obligations related to the stockholders meeting or its no-shop obligations in each case prior to the receipt of the stockholder approval, or (y) Cross Country’s breach of or failure to perform or comply with one or more of its representations, warranties, covenants or agreements under the merger agreement, (B) after December 3, 2024 and prior to the applicable termination (or, in the case of a termination because the Cross Country stockholders did not approve the merger at the special meeting, the special meeting), an acquisition proposal is publicly announced and not withdrawn and (C) within 12 months of such termination, Cross Country enters into a definitive agreement with respect to such acquisition proposal and such acquisition proposal is consummated. For purposes of this bullet, the term “acquisition proposal” has the meaning assigned to such term as described under “The Merger Agreement—No Shop; Restrictions on Solicitation of Acquisition Proposals” except that all references to “20%” are replaced with references to “50%.”

The merger agreement provides that Parent will pay Cross Country a termination fee of $20 million if Cross Country or Parent terminates the merger agreement because (a)(i) the merger has not been consummated by the end date and, at the time of such termination, the conditions regarding legal restraints (with respect to competition laws) or antitrust approval under the HSR Act have not been satisfied or (ii) there is a legal restraint with respect to competition laws in place, and at the time of such termination described in clauses (i) and (ii) above, all the conditions to Parent’s obligations to close would be satisfied or waived if the closing were to occur on the termination date (or would not be satisfied as a result of the same facts that resulted in the conditions related to legal restraints or regulatory approval not being satisfied) or (b) as a result of a material breach by Parent of its obligations related to regulatory approval.
All other expenses relating to the merger will generally be paid by the party incurring the expense, except that Parent will pay all reasonable and documented out-of-pocket fees, costs and expenses incurred in connection with the parties’ regulatory undertakings under the merger agreement, including with respect to all required regulatory approvals.
In no event will either Cross Country or Parent be obligated to pay the applicable termination fee on more than one occasion.
See the section titled “The Merger Agreement—Termination Fees and Expenses.”
Remedies; Specific Performance (see page 78)
The merger agreement provides that, upon any termination of the merger agreement under circumstances where a termination fee is payable by Cross Country or Parent, as applicable, the other party’s right to receive such termination fee will be the sole and exclusive remedy of the applicable party in connection with the merger agreement and the transactions contemplated thereby, and upon payment in full of such amount, the applicable party will not seek to obtain any recovery, judgment or damages of any kind against the other parties or their respective subsidiaries or any of their respective directors, officers, employees, partners, managers, members, stockholders, affiliates or representatives in connection with the merger agreement or the transactions contemplated thereby, except in the case of fraud or willful breach.
The merger agreement provides that the parties will be entitled to seek an injunction or injunctions, or any other appropriate form of equitable relief, to prevent or restrain breaches or threatened breaches of the merger agreement, or to enforce specifically the performance of the terms and provisions thereof, without the necessity of proving that irreparable damage would occur or the inadequacy of money damages as a remedy (and each party waives any requirement for the securing or posting of any bond in connection with such remedy), in addition to any other remedy to which they are entitled at law or in equity.
See the section titled “The Merger Agreement—Remedies; Specific Performance.”
Appraisal Rights of Cross Country Stockholders (see page 81)
Cross Country stockholders who do not vote in favor of approval of the merger agreement proposal, who continuously hold their shares of Cross Country common stock and who otherwise comply precisely with the applicable provisions of Section 262 of the DGCL will be entitled to seek appraisal of the fair value of their shares of Cross Country common stock, as determined by the Delaware Court of Chancery, if the merger is completed, in lieu of receiving the merger consideration in respect of such shares. The “fair value” of your shares of Cross Country common stock as determined by the Delaware Court of Chancery could be greater than, the same as, or less than the value of the merger consideration that you would otherwise be entitled to receive under the terms of the merger agreement. Cross Country stockholders who wish to exercise the right to seek an appraisal of their shares must so advise Cross Country by submitting a written demand for appraisal in the form described in this proxy statement prior to the vote to approve the merger agreement proposal, and must otherwise follow the procedures prescribed by Section 262 of the DGCL. A person having a beneficial interest in shares of Cross Country common stock held of record in the name of another person, such as a nominee or intermediary, must act promptly to cause the record holder to follow the steps summarized in this proxy statement and in a timely manner to perfect appraisal rights.
The text of Section 262 of the DGCL is attached as Annex C to this proxy statement. You are encouraged to read these provisions carefully and in their entirety. Due to the complexity of the procedures for exercising appraisal rights, Cross Country stockholders who are considering exercising such rights are encouraged to seek the advice of legal counsel and their financial advisors. Failure to strictly comply with these provisions may result in the loss of appraisal rights.
See “The Merger Agreement—Effect of the Merger on Cross Country Common Stock—Shares of Dissenting Stockholders” and “Appraisal Rights of Cross Country Stockholders.”

Cross Country Special Meeting (see page 68)
Purposes of the Special Meeting
At the special meeting, Cross Country stockholders will be asked to vote upon the following proposals:
•	the merger agreement proposal;
•	the merger-related compensation proposal; and
•	the adjournment proposal.
Record Date
The record date for the determination of stockholders entitled to notice of and to vote at the special meeting is January 21, 2025. Only Cross Country stockholders who held shares of Cross Country common stock of record as of the close of business on the record date are entitled to receive notice of and vote at the special meeting and any adjournment or postponement of the special meeting, and only as long as such shares remain outstanding on the date of the special meeting. Cross Country’s official stock ownership records will conclusively determine whether a stockholder is a “holder of record” as of the close of business on the record date.
Required Vote
•
Proposal 1—The Merger Agreement Proposal. The affirmative vote of holders of at least a majority of the voting power of all outstanding shares of Cross Country common stock entitled to vote thereon is required to approve the merger agreement proposal.

•
Proposal 2—The Merger-Related Compensation Proposal. The affirmative vote of holders of at least a majority of the voting power of the shares of Cross Country common stock present in person (virtually) or represented by proxy at the special meeting and entitled to vote on the merger-related compensation proposal is required to approve, on an advisory (non-binding) basis, the merger-related compensation proposal. Approval of this proposal by Cross Country stockholders is not required to complete the merger.

•
Proposal 3 —The Adjournment Proposal. The affirmative vote of holders of at least a majority of the voting power of the shares of Cross Country common stock present in person (virtually) or represented by proxy at the special meeting and entitled to vote on the adjournment proposal is required to approve the adjournment proposal.

See the section titled “The Special Meeting—Required Vote; Treatment of Abstentions and Failure to Vote.”
Interests of Cross Country’s Directors and Executive Officers in the Merger (see page 52)
Cross Country’s directors and executive officers have interests in the merger that may be different from, or in addition to, those of Cross Country stockholders generally. These interests include, among others, vesting of certain Cross Country equity awards, potential severance payments and benefits under the applicable severance arrangements and rights to ongoing indemnification and insurance coverage. The Cross Country board of directors was aware of and considered these interests, among other matters, in evaluating and negotiating the merger agreement and the merger, in approving the merger agreement, and in recommending the approval of the merger agreement by the Cross Country stockholders. See the section titled “The Merger (Proposal 1)—Interests of Cross Country’s Directors and Executive Officers in the Merger.”
Directors’ and Officers’ Indemnification and Insurance (see page 74)
Under the merger agreement, for a period of six years following the effective time, Parent is required to maintain in effect all provisions in the organizational documents of the surviving corporation and its subsidiaries regarding elimination of liability, indemnification of directors, officers, employees, fiduciaries and agents and advancement of fees, costs and expenses that are no less advantageous to the intended beneficiaries than the corresponding provisions that were in existence as of December 3, 2024.
Prior to the effective time, Cross Country will (or if Cross Country is unable to, Parent will cause the surviving corporation to) purchase a directors’ and officers’ liability insurance and fiduciary liability insurance “tail” policy for a period of six years after the effective time with respect to matters arising at or prior to the effective time with terms, conditions, retentions and limits of liability that are no less favorable than the coverage provided under Cross Country’s existing policies as of December 3, 2024, with a one-time cost not in excess of 300% of the annual premium paid by Cross Country for its existing policies, and if the cost of such “tail” insurance policy would otherwise exceed such amount, the surviving corporation must purchase a policy with the greatest coverage available for a cost not exceeding such amount.
See the sections titled “The Merger (Proposal 1)—Interests of Cross Country’s Directors and Executive Officers in the Merger—Indemnification and Insurance” and “The Merger Agreement—Directors’ and Officers’ Indemnification and Insurance.”
Market Prices of Cross Country Common Stock (see page 80)
The merger consideration of $18.61 per share represents an approximately 67% premium to the closing price of the Cross Country common stock on December 3, 2024, the last trading day prior to the announcement of the merger, and an approximately 68% premium to the volume-weighted average trading price for the 30-day trading period ended December 3, 2024. The closing price of Cross Country common stock on The Nasdaq Global Select Market (“Nasdaq”) on January 21, 2025, the most recent practicable date prior to the date of this proxy statement, was $18.21 per share. You are encouraged to obtain current market prices of Cross Country common stock in connection with voting your shares of Cross Country common stock.
Litigation Related to the Merger (see page 58)
As of the date of this proxy statement, there are no pending lawsuits challenging the merger. However, potential plaintiffs may file lawsuits challenging the merger. The outcome of any future litigation is uncertain.
Such litigation, if not resolved, could prevent or delay consummation of the merger and result in substantial costs to Cross Country, including any costs associated with the indemnification of directors and officers. One of the conditions to the consummation of the merger is the absence of any order issued by any governmental authority that prohibits, renders illegal or permanently enjoins the consummation of the merger. Therefore, if a plaintiff were successful in obtaining an injunction prohibiting the consummation of the merger on the agreed-upon terms, then such injunction may prevent the merger from being consummated, or from being consummated within the expected time frame.
Cross Country has agreed to give Parent the opportunity to consult with Cross Country and to keep Parent reasonably apprised with respect to the defense or settlement of any litigation or proceedings against Cross Country or any of its directors or officers relating to the merger agreement, the merger and the other transactions contemplated by the merger agreement, including by giving Parent an opportunity to participate in (at Parent’s expense), but not control, such litigation or other proceedings. Further, Cross Country has agreed not to settle or offer to settle any stockholder litigation without Parent’s prior written consent (such consent not to be unreasonably withheld, delayed or conditioned).
For additional information regarding litigation matters, see the section titled “The Merger (Proposal 1) —Litigation Related to the Merger.”

QUESTIONS AND ANSWERS
The following are some questions that you, as a Cross Country stockholder, may have regarding the merger and the special meeting and the answers to those questions. Cross Country urges you to carefully read the remainder of this proxy statement because the information in this section does not provide all the information that might be important to you with respect to the merger and the special meeting. Additional important information is also contained in the annexes to and the documents incorporated by reference into this proxy statement.
Q:	What is the purpose of the special meeting?
A:	At the special meeting, stockholders will consider and act upon the matters outlined in the notice of meeting on the cover page of this proxy statement, namely:
1.
A proposal to adopt the merger agreement, which is further described in the sections titled “The Merger (Proposal 1)” and “The Merger Agreement,” beginning on pages 32 and 59, respectively, of this proxy statement;

2.
A proposal to approve, on a non-binding, advisory basis, certain compensation that will or may be paid by Cross Country to its named executive officers that is based on or otherwise relates to the merger, discussed under the sections titled “Advisory Vote on Named Executive Officer Merger-Related Compensation Arrangements (Proposal 2)” and “The Merger (Proposal 1)—Interests of Cross Country’s Directors and Executive Officers in the Merger” beginning on pages 85 and 52, respectively, of this proxy statement; and

3.	A proposal to approve an adjournment of the special meeting which is further described in the section titled “Vote on Adjournment (Proposal 3)” beginning on page 86 of this proxy statement.
Q:	Where and when is the special meeting?
A:
The special meeting will be held on February 28, 2025, beginning at 12:00 p.m. Eastern Time (with log-in beginning at 11:45 a.m. Eastern Time), unless postponed to a later date. The special meeting will be a virtual only meeting conducted via live audio webcast at www.virtualshareholdermeeting.com/CCRN2025SM. You will need the 16-digit control number provided on your proxy card or voting instruction card in order to participate in the special meeting. Because the special meeting is completed virtually and being conducted via live webcast, stockholders will not be able to attend the meeting in person.

Q:	How does the Cross Country board of directors recommend that I vote on the proposals?
A:
The Cross Country board of directors unanimously recommends that Cross Country stockholders vote (1) “FOR” the merger agreement proposal, (2) “FOR” the merger-related compensation proposal and (3) “FOR” the adjournment proposal.

Q:	How does the per share merger consideration compare to the market price of Cross Country common stock prior to announcement of the merger?
A:
The merger consideration of $18.61 per share represents an approximately 67% premium to the closing price of the Cross Country common stock on December 3, 2024, the last trading day prior to the announcement of the merger, and an approximately 68% premium to the volume-weighted average trading price for the 30-day trading period ended December 3, 2024. The closing price of Cross Country common stock on Nasdaq on January 21, 2025, the most recent practicable date prior to the date of this proxy statement, was $18.21 per share. You are encouraged to obtain current market prices of Cross Country common stock in connection with voting your shares of Cross Country common stock.

Q:	What will happen in the merger?
A:
Pursuant to the merger agreement, Merger Sub will merge with and into Cross Country, with Cross Country surviving the merger as a wholly-owned indirect subsidiary of Aya. After the merger, Cross Country’s securities will be delisted from Nasdaq and deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, as a result, Cross Country will no longer be a publicly held company. Cross Country will no longer be required to file periodic reports, current reports and proxy information statements with the SEC on account of its common stock.

Q:	Who will own Cross Country after the merger?
A:	Immediately following the merger, Cross Country will be a wholly-owned indirect subsidiary of Aya.
Q:	What will I receive in the merger?
A:
At the effective time of the merger (the “effective time”), you will be entitled to receive, for each share of Cross Country common stock that you hold immediately prior to the effective time (excluding shares of Cross Country common stock with respect to which appraisal rights are properly demanded and are not withdrawn or lost prior to the effective time (“dissenting shares”) under the DGCL), $18.61 in cash, without interest and subject to any applicable withholding taxes. For example, if you own 100 shares of Cross Country common stock, you will receive $1,861.00 in cash in exchange for your shares of Cross Country common stock, without interest and subject to any applicable withholding taxes. You will not be entitled to receive shares of the surviving corporation or Aya.

Shares of Cross Country common stock subject to stock-based awards will be treated in the manner described under the heading “The Merger (Proposal 1)—Interests of Cross Country’s Directors and Executive Officers in the Merger.”
Q:	What will happen in the merger to Cross Country equity awards?
A:	Pursuant to the merger agreement, effective as of immediately prior to the effective time, the outstanding equity awards of Cross Country will be treated as follows:
Each Cross Country restricted stock award that is outstanding immediately prior to the effective time, other than certain Cross Country restricted stock awards granted after March 28, 2025 and prior to the effective time (which will be forfeited at the effective time), will be fully vested, canceled and converted into the right to receive an amount in cash (without interest) equal to (i) the number of shares of Cross Country common stock subject to such Cross Country restricted stock award immediately prior to the effective time multiplied by (ii) the merger consideration, less any applicable withholding taxes.
Each Cross Country performance stock award that is outstanding immediately prior to the effective time will be treated as follows: (i) each Cross Country performance stock award (x) granted in 2022 will be deemed vested with respect to seventy-five and one-half percent (75.5%) of the target number of shares of Cross Country common stock subject to such Cross Country performance stock award and (y) granted in 2023 and 2024 will be deemed vested with respect to fifty percent (50%) of the target number of shares of Cross Country common stock subject to such Cross Country performance stock award, and each such vested Cross Country performance stock award will be canceled and converted into the right to receive an amount in cash (without interest) equal to (A) the number of shares of Cross Country common stock subject to such vested Cross Country performance stock award immediately prior to the effective time multiplied by (B) the merger consideration, less any applicable withholding taxes and (ii) each Cross Country performance stock award or portion thereof that is not a vested Cross Country performance stock award will be cancelled and forfeited for no consideration. For additional information on the treatment of Cross Country equity awards in connection with the merger, see the section titled “The Merger Agreement—Treatment of Cross Country Equity Awards.”
Q:	Am I entitled to exercise appraisal rights instead of receiving the merger consideration for my shares of Cross Country common stock?
A:
Yes. Cross Country stockholders are entitled to appraisal rights under Section 262 of the DGCL in connection with the merger, provided they follow the procedures and satisfy the conditions set forth in Section 262 of the DGCL. For more information regarding appraisal rights, see the sections titled “The Merger (Proposal 1)—Appraisal Rights of Cross Country Stockholders” and “Appraisal Rights of Cross Country Stockholders.” In addition, a copy of Section 262 of the DGCL is attached as Annex C to this proxy statement. Failure to strictly comply with Section 262 of the DGCL may result in your waiver of, or inability to, exercise appraisal rights.

Q:	How many votes do I have?
A:
In connection with each matter to be voted upon at the special meeting, each share of Cross Country common stock owned as of the close of business on the record date is entitled to one vote (excluding any shares of Cross Country common stock held by Cross Country as treasury stock).

Q:	What vote is required to adopt the merger agreement?
A:	The votes required for each proposal are as follows:
1.
Proposal 1—The Merger Agreement Proposal: The affirmative vote of holders of at least a majority of the voting power of all outstanding shares of Cross Country common stock entitled to vote thereon is required to approve the merger agreement proposal.

2.
Proposal 2—The Merger-Related Compensation Proposal: The affirmative vote of holders of at least a majority of the voting power of the shares of Cross Country common stock present in person (virtually) or represented by proxy at the special meeting and entitled to vote thereon is required to approve, on an advisory (non-binding) basis, the merger-related compensation proposal. Approval of this proposal by Cross Country stockholders is not required to complete the merger.

3.
Proposal 3—The Adjournment Proposal: The affirmative vote of holders of at least a majority of the voting power of the shares of Cross Country common stock present in person (virtually) or represented by proxy at the special meeting and entitled to vote thereon is required to approve the adjournment proposal.

As of January 21, 2025, the record date, Cross Country directors and executive officers, as a group, owned and were entitled to vote 1,793,139 shares of Cross Country common stock or approximately 5.56% of the voting power of all outstanding shares of Cross Country common stock. Cross Country currently expects that these directors and executive officers will vote their shares in favor of the merger agreement proposal and each of the other proposals described in this proxy statement, although none of them are obligated to do so.
Q:	Do any of Cross Country’s directors or officers have interests in the merger that may differ from or be in addition to my interests as a stockholder?
A:
In considering the recommendation of the Cross Country board of directors with respect to the merger agreement proposal, you should be aware that Cross Country’s directors and executive officers have certain interests in the merger that may be different from, or in addition to, the interests of Cross Country stockholders generally. The Cross Country board of directors was aware of and considered these interests, among other matters, in evaluating and negotiating the merger agreement and the merger, and in recommending that the merger agreement be approved by the Cross Country stockholders. See the sections titled “The Merger (Proposal 1)—Interests of Cross Country’s Directors and Executive Officers in the Merger,” “Advisory Vote on Named Executive Officer Merger-Related Compensation Arrangements (Proposal 2)” and “The Merger Agreement—Interests of Cross Country’s Directors and Executive Officers in the Merger.”

Q:	When do you expect the merger to be completed?
A:
In order to complete the merger, Cross Country must obtain the stockholder approval of the merger agreement proposal described in this proxy statement and the other closing conditions under the merger agreement must be satisfied or waived (as permitted by applicable law). The parties to the merger agreement currently expect to complete the merger in the first half of 2025, although neither party can assure completion by any particular date, if at all. Because the merger is subject to a number of conditions, the exact timing of the merger cannot be determined at this time.

Q:	What conditions must be satisfied to complete the merger?
A:
Each party’s obligation to complete the merger is subject to the satisfaction or waiver (to the extent permitted under applicable law) of certain customary mutual conditions, including the following: (i) the adoption of the merger agreement by the holders of a majority of the voting power of the outstanding shares of Cross Country common stock in accordance with the DGCL (the “stockholder approval”), (ii) the absence of any order issued by any governmental authority prohibiting, rendering illegal or permanently enjoining the consummation of the merger, (iii) the expiration or termination of any waiting periods (and any extensions thereof) applicable to the consummation of the merger under the HSR Act and any commitment to, or agreement with, any governmental authority to delay or not consummate before a certain date the merger.

The obligation of each party to consummate the merger is also conditioned upon (i) performance and compliance by the other party in all material respects with its covenants, obligations and agreements required to be performed or complied with by it under the merger agreement prior to the closing of the merger; (ii) the accuracy of the representations and warranties of the other party as of the date of execution of the merger agreement and as of closing (subject to the materiality standards set forth in the merger agreement); and (iii) delivery of an officer certificate by the other party certifying satisfaction of certain of the conditions described above. The obligation of Parent to consummate the merger is also subject to there not having occurred since December 3, 2024, a Cross Country material adverse effect (as defined in the section titled “The Merger Agreement—Material Adverse Effect”) that is continuing or any effect that would reasonably be expected to have a material adverse effect. Consummation of the merger is not subject to any financing condition.
For additional details regarding conditions to the completion of the merger, see the section titled “The Merger Agreement—Conditions to the Merger.”
Q:
Why am I being asked to consider and act upon a proposal to approve, on a non-binding, advisory basis, certain compensation that will or may be paid by Cross Country to its named executive officers that is based on or otherwise relates to the merger?

A:
Section 14A of the Exchange Act requires Cross Country to seek a non-binding, advisory vote to approve any agreements or understandings and compensation that will or may be paid by Cross Country to its named executive officers that is based on or otherwise relates to the merger. Approval of this proposal by Cross Country stockholders is not required to complete the merger.

Q:	Do you expect the merger to be taxable to Cross Country stockholders?
A:
The receipt of cash in exchange for Cross Country common stock pursuant to the merger generally will be a taxable transaction for U.S. federal income tax purposes. U.S. Holders (as defined below under “Material U.S. Federal Income Tax Consequences of the Merger—U.S. Holders”) generally will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between (a) the amount of cash received and (b) the U.S. Holder’s adjusted tax basis in the Cross Country common stock surrendered in exchange. Except in certain specific circumstances described below and under “Material U.S. Federal Income Tax Consequences of the Merger—Non-U.S. Holders,” Non-U.S. Holders generally will not be subject to U.S. federal income tax unless certain conditions are met.

The U.S. federal income tax consequences described above may not apply to all holders of Cross Country common stock. You should read the section titled “Material U.S. Federal Income Tax Consequences of the Merger” for a more complete discussion of the U.S. federal income tax consequences of the merger. The tax consequences of the merger to you will depend on your particular tax situation. You should consult your tax advisor to determine the applicable U.S. federal, state, local and non-U.S. tax consequences of the merger to you.
Q:	Who is entitled to vote at the special meeting?
A:
Only Cross Country stockholders who held shares of record as of the close of business on January 21, 2025, the record date for the special meeting, are entitled to receive notice of and to vote at the special meeting. Cross Country’s official stock ownership records will conclusively determine whether a stockholder is a “holder of record” as of the record date. Participating stockholders who log-on to the special meeting using their unique 16-digit control number will also be able to examine the stockholder list during the special meeting by following the instructions provided on the meeting website at www.virtualshareholdermeeting.com/CCRN2025SM.

Each share of Cross Country common stock is entitled to one vote on each proposal.
As of the close of business on the record date, there were 32,815,984 shares of Cross Country common stock outstanding.
Q:	Who may attend the special meeting?
A:
Only Cross Country stockholders as of the close of business on January 21, 2025, or their duly appointed proxies, and invited guests of Cross Country may attend the meeting. “Street name” holders (those whose shares are held through a broker, bank or other nominee) who wish to vote at the special meeting must obtain a proxy, executed in their favor, from their broker, bank or other nominee giving them the right to vote their shares at the special meeting. Cross Country has retained Broadridge Financial Solutions to host our virtual annual meeting and to distribute, receive, count and tabulate proxies.

Q:	Who is soliciting my vote?
A:
The Cross Country board of directors is soliciting your proxy, and Cross Country will bear the cost of soliciting proxies. Cross Country has retained Sodali & Co (“Sodali”), a professional proxy solicitation firm, to assist in the solicitation of proxies and provide related advice and informational support during the solicitation process for a flat fee of $20,000. Some of our officers also may, but without compensation other than their regular compensation, solicit proxies by mail or personal conversations, or by telephone, facsimile or other electronic means. Cross Country will also, upon request, reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their reasonable out-of-pocket expenses related to forwarding proxy materials to the beneficial owners of Cross Country common stock and obtaining proxies.

Q:	What do I need to do now?
A:
After carefully reading and considering the information contained in this proxy statement, please submit your proxy as soon as possible so that your shares of Cross Country common stock will be represented and voted at the special meeting. Please follow the instructions set forth on the proxy card or on the voting instruction card provided by the record holder if your shares are held in “street name” by your bank, brokerage firm or other nominee.

Q:	How do I vote if my shares are registered directly in my name?
A:
If you are a stockholder of record, you may vote virtually at the special meeting or vote by proxy using one of the methods described below. Whether or not you plan to participate in the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still participate in the special meeting and vote virtually even if you have already voted by proxy.

•
To vote via the internet, submit your proxy by using the internet at www.proxyvote.com. Internet voting is available 24 hours a day and will be accessible until 11:59 p.m., Eastern Time, on February 27, 2025, the day before the special meeting.

•
To vote by telephone, submit your proxy by using a touch-tone telephone at 1-800-690-6903. Telephone voting is available 24 hours a day and will be accessible until 11:59 p.m., Eastern Time, on February 27, 2025, the day before the special meeting.

•
To vote using the proxy card, simply complete, sign and return the enclosed proxy card in the postage-paid envelope (if mailed in the United States) included with this proxy statement. Cross Country stockholders who vote this way should mail the proxy card early enough so that it is received before the date of the special meeting. If you return your signed proxy card to us before the special meeting, we will vote your shares as you direct.

•
To vote virtually at the special meeting, visit www.virtualshareholdermeeting.com/CCRN2025SM and enter the 16-digit control number included on your proxy card or voting instruction card that accompanied your proxy materials.

Whether or not you plan to attend the meeting, we urge you to vote by proxy, whether by internet, by telephone or by mail, to ensure your vote is counted. You may still attend the meeting virtually and vote your shares, even if you have already voted by proxy. If you later decide to vote at the special meeting, your proxy submitted prior to the special meeting will be revoked; however, attending the special meeting will not revoke your written, internet or telephone proxy, as the case may be, unless you specifically request revocation or cast a ballot at the special meeting. Please choose only one method to cast your vote by proxy. We encourage you to vote over the internet, which is a convenient, cost-effective and reliable alternative compared to returning a proxy card by mail.
Q:	How do I vote if my shares are held in the name of my broker (street name)?
A:
If your shares are held in “street name” by your bank, brokerage firm or other nominee, you must direct your bank, brokerage firm or other nominee on how to vote and you will receive instructions from your bank, brokerage firm or other nominee describing how to vote your shares of Cross Country common stock. The availability of internet or telephonic voting will depend on the nominee’s voting process. Please check with your bank, brokerage firm or other nominee and follow the voting procedures your bank, brokerage firm or other nominee provides.

In accordance with the rules of the New York Stock Exchange, as followed by Nasdaq, your bank, brokerage firm or other nominee can vote your shares of Cross Country common stock on “routine” matters when they have not received voting instructions from you. However, such banks, brokerage firms and other nominees are precluded from exercising their voting discretion with respect to “non-routine” matters. If you are a beneficial owner and you do not provide these instructions, a “non-vote” occurs with respect to those matters. All proposals described in this proxy to be voted on at the special meeting are considered “non-routine” matters. Accordingly, if you are a beneficial holder and you do not provide your bank, brokerage firm or other nominee instructions on how to vote your shares of Cross Country common stock at the special meeting, your bank, brokerage firm or other nominee generally will not be permitted to vote your shares on any of the proposals at the special meeting. Such non-votes, if any, will not be counted as present and entitled to vote for purposes of determining a quorum at the special meeting and will be the same as a vote “AGAINST” the merger agreement proposal, but will not have an effect on the adjournment proposal or the merger-related compensation proposal (assuming, in the case of the merger-related compensation proposal, a quorum is present). If you are a beneficial holder, Cross Country strongly encourages you to provide voting instructions to your bank, brokerage firm or other nominee so that your vote will be counted on all matters.
Q:	Can I change my vote after I submit my proxy?
A:
Yes. You can change or revoke your proxy at any time before the final vote at the special meeting or any adjournment or postponement thereof. If you are the record holder of your shares, you may change or revoke your proxy in any one of three ways:

•	You may submit another properly completed proxy bearing a later date, whether over the internet, by telephone or by mail;
•
You may deliver a written notice prior to the special meeting (or any adjournment or postponement thereof) that you are revoking your proxy to Cross Country Healthcare, Inc., Attention: General Counsel, 6551 Park of Commerce Blvd., Boca Raton, FL 33487; or

•	You may attend and vote at the virtual special meeting (or any adjournment or postponement thereof).
If your shares are held by your broker, bank or other nominee, you will have to follow the instructions provided by your broker, bank or other nominee to change or revoke your proxy.
Q:	What is a proxy?
A:
A proxy is your legal designation of another person to vote your shares of Cross Country common stock. The written document describing the matters to be considered and voted on at the special meeting is called a “proxy statement.” The document used to designate a proxy to vote your shares of Cross Country common stock is called a “proxy card.” The Cross Country board of directors has designated Kevin Clark as proxy for the special meeting.

Q:	What happens if I sell my shares of Cross Country common stock before the special meeting?
A:
If you transfer your shares after the record date but before the special meeting, you will retain the right to vote such shares at the special meeting, but you will have transferred the right to receive the merger consideration to the person to whom you transfer your shares. In order to receive the merger consideration, you must hold your shares of common stock through completion of the merger.

Q:	What happens if I sell my shares of Cross Country common stock after the special meeting but before the effective time?
A:
If you transfer your shares before the record date, you will not have the right to vote such shares at the special meeting and will have transferred the right to receive the merger consideration to the person to whom you transferred your shares. If you transfer your shares after the special meeting but before the effective time, you will have transferred the right to receive the merger consideration to the person to whom you transfer your shares. In order to receive the merger consideration, you must hold your shares of Cross Country common stock through completion of the merger.

Q:	How many shares must be present to constitute a quorum for the meeting?
A:
Holders of a majority of the voting power of all issued and outstanding shares of Cross Country common stock as of the close of business on the record date and entitled to vote at the special meeting must be present or represented by proxy at the special meeting to constitute a quorum for the transaction of business at the special meeting. If you fail to submit a proxy or to vote at the special meeting, or fail to instruct your bank, brokerage firm or other nominee how to vote, your shares of Cross Country common stock will not be counted towards a quorum. “Broker non-votes” (as described in further detail below), if any, will not be treated as present for purposes of determining whether a quorum is present. Marks to “ABSTAIN” on any proposal are considered present for purposes of establishing a quorum.
Q:	What if I abstain from voting?
A:
If you attend the special meeting or send in your signed proxy card, but abstain from voting on any proposal, your shares will still be counted for purposes of determining whether a quorum exists, but it will have the same effect as a vote “AGAINST” such proposal.

Q:	Will my shares be voted if I do not sign and return my proxy card or vote over the internet, by mail, by telephone or by attendance in person (virtually) at the special meeting?
A:
If you are a registered stockholder and you do not sign and return your proxy card by mail or vote over the internet, by telephone or by attendance in person (virtually) at the special meeting, your shares will not be voted at the special meeting and will not be counted for purposes of determining whether a quorum exists. If you are a beneficial owner of shares held in “street name” by your bank, brokerage firm or other nominee, you should have received a voting instruction card with these proxy materials from that organization rather than from Sodali or Cross Country. Follow the instructions from your bank, brokerage firm or other nominee to see which of the above choices are available to you to ensure that your vote is counted. To vote virtually at the special meeting, you must obtain a “legal proxy” from your bank, brokerage firm or other nominee.

If you fail to submit a proxy or to vote at the special meeting or fail to instruct your bank, brokerage firm or other nominee how to vote with respect to the merger agreement proposal, it will have the same effect as a vote “AGAINST” such proposal. If you fail to submit a proxy or to vote at the special meeting or fail to instruct your bank, brokerage firm or other nominee how to vote with respect to merger-related compensation proposal or the adjournment proposal, it will have no effect on the outcome of such proposal (assuming, in the case of the merger-related compensation proposal, a quorum is present).
Q:	What is a broker non-vote?
A:
A so-called “broker non-vote” results when banks, brokerage firms and other nominees return a valid proxy but do not vote on a particular proposal because they do not have discretionary authority to vote on the matter and have not received specific voting instructions from the beneficial owner of those shares. Broker non-votes count toward a quorum only if at least one proposal is presented with respect to “routine” matters to which the bank, brokerage firm or other nominee has discretionary authority. All proposals described in this proxy statement to be voted on at the special meeting are considered “non-routine” matters, and, therefore, broker non-votes, if any, will not be counted as present and entitled to vote for purposes of determining a quorum at the special meeting. The effect of not instructing your broker how you wish your shares to be voted will be the same as a vote “AGAINST” the merger agreement proposal, but will not have an effect on the adjournment proposal or the merger-related compensation proposal (assuming, in the case of the merger-related compensation proposal, a quorum is present).

Q:	Will my shares held in “street name” or another form of record ownership be combined for voting purposes with shares I hold of record?
A:
No. Because any shares you may hold in “street name” will be deemed to be held by a different stockholder than any shares you hold of record, any shares so held will not be combined for voting purposes with shares you hold of record. Similarly, if you own shares in various registered forms, such as jointly with your spouse, as trustee of a trust or as custodian for a minor, you will receive, and will need to sign and return, a separate proxy card for those shares because they are held in a different form of record ownership. Shares held by a corporation or business entity must be voted by an authorized officer of the entity. Shares held in an individual retirement account must be voted under the rules governing the account.

Q:	What does it mean if I receive more than one set of proxy materials?
A:
You may receive more than one set of voting materials for the special meeting, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares of

Cross Country common stock in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please submit each separate proxy card or voting instruction card that you receive by following the instructions set forth in each separate proxy card or voting instruction card.
Q:	Who will count the votes?
A:	A representative from Broadridge Financial Solutions will serve as the inspector of election.
Q:	Can I participate if I am unable to attend the special meeting?
A:	If you are unable to attend the virtual special meeting, you may participate by completing, signing, dating and returning your proxy card or by voting over the internet, by telephone or by mail.
Q:	Where can I find the voting results of the special meeting?
A:
Cross Country intends to announce preliminary voting results at the special meeting and publish final results in a Current Report on Form 8-K that will be filed with the SEC following the special meeting. All reports that Cross Country files with the SEC are publicly available when filed. For more information, see the section titled “Where You Can Find More Information.”

Q:	What happens if the merger is not completed?
A:
If the merger agreement is not adopted by Cross Country stockholders or if the merger is not completed for any other reason, Cross Country stockholders will not receive any consideration for their shares of Cross Country common stock in connection with the merger. Instead, Cross Country will remain an independent public company, Cross Country common stock will continue to be listed and traded on Nasdaq and registered under the Exchange Act and Cross Country will continue to file periodic reports with the SEC. Under certain specific circumstances, Cross Country is required to pay Parent a termination fee of $20 million and, under certain other specific circumstances, Parent is required to pay Cross Country a termination fee of $20 million. See section titled “The Merger Agreement—Termination Fees and Expenses.”

For additional information on what happens if the merger is not consummated, see the section titled “The Merger (Proposal 1)—Effect on Cross Country if the Merger is Not Completed.”
Q:	How can I obtain additional information about Cross Country?
A:
Cross Country will provide copies of this proxy statement and its most recent Annual Report to Stockholders, including its Annual Report on Form 10-K, without charge to any stockholder who makes a written request to our General Counsel at Cross Country Healthcare, Inc., 6551 Park of Commerce Blvd., Boca Raton, FL 33487. Cross Country’s Annual Report on Form 10-K and other SEC filings may also be accessed at www.sec.gov or on the Financials & Filings subsection of Cross Country’s Investor Relations page at ir.crosscountry.com. Cross Country’s website address is provided as an inactive textual reference only. The information provided on or accessible through our website is not part of this proxy statement and is not incorporated by reference in this proxy statement by this or any other reference to our website provided in this proxy statement.

Q:	How many copies of this proxy statement and related voting materials should I receive if I share an address with another stockholder?
A:
The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single annual report or proxy statement, as applicable, addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies.

Cross Country and some brokers may be householding our proxy materials by delivering proxy materials to multiple stockholders who request a copy and share an address, unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If at any time you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify your broker if your shares are held in a brokerage account or Cross Country if you are a stockholder of record. You can notify us by sending a written request to Cross Country Healthcare, Inc., 6551 Park of Commerce Blvd., Boca Raton, FL 33487, Attention: General Counsel, or calling (561) 998-2232, or to Cross Country’s proxy solicitor, Sodali, by calling toll-free at 1-800-662-5200 or by email at CCRN@investor.sodali.com. Stockholders who share a single address, but receive multiple copies of this proxy statement, may request that in the future they receive a single copy by notifying Cross Country at the telephone number or address set forth in the prior sentence. In addition, Cross Country will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of this proxy statement to a stockholder at a shared address to which a single copy of the documents was delivered pursuant to a prior request.
Q:	Who should I contact if I have any questions?
A:
If you have any questions about the special meeting, the merger, the proposals or this proxy statement, would like additional copies of this proxy statement, need to obtain proxy cards or other information related to this proxy solicitation or need help submitting a proxy or voting your shares of Cross Country common stock, you should contact:

Cross Country Healthcare, Inc.
Attention: General Counsel
6551 Park of Commerce Blvd.,
Boca Raton, FL 33487
(561) 998-2232

or

Sodali & Co
430 Park Avenue, 14th Floor
New York, NY 10022
CCRN@investor.sodali.com
Call Toll Free: 1-800-662-5200

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This proxy statement and the documents incorporated by reference into this proxy statement contain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Any statements contained in this proxy statement that are not statements of historical fact, including statements regarding the merger, including the expected timing and closing of the merger; Cross Country’s ability to consummate the merger; the expected benefits of the merger and other considerations taken into account by the board of directors of Cross Country in approving the merger; and the amounts to be received by stockholders and expectations for Cross Country prior to and following the closing of the merger, may be deemed to be forward-looking statements. All such forward-looking statements are intended to provide management’s current expectations for the future of Cross Country based on current expectations and assumptions relating to Cross Country’s business, the economy and other future conditions. Forward-looking statements generally can be identified through the use of words such as “believes,” “anticipates,” “may,” “should,” “will,” “plans,” “projects,” “expects,” “expectations,” “estimates,” “forecasts,” “predicts,” “targets,” “prospects,” “strategy,” “signs,” and other words of similar meaning in connection with the discussion of future performance, plans, actions or events.
Because forward-looking statements relate to the future, they are subject to inherent risks, uncertainties and changes in circumstances that are difficult to predict. Such risks and uncertainties include, among others:
•	the timing to consummate the proposed merger,
•	the risk that a condition of closing of the proposed merger may not be satisfied or that the closing of the proposed merger might otherwise not occur,
•	the risk that a regulatory approval that may be required for the proposed merger is not obtained or is obtained subject to conditions that are not anticipated,
•	the diversion of management time on transaction-related issues,
•	risks related to disruption of management time from ongoing business operations due to the proposed merger,
•	the risk that any announcements relating to the proposed merger could have adverse effects on the market price of the common stock of Cross Country,
•
the risk that the proposed merger and its announcement could have an adverse effect on the ability of Cross Country to retain customers and retain and hire key personnel and maintain relationships with its suppliers and customers,

•
the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the merger agreement, including in circumstances requiring Cross Country to pay a termination fee,

•	the risk that competing offers will be made,
•	unexpected costs, charges or expenses resulting from the merger,
•
potential litigation relating to the merger that could be instituted against the parties to the merger agreement or their respective directors, managers or officers, including the effects of any outcomes related thereto,

•
worldwide economic or political changes that affect the markets that Cross Country’s businesses serve which could have an effect on demand for Cross Country’s services and impact Cross Country’s profitability,

•	effects from global pandemics, epidemics or other public health crises,
•	changes in marketplace conditions, such as alternative modes of healthcare delivery, reimbursement and customer needs, and
•
disruptions in the global credit and financial markets, including diminished liquidity and credit availability, changes in international trade agreements, including tariffs and trade restrictions, cyber-security vulnerabilities, foreign currency volatility, swings in consumer confidence and spending, costs of providing services, retention of key employees, and outcomes of legal proceedings, claims and investigations.

Cross Country cautions that the foregoing list of factors is not exhaustive.

Additional information concerning these and other risk factors is contained in Cross Country’s most recently filed Annual Report on Form 10-K for the year ended December 31, 2023 and subsequently filed Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other SEC filings, as such filings may be amended from time to time. All of the forward-looking statements made by Cross Country contained or incorporated by reference in this proxy statement and all subsequent written and oral forward-looking statements concerning Cross Country, the merger or other matters attributable to Cross Country or any person acting on its behalf are expressly qualified in their entirety by the cautionary statement above.
If any of these risks materialize or any of Cross Country’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that Cross Country presently does not know of or that Cross Country currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect Cross Country’s expectations, plans or forecasts of future events and views as of the date of this proxy statement. Cross Country anticipates that subsequent events and developments will cause Cross Country’s assessments to change. However, while Cross Country may elect to update these forward-looking statements at some point in the future, Cross Country specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Cross Country’s assessments as of any date subsequent to the date of this proxy statement. Accordingly, reliance should not be placed upon the forward-looking statements.

THE COMPANIES
Cross Country Healthcare, Inc.
Cross Country Healthcare, Inc. is a market-leading, tech-enabled workforce solutions and advisory firm with 38 years of industry experience and insight. Cross Country helps clients tackle complex labor-related challenges and achieve high-quality outcomes, while reducing complexity and improving visibility through data-driven insights. Diversity, equality, and inclusion is at the heart of the organization’s overall corporate social responsibility program, and closely aligned with Cross Country’s core values to create a better future for our people, communities, and our stockholders. Additional information about Cross Country, can be accessed online at ir.crosscountry.com.
Aya Healthcare, Inc.
Aya Healthcare, Inc., a Delaware corporation, is the largest healthcare talent software and staffing company in the United States. Aya operates the world’s largest digital staffing platform delivering every component of healthcare-focused labor services, including travel nursing and allied health, per diem, permanent staff hiring, interim leadership, locum tenens and non-clinical professionals. Aya’s AI-enabled software solutions, which include vendor management, float pool technology, provider solutions and predictive analytics, combined with its digital talent marketplaces, provide hospital systems greater efficiencies, superior operating results and reduced labor costs. While technology drives efficiency and scale, Aya’s 4,500+ global employees power the company to deliver unparalleled accountability and exceptional experiences for clients and clinicians. Aya’s company culture is rooted in giving back and supports organizations around food security, education, healthcare, safe shelter and equity. Additional information about Aya Healthcare can be accessed online at www.ayahealthcare.com.
Aya Holdings II Inc.
Aya Holdings II Inc., a Delaware corporation, is a wholly-owned subsidiary of Aya. Parent was incorporated by Aya solely in contemplation of the transactions contemplated by the merger agreement, has not conducted any business and has no assets, liabilities or obligations of any nature other than as set forth in the merger agreement. The principal executive offices of Parent are located at c/o Aya Healthcare, Inc., 5930 Cornerstone Court West, Suite 300, San Diego, and Parent’s telephone number is 1-866-687-7390.
Spark Merger Sub One Inc.
Spark Merger Sub One Inc., a Delaware corporation, is a wholly-owned direct subsidiary of Parent and a wholly-owned indirect subsidiary of Aya. Merger Sub was incorporated by Parent solely in contemplation of the transactions contemplated by the merger agreement, has not conducted any business and has no assets, liabilities or obligations of any nature other than as set forth in the merger agreement. The principal executive offices of Merger Sub are located at c/o Aya Healthcare, Inc., 5930 Cornerstone Court West, Suite 300, San Diego, and Merger Sub’s telephone number is 1-866-687-7390.

THE SPECIAL MEETING
General
This proxy statement is first being mailed on or about January 22, 2025, and constitutes notice of the special meeting in conformity with the requirements of the DGCL and Cross Country’s bylaws.
This proxy statement is being provided to Cross Country stockholders as part of a solicitation of proxies by the Cross Country board of directors for use at the special meeting of Cross Country stockholders and at any adjournments or postponements of such special meeting. This proxy statement provides Cross Country stockholders with information about the special meeting and should be read carefully in its entirety.
Date, Time and Place of the Special Meeting
The special meeting will be held on February 28, 2025, beginning at 12:00 p.m., Eastern Time, unless postponed to a later date, via live audio webcast at www.virtualshareholdermeeting.com/CCRN2025SM. To virtually participate in the special meeting, visit such website and enter the 16-digit control number provided on your proxy card or voting instruction card in order to participate in the special meeting.
Purposes of the Special Meeting
At the special meeting, Cross Country stockholders will be asked to vote upon the following proposals:
•
Proposal 1—The Merger Agreement Proposal: the proposal to adopt the merger agreement, which is further described in the sections titled “The Merger (Proposal 1)” and “The Merger Agreement” of this proxy statement and a copy of which is attached to this proxy statement as Annex A;

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Proposal 2—The Merger-Related Compensation Proposal: the proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable by Cross Country to its named executive officers that is based on or otherwise relates to the merger, which is further described in the sections titled “Advisory Vote on Named Executive Officer Merger-Related Compensation Arrangements (Proposal 2)” and “The Merger (Proposal 1)—Interests of Cross Country’s Directors and Executive Officers in the Merger”; and

•	Proposal 3—The Adjournment Proposal: the proposal to approve the adjournment of the special meeting, which is further described in the section titled “Vote on Adjournment (Proposal 3).”
Only the approval of the merger agreement proposal is required for completion of the merger. Cross Country will transact no other business at the special meeting except such business as may properly be brought before the special meeting or any adjournment or postponement thereof.
Recommendation of the Cross Country Board of Directors
At a special meeting of the Cross Country board of directors held on December 3, 2024, the Cross Country board of directors unanimously determined that the merger agreement and the transactions contemplated thereby are advisable, fair to and in the best interests of Cross Country and Cross Country stockholders, approved the execution of the merger agreement and the consummation of the transactions contemplated thereby, and directed that the adoption of the merger agreement be submitted to a vote at a meeting of the Cross Country stockholders.
Accordingly, the Cross Country board of directors unanimously recommends that Cross Country stockholders vote (1) “FOR” the merger agreement proposal, (2) “FOR” the merger-related compensation proposal and (3) “FOR” the adjournment proposal.
Cross Country stockholders should carefully read this proxy statement, including any documents incorporated by reference, and the annexes in their entirety for more detailed information concerning the merger and the transactions contemplated by the merger agreement.
Virtual Participation at Special Meeting
The special meeting will be a completely virtual meeting of stockholders conducted via live audio webcast through the website described above under the heading “Date, Time and Place of the Special Meeting.”

Broadridge Financial Solutions will have technicians ready to assist Cross Country stockholders with any technical difficulties they may have accessing the virtual meeting. If Cross Country stockholders encounter any difficulties accessing the virtual meeting or during the meeting time, Cross Country stockholders should navigate to www.virtualshareholdermeeting.com/CCRN2025SM, where a phone number for IT support will be posted.
Outstanding Shares as of the Record Date
As of the close of business on the record date, there were 32,815,984 shares of Cross Country common stock outstanding owned by Cross Country stockholders (i.e., excluding shares of Cross Country common stock held in treasury by Cross Country). Each share of Cross Country common stock is entitled to one vote on each matter considered at the special meeting.
Stockholders may request an appointment to inspect a complete list of stockholders entitled to vote at the special meeting for any purpose germane to the special meeting at Cross Country’s principal executive offices located at 6551 Park of Commerce Blvd., Boca Raton, FL 33487, Attention: General Counsel, during ordinary business hours within ten days prior to the special meeting. This list will also be made available at the special meeting for examination by any stockholder virtually present at the special meeting.
Record Date; Stockholders Entitled to Vote
Only holders of record of Cross Country common stock at the close of business on the record date, January 21, 2025, are entitled to receive notice of the special meeting and to vote either class of Cross Country common stock that they held on the record date at the meeting, or any postponement or adjournment of the meeting. Each share of Cross Country common stock is entitled to one vote on each proposal. Cross Country’s official stock ownership records will conclusively determine whether a stockholder is a “holder of record” as of the close of business on the record date.
Quorum and Broker Non-Votes
Holders of a majority of the voting power of all issued and outstanding shares of Cross Country common stock as of the close of business on the record date and entitled to vote at the special meeting must be present or represented by proxy at the special meeting to constitute a quorum for the transaction of business at the special meeting. If you fail to submit a proxy or to vote at the special meeting, or fail to instruct your bank, brokerage firm or other nominee how to vote, your shares of Cross Country common stock will not be counted towards a quorum. Marks to “ABSTAIN” on any proposal are considered present for purposes of establishing a quorum. In the event that a quorum is not present at the special meeting, it is expected that the special meeting will be adjourned or postponed. If the special meeting is postponed or adjourned, it will not affect the ability of holders of record of Cross Country common stock as of the close of business on the record date to exercise their voting rights or to revoke any previously granted proxy using the methods described below; however, if a new record date is set for an adjourned meeting, a new quorum will be required to be established.
Banks, brokerage firms and other nominees who hold shares in “street name” for the accounts of their clients may vote such shares either as directed by their clients or in their own discretion on “routine” matters. When a broker does not receive instructions from a beneficial owner on how to vote shares with respect to a “non-routine” matter, a “broker non-vote” occurs. “Broker non-votes,” if any, will not be treated as present for purposes of determining whether a quorum is present. All proposals described in this proxy statement to be voted on at the special meeting are considered “non-routine” matters. The effect of not instructing your broker how you wish your shares to be voted (i.e., a broker non-vote) will be the same as a vote “AGAINST” the merger agreement proposal, but will not have an effect on the adjournment proposal or the merger-related compensation proposal (assuming, in the case of the merger-related compensation proposal, a quorum is present).
Your shares will be counted for purposes of determining if there is a quorum, whether representing votes for, against or abstained, if you (1) participate in the special meeting or (2) have voted via the internet, by telephone or by properly submitting a proxy card or voting instruction card by mail.

Required Vote; Treatment of Abstentions and Failure to Vote
The votes required for each proposal are as follows:
Proposal 1—The Merger Agreement Proposal: The affirmative vote of holders of at least a majority of the voting power of all outstanding shares of Cross Country common stock entitled to vote thereon is required to approve the merger agreement proposal. If you mark “ABSTAIN” on your proxy, fail to submit a proxy or to vote at the special meeting or fail to instruct your bank, brokerage firm or other nominee to vote with respect to the merger agreement proposal, it will have the same effect as a vote “AGAINST” the merger agreement proposal.
Proposal 2—The Merger-Related Compensation Proposal: The affirmative vote of holders of at least a majority of the voting power of the shares of Cross Country common stock present in person (virtually) or represented by proxy at the special meeting and entitled to vote thereon is required to approve, on an advisory (non-binding) basis, the merger-related compensation proposal. If you mark “ABSTAIN” on your proxy, it will have the same effect as a vote “AGAINST” the merger-related compensation proposal. If you fail to submit a proxy or to vote at the special meeting or fail to instruct your bank, brokerage firm or other nominee how to with respect to the merger-related compensation proposal, it will have no effect on the merger-related compensation proposal (assuming a quorum is present). Approval of this proposal by Cross Country stockholders is not required to complete the merger.
Proposal 3—The Adjournment Proposal: The affirmative vote of holders of at least a majority of the voting power of the shares of Cross Country common stock present in person (virtually) or represented by proxy at the special meeting and entitled to vote thereon is required to approve the adjournment proposal. If you mark “ABSTAIN” on your proxy, it will have the same effect as a vote “AGAINST” the adjournment proposal. If you fail to submit a proxy or to vote at the special meeting or fail to instruct your bank, brokerage firm or other nominee how to vote with respect to the adjournment proposal, it will have no effect on the adjournment proposal.
An abstention occurs when a stockholder attends a meeting, either by attendance in person (virtually) or by proxy, but abstains from voting. At the special meeting, abstentions will be counted in determining whether a quorum is present and will have the effect of a vote “AGAINST” the merger agreement proposal, the merger-related compensation proposal and the adjournment proposal.
If you are a registered stockholder and you do not sign and return your proxy card by mail or vote over the internet, by telephone or by attendance in person (virtually) at the special meeting, your shares will not be voted at the special meeting and will not be counted for purposes of determining whether a quorum exists. If you are the record owner of your shares and you fail to vote, it will have the same effect as a vote “AGAINST” the merger agreement proposal, but will have no effect on the outcome of the merger-related compensation proposal or the adjournment proposal.
Shares and Voting of Cross Country Directors and Executive Officers
As of the close of business on January 21, 2025, the record date, Cross Country directors and executive officers, as a group, owned and were entitled to vote 1,793,139 shares of Cross Country common stock or approximately 5.56% of the voting power of all outstanding shares of Cross Country common stock. Cross Country currently expects that these directors and executive officers will vote their shares in favor of the merger agreement proposal and each of the other proposals described in this proxy statement, although none of them are obligated to do so.
How to Vote or Have Your Shares Voted
Cross Country stockholders of record may vote their shares of Cross Country common stock or submit a proxy to have their shares of Cross Country common stock voted at the special meeting in one of the following ways:
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Internet: Cross Country stockholders may submit their proxy by using the internet at www.proxyvote.com. Internet voting is available 24 hours a day and will be accessible until 11:59 p.m., Eastern Time, on February 27, 2025 the day before the special meeting.

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Telephone: Cross Country stockholders may submit their proxy by using a touch-tone telephone at 1-800-690-6903. Telephone voting is available 24 hours a day and will be accessible until 11:59 p.m., Eastern Time, on February 27, 2025, the day before the special meeting.

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Mail: Cross Country stockholders may submit their proxy by properly completing, signing, dating and mailing their proxy card in the postage-paid envelope (if mailed in the United States) included with this proxy statement. Cross Country stockholders who vote this way should mail the proxy card early enough so that it is received before the date of the special meeting.

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To Vote Virtually at the Special Meeting: To vote virtually at the special meeting, visit www.virtualshareholdermeeting.com/CCRN2025SM and enter the 16-digit control number included on your proxy card or voting instruction card that accompanied your proxy materials.

Whether or not you plan to participate in the special meeting, Cross Country urges you to submit your proxy by completing and returning the proxy card as promptly as possible, or by submitting your proxy by telephone or via the internet, prior to the special meeting to ensure that your shares of Cross Country common stock will be represented and voted at the special meeting if you are unable to participate.
The Cross Country board of directors has appointed certain persons as proxy holders to vote proxies in accordance with the instructions of Cross Country stockholders. If you are a stockholder of record and you authorize these proxy holders to vote your shares of Cross Country common stock with respect to any matter to be acted upon, your shares will be voted in accordance with your instructions in your proxy. If you are a stockholder of record and you authorize these proxy holders to vote your shares but do not specify how your shares should be voted on a proposal, these proxy holders will vote your shares on such proposals as the Cross Country board of directors recommends. If any other matter properly comes before the special meeting, these proxy holders will vote on that matter in their discretion.
If, as of the close of business on the record date, your shares of Cross Country common stock are registered directly in your name with the transfer agent of Cross Country, Computershare, you are considered the stockholder of record with respect to those shares. As the stockholder of record, you have the right to vote or to grant a proxy for your vote directly to Cross Country or to a third party to vote at the special meeting.
If, as of the close of business on the record date, your shares are held in an account at a bank, brokerage firm or other nominee, you are the beneficial owner of shares held in “street name,” and, for the purposes of this proxy statement, a beneficial owner, and your bank, brokerage firm or other nominee is considered the stockholder of record with respect to those shares. If you are a beneficial owner, you have a right to direct your bank, brokerage firm or other nominee on how to vote the shares held in your account. The availability of internet or telephonic voting will depend on the nominee’s voting process. Please check with your bank, brokerage firm or other nominee and follow the voting procedures your bank, brokerage firm or other nominee provides.
In accordance with the rules of the New York Stock Exchange, as followed by Nasdaq, your bank, brokerage firm or other nominee may generally vote on “routine” matters when they have not received voting instructions from you. However, such banks, brokerage firms and other nominees are precluded from exercising their voting discretion with respect to “non-routine” matters. If you are a beneficial owner and do not provide these instructions, a “non-vote” occurs with respect to those matters. All proposals described in this proxy statement to be voted on at the special meeting are considered “non-routine” matters. Accordingly, if you are a beneficial owner and do not provide your bank, brokerage firm or other nominee instructions on how to vote your shares of Cross Country common stock, your bank, brokerage firm or other nominee generally will not be permitted to vote your shares on any of the proposals. The effect of not instructing your broker how you wish your shares to be voted will be the same as a vote “AGAINST” the merger agreement proposal but will not have an effect on the adjournment proposal or the merger-related compensation proposal (assuming, in the case of the merger-related compensation proposal, that a quorum is present). If you are a beneficial holder, Cross Country strongly encourages you to provide voting instructions to your bank, brokerage firm or other nominee so that your vote will be counted on all matters.
If you are a beneficial owner, you are invited to participate in the special meeting; however, you may not vote your shares at the special meeting unless you obtain a “legal proxy” from your bank, brokerage firm or other nominee that holds your shares, giving you the right to vote the shares at the special meeting.
Revocation of Proxies
Cross Country stockholders of record may revoke their proxies at any time prior to the voting at the special meeting in any of the following ways:
•	signing and delivering a new proxy relating to the same shares and bearing a later date than the original proxy;

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delivering a signed, written notice of revocation that is received prior to the polls closing at the special meeting (or any adjournment or postponement thereof), which is dated later than the date of the proxy and states that the proxy is revoked, to Cross Country Healthcare, Inc., Attention: General Counsel, 6551 Park of Commerce Blvd., Boca Raton, FL 33487; or

•	participating in and voting during the virtual special meeting. Participation in the virtual special meeting will not, however, in and of itself, constitute a vote or revocation of a prior proxy.
Cross Country beneficial owners may change their voting instruction only by following the directions received from their bank, brokerage firm or other nominee for changing their voting instructions.
Delivery of Proxy Materials
As permitted by applicable law, only one copy of this proxy statement is being delivered to holders of Cross Country common stock residing at the same address, unless such holders of Cross Country common stock have notified Cross Country of their desire to receive multiple copies of this proxy statement.
Cross Country will promptly deliver, upon oral or written request, a separate copy of this proxy statement to any holder of Cross Country common stock residing at an address to which only one copy of this proxy statement was mailed. Requests for additional copies should be directed to Cross Country by mail at Cross Country Healthcare, Inc., Attention: General Counsel, 6551 Park of Commerce Blvd., Boca Raton, FL 33487 or by calling (561) 998-2232, or to Cross Country’s proxy solicitor, Sodali, by calling toll-free at 1-800-662-5200 or by email at CCRN@investor.sodali.com.
Shares Held in Name of Broker
If your shares are held by your broker, bank or other nominee, often referred to as held in “street name,” you will receive a form from your broker, bank or other nominee seeking instruction as to how your shares should be voted. You should contact your broker, bank or other nominee with questions about how to provide or revoke your instructions.
Tabulation of Votes
A representative from Broadridge Financial Solutions will serve as the inspector of election.
Solicitation of Proxies
Cross Country will pay for the entire cost of soliciting proxies. Cross Country has retained Sodali & Co, a professional proxy solicitation firm, to assist in the solicitation of proxies, and provide related advice and informational support during the solicitation process, for a flat fee of $20,000. Cross Country will indemnify this firm against losses arising out of its provisions of these services on its behalf. In addition, Cross Country may reimburse banks, brokers and other nominees representing beneficial owners of shares of Cross Country common stock for their expenses in forwarding soliciting materials to such beneficial owners. Cross Country’s directors, officers and employees may solicit proxies by telephone, by facsimile, by mail, over the Internet or in person. Cross Country’s directors, officers and employees will not be paid any additional amounts for soliciting proxies.
Adjournments
The special meeting may be adjourned by the holders of shares of Cross Country common stock representing at least a majority of the voting power of the shares of Cross Country common stock present in person (virtually) or represented by proxy at the special meeting entitled to be cast, if sufficient votes are cast in favor of adjournment, whether or not there is a quorum.
Notice need not be given of any adjourned meeting if the time and place, if any, are announced at the meeting at which the adjournment is taken unless the adjournment is for more than 30 days, in which case a notice of the adjourned meeting will be given to each stockholder of record entitled to vote at the meeting. If, after any adjournment, a new record date for the stockholders entitled to vote is fixed for any adjourned meeting, notice of the place, if any, date, and time of the adjourned meeting and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present and vote at such adjourned meeting must be given to each stockholder of record entitled to vote at the meeting. Under the merger agreement, any reconvened special meeting must be held no later than 30 days after the original special meeting (plus any postponements or adjournments required by applicable law) and at least three business days prior to the end date (as defined below).
Appraisal Rights
Holders of Cross Country common stock will become entitled to receive the merger consideration as a result of the merger. The holders of Cross Country common stock will be entitled to appraisal rights under Section 262 of the DGCL in connection with the merger.
If you hold one or more shares of Cross Country common stock, you are entitled to appraisal rights under Delaware law and have the right to have your shares appraised by the Delaware Court of Chancery and receive the “fair value” of such shares (exclusive of any element of value arising from the accomplishment or expectation of the merger) as of completion of the merger in place of the merger consideration, as determined by such court, if you strictly comply with the procedures specified in Section 262 of the DGCL. Any such Cross Country stockholder awarded “fair value” for its, his or her shares by such court would receive payment of that fair value in cash, together with interest, if any, in lieu of the right to receive the merger consideration. Any Cross Country stockholder wishing to preserve their rights to appraisal must make a demand for appraisal as described below.
The following discussion is not a full summary of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262 of the DGCL, a copy of which is attached to this proxy statement as Annex C. All references in Section 262 of the DGCL and in this summary to a “stockholder” are to the record holder of the shares of Cross Country common stock. The following discussion does not constitute any legal or other advice, nor does it constitute a recommendation that you exercise your rights to seek appraisal under Section 262 of the DGCL.
Under Section 262 of the DGCL, when a merger is submitted for approval at a meeting of stockholders as in the case of the merger agreement proposal, Cross Country, not less than 20 days prior to the meeting, must notify each stockholder who was a Cross Country stockholder on the record date for notice of such meeting with respect to shares for which appraisal rights are available, that appraisal rights are available and include in the notice a copy of Section 262 of the DGCL or otherwise direct stockholders to the text of Section 262 of the DGCL. This proxy statement constitutes the required notice, and the copy of Section 262 of the DGCL is attached to this proxy statement as Annex C. A holder of Cross Country common stock who wishes to exercise appraisal rights or who wishes to preserve the right to do so should review the following discussion and Annex C carefully and consult with a legal advisor. Failure to strictly comply with the procedures of Section 262 of the DGCL in a timely and proper manner may result in the loss of appraisal rights under the DGCL. A stockholder who loses his, her or its appraisal rights will be entitled to receive the merger consideration.
Cross Country stockholders wishing to exercise the right to seek an appraisal of their shares must do ALL of the following:
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you must NOT vote in favor of approval of the merger agreement proposal. Because a proxy that is signed and submitted but does not otherwise contain voting instructions will, unless revoked, be voted in favor of approval of the merger agreement proposal, if you submit a proxy and wish to exercise your appraisal rights, you must instruct the proxy to vote your shares against approval of the merger agreement proposal or abstain from voting your shares on the approval of the merger agreement proposal;

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you must deliver to Cross Country a written demand for appraisal before the vote on the approval of the merger agreement proposal at the special meeting, as described further below, and be a stockholder of record at the time of the making of such demand;

•	you must continuously hold the shares of Cross Country common stock from the date of making the demand through the effective time; and
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you or the surviving corporation (or any other stockholder that has properly demanded appraisal rights and is otherwise entitled to appraisal rights) must file a petition in the Delaware Court of Chancery requesting a determination of the fair value of the shares within 120 days after the effective time. The surviving corporation is under no obligation to file any such petition in the Delaware Court of Chancery and has no intention of doing so. Accordingly, it is the obligation of the Cross Country stockholders to initiate all necessary action to perfect their appraisal rights in respect of shares of Cross Country common stock within the time prescribed in Section 262 of the DGCL.

Voting, virtually or by proxy, against, abstaining from voting on or failing to vote on the approval of the merger agreement proposal will not constitute a written demand for appraisal as required by Section 262 of the DGCL. The written demand for appraisal must be in addition to and separate from any vote against the merger agreement proposal, abstention with respect to the merger agreement proposal or failure to vote.
The foregoing summary is not a complete statement of the law relating to appraisal rights and is qualified in its entirety by the full text of Section 262 of the DGCL that is attached to this proxy statement as Annex C and any amendments thereto after the date of this proxy statement. Any person who desires to exercise his, her or its appraisal rights should review carefully Section 262 of the DGCL and is urged to consult his, her or its legal and financial advisors before electing or attempting to exercise such rights. For more information, please see the section of this proxy statement entitled “APPRAISAL RIGHTS OF CROSS COUNTRY STOCKHOLDERS”.

THE MERGER (PROPOSAL 1)
This section of this proxy statement describes the material aspects of the merger. This section may not contain all of the information that is important to you. You should carefully read this entire proxy statement and the documents incorporated by reference into this proxy statement, including the full text of the merger agreement, a copy of which is attached to this proxy statement as Annex A, for a more complete understanding of the merger. In addition, important information about Cross Country is included in or incorporated by reference into this proxy statement. See the section titled “Where You Can Find More Information.”
Effects of the Merger
Upon the terms and subject to the conditions set forth in the merger agreement and in accordance with the DGCL, at the effective time, Merger Sub will merge with and into Cross Country, whereupon the separate existence of Merger Sub will cease, and Cross Country will survive the merger as a wholly-owned indirect subsidiary of Aya, a privately-held company. The merger will become effective at such time when the certificate of merger is duly filed with the Secretary of State of the State of Delaware in accordance with the relevant provisions of the DGCL (or at such later time as may be specified in the certificate of merger).
At the effective time, each share of Cross Country common stock (including certain company equity awards, as described in more detail below, but excluding (i) Cross Country common stock held by Cross Country as treasury stock or owned by Parent, Merger Sub or any other subsidiary of Parent immediately prior to the effective time and (ii) Cross Country common stock with respect to which appraisal rights are properly demanded and not withdrawn or lost under Section 262 of the DGCL) outstanding immediately prior to the effective time will automatically be converted into the right to receive $18.61 in cash, without interest.
Pursuant to the merger agreement, effective as of immediately prior to the effective time:
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Each Cross Country restricted stock award that is outstanding immediately prior to the effective time, other than certain Cross Country restricted stock awards granted after March 28, 2025 and prior to the effective time (which will be forfeited at the effective time), will be fully vested, canceled and converted into the right to receive an amount in cash (without interest) equal to (i) the number of shares of Cross Country common stock subject to such Cross Country restricted stock award immediately prior to the effective time multiplied by (ii) the merger consideration, less any applicable withholding taxes.

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Each Cross Country performance stock award that is outstanding immediately prior to the effective time will be treated as follows: (i) each Cross Country performance stock award (x) granted in 2022 will be deemed vested with respect to seventy-five and one-half percent (75.5%) of the target number of shares of Cross Country common stock subject to such Cross Country performance stock award and (y) granted in 2023 and 2024 will be deemed vested with respect to fifty percent (50%) of the target number of shares of Cross Country common stock subject to such Cross Country performance stock award, and each such vested Cross Country performance stock award will be canceled and converted into the right to receive an amount in cash (without interest) equal to (A) the number of shares of Cross Country common stock subject to such vested Cross Country performance stock award immediately prior to the effective time multiplied by (B) the merger consideration, less any applicable withholding taxes and (ii) each Cross Country performance stock award or portion thereof that is not a vested Cross Country performance stock award will be cancelled and forfeited for no consideration.

If the merger is completed, Cross Country’s securities will be delisted from Nasdaq and deregistered under the Exchange Act as promptly as practicable after the effective time, and Cross Country will cease to be a publicly traded company. Cross Country will no longer be required to file periodic reports, current reports and proxy information statements with the SEC on account of its common stock. You will not own any shares of the surviving corporation.
Effect on Cross Country if the Merger is Not Completed
If the merger agreement is not adopted by Cross Country’s stockholders or if the merger is not completed for any other reason, Cross Country stockholders will not receive any payment for their shares of Cross Country common stock or other Cross Country equity interests in connection with the merger. Instead, Cross Country will remain an independent public company, Cross Country common stock will continue to be listed and traded on the Nasdaq and registered under the Exchange Act and Cross Country will continue to file periodic reports with the SEC. In addition, if the merger is not completed, Cross Country stockholders will continue to be subject to the same risks and opportunities to which they are currently subject, including risks related to the highly competitive industry in which Cross Country operates and risks related to adverse economic conditions.
Furthermore, if the merger is not completed, and depending on the circumstances that would have caused the merger to not be completed, it is likely that the price of Cross Country common stock will decline significantly. If that were to occur, it is uncertain when, if ever, the price of Cross Country common stock would return to the price at which it trades as of the date of this proxy statement or the price at which it traded immediately prior to the public announcement of the merger agreement. Accordingly, if the merger is not completed, there can be no assurance as to the effect of these risks and opportunities on the future value of your shares of Cross Country common stock. If the merger agreement is not adopted by Cross Country stockholders or if the merger is not completed for any other reason, there can be no assurance that any other transaction acceptable to Cross Country will be offered or that Cross Country’s business, prospects or results of operation will not be adversely impacted.
Moreover, if the merger is not completed for any reason, Cross Country stockholders will be subject to a number of risks, including Cross Country’s incurrence of substantial costs in connection with the merger and the other transactions contemplated by the merger agreement that may not be recovered, the substantial restrictions imposed by the merger agreement on the operation of Cross Country’s business during the period before the consummation of the merger, which may make it difficult for Cross Country to achieve its business goals if the merger is not completed, and the potential negative impact on Cross Country’s ability to attract, hire and retain key employees.
In addition, the merger agreement provides that, upon termination of the merger agreement under certain circumstances, Cross Country will be required to pay to Parent a termination fee of $20 million, or under certain other circumstances, Parent will be required to pay Cross Country a termination fee of $20 million. See the section titled “The Merger Agreement—Termination Fees and Expenses” for a discussion of the circumstances under which such termination fees would be required to be paid.
Background of the Merger
The following chronology summarizes the key meetings and events that led to the signing of the merger agreement. This chronology does not purport to catalogue every conversation of or among the Cross Country board of directors, Aya, Cross Country’s representatives, Aya’s representatives and other parties.
The Cross Country board of directors and senior management regularly review and assess Cross Country’s operations, performance, opportunities, prospects, risks and strategic direction in light of current business and economic conditions and developments in the healthcare staffing industry, in each case across a range of scenarios and potential future developments. In connection with this review and assessment, and with the assistance of legal and financial advisors, the Cross Country board of directors and management have considered potential strategic alternatives for Cross Country, including potential business combinations or other transactions, to strengthen Cross Country’s business and maximize stockholder value. In addition, Cross Country has from time to time received unsolicited inquiries from third parties seeking to determine Cross Country’s interest in a business combination transaction.
Cross Country’s board of directors generally holds a special strategic planning meeting in the third quarter of each year, and as part of Cross Country’s ongoing process and in light of changing industry conditions, in July 2024, Cross Country management began more actively reviewing a variety of potential acquisition and sale transactions with multiple strategic counterparties within the healthcare staffing industry.
On July 25, 2024, Cross Country formally engaged Davis Polk to serve as Cross Country’s legal counsel in connection with Cross Country’s exploration of potential strategic alternatives.
During August 2024, members of the Cross Country board of directors and Cross Country management met with representatives of BofA Securities and representatives of certain other investment banks to select a financial advisor in connection with Cross Country’s exploration of potential strategic alternatives. Following such meetings, the Cross Country board of directors determined to engage BofA Securities to serve as Cross Country’s financial advisor in connection with such exploration of potential strategic alternatives.
On September 11, 2024, members of the Cross Country board of directors and Cross Country management met with representaives of BofA Securities to begin work in connection with such exploration of potential strategic alternatives.

On October 1, 2024, the Cross Country board of directors held a regularly scheduled virtual meeting, which was also attended by members of Cross Country management and during which, among other matters, (i) the Cross Country board of directors discussed Cross Country’s recent performance and (ii) John Martins, President, Chief Executive Officer and a Director of Cross Country, presented an overview of certain potential acquisitions considered by Cross Country management, including with three strategic market participants.
On October 4, 2024, Alan Braynin, Founder and Chief Executive Officer of Aya, called Mr. Martins unsolicited and expressed an interest in acquiring Cross Country in an all-cash transaction and asked whether Mr. Martins and Mr. Clark would be interested in meeting in person to discuss a potential transaction. Mr. Braynin stated that Aya was planning to obtain additional financing to ensure it had sufficient funding to consummate such an acquisition. Mr. Martins declined the in-person meeting at that time but noted he would communicate Aya’s interest to Mr. Clark and the other members of the Cross Country board of directors.
Following this call with Aya, Mr. Martins called Mr. Clark to relay his discussion with Aya, and Mr. Martins and Mr. Clark subsequently called other members of the Cross Country board of directors, including Cross Country’s Lead Director, the Chairman of its Audit Committee and the Chairman of its Compensation Committee, to inform them of the Aya call. After discussions with Mr. Clark and such other members of the Cross Country board of directors, and after discussions with representatives of Davis Polk, it was decided that Mr. Martins should have a follow-up call with Mr. Braynin the following week to learn more about Aya’s proposal and report back to the Cross Country board of directors after that call. That evening, after socialization with the Board, Mr. Martins called Mr. Braynin and informed him that the Cross Country board of directors would need to consider the idea of a proposed transaction with Aya before Mr. Martins and Mr. Braynin had further discussions.
On October 6, 2024, a representative of a private equity firm (referred to herein as “Party A”) called Mr. Martins to follow up on a previous general discussion regarding Party A’s potential interest in a transaction with Cross Country as an entry point into the healthcare staffing market. Party A informed Mr. Martins that its investment committee was meeting to review such a transaction and noted that such representative would call Mr. Martins the following day.
On October 7, 2024, at the direction of the Cross Country board of directors, Cross Country entered into a formal engagement letter with BofA Securities, effective as of September 11, 2024, to act as its financial advisor in connection with its exploration of a potential transaction.
On October 7 and October 8, 2024, Mr. Clark and Cross Country management held various virtual meetings with representatives of its legal and financial advisors to discuss, among other things, current industry trends, updates on the ongoing discussions with Party A and the potential transaction with Aya, including Cross Country’s expectations for, and approach to, future calls with representatives of Aya. Following these calls, members of the Cross Country board of directors and Cross Country management determined it would be in the best interest of its stockholders to execute a non-disclosure agreement with Aya and learn more about Aya’s proposal for a transaction.
On October 9, 2024, Mr. Martins spoke telephonically with a Managing Director of Party A, during which Party A stated that though they were interested in entering the healthcare staffing market and saw potential value in an acquisition of Cross Country, Party A intended to wait to do so until the industry rebounded.
On October 10, 2024, Mr. Clark updated a member of the Cross Country board of directors on recent discussions regarding a potential transaction. Also on October 10, 2024, Cross Country and Aya entered into a non-disclosure agreement with customary standstill provisions to facilitate the exchange of confidential information in connection with the exploration of strategic opportunities involving Cross Country and Aya.
On October 11, 2024, Mr. Clark and Mr. Martins spoke with Mr. Braynin to discuss Aya’s interest in acquiring Cross Country. Mr. Braynin stated that Aya would make an offer to acquire Cross Country the following week.
On October 14, 2024, Aya submitted an unsolicited, non-binding, written letter of intent for Aya to acquire 100% of Cross Country for approximately $608.6 million, in cash, which implied a value of approximately $18.00 per issued and outstanding share of Cross Country common stock (the “initial Aya proposal”). The initial Aya proposal included, among other key terms, a request for 60 days of exclusivity, customary no-shop obligations and a $20 million termination fee payable by Cross Country in certain circumstances. Aya also provided a letter from its financing source confirming the availability of sufficient financing to pay the proposed merger consideration. The closing price of Cross Country common stock on this date was $12.28. Certain members of the Cross Country board of directors and Cross Country management discussed the initial Aya proposal telephonically and scheduled a meeting of the Cross Country board of directors to do the same.
On October 15, 2024, Cross Country management discussed the terms and conditions of the initial Aya proposal and the financing letter telephonically with representatives of BofA Securities.
On October 16, 2024, certain members of the Cross Country board of directors and Cross Country management met virtually with Davis Polk to discuss the terms and conditions of the initial Aya proposal as well as the financing letter and reiterated their goal of maximizing value for Cross Country stockholders in this process.
From October 16 to October 18, 2024, Mr. Clark had conversations with each member of the Cross Country board of directors. During those conversations, Mr. Clark updated the directors on recent discussions with Aya and other potential acquirers and had a discussion about next steps in a potential transaction. In addition, during the same time period, Mr. Clark had various conversations with management of Cross Country regarding a potential transaction.
On October 20, 2024, ahead of the upcoming meeting of the Cross Country board of directors, representatives of Davis Polk and Cross Country management provided the Cross Country board of directors with a summary of the key terms and conditions included in the initial Aya proposal.
On October 21, 2024, Cross Country management met with the President and Managing Partner and a Managing Director of a private equity firm (referred to herein as “Party B”), together with Party B’s financial advisor, at the Cross Country offices in Boca Raton, Florida to discuss a potential transaction between Cross Country and one of Party B’s portfolio companies. However, Party B indicated that it was interested in a transaction at a significant discount as compared to the initial Aya proposal, and the parties did not engage in further discussions following this meeting.
Also on October 21, 2024, BofA Securities delivered to Cross Country a relationship disclosure letter providing certain information regarding BofA Securities’ relationships with Cross Country and Aya, which letter was shared with the Cross Country board of directors. Such relationship disclosure letter was subsequently updated on December 2, 2024 and shared with the Cross Country board of directors.
On October 22, 2024, the Cross Country board of directors held a virtual special meeting, which was also attended by Cross Country management and representatives of Cross Country’s legal and financial advisors to discuss the initial Aya proposal. At the meeting, among other matters, representatives of Davis Polk reviewed the directors’ fiduciary duties when considering a potential transaction of this nature, representatives of BofA Securities reviewed their preliminary financial perspectives on the initial Aya proposal, and the Cross Country board of directors discussed, together with its legal and financial advisors, various considerations relating to the initial Aya proposal, including the potential regulatory approval landscape, potential responses to the initial Aya proposal and other potential strategic opportunities with various other counterparties. The Cross Country board of directors then directed management to continue engaging with Aya management with respect to its proposal and also authorized representatives of BofA Securities to contact Party A and two other strategic industry participants (referred to herein as “Party C” and “Party D”) to gauge such parties’ interest in a potential transaction with Cross Country.
On October 23, 2024, Mr. Martins and the Chief Financial Officer of Cross Country met in person with another private equity firm that had expressed interest in selling its ownership interests in two healthcare staffing firms. No further discussions followed.
Also on October 23, 2024, at the direction of the Cross Country board of directors, representatives of BofA Securities initiated outreach to and had preliminary discussions with Party C and Party D to solicit their interest in a potential strategic transaction with Cross Country. Both parties expressed interest during these discussions and were subsequently provided with a form non-disclosure agreement.
On October 24, 2024, Mr. Clark sent an email to Mr. Braynin to schedule a call later that week to discuss Aya’s initial offer. At the direction of the Cross Country board of directors, representatives of BofA Securities initiated outreach to and had a preliminary discussion with Party A to solicit its interest in a potential strategic transaction with

Cross Country. Though Party A expressed concerns about the industry, at the request of Party A, representatives of BofA Securities sent it a form non-disclosure agreement. Also on October 24, 2024, Mr. Clark held a meeting with certain members of the Cross Country board of directors and Cross Country management to discuss a potential transaction.
On October 25, 2024, Mr. Clark and Cross Country management spoke with two members of the Cross Country board of directors who were not able to not attend the October 22 board meeting to provide an overview of the initial Aya proposal and the other matters discussed at such meeting.
On October 27, 2024, Party C executed a non-disclosure agreement with Cross Country to facilitate the exchange of confidential information in connection with the exploration of strategic opportunities involving the parties. Party C also stated that they would be engaging a financial advisor in connection with their review of the potential transaction.
On October 28, 2024, Mr. Clark and Mr. Martins held a call with Mr. Braynin to inform him that the Cross Country board of directors believed the initial Aya proposal undervalued Cross Country. Messrs. Clark, Martins and Braynin then scheduled a call for later that afternoon with the Chief Financial Officers of each of Cross Country and Aya, during which the parties reviewed the value of potential cost synergies that could result from the proposed transaction.
On October 29, 2024, Mr. Martins and Mr. Braynin spoke telephonically, and Mr. Braynin reasserted Aya’s interest in acquiring Cross Country and expressed a desire to review potential synergies again with Cross Country management.
Also on October 29, 2024, Mr. Martins met in-person with the Chief Executive Officer and Chief Financial Officer of a strategic industry participant (referred to herein as “Party E”) who informed Mr. Martins that Party E was interested in a potential transaction with Cross Country. Mr. Martins informed Mr. Clark of this conversation, and the two discussed the fact that Party E had a substantial amount of outstanding indebtedness that had just been downgraded. The Cross Country board of directors, together with Cross Country management, subsequently determined that such a transaction would not be favorable for Cross Country and informed Party E that it was not interested in pursuing a potential transaction at such time.
On October 30, 2024, Cross Country management and Aya management spoke telephonically to review potential cost synergies. Following this call, Aya submitted a revised non-binding, written letter of intent for approximately $618.5 million, in cash, which implied a value of approximately $18.69 per issued and outstanding share of Cross Country common stock (the “second Aya proposal”), with no substantive changes to the previously proposed key deal terms. The closing price of Cross Country common stock on this date was $11.70. Mr. Clark subsequently reached out to Mr. Braynin to acknowledge receipt of the second Aya proposal and schedule a call to discuss such proposal.
Also on October 30, 2024, at the direction of the Cross Country board of directors, representatives of BofA Securities spoke with representatives of the financial advisor to Party C regarding a potential transaction between their respective clients.
On October 31, 2024, Mr. Clark spoke with Mr. Braynin telephonically regarding the second Aya proposal and the two reiterated Cross Country’s focus on both maximizing value for its stockholders and ensuring closing certainty if the parties enter into an agreement for a proposed transaction. Following this discussion, Mr. Braynin verbally submitted a revised offer for approximately $630 million, in cash, which implied a value of approximately $19.16 per issued and outstanding share of Cross Country common stock (the “third Aya proposal”), with no other changes to the originally proposed key deal terms. Mr. Clark noted that he needed to review the third Aya proposal with the full Cross Country board of directors, and Mr. Braynin acknowledged that Aya would need to provide contractual protections to increase closing certainty and confirm that Aya had sufficient liquidity to pay the proposed merger consideration. Mr. Braynin inquired about the parties entering into a period of exclusivity, but Mr. Clark indicated that he did not think it was appropriate at this time but would discuss with the Cross Country board of directors. The closing price of Cross Country common stock on this date was $11.41.
Following this call, Mr. Clark spoke telephonically with certain members of the Cross Country board of directors and Cross Country management to provide an update on his discussion with Aya, during which the directors also (i) reviewed the financial projections (as defined below) prepared by or at the direction of Cross Country management (see the section titled “The Merger (Proposal 1)—Certain Unaudited Projected Financial Information”) and

(ii) agreed that Cross Country management should continue negotiations with Aya based on the terms of the third Aya proposal, though after discussion, decided that Cross Country should not provide Aya with exclusivity. Later that day, the Audit Committee of the Cross Country board of directors held a meeting telephonically with members of Cross Country management to discuss the third Aya proposal as well as Cross Country’s recent earnings.
Also on October 31, 2024, Cross Country management spoke with the President and Chief Executive Officer and other members of management of Party C to discuss potential cost synergies in connection with a potential transaction between the parties.
On November 1, 2024, Aya delivered an initial due diligence request list to Cross Country.
On November 1, 2024, Cross Country management met virtually with the Chief Executive Officer and Chief Financial Officer of Party C to review potential synergies.
Subsequently on November 1, 2024, Cross Country entered into a non-disclosure agreement with Party D to facilitate the exchange of confidential information in connection with the exploration of strategic opportunities involving Cross Country and Party D.
On November 2, 2024, representatives of Davis Polk sent an initial draft of the merger agreement to representatives of Procopio, Cory, Hargreaves & Savitch LLP (“Procopio”), outside legal counsel to Aya. On this same day, the President and CEO of Party C contacted representatives of BofA Securities to express its interest in reviewing a potential transaction between the parties more thoroughly.
On November 4, 2024, Mr. Clark spoke telephonically with certain members of the Cross Country board of directors to further review the financial projections. The Cross Country board of directors then held a virtual special meeting, which was also attended by Cross Country management and representatives of Cross Country’s legal and financial advisors, to (i) approve the financial projections for use by BofA Securities in connection with its financial analysis and (ii) discuss management’s recent conversations with Aya and the third Aya proposal. At this meeting, representatives of BofA Securities presented a preliminary financial analysis of the third Aya proposal. Representatives of BofA Securities also informed the Cross Country board of directors that Party C and Party D remained interested in exploring potential transactions with Cross Country, and that Party A had not expressed further interest in a potential transaction at that time. The Cross Country board of directors then directed Cross Country management to continue engaging with Aya, Party C and Party D.
On November 5, 2024, Cross Country management and representatives of BofA Securities held a meeting with the Chief Executive Officer and Chairman and certain advisors of Party D to discuss potential synergies in connection with a potential transaction between the parties. On November 7, 2024, representatives of BofA Securities met with members of Party D management and discussed the potential benefits of a transaction between Cross Country and Party D. Party D indicated they were reviewing the opportunity and planned to make a decision whether to pursue it in the near term.
On November 6, 2024, representatives of BofA Securities provided representatives of Aya and Procopio with access to a virtual data room.
During November 2024, representatives of Cross Country and Aya held a number of virtual meetings, with each party’s legal and financial advisors in attendance for certain meetings, in which Cross Country management discussed certain diligence topics and answered other diligence questions from Aya.
On November 8, 2024, Mr. Martins met with Mr. Braynin in Dallas, Texas, during which Mr. Braynin proposed including a minimum cash requirement in the transaction terms. The parties also discussed current market trends at a high level. Also on November 8, 2024, Mr. Clark and representatives of Davis Polk had a discussion regarding various terms included in the merger agreement as well as the treatment of employee equity awards in a transaction.
Also on November 8, 2024, Mr. Martins met in-person with the Chief Executive Officer of Party D who noted that Party D remained interested in a potential transaction with Cross Country, but informed Mr. Martins that Party D’s investors had other strategic priorities at that time and therefore any potential transaction would likely be significantly delayed.
On November 9, 2024, representatives of Party C informed representatives of BofA Securities that Party C was no longer interested in pursuing a transaction with Cross Country at that time. Representatives of BofA Securities subsequently informed Cross Country management of Party C’s determination.

On November 12, 2024, the Cross Country board of directors held a regularly scheduled meeting at which members of Cross Country management were also present, during which the Cross Country board of directors reviewed, among other matters, Cross Country’s financial performance for the third fiscal quarter of the year and potential closing costs for a transaction with Aya.
On November 13, 2024, the Chief Financial Officers of Cross Country and Aya spoke telephonically to further discuss potential synergies that could be realized in a potential transaction between Cross Country and Aya. Subsequently on November 13, 2024, Procopio sent back to Davis Polk a revised draft of the merger agreement.
Also on November 13, 2024, representatives of Party D informed representatives of BofA Securities that Party D was no longer interested in pursuing a transaction with Cross Country. Representatives of BofA Securities subsequently informed Cross Country management of Party D’s determination.
On November 17, 2024, Mr. Braynin called Mr. Martins to discuss Cross Country’s current liquidity and cash flow as well as potential closing costs. Subsequently on November 17, 2024, Davis Polk sent back to Procopio a revised draft of the merger agreement.
On November 18, 2024, Mr. Braynin called Mr. Martins to discuss contractual protections in the merger agreement related to closing certainty, including regulatory undertakings and a reverse termination fee.
On November 19, 2024, members of Cross Country management met virtually with representatives of Davis Polk and BofA Securities to discuss the general status of the various transaction documents and the other key terms of the third Aya proposal.
On November 20, 2024, Mr. Martins and Mr. Braynin discussed various key outstanding issues, including Cross Country’s cash flow, diligence matters involving certain litigation to which Cross Country is a party and insurance coverage. Subsequently on November 20, 2024, Davis Polk sent an initial draft of the disclosure schedules to the merger agreement to Procopio.
On November 21, 2024, representatives from Davis Polk and Procopio met virtually to discuss various outstanding issues in the merger agreement. Following this call, representatives of Davis Polk reviewed this discussion with Cross Country management.
On November 22, 2024, Procopio sent a revised draft of the merger agreement back to Davis Polk, and Cross Country management met virtually with representatives of Davis Polk to review the key issues presented in the revised draft, including the regulatory efforts provisions (which proposed a $5 million reverse termination fee).
On November 23, 2024, Mr. Clark and Mr. Martins held a call with Mr. Braynin to discuss outstanding issues, recent industry trends and certain litigation to which Cross Country is a party.
On November 24, 2024, members of Cross Country and Aya management, together with representatives of Davis Polk and Procopio, held a virtual meeting during which the parties extensively negotiated the key outstanding issues in the merger agreement, including the purchase price, the regulatory efforts provisions (including the amount of the reverse termination fee), Cross Country’s cash position and the employee maintenance provisions. At the meeting, Aya verbally reduced its offer from an aggregate purchase price of $630 million to $608 million citing concerns about Cross Country’s cash position and recent performance. Cross Country management countered with a proposed aggregate purchase price of approximately $620 million, subject to approval by the Cross Country board of directors. The parties agreed that Mr. Clark would call Mr. Braynin later that evening after speaking with other members of Cross Country management. Following such discussions, Mr. Clark and Mr. Braynin spoke and discussed a purchase price of $615 million, which resulted in an implied per share purchase price of $18.61 on a fully diluted basis, together with a $20 million reverse termination fee payable by Aya in certain circumstances.
On November 25, 2024, the Cross Country board of directors held a virtual special meeting, at which members of Cross Country management and representatives of Davis Polk and BofA Securities were also present to discuss the status of negotiations with Aya. Representatives of Davis Polk then updated the Cross Country board of directors as to the status of outstanding issues in the transaction documents, including closing certainty provisions.
From November 26, 2024 through December 2, 2024, Davis Polk and Procopio exchanged revised drafts of the merger agreement and the other transaction documents and continued to negotiate the terms of such documents.

On December 2, 2024, representatives of Davis Polk, representatives of Procopio and a member of Aya management met virtually to negotiate certain final outstanding issues in the merger agreement, including closing certainty provisions, termination fee triggers, damages and remedies and certain representations and warranties being made by Cross Country.
On December 3, 2024, the Cross Country board of directors held a virtual special meeting to vote on the proposed merger agreement and other related matters, at which meeting members of Cross Country management and representatives of BofA Securities and Davis Polk were also present. At the meeting, representatives of Davis Polk reviewed with the Cross Country board of directors its fiduciary duties in considering the proposed transaction, as well as the terms of the proposed final merger agreement (a substantially final version of which was provided to the Cross Country board of directors prior to the meeting), and updated the Cross Country board of directors as to the resolution of key issues in such agreements. Representatives of Davis Polk also reviewed the potential timing for key workstreams to be undertaken prior to closing, including antitrust submissions and the filing of the proxy statement. Representatives of BofA Securities then reviewed its financial analysis of the proposed transaction and, at the request of the Cross Country board of directors, rendered its oral opinion, which was confirmed by delivery of a written opinion dated December 3, 2024, to the effect that, as of such date and based on and subject to various assumptions made, procedures followed, matters considered and limitations and qualifications described in the written opinion, the merger consideration to be received by holders of Cross Country common stock in the merger was fair, from a financial point of view, to such holders. Representatives of Davis Polk then summarized for the members of the Compensation Committee certain key terms of the merger agreement related to the proposed treatment of the company restricted stock awards and the company performance stock awards, the termination of the Cross Country stock plans to be effective as of immediately prior to the closing (and contingent upon such closing) and other matters. The Compensation Committee of the Cross Country board of directors then unanimously approved the resolutions related to the foregoing matters. The Cross Country board of directors then unanimously (i) determined that the merger agreement, the other transaction documents and the proposed transaction, on the terms and subject to the conditions set forth in the merger agreement, were fair to and in the best interests of Cross Country and its stockholders, (ii) declared that the merger agreement, the other transaction documents and the proposed transaction were advisable, (iii) approved the merger agreement and the other transaction documents, the execution and delivery by Cross Country of the merger agreement and the other transaction documents and the performance by Cross Country of the agreements contained in the merger agreement and the consummation of the proposed transaction, on the terms and subject to the conditions contained in the merger agreement; (iv) subject to its ability to make an adverse recommendation change and terminate the merger agreement, directed that the adoption of the merger agreement be submitted to a vote at a meeting of Cross Country stockholders and (v) resolved, subject to its ability to make an adverse recommendation change, to recommend adoption of the merger agreement and the proposed transaction to the stockholders of Cross Country.
Late in the evening of December 3, 2024, the parties exchanged final versions of all transaction documents and the merger agreement was executed and delivered. Prior to the market opening in the morning of December 4, 2024, at 7:45 a.m., Cross Country and Aya issued a joint press release to announce the proposed transaction.
Cross Country’s Reasons for the Merger; Recommendation of Cross Country’s Board of Directors
At its December 3, 2024 meeting held to evaluate the merger, the Cross Country board of directors unanimously (i) determined that the merger agreement and the transactions contemplated by the merger agreement, including the merger, on the terms and subject to the conditions set forth in the merger agreement, are fair to and in the best interests of Cross Country and its stockholders, (ii) declared the merger agreement and the transactions contemplated by the merger agreement, including the merger, advisable, (iii) approved the merger agreement, the execution and delivery by Cross Country of the merger agreement, the performance by Cross Country of the agreements contained in the merger agreement and the consummation of the transactions contemplated by the merger agreement, including the merger, on the terms and subject to the conditions contained in the merger agreement, (iv) directed that the adoption of the merger agreement be submitted to a vote at a meeting of Cross Country stockholders and (v) resolved to recommend adoption of the merger agreement and the transactions contemplated by the merger agreement, including the merger, to Cross Country stockholders. The Cross Country board of directors recommends that Cross Country stockholders vote:
1.	“FOR” the merger agreement proposal;
2.	“FOR” the merger-related compensation proposal; and
3.	“FOR” the adjournment proposal.
In evaluating the merger agreement and merger and arriving at its determination, the Cross Country board of directors consulted with Cross Country’s senior management, representatives of Cross Country’s financial advisor,

BofA Securities, and Cross Country’s outside legal counsel, Davis Polk, and considered a number of substantive factors, both positive and negative, and potential benefits and detriments of the merger to Cross Country and Cross Country stockholders. The Cross Country board of directors believed that, taken as a whole, the following factors (not in any relative order of importance) supported its decision to approve the merger:
•
Merger Consideration. The Cross Country board of directors’ belief that the merger consideration of $18.61 per share in cash provides stockholders with attractive and compelling value for their shares of Cross Country common stock. The Cross Country board of directors considered the current and historical market prices of Cross Country common stock in light of current industry conditions, the competitive landscape, publicly available analyst expectations and other factors.

•
Business, Financial Condition, Prospects and Execution Risks. The Cross Country board of directors’ belief that the merger was more favorable to Cross Country stockholders than the alternative of remaining a standalone, independent company, which belief was based on and informed by consideration of a number of factors, risks and uncertainties, including:

○	general industry, economic and market conditions, both on a historical and on a prospective basis;
○
current information regarding (i) Cross Country’s business, prospects, financial condition, operations, services, competitive position and strategic business goals and objectives, (ii) the competitive nature of the industry in which Cross Country operates, including the increasing competition for experienced healthcare professionals, (iii) global economic conditions and a changing healthcare regulatory environment that could affect Cross Country’s business and (iv) changes within Cross Country’s industry, including the emergence of alternative modes of healthcare delivery, reimbursement and customer needs;

○
the perspective that Cross Country’s stock price was not likely to trade at or above the merger consideration for any extended period in the future based on a consideration of all of the factors enumerated above; and

○
the uncertain returns to Cross Country stockholders if Cross Country were to remain independent, taking into account, in particular, management’s financial projections of the future financial performance and earnings of Cross Country, including those set forth below under the section titled “The Merger (Proposal 1)—Projected Financial Information” and the risks involved in achieving those returns.

•
Premium to Trading Price of Common Stock. The fact that the merger consideration represented a significant premium over the unaffected market price at which shares of Cross Country common stock traded, including that the merger consideration represents a premium of (i) approximately 67% over Cross Country’s unaffected closing price of $11.16 on December 3, 2024 (the last trading day prior to the announcement of the merger) and (ii) approximately 68% over the volume-weighted average trading price for the 30-day trading period ended December 3, 2024.

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Negotiations with Aya. The benefits that Cross Country and its advisors were able to obtain during its negotiations with Aya, which included the price increase reflected in Aya’s final proposal as compared to Aya’s initial proposal and contractual protections to increase closing certainty. The Cross Country board of directors believed that the consideration reflected in the merger agreement was the best proposal and economic value available to Cross Country stockholders and the best transaction that could be obtained by Cross Country stockholders at the time, and that there was no assurance that a more favorable opportunity to sell Cross Country would arise later or through any alternative transaction.

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Merger Consideration in Cash. The fact that the merger consideration is all cash, giving Cross Country stockholders the opportunity to realize near-term value certainty and liquidity at the consummation of the merger.

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Opinion of BofA Securities. The oral opinion of BofA Securities delivered to the Cross Country board of directors, which was confirmed by delivery of a written opinion dated December 3, 2024, to the effect that, as of the date of the opinion and based on and subject to various assumptions and limitations set forth in the written opinion, the merger consideration to be received in the merger by holders of Cross Country common stock was fair, from a financial point of view, to such holders (as more fully described in the section titled “— Opinion of BofA Securities”)

•
Review of Strategic Alternatives. The fact that Cross Country had preliminary discussions with respect to a potential transaction involving Cross Country with multiple potential strategic counterparties (as described in more detail under the section titled “—Background of the Transaction”), and that none of these potential counterparties made an offer to acquire Cross Country.

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Likelihood of Consummation. The likelihood that the merger with Aya would be completed, in light of, among other things, the conditions to the merger (including the likelihood that regulatory approvals and clearances necessary to the merger would be obtained), the absence of a financing condition, the efforts required to obtain regulatory approvals, the presence and quantum of the termination fee payable by Aya and the existence of the guarantee from Aya pursuant to which Aya has guaranteed all payment obligations and all regulatory undertakings of Parent under the merger agreement.

•
Business Reputation of Aya. The business reputation and financial resources of Aya, its long track record of completing acquisitions and the representations by Parent in the merger agreement that it will have adequate resources to pay the merger consideration and other amounts to consummate the merger.

•	Terms of the Merger Agreement. The terms and conditions of the merger agreement, including:
○
the representations, warranties and covenants of the parties, the conditions to the parties’ obligations to complete the merger and their ability to terminate the merger agreement in certain circumstances;

○
the provisions of the merger agreement that allow Cross Country to engage in negotiations or discussions with, and furnish non-public information or afford access to, a third party that makes a bona fide acquisition proposal that was not solicited in violation of and otherwise did not result from a breach of Cross Country’s non-solicitation obligations, if the Cross Country board of directors determines in good faith, after consultation with its outside legal counsel and financial advisor, that such proposal constitutes, or could reasonably be expected to lead to, a superior proposal;

○
the provisions of the merger agreement that allow the Cross Country board of directors to make an adverse recommendation change in response to a superior proposal and terminate the merger agreement in order to accept a superior proposal if the Cross Country board of directors determines in good faith, after consultation with its outside legal counsel and financial advisor, that a bona fide acquisition proposal (that was not solicited in violation of and otherwise does not result from a breach of Cross Country’s non-solicitation obligations) constitutes a superior proposal (including taking into account any modifications to the terms of the merger agreement that are proposed by Aya and, in connection with the termination of the merger agreement, Cross Country’s payment to Aya of a $20 million termination fee, which the Cross Country board of directors believes to be reasonable under the circumstances, taking into account the range of such termination fees in similar transactions);

○
the provisions of the merger agreement that allow the Cross Country board of directors to make an adverse recommendation change in response to an intervening event, if the Cross Country board of directors has determined in good faith, after consultation with its outside legal counsel and financial advisor, that failure to take such action would be reasonably expected to be inconsistent with its directors’ fiduciary duties under applicable law (including taking into account any modifications to the terms of the merger agreement that are proposed by Aya);

○
the limited number of closing conditions included in the merger agreement, including the absence of a financing condition or similar contingency that is based on Aya’s ability to obtain financing, the exceptions to the events that would constitute a material adverse effect on Cross Country for purposes of the merger agreement, as well as the likelihood of satisfaction of all conditions to completion of the transactions;

○
the belief of the Cross Country board of directors that Cross Country’s obligation to pay a $20 million termination fee in certain circumstances was not likely to unduly discourage additional competing third-party proposals or reduce the price of such proposals, as such termination fee is customary for transactions of this size and type and the size of the termination fee was reasonable in the context of comparable transactions;

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the fact that upon termination of the merger agreement in certain specific circumstances related to the failure to obtain regulatory clearance, Aya would be required to pay to Cross Country a $20 million termination fee;

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the fact that, in the event of Aya’s fraud or willful breach of the merger agreement, Cross Country may be able to seek damages not limited to a specifically defined termination fee (which will include the benefit of the bargain lost by Cross Country stockholders); and

○	the ability of Cross Country to specifically enforce the terms of the merger agreement under certain circumstances.
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Timing Considerations. Aya’s willingness to enter into negotiations and execute a definitive agreement in a relatively short timeframe, which would reduce the amount of time in which Cross Country’s business would be subject to potential disruption. The Cross Country board of directors also observed that Cross Country retained the ability to consider unsolicited proposals until the meeting of the Cross Country stockholders to vote on the merger agreement proposal and to enter into an agreement with respect to an acquisition proposal under certain circumstances (concurrently with terminating the merger agreement and paying a $20 million termination fee to Aya).

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Availability of Appraisal Rights. The fact that appraisal rights would be available to holders of Cross Country common stock under the DGCL and that there was no condition in the merger agreement relating to the maximum number of shares of Cross Country common stock that could exercise appraisal rights.

The Cross Country board of directors also considered certain potentially negative factors in its deliberations concerning the merger, including the following (not in any relative order of importance):
•	Tax Treatment. The fact that the merger consideration will generally be taxable to Cross Country stockholders.
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No Stockholder Participation in Future Growth or Earnings. The nature of the merger as a cash transaction, meaning Cross Country stockholders will not have an opportunity to participate in the surviving corporation’s future earnings or growth and will not benefit from any appreciation in the value of the surviving corporation.

•
Risk of Non-Completion. The possibility that the merger might not be completed, including as a result of the failure to obtain regulatory approvals, and the effect the resulting public announcement of the termination of the merger agreement may have on:

○	the trading price of Cross Country common stock; and
○	Cross Country’s business and operating results, particularly in light of the costs incurred in connection with the merger.
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Possible Deterrence of Competing Offers. The risk that various provisions of the merger agreement, including the restrictions on Cross Country’s ability to solicit other acquisition proposals and obligation to pay to Aya a termination fee of $20 million if the merger agreement is terminated under certain circumstances (including if the Cross Country board of directors makes an adverse recommendation change or exercises its right to enter into a transaction that constitutes a superior proposal), which termination fee, although consistent with fees payable in comparable transactions, may discourage other parties potentially interested in an acquisition of, or combination with, Cross Country from pursuing that opportunity.

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Possible Disruption of the Business and Costs and Expenses. The possible disruption to Cross Country’s business that may result from the merger, the resulting distraction of Cross Country’s management and potential attrition of Cross Country’s employees, as well as the costs and expenses associated with completing the merger.

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Restrictions on Operation of Cross Country’s Business. The requirement that Cross Country use reasonable best efforts to conduct its business in the ordinary course of business and use commercially reasonable efforts to preserve intact material components of its current business organizations and relationships and goodwill with material counterparties, and the other restrictions on Cross Country’s activities and operations prior to completion of the merger. The Cross Country board of directors considered that such restrictions may delay or prevent Cross Country from pursuing business strategies or opportunities that may arise pending completion of the merger.
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Impact of Announcement. The uncertainty about the effect of the merger, regardless of whether the merger is completed, on Cross Country’s employees, customers and other parties, which may impair Cross Country’s ability to attract, retain and motivate key personnel, could cause customers, suppliers and others to seek to change existing business relationships with Cross Country and could lead to litigation in connection with the merger.

•
Need to Obtain Required Regulatory Clearances. The fact that completion of the merger would require, among other things, the expiration or termination of the waiting period (and any extensions thereof) applicable to the consummation of the merger under the HSR Act.

•	Remedies Available to Aya. The fact that Cross Country is subject to various remedies available to Aya should Cross Country breach the merger agreement or fail to consummate the merger.
•
Enforcement of Remedies. The fact that if Aya fails to complete the merger and as a result of a breach of the merger agreement, depending on the reason for not closing the merger, Cross Country’s rights and remedies may be expensive and difficult to enforce through litigation, and the uncertain outcome of any such action.

The Cross Country board of directors concluded that the potentially negative factors associated with the merger were significantly outweighed by the potential benefits that it expected Cross Country stockholders would achieve as a result of the merger. The Cross Country board of directors believed that the merger would maximize the immediate value of the shares held by Cross Country stockholders and minimize the risks and uncertainty affecting the future prospects of Cross Country, including the potential execution risks associated with its standalone financial plan. Accordingly, the Cross Country board of directors unanimously (i) determined that the merger agreement and the transactions contemplated by the merger agreement, including the merger, on the terms and subject to the conditions set forth in the merger agreement, are fair to and in the best interests of Cross Country and its stockholders, (ii) declared the merger agreement and the transactions contemplated by the merger agreement, including the merger, advisable, (iii) approved the merger agreement, the execution and delivery by Cross Country of the merger agreement, the performance by Cross Country of the agreements contained in the merger agreement and the consummation of the transactions contemplated by the merger agreement, including the merger, on the terms and subject to the conditions contained in the merger agreement, (iv) directed that the adoption of the merger agreement be submitted to a vote at a meeting of Cross Country stockholders and (v) resolved to recommend adoption of the merger agreement and the transactions contemplated by the merger agreement, including the merger, to Cross Country stockholders.
In addition, the Cross Country board of directors was aware of and considered the interests that Cross Country’s directors and executive officers may have with respect to the merger that differ from, or are in addition to, the interests of Cross Country stockholders generally, as described below under “—Interests of Cross Country’s Directors and Executive Officers in the Merger.”
The foregoing discussion of the information and factors considered by the Cross Country board of directors is not exhaustive, but Cross Country believes it includes all the material factors considered by the Cross Country board of directors. In view of the wide variety of factors considered in connection with its evaluation of the merger and the complexity of these matters, the Cross Country board of directors did not consider it practicable to, and did not attempt to, quantify or otherwise assign relative or specific weight or values to any of these factors. Rather, the Cross Country board of directors viewed its position and recommendation as being based on an overall analysis and on the totality of the information presented to and factors considered by it. In addition, in considering the factors described above, individual directors may have given different weights to different factors. The Cross Country board of directors based its unanimous recommendation on the totality of the information presented.
This explanation of Cross Country’s reasons for the merger and other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors described under “Cautionary Statement Regarding Forward-Looking Statements.”

Opinion of BofA Securities
Cross Country retained BofA Securities to act as its financial advisor in connection with the merger. BofA Securities is an internationally recognized investment banking firm which is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. Cross Country selected BofA Securities to act as its financial advisor in connection with the merger on the basis of BofA Securities’ experience in transactions similar to the merger, its reputation in the investment community and its familiarity with Cross Country and its business.
On December 3, 2024, at a meeting of the Cross Country board of directors held to evaluate the merger, representatives of BofA Securities delivered to the Cross Country board of directors the oral opinion of BofA Securities, which was confirmed by delivery of a written opinion dated December 3, 2024, to the effect that, as of the date of the opinion and based on and subject to the factors and assumptions set forth in the written opinion, the merger consideration to be received in the merger by holders of Cross Country common stock was fair, from a financial point of view, to such holders.
The full text of BofA Securities’ written opinion to the Cross Country board of directors, which describes, among other things, the assumptions made, procedures followed, factors considered and limitations on the review undertaken, is attached as Annex B to this proxy statement and is incorporated by reference herein in its entirety. BofA Securities delivered its opinion to the Cross Country board of directors for the benefit and use of the Cross Country board of directors (in its capacity as such) in connection with and for purposes of its evaluation of the merger. BofA Securities expressed no opinion or view as to any terms or other aspects or implications of the merger (other than the merger consideration to the extent expressly specified in such opinion) and no opinion or view was expressed as to the relative merits of the merger in comparison to other strategies or transactions that might be available to Cross Country or in which Cross Country might engage or as to the underlying business decision of Cross Country to proceed with or effect the merger. BofA Securities’ opinion does not constitute a recommendation as to how any holder of Cross Country common stock should vote or act in connection with the merger or any related matter.
In connection with rendering its opinion, BofA Securities has, among other things:
(i)	reviewed certain publicly available business and financial information relating to Cross Country;
(ii)
reviewed certain internal financial and operating information with respect to the business, operations and prospects of Cross Country furnished to or discussed with BofA Securities by the management of Cross Country, including the financial projections (as defined below);

(iii)	discussed the past and current business, operations, financial condition and prospects of Cross Country with members of senior management of Cross Country;
(iv)	reviewed the trading history for Cross Country common stock and a comparison of that trading history with the trading histories of other companies BofA Securities deemed relevant;
(v)	compared certain financial and stock market information of Cross Country with similar information of other companies BofA Securities deemed relevant;
(vi)	compared certain financial terms of the merger to financial terms, to the extent publicly available, of other transactions BofA Securities deemed relevant;
(vii)
considered the results of BofA Securities’ efforts on behalf of Cross Country to solicit, at the direction of Cross Country, indications of interest from third parties with respect to a possible acquisition of Cross Country;

(viii)	reviewed a draft, dated December 3, 2024, of the merger agreement; and
(ix)	performed such other analyses and studies and considered such other information and factors as BofA Securities deemed appropriate.
In arriving at its opinion, BofA Securities assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with it and relied upon the assurances of the management of Cross Country that it is not aware of any facts or circumstances that would make such information or data inaccurate or misleading in any material respect. With respect to the financial projections, BofA Securities was advised by Cross Country, and assumed, that they were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of Cross Country as to the future financial performance of Cross Country and the other matters covered thereby. BofA Securities did not make and was not provided with any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Cross Country or any other entity, nor did it make any physical inspection of the properties or assets of Cross Country or any other entity. BofA Securities did not evaluate the solvency or fair value of Cross Country, Parent, Aya or any other entity under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. BofA Securities assumed, at the direction of Cross Country, that the merger would be consummated in accordance with its terms, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the merger, no delay, limitation, restriction or condition, including any divestiture requirements or amendments or modifications, would be imposed that would have an adverse effect on Cross Country, Parent, Aya or any other entity or the merger (including the contemplated benefits thereof). BofA Securities also assumed, at the direction of Cross Country, that the final executed merger agreement would not differ in any material respect from the draft merger agreement reviewed by BofA Securities.
BofA Securities expressed no view or opinion as to any terms or other aspects or implications of the merger (other than the merger consideration to the extent expressly specified in its opinion), including, without limitation, the form or structure of the merger, any related transaction or any terms, aspects, or implications of any other agreement, arrangement or understanding entered into in connection with or related to the merger or otherwise. BofA Securities’ opinion was limited to the fairness, from a financial point of view, of the merger consideration to be received by holders of Cross Country common stock and no opinion or view was expressed with respect to any consideration received in connection with the merger by the holders of any class of securities, creditors or other constituencies of any party. In addition, no opinion or view was expressed with respect to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to any of the officers, directors or employees of any party to the merger, or class of such persons, relative to the merger consideration or otherwise. Furthermore, no opinion or view was expressed as to the relative merits of the merger in comparison to other strategies or transactions that might be available to Cross Country or in which Cross Country might engage or as to the underlying business decision of Cross Country to proceed with or effect the merger. In addition, BofA Securities expressed no view or opinion with respect to, and BofA Securities relied, with the consent of Cross Country, upon the assessments of Cross Country and its representatives regarding legal, regulatory, accounting, tax and similar matters relating to Cross Country or any other entity or the merger (including the contemplated benefits thereof) as to which BofA Securities understood that Cross Country obtained such advice as it deemed necessary from qualified professionals. BofA Securities further expressed no opinion or recommendation as to how any stockholder should vote or act in connection with the merger or any related matter.
BofA Securities’ opinion was necessarily based on financial, economic, monetary, market and other conditions and circumstances as in effect on, and the information made available to BofA Securities as of, the date of its opinion. The credit, financial and stock markets were experiencing unusual volatility and BofA Securities expressed no opinion or view as to any potential effects of such volatility on Cross Country, Parent, Aya or the merger. It should be understood that subsequent developments may affect BofA Securities’ opinion, and BofA Securities does not have any obligation to update, revise, or reaffirm its opinion. The issuance of BofA Securities’ opinion was approved by a fairness opinion review committee of BofA Securities. Except as described in this summary, Cross Country imposed no other instructions or limitations on the investigations made or procedures followed by BofA Securities in rendering its opinion.
The discussion set forth below in the section titled “Summary of Material Financial Analyses” represents a brief summary of the material financial analyses presented by BofA Securities to the Cross Country board of directors in connection with its opinion. The financial analyses summarized below include information presented in tabular format. In order to fully understand the financial analyses performed by BofA Securities, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses performed by BofA Securities. Considering the data set forth in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses performed by BofA Securities.

Summary of Material Financial Analyses
Selected Publicly Traded Companies Analysis
BofA Securities reviewed publicly available financial and stock market information for Cross Country and AMN Healthcare Services, Inc. (“AMN”), a publicly traded healthcare staffing company.
BofA Securities reviewed, among other information, AMN’s enterprise value, calculated as equity value based on the closing stock price on December 2, 2024, plus debt, preferred equity and non-controlling interest (as applicable), and minus cash and cash equivalents (as applicable), as a multiple of AMN’s estimated adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”), for each of calendar years 2024 and 2025, respectively. Financial data of AMN were based on public filings and publicly available Wall Street research analysts’ estimates published by FactSet as of December 2, 2024. BofA Securities also calculated and compared the average enterprise value to next-twelve-month (“NTM”) adjusted EBITDA multiples for AMN and for Cross Country, respectively, (i) for the period beginning on January 2024 and ended December 2, 2024 (“YTD”), (ii) for the one-year, two-year, three-year, five-year and ten-year periods ended December 2, 2024, (iii) for the period beginning on December 2014 and ended December 2019 (“5 years pre-COVID”), (iv) for the period beginning on February 2020 and ended December 2021 (“COVID Period”), (v) for the period beginning on February 2020 and ended December 2024 (“Post-COVID Period”) and (vi) as of December 2, 2024. Financial data of Cross Country and AMN in this review were based on public filings and publicly available Wall Street research analysts’ estimates published by FactSet as of December 2, 2024.
The 2024 and 2025 enterprise value to adjusted EBITDA multiples observed for AMN were as follows:

Adjusted EBITDA Multiples
	2024E	2025E
AMN	6.6x	9.2x

The current and historical average enterprise value to NTM Adjusted EBITDA multiples observed for AMN and for Cross Country were as follows:

NTM Adjusted EBITDA Multiples
	10- Year Avg.	5 Years Pre- COVID	5-Year Avg.	COVID Period	Post- COVID Period	3-Year Avg.	2-Year Avg.	1-Year Avg.	YTD	Dec. 2, 2024
Cross Country	10.6x	12.0x	9.3x	12.7x	9.0x	6.6x	7.1x	7.9x	7.9x	6.7x
AMN	10.4x	10.4x	10.4x	12.6x	10.3x	8.8x	9.0x	9.8x	9.9x	9.1x
Premium / Discount	0.3x	1.6x	(1.1x)	0.1x	(1.3x)	(2.2x)	(1.9x)	(1.9x)	(2.0x)	(2.4x)
Premium / Discount (%)	2.5%	15.8%	(10.7%)	1.0%	(12.5%)	(25.1%)	(21.1%)	(19.2%)	(19.9%)	(25.8%)

Based on BofA Securities’ review of the enterprise value to adjusted EBITDA multiples observed for AMN, the current and historical enterprise value to NTM EBITDA multiples for AMN and Cross Country, respectively, and on its professional judgment and experience, BofA Securities applied (i) an enterprise value to EBITDA multiple reference range of 5.0x to 7.5x to Cross Country’s estimated adjusted EBITDA for 2024 and (ii) an enterprise value to EBITDA multiple reference range of 7.0x to 10.5x to Cross Country’s estimated adjusted EBITDA for 2025, in each case, based on the financial projections, to calculate ranges of implied enterprise values for Cross Country. BofA Securities then calculated implied ranges of equity values per share for Cross Country (rounded to the nearest $0.05) by adding to the ranges of implied enterprise values an estimate of the net cash of Cross Country as of the closing of the merger and dividing the results by a number of fully-diluted shares of Cross Country common stock estimated to be outstanding as of the closing of the merger, in each case, as provided by the management of Cross Country.

This analysis indicated the following approximate implied equity value reference ranges per share for Cross Country, as compared to the merger consideration and closing price per share of Cross Country common stock as of December 2, 2024, which was the day prior to the last trading day before the announcement of the merger:

Implied Equity Value Reference Range Per Share
EV / 2024E Adjusted EBITDA	EV / 2025E Adjusted EBITDA	Merger Consideration	December 2, 2024 Closing Share Price
$9.20 – $13.05	$12.65 – $18.25	$18.61	$11.52

No selected publicly traded company used in this analysis is identical or directly comparable to Cross Country. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the public trading or other values of the companies to which Cross Country was compared.
Selected Precedent Transactions Analysis
BofA Securities reviewed, to the extent publicly available, financial information relating to the following selected transactions involving companies in the healthcare staffing industry announced since 2010:

Announcement Date	Acquiror	Target
July 29, 2024	The Vistria Group, LP	Soliant Health, Inc.
August 30, 2021	Centerbridge Partners, L.P. / Caisse de Dépôt et Placement du Québec	Medical Solutions L.L.C.
July 1, 2021	H.I.G. Capital, LLC	Oxford Global Resources, LLC
November 5, 2019	Olympus Partners, L.P.	Soliant Health, Inc.
April 30, 2019	AMN	Advanced Medical Personnel Services, Inc.
April 9, 2018	AMN	MedPartners HIM, LLC
February 9, 2018	Medical Solutions L.L.C.	Professional Placement Resources, LLC
May 8, 2017	TPG Growth LLC	Medical Solutions L.L.C.
November 17, 2015	AMN	B. E. Smith, Inc.
July 28, 2010	AMN	Nursefinders, Inc.

BofA Securities reviewed the enterprise values implied for each target company, based on the consideration payable in the selected transaction, as a multiple of each respective target company’s EBITDA for the twelve-month period immediately preceding the announcement of each respective transaction (“LTM”). Financial data relating to each of the selected transactions was based on publicly available information. The overall low to high enterprise value to LTM EBITDA multiples of the target companies in the selected transactions were 8.9x to 11.5x (with a mean of 10.7x and a median of 11.0x).
Based on BofA Securities’ review of the enterprise value to LTM EBITDA multiples for the selected transactions and on its professional judgment and experience, BofA Securities applied an enterprise value to EBITDA multiple reference range of 9.0x to 11.5x to an estimate of Cross Country’s twelve month run rate adjusted EBITDA (calculated as Cross Country’s adjusted EBITDA in the third fiscal quarter of 2024, as provided by the management of Cross Country, multiplied by four). BofA Securities then calculated an implied range of equity values per share for Cross Country (rounded to the nearest $0.05) by adding to the range of implied enterprise values an estimate of Cross Country’s net cash as of the closing of the merger and dividing the results by a number of fully-diluted shares of Cross Country common stock estimated to be outstanding as of the closing of the merger, in each case, as provided by the management of Cross Country.

This analysis indicated the following approximate implied equity value reference range per share for Cross Country, as compared to the merger consideration and the closing price per share of Cross Country common stock on December 2, 2024, which was the day prior to the last trading day before the announcement of the merger:

Implied Equity Value Reference Range Per Share	Merger Consideration	December 2, 2024 Closing Share Price
$12.70 – $15.85	$18.61	$11.52

No selected precedent transaction used in this analysis or the applicable target company is identical or directly comparable to the merger or Cross Country. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments concerning differences in financial and operating characteristics, market conditions and other factors that could affect the acquisition or other values of the companies or transactions to which Cross Country and the merger were compared.
Discounted Cash Flow Analysis
BofA Securities performed a discounted cash flow analysis of Cross Country to calculate a range of implied present values per share of Cross Country common stock utilizing estimates of the standalone, unlevered, after-tax free cash flows Cross Country was expected to generate over the period from January 1, 2025 through December 31, 2029, based on the financial projections. BofA Securities calculated a terminal value for Cross Country by applying a selected perpetuity growth rate range of 3.0% to 4.0%, based on BofA Securities’ professional judgment and experience, to the terminal year unlevered free cash flows based on the financial projections. The unlevered free cash flows and the terminal values were discounted to December 31, 2024, utilizing the mid-year discounting convention, and using discount rates ranging from 9.75% to 11.75%, which were based on an estimate of Cross Country’s weighted average cost of capital, derived using the capital asset pricing model.
BofA Securities then calculated an implied equity value per share reference range for Cross Country (rounded to the nearest $0.05) by adding to this range of implied enterprise values an estimate of Cross Country’s net cash as of the closing of the merger and dividing the results by a number of fully-diluted shares of Cross Country common stock estimated to be outstanding as of the closing of the merger, in each case, as provided by the management of Cross Country.
This analysis indicated the following approximate implied equity value reference range per share for Cross Country, as compared to the merger consideration and the closing price per share of Cross Country common stock on December 2, 2024, which was day prior to the last trading day before the announcement of the merger:

Implied Equity Value Reference Range Per Share	Merger Consideration	December 2, 2024 Closing Share Price
$12.05 – $17.55	$18.61	$11.52

Other Factors
BofA Securities also noted certain additional factors that were not considered part of BofA Securities’ financial analyses with respect to its opinion, but were referenced solely for informational purposes, including, among other things, the following:
52-Week Trading Range. BofA Securities reviewed the trading range of Cross Country common stock for the 52-week period ended December 2, 2024, which was $9.81 to $23.52 per share of Cross Country common stock.
Six-Month Trading Range. BofA Securities reviewed the trading range of Cross Country common stock for the six-month period ended December 2, 2024, which was $9.81 to $18.24 per share of Cross Country common stock.
Wall Street Analysts’ Price Targets. BofA Securities reviewed certain publicly available equity research analyst price targets for shares of Cross Country common stock, which indicated a present value of $10.85 to $17.15 per share of Cross Country common stock when discounted by one year at Cross Country’s estimated mid-point cost of equity of 10.75%, derived using the capital asset pricing model.
Premia Calculations. BofA Securities reviewed, among other things, the premia paid in all-cash acquisition transitions announced since January 1, 2014 involving a public company based in the United States as the target where the disclosed enterprise value for the transaction was between $500 million and $1.5 billion, in relation to each target company’s closing share price on the day prior to announcement of the applicable transaction. Based on this review and its professional judgment and experience, BofA Securities applied an illustrative premia reference range of 25.0% to 55.0% to the closing price per share of Cross Country common stock on December 2, 2024, which was the day prior to the last trading day before the announcement of the merger, of $11.52, to derive an implied equity value reference range per share for Cross Country (rounded to the nearest $0.05) of $14.40 to $17.85 per share of Cross Country common stock.
Miscellaneous
As noted above, the discussion set forth above in the section titled “Summary of Material Financial Analyses” represents a brief summary of the material financial analyses presented by BofA Securities to the Cross Country board of directors in connection with its opinion and is not a comprehensive description of all analyses undertaken or factors considered by BofA Securities in connection with its opinion. The preparation of a financial opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a financial opinion is not readily susceptible to partial analysis or summary description. BofA Securities believes that its analyses summarized above must be considered as a whole. BofA Securities further believes that selecting portions of its analyses and the factors considered or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying BofA Securities’ analyses and opinion. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that such analysis was given greater weight than any other analysis referred to in the summary.
In performing its analyses, BofA Securities considered industry performance, general business and economic conditions and other matters, many of which are beyond the control of Cross Country. The estimates of the future performance of Cross Country in or underlying BofA Securities’ analyses are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than those estimates or those suggested by BofA Securities’ analyses. These analyses were prepared solely as part of BofA Securities’ analysis of the fairness, from a financial point of view, to the holders of shares of Cross Country common stock of the merger consideration to be received by such holders in the merger and were provided to the Cross Country board of directors in connection with the delivery of BofA Securities’ opinion. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or acquired or the prices at which any securities have traded or may trade at any time in the future. Accordingly, the estimates used in, and the ranges of valuations resulting from, any particular analysis described above are inherently subject to substantial uncertainty and should not be taken to be BofA Securities’ view of the actual values of Cross Country or Cross Country common stock.
The type and amount of consideration payable in the merger was determined through negotiations among Cross Country, Parent and Aya, rather than by any financial advisor, and was approved by the Cross Country board of directors. The decision to enter into the merger was that of the Cross Country board of directors. As described above in the section titled “—Cross Country’s Reasons for the Merger; Recommendation of Cross Country’s Board of Directors”), BofA Securities’ opinion was only one of many factors considered by the Cross Country board of directors in its evaluation of the merger and should not be viewed as determinative of the views of the Cross Country board of directors, Cross Country’s management or any other party with respect to the merger or the merger consideration.
Cross Country has agreed to pay BofA Securities for its services in connection with the merger an aggregate fee of approximately $10 million, $2 million of which was payable upon delivery of BofA Securities’ opinion and the remainder of which is payable contingent upon consummation of the merger. In addition, Cross Country has agreed to reimburse certain of BofA Securities’ expenses arising, and to indemnify BofA Securities against certain liabilities that may arise, out of BofA Securities’ engagement.
BofA Securities and its affiliates comprise a full service securities firm and commercial bank engaged in securities, commodities and derivatives trading, foreign exchange and other brokerage activities, and principal investing as well as providing investment, corporate and private banking, asset and investment management, financing and financial advisory services and other commercial services and products to a wide range of companies, governments and individuals. In the ordinary course of their businesses, BofA Securities and its affiliates may invest on a principal basis or on behalf of customers or manage funds that invest, make or hold long or short positions, finance positions or trade or otherwise effect transactions in equity, debt or other securities or financial instruments (including derivatives, bank loans or other obligations) of Cross Country, Parent, Aya and certain of their respective affiliates.
BofA Securities and its affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and other financial services to Cross Country and have received or in the future may receive compensation for the rendering of these services, including (i) providing foreign exchange, commercial card, deposit accounts and other treasury and liquidity products, and (ii) providing certain fixed income markets products. From November 2022 through October 2024, BofA Securities and its affiliates derived aggregate revenues from Cross Country and certain of its subsidiaries of approximately $1.2 million for corporate and/or investment banking services. As of December 3, 2024, BofA Securities and its affiliates directly owned in a non-fiduciary capacity shares of Cross Country common stock, which as of the close of trading on such date, had a market value of approximately $4 million (which constituted less than 1% of Cross Country’s outstanding common stock as of such date).
In addition, BofA Securities and its affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and other financial services to Aya and have received or in the future may receive compensation for the rendering of these services, including having acted or acting as lender in connection with certain short term credit facilities and providing certain standby letters of credit. From November 2022 through October 2024, BofA Securities and its affiliates derived aggregate revenues from Aya of approximately $1.6 million for corporate and/or investment banking services. BofA Securities believes, based on the information available to it as of the date of its opinion, that the aggregate revenues BofA Securities and its affiliates will derive from Aya and its affiliates for concurrent investment and corporate banking services, will be less than the fee payable to BofA Securities by Cross Country for its services in connection with the merger.
Certain Unaudited Projected Financial Information
While Cross Country has from time to time provided limited financial guidance to investors, Cross Country management does not, as a matter of course, otherwise publicly disclose forecasts or internal projections as to future performance due to, among other things, the inherent difficulty of predicting financial performance for future periods and the likelihood that the underlying assumptions and estimates may not be realized. In connection with the review of strategic alternatives, including the merger, Cross Country senior management prepared and provided certain unaudited non-public financial projections regarding Cross Country, on a standalone basis without giving effect to the merger, for calendar years 2024 through 2029 (collectively, the “financial projections”) to the Cross Country board of directors. Such financial projections were approved by the Cross Country board of directors for BofA Securities’ use and reliance in connection with its financial analysis and opinion to the Cross Country board of directors (as more fully described above under the section titled “—Opinion of BofA Securities”). These financial projections were also provided to Aya in connection with its customary due diligence.
A summary of the financial projections is included below to give Cross Country stockholders access to certain information that was considered by the Cross Country board of directors for purposes of evaluating the merger. These financial projections are not, and should not be viewed as, public guidance or even targets.
The financial projections, while presented with numerical specificity, were based on numerous variables and assumptions, including about future performance, that are inherently uncertain and many of which are beyond Cross Country’s control. The financial projections reflect numerous estimates, assumptions and judgments made by Cross Country management that Cross Country management considered to be reasonable based on information available at the time the financial projections were developed, with respect to industry performance and competition, general business, economic, regulatory, market and financial conditions, other future events and matters specific to Cross Country’s business, all of which are difficult to predict and many of which are beyond Cross Country’s control. There can be no assurances that the financial projections accurately reflect future trends or accurately estimate Cross Country’s future financial and operating performance. The financial projections also reflect assumptions as to certain business decisions that are subject to change, disregard future potential acquisitions and assume there will be no material changes in Cross Country’s spend, including pursuant to any significant contracts that may be awarded to Cross Country. Important factors that may affect actual results and cause the financial projections not to be achieved include, but are not limited to, risks and uncertainties relating to Cross Country’s business (including the ability to achieve strategic goals, objectives and targets over the applicable periods), industry performance, availability of labor, general business, economic and regulatory conditions, changes in actual or projected cash flows, competitive pressures and changes in tax laws or accounting treatment and other factors described in or referenced under the section titled “Cautionary Statement Regarding Forward-Looking Statements” and those risks and uncertainties detailed in Cross Country’s public filings with the SEC. Further, the financial projections cover multiple years and by their nature become subject to greater uncertainty with each successive year. Accordingly, there can be no assurance that the financial projections will be realized, and actual results may vary materially from those shown. Modeling and forecasting the future performance of a healthcare staffing company is a highly speculative endeavor. Since the financial projections cover a long period of time, the financial projections by their nature are unlikely to anticipate each circumstance that will have an effect on the commercial value of Cross Country’s services.
The financial projections were not prepared with a view toward public disclosure and, accordingly, do not necessarily comply with published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation or presentation of prospective financial information or generally accepted accounting principles in the United States (“GAAP”).
Neither Cross Country’s independent auditors, nor any other independent accountants, have compiled, examined, or performed any procedures with respect to the prospective financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the prospective financial information.
The financial projections are not being included in this proxy statement in order to influence any Cross Country stockholder’s decision as to whether or not to approve the merger or whether or not to seek appraisal rights with respect to shares of Cross Country common stock held by such stockholder. The summary of the financial projections is being included in this proxy statement solely because these financial projections were made available to the Cross Country board of directors, BofA Securities and Aya.
The financial projections do not take into account any circumstances or events occurring after the date they were prepared, including the announcement of the merger, merger-related expenses or any changes to operation that may be implemented in connection with the pendency, or following the consummation, of the merger. The financial projections also do not take into account the effect of any failure of the merger to close and should not be viewed as accurate or continuing in that context.
The inclusion of the financial projections in this proxy statement should not be regarded as an indication that Cross Country or any of its affiliates, advisors (including BofA Securities) or representatives considered or consider the financial projections to be predictive of actual future events, and the financial projections should not be relied on as such. None of Cross Country or any of its affiliates, advisors (including BofA Securities), officers, directors or representatives can give any assurance that actual results will not differ from these financial projections. The financial projections summarized in this section reflected the estimates and judgments available to Cross Country’s management at the time they were prepared and have not been updated to reflect any changes since such financial forecasts were prepared. None of Cross Country or any of its affiliates, advisors (including BofA Securities), officers, directors or representatives undertakes any obligation to update or otherwise revise or reconcile the financial projections to reflect circumstances existing after the date such financial projections were generated or to reflect the occurrence of future events even in the event that any or all of the assumptions underlying the financial projections are shown to be in error or no longer appropriate. Cross Country does not intend to make publicly available any update or other revisions to the financial projections, except as required by law. None of Cross Country or any of its affiliates, advisors (including BofA Securities), officers, directors or representatives has made or makes any representation to any stockholder or other investor regarding the ultimate performance of Cross Country compared to the information contained in the financial projections or that the projected results will be achieved.
Cross Country stockholders are cautioned not to place undue, if any, reliance on the financial projections included in this proxy statement.
The financial projections incorporate certain financial measures which are not GAAP measures, including Adjusted EBITDA (as defined below). Cross Country’s management included forecasts of Adjusted EBITDA in the financial projections because Cross Country’s management believes Adjusted EBITDA provides useful information because it is commonly used by investors to assess financial performance and operating results of ongoing business operations, and because Cross Country’s management also believes that Adjusted EBITDA is useful in evaluating the business, potential operating performance and cash flow of Cross Country. Such financial measures should not be considered in isolation from, or as a substitute for, financial information presented in accordance with GAAP. The footnotes to the table below provide certain supplemental information with respect to the calculation of these non-GAAP financial measures. Cross Country’s calculations of these financial measures may differ from others in its industry and are not necessarily comparable with information presented under similar captions used by other companies. Financial measures provided to a financial advisor are excluded from the SEC’s definition of non-GAAP financial measures and therefore are not subject to SEC rules regarding disclosures of non-GAAP financial measures, which may otherwise require a reconciliation of a non-GAAP financial measure to a GAAP financial measure to be presented. Reconciliations of these financial measures were not relied upon by BofA Securities in connection with its financial analysis and opinion to the Cross Country board of directors (as described in the section titled “—Opinion of BofA Securities”) or by the Cross Country board of directors. Accordingly, a reconciliation of the financial measures included in the financial projections is not provided.
Subject to the foregoing qualifications, a summary of the financial projections is set forth below:

	Fiscal Year Ended December 31,
(dollars in millions)	2024E	2025E	2026E	2027E	2028E	2029E
Total Revenue	$1,344	$1,270	$1,347	$1,422	$1,494	$1,551
Adjusted EBITDA(1)	$51	$53	$65	$77	$90	$98
Adjusted EBITDA (SBC Burdened)(2)	$45	$44	$56	$68	$81	$88
Unlevered Free Cash Flow(3)		$13	$13	$23	$31	$39

(1)
Adjusted EBITDA, a non-GAAP financial measure, is defined as net income (loss) attributable to common stockholders before interest expense, income tax expense (benefit), depreciation and amortization, acquisition and integration-related (benefits) costs, restructuring (benefits) costs, legal and other losses, unusual customer bankruptcy loss, impairment charges, gain or loss on derivative, loss on early extinguishment of debt, gain or loss on disposal of fixed assets, gain or loss on lease termination, gain or loss on sale of business, other expense (income), net, equity compensation, and system conversion costs.

(2)	Reflects Adjusted EBITDA less estimated stock-based compensation (“SBC”), which assumes that future performance awards are attained at target.
(3)
Unlevered Free Cash Flow is a non-GAAP metric defined as Adjusted EBITDA, less taxes, less SBC expenses, less change in net working capital, less capital expenditures, less certain after-tax non-recurring expenses excluded from Adjusted EBITDA.

For additional information on Cross Country’s actual results and historical financial information, see the section titled “Where You Can Find More Information.”
Interests of Cross Country’s Directors and Executive Officers in the Merger
In considering the recommendation of the Cross Country board of directors that Cross Country stockholders vote “FOR” (1) the merger agreement proposal and (2) merger-related compensation proposal, Cross Country stockholders should be aware that the directors and executive officers of Cross Country may have interests in the merger that may be different from, or in addition to, those of Cross Country stockholders generally.
These interests are described below, and certain of them are quantified below. The Cross Country board of directors was aware of and considered these interests, among other matters, in evaluating and negotiating the merger agreement and the merger, in approving the merger agreement, and in recommending the approval of the merger agreement by the Cross Country stockholders.
Treatment of Cross Country Equity Awards
Each of Cross Country’s directors and executive officers holds Cross Country restricted stock awards and/or Cross Country performance stock awards. Effective as of immediately prior to the effective time, the outstanding Cross Country equity awards will be treated as follows:
•
Each Cross Country restricted stock award that is outstanding immediately prior to the effective time, other than certain Cross Country restricted stock awards granted after March 28, 2025 and prior to the effective time (which will be forfeited at the effective time), will be fully vested, canceled and converted into the right to receive an amount in cash (without interest) equal to (i) the number of shares of Cross Country common stock subject to such Cross Country restricted stock award immediately prior to the effective time multiplied by (ii) the merger consideration, less any applicable withholding taxes.

•
Each Cross Country performance stock award that is outstanding immediately prior to the effective time will be treated as follows: (i) each Cross Country performance stock award (x) granted in 2022 will be deemed vested with respect to seventy-five and one-half percent (75.5%) of the target number of shares of

Cross Country common stock subject to such Cross Country performance stock award and (y) granted in 2023 and 2024 will be deemed vested with respect to fifty percent (50%) of the target number of shares of Cross Country common stock subject to such Cross Country performance stock award, and each such vested Cross Country performance stock award will be canceled and converted into the right to receive an amount in cash (without interest) equal to (A) the number of shares of Cross Country common stock subject to such vested Cross Country performance stock award immediately prior to the effective time multiplied by (B) the merger consideration, less any applicable withholding taxes and (ii) each Cross Country performance stock award or portion thereof that is not a vested Cross Country performance stock award will be cancelled and forfeited for no consideration.
The table below sets forth the estimated value (on a pre-tax basis) that would be realized by each of Cross Country’s executive officers and non-employee directors in respect of the Cross Country restricted stock awards and Cross Country performance stock awards held by such individuals assuming the merger were to be completed on January 3, 2025 and based on the treatment described above and a per share price of Cross Country common stock of $18.61. Depending on the date upon which the closing of the merger actually occurs, certain Cross Country restricted stock awards and Cross Country performance stock awards that are unvested as of the date of this proxy statement and that are included in the table below may vest pursuant to their terms, without regard to the merger. For additional information regarding shares of Cross Country common stock held by Cross Country executive officers and non-employee directors, see the section titled “Security Ownership of Certain Beneficial Owners and Management.”

Person	Restricted Stock Awards (#)	Restricted Stock Awards ($)	Performance Stock Awards (Target) (#)	Performance Stock Awards ($)
Executive Officers
John A. Martins	111,353	$2,072,279	84,356	$1,569,865
William J. Burns	40,700	$757,427	34,634	$644,539
Susan E. Ball	28,366	$527,891	24,138	$449,208
Marc S. Krug	18,409	$342,591	15,013	$279,392
Cynthia Ann Grieco	7,605	$141,529	—	—
Colin McDonald	9,804	$182,452	6,698	$124,650
Karen Mote	6,413	$119,346	5,457	$101,555
Phillip Lyn Noe	10,162	$189,115	8,646	$160,902
James V. Redd III	8,553	$159,171	6,815	$126,827
Non-Employee Directors
Kevin C. Clark	9,921	$184,630	—	—
Dwayne Allen	9,921	$184,630	—	—
Venkat Bhamidipati	9,921	$184,630	—	—
W. Larry Cash	9,921	$184,630	—	—
Gale Fitzgerald	9,921	$184,630	—	—
Janice E. Nevin, M.D., MPH	9,921	$184,630	—	—
Mark Perlberg, JD	9,921	$184,630	—	—

These amounts do not attempt to forecast any additional equity award grants, issuances or forfeitures that may occur prior to the closing of the merger following the date of this proxy statement and therefore may be different from the actual amounts received by Cross Country’s executive officers and non-employee directors.
Executive Severance Plan
Each of Cross Country’s executive officers (other than Ms. Grieco) is a participant in and eligible for severance payments and benefits under Cross Country’s Executive Severance Plan (the “Severance Plan”, and such participating executive officers, the “Participating Executives”). Under the Severance Plan, if during the period commencing 90 days before and ending 18 months after the date of a “change of control” (as defined in the

Severance Plan and which would include the merger), a Participating Executive’s employment is terminated by Cross Country without “cause” or by the executive for “good reason” (each as defined in the Severance Plan or a Participating Executive’s individual employment agreement, as applicable), such executive would receive:
•
an amount equal to two times for Messrs. Martins and Burns and Ms. Ball, and one times for the other Participating Executives, the sum of the executive’s (i) then-current base salary and (ii) target bonus for the year in which the change in control occurs, paid in installments over a one-year period following the date of termination in accordance with Cross Country’s normal payroll practices;

•
the Cross Country cost for continued health, dental and vision coverage pursuant to COBRA during the period commencing on the termination date and ending 24 months thereafter for Messrs. Martins and Burns and Ms. Ball, and 12 months thereafter for the other Participating Executives (as applicable, the “continuation period”);

•	the Cross Country cost for continued life insurance coverage during the applicable continuation period; and
•	accelerated vesting, to the extent not vested immediately prior to a change of control, of any outstanding Cross Country equity awards held by the Participating Executive.
Receipt of the severance payments and benefits described above (other than with respect to equity acceleration) is conditioned upon the Participating Executive’s execution and non-revocation of a release of claims in favor of Cross Country and its affiliates. In addition, payments and benefits under the Severance Plan are subject to the enforcement of any restrictive covenants (including, without limitation, as to confidentiality, non-competition and non-solicitation) to which the Participating Executive is subject.
The Severance Plan also provides that if a Participating Executive would be subject to an excise tax under Section 4999 of the Code, the benefits to such executive will be reduced to the amount that does not trigger the excise tax, unless the executive would retain greater value (on an after-tax basis) by receiving all benefits and paying the applicable excise, income and payroll taxes.
Any executive officer who does not participate in the Severance Plan is eligible for severance in the event their employment is terminated by Cross Country without cause in an amount equal to three months of then-current base salary, subject to the executive’s execution and non-revocation of a release of claims. The aggregate value of the severance payments and benefits (not including any value in respect of accelerated equity awards) that would be paid or become payable to the executive officers if the effective time of the merger occurred on January 3, 2025 and they all experienced a qualifying termination of employment under the applicable arrangements at such time would have been approximately $10,509,800.
Indemnification and Insurance
Under the merger agreement, for a period of six years following the effective time, Parent is required to maintain in effect all provisions in the organizational documents of the surviving corporation and its subsidiaries regarding elimination of liability and indemnification of directors, officers, employees, fiduciaries and agents and advancement of fees, costs and expenses that are no less advantageous to the intended beneficiaries than the corresponding provisions that were in existence as of December 3, 2024.
Prior to the effective time, Cross Country will (or if Cross Country is unable to, Parent will cause the surviving corporation to) purchase a directors’ and officers’ liability insurance and fiduciary liability insurance “tail” policy for a period of six years after the effective time with respect to matters arising at or prior to the effective time with terms, conditions, retentions and limits of liability that are no less favorable than the coverage provided under Cross Country’s existing policies as of December 3, 2024, with a one-time cost not in excess of 300% of the last annual premium for Cross Country’s existing policies, and if the cost of such “tail” insurance policy would otherwise exceed such amount, the surviving corporation must purchase a policy with the greatest coverage available for a cost not exceeding such amount.
Parent and its subsidiaries are required to not amend, repeal or otherwise modify any such rights in any manner that would adversely affect any rights of such persons.
See the section titled “The Merger Agreement—Directors’ and Officers’ Indemnification and Insurance.”
Quantification of Potential Payments and Benefits to Cross Country’s Named Executive Officers in Connection with the Merger

The information set forth below is required by Item 402(t) of Regulation S-K regarding compensation that is based on or otherwise relates to the merger that Cross Country’s named executive officers could receive in connection with the merger (other than with respect to Daniel White, who is a named executive officer in Cross Country’s 2024 annual proxy statement but whose employment with Cross Country terminated on March 31, 2024 and who will not receive any compensation or benefits in connection with the merger). Such amounts have been calculated assuming that:
•	the effective time will occur on January 3, 2025 (a hypothetical closing date used solely for purposes of estimating the value of these payments);
•	the value per share of Cross Country common stock on consummation of the merger is $18.61;
•
when calculating the amount received in connection with a “double trigger” termination, each named executive officer is terminated without cause or resigns for good reason immediately following consummation of the merger, without taking into account any possible reduction that might be required to avoid the excise tax in connection with Section 280G and Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”); and

•	each named executive officer has complied with all requirements necessary in order to receive all payments and benefits.
The payments and benefits described below are calculated based on, to the extent applicable, the terms of the merger agreement and the Severance Plan. See sections above under “—Treatment of Cross Country Equity Awards” and “—Executive Severance Plan,” for a description of the treatment of the equity awards held by the named executive officers and the terms of the Severance Plan. The amounts below do not include the value of benefits which the named executive officers are already entitled to or vested in as of the date of the merger without regard to the occurrence of a change in control. These amounts are estimates based on multiple assumptions (including those set forth above) that may or may not actually occur and they do not attempt to forecast any additional equity award grants, vesting, issuances or forfeitures that may occur after the date of this proxy statement but before the effective time. As a result of the foregoing assumptions, including the assumptions described in the footnotes to the table, the actual amounts received by Cross Country’s named executive officers may be different from the amounts set forth below.
Golden Parachute Compensation

Name	Cash ($)(1)	Equity ($)(2)	Perquisites/ Benefits ($)(3)	Total ($)
John A. Martins	$3,500,000	$3,642,144	$60,000	$7,202,144
William J. Burns	$2,035,000	$1,401,966	$60,000	$3,496,966
Susan E. Ball	$1,750,000	$977,099	$60,000	$2,787,099
Marc Krug	$900,000	$621,983	$30,000	$1,551,983

(1)
These amounts reflect the cash severance amounts payable under the Severance Plan to each named executive officer as described above under “—Executive Severance Plan” assuming the named executive officer’s employment is terminated without cause or the named executive officer resigns for good reason in connection with the merger. The amounts include the dollar value equal to two times for Messrs. Martins and Burns and Ms. Ball, and one times for the other executive officers, the sum of the executive’s (i) then-current annual base salary and (ii) target bonus for 2024, paid in installments over a one-year period following the termination date. Such cash severance is “double-trigger,” which means that a named executive officer must be terminated without cause or resign for good reason during the period commencing 90 days before and ending 18 months after the date of a change of control of Cross Country. Details of the cash payments are shown in the following supplemental table:

Name	Salary ($)	Target Bonus ($)	Total ($)
John A. Martins	$1,750,000	$1,750,000	$3,500,000
William J. Burns	$1,100,000	$935,000	$2,035,000
Susan E. Ball	$1,000,000	$750,000	$1,750,000
Marc Krug	$450,000	$450,000	$900,000

(2)
These amounts reflect the value of Cross Country restricted stock awards and Cross Country performance stock awards as described above under “—Treatment of Cross Country Equity Awards.” The amount is based on a per share value of Cross Country common stock of $18.61. Details of the equity award payments are shown in the following supplemental table:

Name	Restricted Stock Awards (#)	Restricted Stock Awards ($)	Performance Stock Awards (#)	Performance Stock Awards ($)	Total ($)
John A. Martins	111,353	$2,072,279	84,356	$1,569,865	$3,642,144
William J. Burns	40,700	$757,427	34,634	$644,539	$1,401,966
Susan E. Ball	28,366	$527,891	24,138	$449,208	$977,099
Marc Krug	18,409	$342,591	15,013	$279,392	$621,983

(3)
These amounts reflect the estimated value of benefits payable or provided under the Severance Plan with each named executive officer described above under “—Executive Severance Plan” in the event that the named executive officer is terminated without cause or resigns for good reason immediately following the merger. These amounts reflect the estimated cost of continued medical coverage and continued life insurance coverage for the named executive officer, paid in installments over a period of 24 months (or 12 months for Mr. Krug) following the termination date. Such payments are “double-trigger,” which means that a named executive officer must be terminated without cause or resign for good reason during the period commencing 90 days prior to and ending 18 months after the date of a change of control of Cross Country.

280G Mitigation Actions
Under the merger agreement, Cross Country may implement tax planning strategies for the purpose of mitigating the impact of Sections 280G and 4999 of the Code and thereby preserve certain compensation-related tax deductions that might otherwise be disallowed. Any such tax planning strategies will not include a gross-up of any excise taxes under Section 4999 of the Code. As of the date of this proxy statement, the implementation of any such tax planning strategies has not been determined.
Regulatory Clearances and Approvals Required for the Merger
The completion of the merger is conditioned on, among other things, the expiration or termination of any applicable waiting period (or extensions thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”).
Subject to the terms and conditions of the merger agreement, each of Cross Country and Parent has agreed to use reasonable best efforts to take, or cause their affiliates to take, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable law to consummate the transactions contemplated by the merger agreement as soon as practicable, including preparing and filing as promptly as practicable with any governmental authority or other third party all documentation to effect all necessary, proper or advisable filings, notices, petitions, statements, registrations, submissions of information, applications and other documents and obtaining and maintaining all approvals, consents, registrations, permits, authorizations and other confirmations required to be obtained from any governmental authority or other third party that are necessary, proper or advisable to consummate the transactions contemplated by the merger agreement as soon as practicable (the notices, authorizations, registrations, approvals, orders, permits, confirmations, clearances, consents and waiting period expirations or terminations from such governmental authorities with respect to the merger, collectively, the “required regulatory approvals”).
The merger cannot be completed until any applicable waiting period (and any extensions thereof) under the HSR Act relating to the merger, and any commitment to, or agreement (including any timing agreement) that was mutually agreed by Parent and Cross Country with, any governmental authority to delay the consummation of, or not to consummate before a certain date, any of the transactions contemplated by the merger agreement, have expired or been terminated. There can be no assurance that a challenge to the merger on regulatory grounds by a governmental authority or private party will not be made or, if such a challenge is made, that it would not be successful.
If any objections are asserted with respect to the transactions contemplated by the merger agreement under the HSR Act and all other applicable laws that are designed or intended to prohibit, restrict or regulate foreign investment or mergers or acquisitions, antitrust, monopolization, lessening of competition or restraint of trade (collectively, “competition laws”) or in connection with any required regulatory approval, or if any proceeding is instituted or threatened by any governmental authority or, with respect to any competition law, a third party challenging any of the transactions contemplated by the merger agreement, Parent and Cross Country have agreed to take, or cause to be taken (including by causing their Affiliates to take), all reasonable actions necessary to resolve such objections as promptly as practicable. Without limiting the generality of the foregoing, in connection with any such objection or proceeding, but subject to the following sentence, Cross Country and Parent will, and will cause their subsidiaries and affiliates to, take all actions as may be necessary to obtain any authorization, consent or approval of a governmental authority or to avoid or eliminate any impediments under the HSR Act or any such other competition law or in connection with any required regulatory approval so as to enable the consummation of the transactions hereby to occur as promptly as practicable and in any event no later than the end date (as defined below), including, solely with respect to the Cross Country and its subsidiaries (or their respective businesses) to (i) hold separate, sell, license, divest or otherwise dispose of any of the businesses or properties or assets of Cross Country or any of its subsidiaries, (ii) terminate, amend or assign any investments or other existing relationships, or any contractual rights or obligations, (iii) terminate any venture or other arrangement, (iv) grant any right or commercial or other accommodation to, or entering into any contractual or other commercial relationship with, any third party, (v) impose limitations on Cross Country or any of its subsidiaries with respect to how they own, retain, conduct or operate their respective businesses or assets, or (vi) effectuate any other change or restructuring of Cross Country or any of its subsidiaries (clauses (i) through (vi), a “divestiture action”).
Cross Country has agreed to reasonably cooperate in all respects with Parent and Merger Sub in connection with Parent and Merger Sub’s efforts to contest and resist (i) any administrative or judicial proceeding that is initiated or threatened to be initiated challenging the merger agreement or the consummation of the transactions contemplated thereby (including seeking to have any stay or temporary restraining order entered by any court or other governmental authority vacated or reversed) and (ii) any request for the entry of, and to seek to have vacated or terminated, any order that could restrain, prevent or delay the consummation of the transactions contemplated by the merger agreement. However, none of Parent, Merger Sub, or any of their respective affiliates will be required to (i) litigate any action or proceeding, whether judicial or administrative, or to take any action to have vacated, lifted, reversed or overturned any order, in connection with the transactions contemplated by the merger agreement, except that Parent and Cross Country will be required to respond to and comply with any request for additional information or documentary material pursuant to the HSR Act issued by a governmental authority, or (ii) agree to any divestiture action (1) that would reasonably be expected to be materially adverse to Aya and its subsidiaries, taken as a whole, after giving effect to the merger, (2) that is not solely limited to Cross Country and its subsidiaries or (3) that is not conditioned upon the consummation of the merger. At the request of Parent, Cross Country will agree to any divestiture action relating to Cross Country and its subsidiaries, except that Cross Country and its subsidiaries will not be required to agree to any divestiture action that is not conditioned upon the consummation of the merger.
Parent, in consultation with Cross Country, is entitled to direct negotiations (i) with governmental authorities regarding the clearances and approvals of the merger under the HSR Act and (ii) with third parties relating to any divestiture actions, so long as Parent’s actions in connection therewith are otherwise in accordance with Parent’s obligations under this section.
On December 17, 2024, each of Cross Country and Parent filed a notification of the proposed merger with the FTC and the Antitrust Division under the HSR Act. Upon agreement of Cross Country and Parent, Alan Braynin, as the Ultimate Parent Entity, voluntarily withdrew his notification and report form on January 16, 2025 and refiled on January 21, 2025, which extended the applicable waiting period under the HSR Act to 11:59 p.m Eastern Time on February 20, 2025.
Although the parties expect that the required regulatory approvals will be obtained, the parties cannot assure you that such approvals will be timely obtained or obtained at all or that the granting of regulatory approvals will not involve the imposition of additional conditions on the completion of the merger, or a commitment or agreement to take remedial actions, including divesting assets or businesses, creating, modifying or transferring contractual rights or obligations or entering into supply or services agreements. Any such requirements could result in the conditions to the merger not being satisfied.
Accounting Treatment
The merger will be accounted for as a “purchase transaction” for financial accounting purposes.
Delisting and Deregistration of Cross Country Common Stock
Prior to the effective time, Cross Country has agreed to cooperate with Aya and use reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable laws and the rules and policies of Nasdaq to enable delisting by the surviving corporation of Cross Country common stock from Nasdaq and the deregistration of Cross Country common stock and the suspension of Cross Country’s reporting obligations under the Exchange Act as promptly as practicable after the effective time.
Appraisal Rights of Cross Country Stockholders
Cross Country stockholders who do not vote in favor of approval of the merger agreement proposal, who continuously hold their shares of Cross Country common stock and who otherwise comply precisely with the applicable provisions of Section 262 of the DGCL will be entitled to seek appraisal of the fair value of their shares of Cross Country common stock, as determined by the Delaware Court of Chancery, if the merger is completed, in lieu of receiving the merger consideration in respect of such shares. The “fair value” of your shares of Cross Country common stock as determined by the Delaware Court of Chancery could be greater than, the same as or less than the value of the merger consideration that you would otherwise be entitled to receive under the terms of the merger agreement. Cross Country stockholders who wish to exercise the right to seek an appraisal of their shares must so advise Cross Country by submitting a written demand for appraisal in the form described in this proxy statement prior to the vote to approve the merger agreement proposal, and must otherwise follow the procedures prescribed by Section 262 of the DGCL. A person having a beneficial interest in shares of Cross Country common stock held of record in the name of another person, such as a nominee or intermediary, must act promptly to cause the record holder to follow the steps summarized in this proxy statement and in a timely manner to perfect appraisal rights.
The text of Section 262 of the DGCL is attached as Annex C to this proxy statement. You are encouraged to read these provisions carefully and in their entirety. Due to the complexity of the procedures for exercising appraisal rights, Cross Country stockholders who are considering exercising such rights are encouraged to seek the advice of legal counsel and their financial advisors. Failure to strictly comply with these provisions may result in the loss of appraisal rights.
Litigation Related to the Merger
As of the date of this proxy statement, there are no pending lawsuits challenging the merger. However, potential plaintiffs may file lawsuits challenging the merger. The outcome of any future litigation is uncertain.
Such litigation, if not resolved, could prevent or delay consummation of the merger and result in substantial costs to Cross Country, including any costs associated with the indemnification of directors and officers. One of the conditions to the consummation of the merger is the absence of any order issued by any governmental authority that prohibits, renders illegal or permanently enjoins the consummation of the merger. Therefore, if a plaintiff were successful in obtaining an injunction prohibiting the consummation of the merger on the agreed-upon terms, then such injunction may prevent the merger from being consummated, or from being consummated within the expected time frame.
Cross Country has agreed to give Parent the opportunity to consult with Cross Country and to keep Parent reasonably apprised with respect to the defense or settlement of any litigation or proceedings against Cross Country or any of its directors or officers relating to the merger agreement, the merger and the other transactions contemplated by the merger agreement, including by giving Parent an opportunity to participate in (at Parent’s expense), but not control, such litigation or other proceedings. Further, Cross Country has agreed not to settle or offer to settle any stockholder litigation without Parent’s prior written consent (such consent not to be unreasonably withheld, delayed or conditioned).

THE MERGER AGREEMENT
The following describes the material provisions of the merger agreement, which is attached as Annex A to this proxy statement and is incorporated by reference herein. The summary of the material provisions of the merger agreement below and elsewhere in this proxy statement is qualified in its entirety by reference to the merger agreement. This summary does not purport to be complete and may not contain all of the information about the merger agreement that is important to you. Cross Country encourages you to read carefully the merger agreement in its entirety before making any decisions regarding the merger as it is the legal document governing the merger.
Explanatory Note Regarding the Merger Agreement
The merger agreement and this summary of its terms have been included to provide you with information regarding the terms of the merger agreement. Cross Country is responsible for considering whether additional disclosure of material information is required to make the statements in this proxy statement not misleading. Factual disclosures about Cross Country contained in this proxy statement or Cross Country’s public reports filed with the SEC may supplement, update or modify the factual disclosures about Cross Country contained in the merger agreement and described in this summary. The representations, warranties and covenants made in the merger agreement by Aya, Parent, Merger Sub and Cross Country are qualified and subject to important limitations agreed to by the parties to the merger agreement in connection with negotiating the terms of the merger agreement, including being qualified by the disclosure schedules to the merger agreement. In particular, in your review of the representations and warranties contained in the merger agreement and described in this summary, it is important to bear in mind that the representations and warranties were made solely for the benefit of the parties to the merger agreement, and were negotiated with the principal purpose of allocating risk between the parties to the merger agreement, rather than establishing matters as facts. The representations and warranties may also be subject to a contractual standard of materiality that may be different from that generally relevant to stockholders or applicable to reports and documents filed with the SEC, and in some cases are qualified by confidential disclosures that were made by each party to the other, which disclosures are not publicly disclosed. The representations and warranties in the merger agreement will not survive the completion of the merger.
Cross Country stockholders should not rely on representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Aya, Parent, Merger Sub, Cross Country or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may have changed since December 3, 2024. For the foregoing reasons, the representations, warranties and covenants or any descriptions of those provisions should not be read alone, but instead should be read together with the information provided elsewhere in this proxy statement and in the documents incorporated by reference into this proxy statement. See the section titled “Where You Can Find More Information.”
Structure of the Merger
The merger agreement provides that, upon the terms and subject to the conditions set forth therein and in accordance with the DGCL, at the effective time, Merger Sub will merge with and into Cross Country, with Cross Country surviving as a wholly-owned indirect subsidiary of Aya.
Closing and Effective Time of the Merger
Unless another place, time or date is mutually agreed to in writing by Cross Country and Parent, the closing of the merger will occur as soon as possible, but in any event no later than two business days after the date the closing conditions set forth in the merger agreement (other than conditions that by their nature are to be satisfied at the closing of the merger, but subject to the satisfaction or, to the extent permissible, waiver of those conditions at the closing of the merger) have been satisfied or, to the extent permissible, waived by the party or parties entitled to the benefit of such conditions. The merger will become effective at such time as the certificate of merger is duly filed with the Secretary of State of the State of Delaware in accordance with the relevant provisions of the DGCL (or at such later time as may be specified in the certificate of merger). As of the date of this proxy statement, we expect to complete the merger in the first half of 2025. However, completion of the merger is subject to the satisfaction or waiver of the conditions to the completion of the merger, which are described below, and it is possible that factors outside the control of Cross Country and Aya could delay the completion of the merger or prevent it from being completed at all. There may be a substantial amount of time between the special meeting and the completion of the merger. Cross Country expects to complete the merger promptly following the receipt of all required regulatory approvals.

Effect of the Merger on Cross Country Common Stock
Conversion of Cross Country Common Stock
At the effective time, each share of Cross Country common stock (including certain company equity awards, as described in more detail below, but excluding (i) Cross Country common stock held by Cross Country as treasury stock or owned by Parent, Merger Sub or any other subsidiary of Parent immediately prior to the effective time and (ii) Cross Country common stock with respect to which appraisal rights are properly demanded and not withdrawn or lost under Section 262 of the DGCL) outstanding immediately prior to the effective time will automatically be converted into the right to receive $18.61 in cash, without interest.
Cancellation of Certain Cross Country Common Stock
At the effective time, each share of Cross Country common stock that is held in treasury by Cross Country or owned by Parent, Merger Sub or any other subsidiary or Parent immediately prior to the effective time will automatically be canceled and will cease to exist, and no consideration will be delivered in exchange for such shares.
Each share of Cross Country common stock held by any subsidiary of Cross Country immediately prior to the Effective Time will be converted into such number of common shares of the surviving corporation such that each subsidiary owns the same percentage of the outstanding capital stock in the surviving corporation immediately following the effective time as such subsidiary owned immediately prior to the effective time.
Shares of Merger Sub
At the effective time, each share of common stock of Merger Sub outstanding immediately prior to the effective time will be converted into and become one share of common stock of the surviving corporation and will constitute the only outstanding shares of capital stock of the surviving corporation.
Treatment of Cross Country Equity Awards
Effective as of immediately prior to the effective time, each Cross Country restricted stock award that is outstanding immediately prior to the effective time, other than certain Cross Country restricted stock awards granted after March 28, 2025 and prior to the effective time (which will be forfeited at the effective time), will be fully vested, canceled and converted into the right to receive an amount in cash (without interest) equal to (i) the number of shares of Cross Country common stock subject to such Cross Country restricted stock award immediately prior to the effective time multiplied by (ii) the merger consideration, less any applicable withholding taxes.
Effective as of immediately prior to the effective time, each Cross Country performance stock award that is outstanding immediately prior to the effective time will be treated as follows: (i) each Cross Country performance stock award (x) granted in 2022 will be deemed vested with respect to seventy-five and one-half percent (75.5%) of the target number of shares of Cross Country common stock subject to such Cross Country performance stock award and (y) granted in 2023 and 2024 will be deemed vested with respect to fifty percent (50%) of the target number of shares of Cross Country common stock subject to such Cross Country performance stock award, and each such vested Cross Country performance stock award will be canceled and converted into the right to receive an amount in cash (without interest) equal to (A) the number of shares of Cross Country common stock subject to such vested Cross Country performance stock award immediately prior to the effective time multiplied by (B) the merger consideration, less any applicable withholding taxes and (ii) each Cross Country performance stock award or portion thereof that is not a vested Cross Country performance stock award will be cancelled and forfeited for no consideration.
Shares of Dissenting Stockholders
Shares of Cross Country common stock issued and outstanding immediately prior to the effective time and held by a Cross Country stockholder who (i) did not vote in favor of the merger agreement proposal or consent in writing thereto and (ii) properly and validly demanded their statutory rights of appraisal in respect of such shares of Cross Country common stock in accordance with Section 262 of the DGCL will not be converted into, or represent the right to receive, the merger consideration unless such holder fails to perfect, withdraws or otherwise loses the right to appraisal. Instead, such dissenting stockholders will be entitled to receive payment of the appraised value of such shares of Cross Country common stock in accordance with Section 262 of the DGCL.
If any dissenting stockholder fails to perfect or otherwise effectively withdraws or loses their rights of appraisal, such shares of Cross Country common stock will thereupon be deemed to have been converted into, and to have become exchangeable for, as of the effective time, the right to receive the merger consideration. For more information regarding appraisal rights, see the section titled “Appraisal Rights of Cross Country Stockholders.” In addition, a copy of Section 262 of the DGCL is attached as Annex C to this proxy statement.
Governing Documents; Officers and Directors
At the effective time and by virtue of the merger, the certificate of incorporation of Cross Country, as in effect immediately prior to the completion of the merger, will be amended and restated in its entirety as set forth in Exhibit A to the merger agreement and, as so amended and restated, will be the certificate of incorporation of the surviving corporation until further amended in accordance with applicable law.
The bylaws of Merger Sub as in effect immediately prior to the effective time will be the bylaws of the surviving corporation (except that references to the name of Merger Sub will be replaced by reference to the name of the surviving corporation) until thereafter amended in accordance with applicable law.
From and after the effective time, until their successors are duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the certificate of incorporation and the bylaws of the surviving corporation and applicable law, (i) the directors of Merger Sub at the effective time will be the directors of the surviving corporation and (ii) the officers of Merger Sub at the effective time will be the officers of the surviving corporation.
Exchange and Payment Procedures
At least three business days prior to the closing date, Parent will appoint an exchange agent reasonably acceptable to Cross Country for the purpose of exchanging for the merger consideration (i) certificates representing shares of Cross Country common stock or (ii) uncertificated shares of Cross Country common stock. At or prior to the effective time, Parent will make available to the exchange agent the aggregate merger consideration to be paid in respect of the certificated and the uncertificated shares of Cross Country common stock. Such cash merger consideration may be invested by the Exchange Agent as directed by Parent subject to certain obligations and restrictions set forth in the merger agreement. Any interest or income produced by such investment will be payable to the surviving corporation or Parent as Parent directs. Parent will be required to deposit additional funds with the Exchange Agent if the amount held by the Exchange Agent is insufficient to pay the aggregate merger consideration.
As promptly as practicable after the effective time (but no later than three business days thereafter), Parent will send, or will cause the exchange agent to send, to each Cross Country stockholder at the effective time a letter of transmittal and instructions (in each case, which will be in a form reasonably acceptable for Cross Country and finalized prior to the effective time, and which will specify that the delivery will be effected, and risk of loss and title will pass, only upon proper delivery of the certificates (or affidavits of loss in lieu thereof) or transfer of the uncertificated shares to the exchange agent) on how to surrender shares of Cross Country common stock in exchange for the merger consideration.
Each holder of shares of Cross Country common stock that have been converted into the right to receive the merger consideration will be entitled to receive, upon (i) surrender to the exchange agent of a certificate (or affidavit of loss in lieu thereof), together with a properly completed letter of transmittal, or (ii) receipt of an “agent’s message” by the exchange agent (or such other evidence, if any, of transfer as the exchange agent may reasonably request) in the case of a book-entry transfer of uncertificated shares, the merger consideration payable for each certificated share and each uncertificated share of Cross Country common stock. Until so surrendered or transferred (including by providing affidavits of loss, as applicable), each such certificated share or uncertificated share will represent from and after the effective time for all purposes only the right to receive such merger consideration. No interest will be paid or will accrue on the cash payable upon surrender of any such shares of Cross Country common stock.
If any portion of the merger consideration is to be paid to a person other than the person in whose name the surrendered certificate (or affidavit of loss in lieu thereof) or the transferred uncertificated share of Cross Country common stock is registered, it will be a condition to such payment that (i) either such certificate (or affidavit of loss) will be properly endorsed or will otherwise be in proper form for transfer or such uncertificated share be properly transferred and (ii) the person requesting such payment will pay to the exchange agent any transfer or other taxes required as a result of such payment or establish to the satisfaction of the exchange agent that such tax has been paid or is not payable.

Lost Certificates
In the event that a certificate is lost, stolen or destroyed, after the person claiming such certificate to be lost, stolen or destroyed, (i) makes an affidavit of that fact and (ii) if required by Parent or the exchange agent, posts a bond in such reasonable amount as Parent or the exchange agent may direct as indemnity against any claim that may be made against it with respect to such certificate, the exchange agent will pay, in exchange for such lost, stolen or destroyed certificate, the merger consideration payable in respect of such shares of Cross Country common stock represented by the certificate(s).
Rights of Cross Country Stockholders Following the Effective Time; Transfers Following the Effective Time
From and after the effective time, all holders of shares of Cross Country common stock will cease to have any rights as Cross Country stockholders other than the right to receive the merger consideration upon the surrender of such shares, without interest. From and after the effective time, the stock transfer books of Cross Country will be closed with respect to all shares of Cross Country common stock outstanding immediately prior to the effective time.
None of Parent, the surviving corporation or the exchange agent will be liable to any person with respect to any portion of the merger consideration delivered to a governmental authority if required by any applicable abandoned property, escheat or similar law.
Any portion of the merger consideration made available to the exchange agent (and any interest or other income earned thereon) that remains unclaimed by the holders of Cross Country common stock 12 months after the effective time will be returned to Parent, upon demand, and such Cross Country stockholders must thereafter look only to Parent for payment of the merger consideration.
Withholding Rights
Cross Country, the surviving corporation and any of their respective affiliates or agents (including the exchange agent) will be entitled to deduct and withhold from any amounts otherwise payable pursuant to the merger agreement such amounts as are required to be deducted or withheld under the Code (as defined below) or any other applicable tax law. Any amounts so deducted or withheld will be paid over to the appropriate taxing authority and be treated for all purposes of the merger agreement as having been paid to the person in respect of which such deduction or withholding was made.
Guarantee by Aya
Aya has irrevocably guaranteed the payment and performance of all of Parent’s and Merger Sub’s obligations under the merger agreement.
Representations and Warranties
The merger agreement contains customary representations and warranties of the parties. These include representations and warranties of Cross Country with respect to:
•	the due organization, existence, good standing and qualification of Cross Country and its subsidiaries to carry on their respective businesses;
•
the corporate power and authority to execute, deliver and perform the merger agreement and to consummate the transactions contemplated by the merger agreement and the enforceability of the merger agreement against Cross Country;

•	the vote of the Cross Country stockholders required to adopt the merger agreement;
•
the Cross Country board of directors’ determination of the fairness of the merger agreement and the transactions contemplated thereby to Cross Country and its stockholders, declaration of the advisability of the merger agreement and the transactions contemplated thereby, approval of the merger agreement, the performance by Cross Country of the agreements contained in the merger agreement and the consummation of the transactions contemplated in the merger agreement and resolution to recommend (subject to the exceptions set forth under the sections titled “The Merger Agreement—No Shop; Restrictions on Solicitation of Acquisition Proposals” and “The Merger Agreement—Change of Recommendation; Match Rights”) that the Cross Country stockholders adopt the merger agreement;

•	required regulatory filings and authorizations and consents or approvals of governmental authorities;
•
assuming receipt of the stockholder approval and required regulatory approvals, the absence of (i) certain breaches, violations, defaults or consent requirements under certain contracts, permits, organizational documents and laws and (ii) the creation or imposition of any lien (other than certain permitted liens) on any assets of Cross Country or its subsidiaries, in each case arising out of the execution, delivery and performance of, and consummation of the transactions contemplated by, the merger agreement;

•
the capitalization of Cross Country and its subsidiaries, including the number of authorized shares of Cross Country common stock and preferred stock, outstanding shares of Cross Country common stock, preferred stock, common stock subject to outstanding restricted stock awards and common stock subject to outstanding performance stock awards;

•	ownership of subsidiaries;
•
the reports, schedules, forms, statements and other documents required to be filed with or furnished to the SEC and other regulatory agencies by Cross Country and its subsidiaries and the accuracy of the information contained in those documents;

•	the financial statements of Cross Country and Cross Country’s internal system of disclosure controls and procedures concerning financial reporting;
•	the disclosure documents required to be filed by Cross Country with the SEC in connection with the merger (including this proxy statement);
•	the absence of certain changes or events since September 30, 2024;
•	the absence of certain undisclosed material liabilities;
•	compliance with applicable laws and permits by Cross Country and its subsidiaries and the possession of necessary permits;
•	compliance with applicable anti-corruption laws (including internal controls designed to ensure compliance) and export/import laws;
•	the absence of proceedings or orders against Cross Country or any of its subsidiaries;
•	real property leased by Cross Country and its subsidiaries;
•	ownership of or rights with respect to the material intellectual property of Cross Country and its subsidiaries;
•	compliance with privacy and data protection requirements and other data privacy matters;
•	the payment of taxes, the filing of tax returns and other tax matters related to Cross Country and its subsidiaries;
•	compensation and benefits plans, agreements and arrangements with or concerning employees of Cross Country and its subsidiaries;
•	compliance with laws related to labor and employment by Cross Country and its subsidiaries;
•	compliance with environmental laws and permits by Cross Country and its subsidiaries and other environmental matters;
•	certain material contracts of Cross Country and its subsidiaries and the absence of breaches or defaults in respect thereof;
•	certain matters related to the insurance policies and arrangements of Cross Country and its subsidiaries;
•	absence of any brokers’ and finders’ fees and other expenses payable by Cross Country in connection with the merger, other than those payable to BofA Securities and UBS Securities, LLC;
•	receipt of the opinion of Cross Country’s financial advisor;
•	the applicability of, and Cross Country’s compliance with, certain state takeover statutes; and
•
the acknowledgement that there are no further representations and warranties made by or on behalf of Parent and Merger Sub, other than in the merger agreement or in any certificate delivered in connection therewith.

The merger agreement also contains customary representations and warranties of Parent. These include representations and warranties with respect to:
•	the due organization, existence, good standing and qualification of each of Parent and Merger Sub to carry on their respective businesses;
•
the corporate power and authority of each of Parent and Merger Sub to execute, deliver and perform the merger agreement and to consummate the transactions contemplated by the merger agreement and the enforceability of the merger agreement against them;

•	required regulatory filings and authorizations and consents or approvals of governmental authorities;
•
the absence of (i) certain breaches, violations, defaults or consent requirements under certain contracts, organizational documents and laws and (ii) the creation or imposition of any lien on any assets of Parent or Merger Sub, in each case arising out of the execution, delivery and performance of, and consummation of the transactions contemplated by, the merger agreement;

•	the accuracy of information supplied by Parent to be included in this proxy statement;
•	the absence of certain proceedings or orders against Parent or its subsidiaries, including the absence of any proceeding related to the merger;
•	absence of any brokers’ and finders’ fees and other expenses payable by Parent or Merger Sub in connection with the merger;
•	the sufficiency of Parent’s immediately available funds to pay the aggregate merger consideration, and any other amounts to be paid by it under the merger agreement;
•	the acknowledgement that Aya is the “ultimate parent entity” of Aya, Parent and their respective subsidiaries, including all of the business of “Aya Healthcare”;
•	the ownership of Parent by Aya;
•	the solvency of the surviving corporation after the consummation of the merger;
•	beneficial ownership of shares of Cross Country common stock by Parent, Merger Sub or any of their respective affiliates; and
•
the acknowledgement that there are no further representations and warranties made by or on behalf of Cross Country, other than in the merger agreement or in any certificate delivered in connection therewith.

The representations and warranties in the merger agreement do not survive the closing or termination of the merger agreement.
Certain of the representations and warranties made by the parties are qualified as to “knowledge,” “materiality” or “material adverse effect,” as defined in the merger agreement and/or described below and/or speak as of or with respect to a certain date or period of time.
Material Adverse Effect
Many of Cross Country’s representations and warranties in the merger agreement are qualified by a “Cross Country material adverse effect” standard (that is, they will not be deemed to be untrue or incorrect unless their failure to be true or correct has had or would reasonably be expected to have, individually or in the aggregate, a Cross Country material adverse effect). For purposes of the merger agreement, a “Cross Country material adverse effect” means any change, effect, development, circumstance, condition, fact, state of facts, event or occurrence that, individually or in the aggregate, (A) would reasonably be expected to prevent or materially impair Cross Country’s ability to consummate the transaction contemplated by the merger agreement on or before the end date or (B) has had, or would reasonably be expected to have, a material adverse effect on the financial condition, business or results of operations of Cross Country and its subsidiaries, taken as a whole, provided that for purposes of clause (B), excluding any change, effect, development, circumstance, condition, fact, state of facts, event or occurrence arising out of or resulting from:
•	changes or prospective changes in GAAP or the interpretation thereof;
•	changes or prospective changes in applicable law or the interpretation thereof;

•
general economic, political, regulatory, legal or tax conditions in the United States or any other country or region, including changes in financial, credit, securities, commodities or currency markets (including changes in interest or exchange rates), and the imposition or adjustment of tariffs;

•	changes or conditions generally affecting any of the industries in which Cross Country or any of its subsidiaries operates;
•
geopolitical conditions (including the current dispute and conflict between the Russian Federation and Ukraine and the current conflict in the Middle East, and any evolutions or escalations thereof and any sanctions or other applicable laws, directives, policies, guidelines or recommendations promulgated by any governmental authority in connection therewith), the outbreak or escalation of hostilities, acts of war, sabotage, terrorism, cyberattacks, protests, riots, strikes, global health conditions (including any epidemic, pandemic or disease outbreak) or fires, floods, earthquakes, weather events or other disasters, or any action taken by any governmental authority in response to any of the foregoing;

•
the execution, delivery and performance of the merger agreement or the announcement or consummation of the transactions contemplated by the merger agreement or the identity of or any facts or circumstances relating to Parent or any of its affiliates, including the impact of any of the foregoing on the relationships, contractual or otherwise, of Cross Country and any of its subsidiaries with customers, suppliers, service providers, employees, governmental authorities or any other person and any stockholder or derivative litigation related thereto (provided that this bullet will not apply to any representation or warranty to the extent such representation or warranty expressly purports to address, as applicable, the consequences resulting from the execution, delivery and performance of the merger agreement or the consummation of the transactions contemplated by the merger agreement);

•	any actions taken (or omitted to be taken) by Cross Country, in each case, which Parent has expressly approved, consented to or requested in writing after December 3, 2024;
•
any failure by Cross Country or any of its subsidiaries to meet any internal or published budgets, projections, forecasts or predictions of financial performance or integration synergies for any period (it being understood that any underlying facts giving rise or contributing to the failure or changes described in this bullet that are not otherwise excluded from the definition of an “Cross Country material adverse effect” may be taken into account in determining whether there has been a material adverse effect);

•
changes in the price or trading volume of Cross Country common stock or any other securities of Cross Country on Nasdaq or any other market on which such securities are quoted for purchase and sale or changes in the credit ratings of Cross Country (it being understood that any underlying facts giving rise or contributing to the failure or changes described in this bullet that are not otherwise excluded from the definition of an “Cross Country material adverse effect” may be taken into account in determining whether there has been a material adverse effect); or

•
any actions taken (or omitted to be taken) by any party that are required, expressly contemplated or permitted to be taken (or omitted to be taken) pursuant to the merger agreement, including any actions under the merger agreement to obtain any approvals, consents, registrations, permits, authorizations and other confirmations under applicable competition laws for the consummation of the merger;

except, with respect to bullets one, two, three, and four above, to the extent that such change, effect, development, circumstance, condition, fact, state of facts, event or occurrence is disproportionately adverse to Cross Country and its subsidiaries relative to others in the industry or industries in which Cross Country and its subsidiaries operate, in which case only the incremental material and disproportionate adverse change, effect, development, circumstance, condition, fact, state of facts, event or occurrence may be taken into account in determining whether a material adverse effect has occurred or would reasonably be expected to occur.
Certain of Parent’s representations and warranties in the merger agreement are qualified by a “Parent material adverse effect” standard (that is, it will not be deemed to be untrue or incorrect unless its failure to be true or correct has had or would reasonably be expected to have, individually or in the aggregate, a Parent material adverse effect). A “Parent material adverse effect” means any change, effect, development, circumstance, condition, fact, state of facts, event or occurrence that that would reasonably be expected to prevent, impair or materially delay the ability of Parent or Merger Sub to perform its obligations under the merger agreement or consummate the merger or the other transactions contemplated thereby.

Conduct of Businesses of Cross Country Prior to Completion of the Merger
The merger agreement provides for certain restrictions on Cross Country’s and its subsidiaries’ activities until the effective time. In general, except as required or expressly contemplated or permitted by the merger agreement, as required by applicable law or as consented to in writing by Parent (which may not be unreasonably withheld, conditioned or delayed), subject to specified exceptions set forth in the merger agreement and the disclosure schedules thereto, Cross Country will, and will cause its subsidiaries to, (i) use reasonable best efforts to conduct its business in the ordinary course of business and (ii) use commercially reasonably efforts to preserve intact the material components of its current business organizations and relationships and goodwill with suppliers, customers, governmental authorities and other material business relations,
In addition, except as required or expressly contemplated or permitted by the merger agreement, as required by applicable law or as consented to in writing by Parent (which may not be unreasonably withheld, conditioned or delayed), subject to specified exceptions set forth in the merger agreement and the disclosure schedules thereto, Cross Country will not, and will cause its subsidiaries not to:
•	amend its certificate of incorporation, bylaws or other similar organizational documents;
•
(i) split, combine or reclassify any shares of its capital stock, (ii) declare, set aside or pay any dividend or other distribution (whether in cash, shares or property or any combination thereof) in respect of its capital stock, except for dividends or other such distributions by any of its subsidiaries, or (iii) redeem, repurchase or otherwise acquire or offer to redeem, repurchase or otherwise acquire any securities of Cross Country, except for an employee’s “sell to cover” right or as otherwise required by the terms of any Cross Country plan;

•
issue, deliver or sell, or authorize the issuance, delivery or sale of, any securities of Cross Country or its subsidiaries, other than the issuance of (i) any Cross Country equity awards as set forth in the disclosure schedules or (ii) any Cross Country common stock upon the vesting, exercise or settlement of Cross Country equity awards in accordance with their terms, outstanding on December 3, 2024 or issued (or modified) after December 3, 2024 in accordance with the terms of the merger agreement;

•
acquire (by merger, consolidation, acquisition of shares or assets or otherwise), directly or indirectly, any securities or businesses, other than (i) acquisitions that do not exceed $5 million individually or $10 million in the aggregate and (ii) the purchase of materials from suppliers or vendors in the ordinary course of business;

•	enter into any new material line of business outside the existing business of Cross Country and its subsidiaries as of December 3, 2024;
•
(i) sell, lease, license or otherwise transfer any of its material businesses or assets, other than (a) sales of inventory and obsolete equipment in the ordinary course of business or (b) with respect to intellectual property, non-exclusive licenses or sublicenses granted in the ordinary course of business, or (ii) encumber or subject to any material lien (other than any permitted lien) any material asset of Cross Country or its subsidiaries (other than pursuant to contracts in effect prior to December 3, 2024 and set forth in the disclosure schedule or entered into after December 3, 2024 in compliance with the merger agreement);

•	abandon or voluntarily permit to lapse any material Cross Country-owned intellectual property;
•
make or authorize any capital expenditure other than any capital expenditures that: (i) are provided for in Cross Country’s expense budget set forth in the disclosure schedule; or (ii) when added to all other capital expenditures made on behalf of Cross Country and its subsidiaries since December 3, 2024 but not provided for in the capital expense budget, do not exceed $1 million in the aggregate;

•
other than in connection with actions permitted in bullet three above, make any material loans, advances or capital contributions to, or investments in, any other person other than (i) loans or advances among Cross Country and any of its subsidiaries and capital contributions to or investments in its subsidiaries and (ii) trade credit and similar loans and advances made to employees, customers and suppliers in the ordinary course of business;

•
incur any indebtedness for borrowed money (or guarantees thereof), other than (i) borrowings under Cross Country’s existing credit agreements or (ii) indebtedness incurred between Cross Country and any of its wholly-owned subsidiaries or between any of such wholly-owned subsidiaries or guarantees by Cross Country of indebtedness of any wholly-owned subsidiary of Cross Country;

•
other than in connection with any stockholder or derivative litigation, commence or settle any proceedings that would require a payment by Cross Country in excess of $1.5 million individually or $5 million in the aggregate (in each case net of amounts covered by insurance or indemnification agreements with third parties), other than (i) as required by the terms of any settlement agreement in effect as of December 3, 2024 or (ii) claims reserved against in Cross Country’s and its subsidiaries’ consolidated financial statements (for amounts not materially in excess of such reserves); provided that, in the case of each of clause (i) and (ii), the payment, discharge, settlement or satisfaction of such proceedings does not include any material obligation (other than the payment of money and confidentiality and other similar obligations incidental to such settlement) to be performed, or the admission of material wrongdoing, by Cross Country or any of its subsidiaries or any of their respective officers or directors;

•
except in the ordinary course of business, or as otherwise permitted by the above or below bullets (i) amend or modify in any material respect or terminate (other than any termination in accordance with the terms of an existing material contract) any material contract or (ii) enter into any new material contract;

•
other than in the ordinary course of business or as otherwise permitted by the merger agreement or as required under the terms of any Cross Country plan as in effect on December 3, 2024, or as set forth on the disclosure schedule, (i) grant or increase any severance or termination pay to (or amend any existing severance pay or termination arrangement with) any service provider, (ii) materially increase salary, wages or other compensation or benefits payable to any service provider, (iii) establish, adopt, terminate or materially amend any Cross Country plan (or any plan, program, arrangement, practice or agreement that would be a Cross Country plan if it were in existence on December 3, 2024) or (iv) terminate any executive officer of Cross Country, other than for cause;

•	adopt a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization or Cross Country (other than the merger);
•	change Cross Country’s methods of accounting, except as required by concurrent changes in GAAP or in Regulation S-X of the Exchange Act, as agreed to by Cross Country’s independent public accountants;
•
except in the ordinary course of business, make, change or revoke any material tax election, change any tax accounting period, make any material change in any of its methods of tax accounting or settle or compromise any material tax claim, audit or assessment;

•	form any subsidiary that is not wholly-owned by Cross Country or its subsidiaries;
•
enter into any collective bargaining agreement or other contract with any labor union or other labor organization or recognize or certify any labor union, works council or other labor organization as the bargaining representative for any employees of Cross Country or its subsidiaries;

•
implement a “mass layoff” or effectuate a “plant closing” (each as defined in the Worker Adjustment and Retraining Notification Act of 1988 or any similar applicable law) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of Cross Country or any of its subsidiaries; or

•	commit to do any of the foregoing.
Conduct of Businesses of Parent Prior to Completion of the Merger
The merger agreement also provides for certain restrictions on Parent’s activities until the effective time. In general, Parent will not, and will cause its affiliates not to, take any action or fail to take any action that is intended to, or would reasonably be expected to, individually or in the aggregate, prevent, materially delay or materially impede the ability of Parent and Merger Sub to consummate the merger or the other transactions contemplated by the merger agreement, including the financing thereof.

Special Meeting and Board Recommendation
Cross Country must duly call and give notice of and commence mailing of the proxy statement to Cross Country’s stockholders as soon as reasonably practicable following the date the SEC staff advises that it has no further comments on the proxy statement or that Cross Country may commence mailing the proxy statement. As soon as reasonably practicable following the commencement of the mailing of the proxy statement, Cross Country must convene and hold a meeting of the Cross Country stockholders in accordance with the DGCL, the Exchange Act and applicable requirements of the Nasdaq for the purposes of submitting the merger agreement proposal to its stockholders for adoption. The special meeting constitutes that required meeting of the Cross Country stockholders.
Subject to the ability of the Cross Country board of directors to make an adverse recommendation change, the Cross Country board of directors is required to recommend to Cross Country stockholders the adoption of the merger agreement, and Cross Country is required to include that recommendation in this proxy statement and use reasonable best efforts to obtain from Cross Country stockholders the approval of the merger agreement proposal.
Under the terms of the merger agreement, Cross Country may adjourn or postpone the Cross Country special meeting (i) with the consent of Parent or (ii) to the extent Cross Country believes in good faith that such adjournment or postponement is reasonably necessary (a) to ensure that any required supplement or amendment to the proxy statement is provided to holders of shares of Cross Country common stock within a reasonable amount of time in advance of the meeting, (b) to allow reasonable additional time to solicit additional proxies necessary to obtain the Cross Country stockholder approval (including after commencement of an acquisition proposal that is a tender offer or exchange offer), (c) to ensure there are sufficient shares of Cross Country common stock represented and voting to constitute a quorum necessary to conduct the business of the special meeting or (d) otherwise where required to comply with applicable law. However, the Cross Country special meeting may not be held on a date later than the earlier of (x) thirty days after the date for which the special meeting was originally scheduled (plus in the case of clauses (ii)(a) and (ii)(d) above, any postponements or adjournments required by applicable law) and (y) three business days before the end date.
No Shop; Restrictions on Solicitation of Acquisition Proposals
Under the terms of the merger agreement, subject to certain exceptions described below, Cross Country has agreed that, from and after December 3, 2024 until the earlier to occur of the termination of the merger agreement and the effective time, Cross Country will not, will cause its subsidiaries not to, and will instruct its and their respective representatives not to, directly or indirectly:
•
solicit, initiate or take any action to knowingly facilitate or encourage the submission of (including by way of furnishing non-public information) any inquiry or proposal that constitutes, or could reasonably be expected to lead to, any acquisition proposal;

•
engage, facilitate or participate in any discussions or negotiations with, furnish any material nonpublic information relating to Cross Country or any of its subsidiaries or afford access to the business, properties, assets, books or records of Cross Country or any of its subsidiaries to, or otherwise knowingly cooperate with, any third party, in each case relating to an acquisition proposal by such third party;

•
approve, endorse or recommend (or publicly propose to approve, endorse or recommend) any inquiry, proposal or offer that constitutes, or would reasonably be expected to lead to, an acquisition proposal;

•
(i) withhold (or qualify or modify in a manner adverse to Parent or Merger Sub) the Cross Country board of directors’ recommendation that Cross Country stockholders adopt the merger agreement and the transactions contemplated thereby, or fail to include such recommendation in this proxy statement or (ii) fail to recommend in a Solicitation/Recommendation Statement on Schedule 14D-9, against any acquisition proposal that is a tender offer or exchange offer subject to Regulation D promulgated under the Exchange Act within ten business days after the commencement (within the meaning of Rule 14d-2 under the Exchange Act) of such tender offer or exchange offer; or

•
enter into any letter of intent, term sheet, memorandum of understanding, merger agreement, acquisition agreement, option agreement, share exchange agreement, joint venture agreement, or other agreement providing for, or that could reasonably be expected to lead to, an acquisition proposal.

The foregoing restrictions do not prohibit Cross Country or any of its subsidiaries from amending, modifying or granting (on a confidential, non-public basis) any waiver or release under any standstill, confidentiality or similar agreement of Cross Country or its subsidiaries, in the event that the Cross Country board of directors (or any committee thereof) concludes in good faith, after consultation with its outside legal counsel, that the failure to take such action would be reasonably likely to be inconsistent with its fiduciary duties under applicable law.
In addition, under the merger agreement Cross Country has agreed to, and did (i) request in writing that each person that had previously executed a confidentiality agreement in connection with its consideration of an acquisition proposal or any inquiry or proposal that constitutes, or would reasonably be expected to lead to, any acquisition proposal promptly destroy or return to Cross Country all nonpublic information previously furnished by Cross Country or any of its representatives to such person or any of its representatives in accordance with the terms of such confidentiality agreement and (ii) terminate access to any physical or electronic data rooms relating to a possible acquisition proposal by such person and its representatives.
Notwithstanding the prohibitions described above, prior to Cross Country stockholders’ adopting the merger agreement, Cross Country, directly or indirectly through its representatives, may (i) engage in negotiations or discussions with any third party and its representatives that has made a bona fide acquisition proposal (that was not solicited in violation of and did not otherwise result from a breach of the no shop restrictions described above) that the Cross Country board of directors determines in good faith, after consultation with its outside legal counsel and financial advisor constitutes or could reasonably be expected to lead to a superior proposal, and (ii) furnish to such third party or its representatives nonpublic information relating to Cross Country or any of its subsidiaries and afford access to the business, properties, assets, books or records and personnel of Cross Country or any of its subsidiaries pursuant to an acceptable confidentiality agreement, provided that Cross Country also substantially concurrently provides or makes available to Parent or its representatives the same such nonpublic information (to the extent not previously provided to Parent).
Cross Country is obligated to notify Parent promptly (and in any event within 24 hours) of any receipt by Cross Country or its representatives of any acquisition proposal or any offers, proposals, inquiries or indications of interest for discussions or negotiations with respect thereto that could reasonably be expected to lead to an acquisition proposal, including to the extent known to Cross Country, (i) the identity of the person making the acquisition proposal or offer and (ii) a summary of the material terms and conditions thereof, and Cross Country will keep Parent reasonably informed as to the status thereof, including any material amendment or modification to the material terms of any previously received acquisition proposal.
An “acquisition proposal” for purposes of the merger agreement means any inquiry, indication of interest, proposal or offer from any person or group, other than Parent and its subsidiaries, relating to any:
•
direct or indirect acquisition (whether in a single transaction or a series of related transactions) of assets of Cross Country or its subsidiaries (including securities of Cross Country’s subsidiaries) equal to 20% or more of the consolidated assets of Cross Country, or to which 20% of more of the revenues or earnings of Cross Country on a consolidated basis are attributable;

•
direct or indirect acquisition or issuance (whether in a single transaction or a series of related transactions) of (1) 20% or more of any class of equity or voting securities of Cross Country or (2) any equity or voting securities of Cross Country or any of Cross Country’s subsidiaries representing, directly or indirectly, 20% or more of the consolidated assets of Cross Country or 20% or more of the revenues or earnings of Cross Country and its subsidiaries on a consolidated basis;

•
tender offer or exchange offer that, if consummated, would result in such person or group beneficially owning (1) 20% or more of any class of equity or voting securities of Cross Country or (2) any equity or voting securities of Cross Country or any of its subsidiaries whose assets, individually or in the aggregate, constitute 20% or more of the consolidated revenues of Cross Country and its subsidiaries, representing directly or indirectly, 20% or more of the consolidated assets of Cross Country and its subsidiaries or 20% or more of the revenues or earnings of Cross Country and its subsidiaries on a consolidated basis; or

•
merger, consolidation, share exchange, business combination, joint venture, reorganization, recapitalization, liquidation, dissolution or similar transaction involving Cross Country or any of its subsidiaries, under which such person or group would acquire, directly or indirectly (A) assets (including securities of Cross Country’s subsidiaries) equal to 20% or more of the consolidated assets of Cross Country and its subsidiaries, or to which 20% or more of the revenues or earnings of Cross Country and its subsidiaries on a consolidated basis are attributable or (B) beneficial ownership of (1) 20% or more of any class of equity or voting securities of Cross Country or (2) any equity or voting securities of Cross Country or any of Cross Country’s subsidiaries representing, directly or indirectly, 20% or more of the consolidated assets of Cross Country and its subsidiaries or 20% or more of the revenues or earnings of Cross Country and its subsidiaries on a consolidated basis.
A “superior proposal” for purposes of the merger agreement means a bona fide written acquisition proposal (but substituting “50%” for all references to “20%” in the definition of acquisition proposal) that did not result from a breach of Cross Country’s non solicitation obligations that the Cross Country board of directors determines in good faith, after consultation with its outside legal counsel and financial advisor, is more favorable from a financial point of view to Cross Country stockholders than the merger, in each case, taking into consideration:
•	any relevant factors as determined by the Cross Country board of directors; and
•
if applicable, any changes to the terms of the merger agreement proposed by Parent pursuant to Parent’s “match rights,” described below under “—Change of Recommendation; Match Rights” that, if accepted by Cross Country, would be binding on Parent.

Change of Recommendation; Match Rights
The merger agreement requires the Cross Country board of directors to recommend that Cross Country stockholders adopt the merger agreement and the transactions contemplated thereby and not make an adverse recommendation change as described above. Notwithstanding the foregoing, prior to Cross Country stockholders adopting the merger agreement, the Cross Country board of directors may:
•
in response to a bona fide acquisition proposal (that was not solicited in violation of and did not otherwise result from a breach of Cross Country’s non-solicitation obligations) that the Cross Country board of directors has determined in good faith, after consultation with its outside legal counsel and financial advisor, constitutes a superior proposal, make an adverse recommendation change or terminate the merger agreement in order to substantially concurrently enter into a written definitive agreement for such superior proposal; and

•
in response to an intervening event, make an adverse recommendation, if the Cross Country board of directors determines in good faith after consultation with its outside legal counsel and financial advisor that the failure to take such action would be reasonably expected to be inconsistent with its fiduciary duties under applicable law.

Notwithstanding the foregoing, prior to making an adverse recommendation change, Cross Country must provide Parent three business days’ prior written notice advising Parent that it intends to take such action. The notice must specify the reasons for the adverse recommendation change and (i) in the case of a superior proposal, attach a copy of all proposed agreements and other documents and information described above under the section “—No Shop; Restrictions on Solicitation of Acquisition Proposals” for the superior proposal, if applicable, or (ii) in the case of an intervening event, a reasonably detailed description of the facts and circumstances relating to such intervening event. Cross Country must also, and must cause its representatives to, negotiate with Parent in good faith (to the extent Parent wishes to negotiate) during such three business day period prior to making an adverse recommendation change to make such adjustments to the terms and conditions of the merger agreement as Parent may propose. After such notice period, the Cross Country board of directors must have considered in good faith any revisions to the terms of the merger agreement proposed in writing by Parent that, if accepted by Cross Country, would be binding upon Parent, and must have determined in good faith, after consultation with its outside legal counsel and financial advisor, that such acquisition proposal continues to constitute a superior proposal (or in the case of an intervening event, would not obviate the need to effect the adverse recommendation change) before making such adverse recommendation change. With respect to any adverse recommendation change in response to a superior proposal, if there is any change to the financial terms (including the form, amount or timing of payment of consideration proposed to be received by Cross Country stockholders as a result of such superior proposal) or any other material terms of the then-existing superior proposal, Cross Country must again comply with the obligations described in this paragraph, except the three business day period will be replaced with a two business day period.

An “intervening event” for purposes of the merger agreement is any material event, fact, circumstance, development or occurrence first occurring after December 3, 2024 that:
•
was not known to or reasonably foreseeable by the Cross Country board of directors as of December 3, 2024, which event or circumstance becomes known to or by the Cross Country board of directors prior to receipt of the stockholder approval; or

•	was known to or reasonably foreseeable by the Cross Country board of directors as of December 3, 2024, but the material consequences of which (or the magnitude thereof) were not; and
•	in each of the preceding two bullets, does not relate to an acquisition proposal;
provided that in no event will the following constitute or be taken into account in determining the existence of an intervening event: (i) Cross Country meeting, failing to meet or exceeding any internal or published revenue or earnings forecasts or projections for any period, (ii) changes in the market price or trading volume of shares of Cross Country common stock (provided that, in the case of the foregoing clauses (i) and (ii), the underlying causes of such effect may be considered and taken into account in determining whether there has been an intervening event), and (iii) any event, fact or circumstance resulting from any breach of the merger agreement by Cross Country.
In addition, nothing in the merger agreement prohibits Cross Country or the Cross Country board of directors from (i) taking and disclosing to Cross Country stockholders a position contemplated by Rule 14d-9 and Rule 14e-2(a) promulgated under the Exchange Act (or any similar communication to stockholders in connection with the making or amendment of a tender offer or exchange offer) or from making any legally required disclosure to stockholders with regard to the transactions contemplated by the merger agreement or an offer, inquiry, proposal or indication of interest with respect to an acquisition proposal (provided that neither Cross Country nor the Cross Country board of directors may make an adverse recommendation change unless permitted by the merger agreement) or (ii) issuing a “stop, look and listen” disclosure or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act that does not include an adverse recommendation change.
Regulatory Clearances and Approvals Required for the Merger
The completion of the merger is conditioned on, among other things, the expiration or termination of any applicable waiting period (or extensions thereof) under the HSR Act.
Subject to the terms and conditions of the merger agreement, each of Cross Country and Parent has agreed to use reasonable best efforts to take, or cause their affiliates to take, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable law to consummate the transactions contemplated by the merger agreement as soon as practicable, including preparing and filing as promptly as practicable with any governmental authority or other third party all documentation to effect all necessary, proper or advisable filings, notices, petitions, statements, registrations, submissions of information, applications and other documents and obtaining and maintaining all approvals, consents, registrations, permits, authorizations and other confirmations required to be obtained from any governmental authority or other third party that are necessary, proper or advisable to consummate the transactions contemplated by the merger agreement as soon as practicable (the notices, authorizations, registrations, approvals, orders, permits, confirmations, clearances, consents and waiting period expirations or terminations from such governmental authorities with respect to the merger, collectively, the “required regulatory approvals”).
The merger cannot be completed until any applicable waiting period (and any extensions thereof) under the HSR Act relating to the merger, and any commitment to, or agreement (including any timing agreement) that was mutually agreed by Parent and Cross Country with, any governmental authority to delay the consummation of, or not to consummate before a certain date, any of the transactions contemplated by the merger agreement, have expired or been terminated. There can be no assurance that a challenge to the merger on regulatory grounds by a governmental authority or private party will not be made or, if such a challenge is made, that it would not be successful.
Each of Cross Country and Parent has agreed to (x) furnish to the other, as promptly as practicable, all information within its (or its affiliates’) control requested by such other party and required for such other party to make any application or other filing to be made by it pursuant to any applicable law in connection with the merger (provided that materials required to be provided may be redacted in certain situations), (y) respond as promptly as practicable to any inquiries received from any governmental authority for additional information or documentary material that may be requested pursuant to the HSR Act or any other applicable competition laws and will promptly take all other actions necessary, proper or advisable to cause the expiration or termination of the applicable waiting periods under the HSR Act and any other applicable competition laws as promptly as practicable, and (z) not extend any waiting period under the HSR Act or under any other applicable competition law or enter into any agreement with any governmental authority not to consummate the transactions contemplated by the merger agreement, except with the prior written consent of the other party.
If any objections are asserted with respect to the transactions contemplated by the merger agreement under the HSR Act and all other applicable laws that are designed or intended to prohibit, restrict or regulate foreign investment or mergers or acquisitions, antitrust, monopolization, lessening of competition or restraint of trade (collectively, “competition laws”) or in connection with any required regulatory approval, or if any proceeding is instituted or threatened by any governmental authority or, with respect to any competition law, a third party challenging any of the transactions contemplated by the merger agreement, Parent and Cross Country have agreed to take, or cause to be taken (including by causing their Affiliates to take), all reasonable actions necessary to resolve such objections as promptly as practicable. Without limiting the generality of the foregoing, in connection with any such objection or proceeding, but subject to the following sentence, Cross Country and Parent will, and will cause their subsidiaries and affiliates to, take all actions as may be necessary to obtain any authorization, consent or approval of a governmental authority or to avoid or eliminate any impediments under the HSR Act or any such other competition law or in connection with any required regulatory approval so as to enable the consummation of the transactions hereby to occur as promptly as practicable and in any event no later than the end date (as defined below), including, solely with respect to the Cross Country and its subsidiaries (or their respective businesses) to (i) hold separate, sell, license, divest or otherwise dispose of any of the businesses or properties or assets of Cross Country or any of its subsidiaries, (ii) terminate, amend or assign any investments or other existing relationships, or any contractual rights or obligations, (iii) terminate any venture or other arrangement, (iv) grant any right or commercial or other accommodation to, or entering into any contractual or other commercial relationship with, any third party, (v) impose limitations on Cross Country or any of its subsidiaries with respect to how they own, retain, conduct or operate their respective businesses or assets, or (vi) effectuate any other change or restructuring of Cross Country or any of its subsidiaries (clauses (i) through (vi), a “divestiture action”).
Cross Country has agreed to reasonably cooperate in all respects with Parent and Merger Sub in connection with Parent and Merger Sub’s efforts to contest and resist (i) any administrative or judicial proceeding that is initiated or threatened to be initiated challenging the merger agreement or the consummation of the transactions contemplated thereby (including seeking to have any stay or temporary restraining order entered by any court or other governmental authority vacated or reversed) and (ii) any request for the entry of, and to seek to have vacated or terminated, any order that could restrain, prevent or delay the consummation of the transactions contemplated by the merger agreement. However, none of Parent, Merger Sub, or any of their respective affiliates will be required to (i) litigate any action or proceeding, whether judicial or administrative, or to take any action to have vacated, lifted, reversed or overturned any order, in connection with the transactions contemplated by the merger agreement, except that Parent and Cross Country will be required to respond to and comply with any request for additional information or documentary material pursuant to the HSR Act issued by a governmental authority, or (ii) agree to any divestiture action (1) that would reasonably be expected to be materially adverse to Aya and its subsidiaries, taken as a whole, after giving effect to the merger, (2) that is not solely limited to Cross Country and its subsidiaries or (3) that is not conditioned upon the consummation of the merger. At the request of Parent, Cross Country will agree to any divestiture action relating to Cross Country and its subsidiaries, except that Cross Country and its subsidiaries will not be required to agree to any divestiture action that is not conditioned upon the consummation of the merger.
Each of Cross Country and Parent will (i) promptly notify the other party of any substantive communication to that party from the FTC, the Antitrust Division, any State Attorney General or any other governmental authority and, subject to applicable law, permit counsel for the other a reasonable opportunity to review, reasonably in advance, any written communication or presentation proposed to be submitted to any governmental authority and consider in good faith any comments such counsel of the other party may provide, (ii) not agree to participate in any substantive meeting or discussion with any governmental authority in respect of any filings, investigation or inquiry concerning any competition or antitrust matters in connection with the merger agreement or the merger and the other transactions contemplated by the merger agreement, unless it consults with the other party in advance and, to the extent permitted by such governmental authority, gives the other party the opportunity to attend and participate thereat and (iii) furnish the other party with copies of all filings (other than Item 4(c) and Item 4(d) documents) and material correspondences and communications between them and their affiliates and their respective representatives on the one hand, and any governmental authority or members or their respective staffs on the other hand, with respect to any competition laws in connection with the merger agreement, provided that materials required to be provided may be redacted in certain situations. Each of Cross Country and Parent will consult and cooperate with one another in connection with analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made relating to proceedings under any competition law.
Parent, in consultation with Cross Country, is entitled to direct negotiations (i) with governmental authorities regarding the clearances and approvals of the merger under the HSR Act and (ii) with third parties relating to any divestiture actions, so long as Parent’s actions in connection therewith are otherwise in accordance with Parent’s obligations under this section.
Parent will pay and be responsible for all fees, costs and expenses incurred in connection with the filing required pursuant to the HSR Act.
On December 17, 2024, each of Cross Country and Parent filed a notification of the proposed merger with the FTC and the Antitrust Division under the HSR Act. Upon agreement of Cross Country and Parent, Alan Braynin, as the Ultimate Parent Entity, voluntarily withdrew his notification and report form on Janaury 16, 2025 and refiled on January 21, 2025, which extended the applicable waiting period under the HSR Act to 11:59 p.m Eastern Time on February 20, 2025.
Although the parties expect that the required regulatory approvals will be obtained, the parties cannot assure you that such approvals will be timely obtained or obtained at all or that the granting of regulatory approvals will not involve the imposition of additional conditions on the completion of the merger, or a commitment or agreement to take remedial actions, including divesting assets or businesses, creating, modifying or transferring contractual rights or obligations or entering into supply or services agreements. Any such requirements could result in the conditions to the merger not being satisfied.
Employee Matters
At the effective time, Parent will cause each Cross Country employee as of immediately prior to the effective time whose employment continues as of such time (each, a “continuing employee”) to receive (i) an annual rate of salary or wage level, (ii) bonus opportunities (excluding equity-based compensation) and (iii) employee benefits (excluding any retiree health and defined benefit retirement benefits or severance benefits), in each case that are substantially comparable in the aggregate to what is provided to such continuing employee as of immediately prior to the effective time.
To the extent the short-term incentive bonuses for the performance period in which the effective time occurs (or the immediately preceding performance period) remain unpaid as of the closing of the merger, Parent will pay bonuses provided under the Cross Country short-term performance bonus programs for such applicable fiscal year in which the effective time occurs to each continuing employee based on an amount no less than the greater of (i) such continuing employee’s target incentive award and (ii) the incentive award earned by such continuing employee based on the actual level of performance through the latest practicable date prior to the effective time as reasonably determined by the compensation committee of the Cross Country board of directors and as provided under such incentive plan (the “short-term incentives”). The short-term incentives will be paid by Parent or its subsidiary (including the surviving corporation) at the time or times that the short-term incentives would normally be paid by Cross Country, but in all events within 60 days following the end of the applicable performance period relating to the short-term incentives.
Parent will cause the surviving corporation and any of their respective subsidiaries to (i) use its commercially reasonable efforts to the extent permissible under such plans, to waive all limitations as to any pre-existing condition or waiting periods with respect to participation and coverage requirements applicable to each continuing employee under any employee benefit plan maintained by Parent or its affiliates in which such continuing employees may be eligible to participate as of or after the effective time (such plan, an “Parent benefit plan”), to the extent pre-existing conditions and waiting periods did not apply or were satisfied under a similar Cross Country benefit plan prior to the effective time, (ii) credit each continuing employee, as of and after the effective time, to the extent permissible under such plans, for any copayments, deductibles, offsets or similar payments made during the plan year that includes the effective time for purposes of satisfying any applicable copayment, deductible, offset or similar requirements under the comparable Parent benefit plan and (iii) use its commercially reasonable efforts to give all continuing employees full credit for such continuing employees’ service with Cross Country or any of its subsidiaries for purposes of eligibility to participate (but not for purposes of vesting or benefit accrual, except for vacation and paid time off, if applicable) under any Parent benefit plan in which any continuing employee may be eligible to participate after the effective time, to the same extent and for the same purpose that such service was credited for under any similar Cross Country benefit plan immediately prior to the effective time, provided that such credit for service will not apply to, and will not be recognized for the purpose of any entitlement to participate in, or receive benefits with respect to, any retiree health or defined benefit retirement benefits or severance benefit plans, and in no event will any of the foregoing benefits result in a duplication of benefits or compensation.
Effective no later than the day immediately preceding the closing date, Cross Country will terminate any benefit plans maintained by Cross Country or its subsidiaries that Parent has requested to be terminated by providing written notice to Cross Country at least ten business days prior to the closing date. No later than the day immediately preceding the closing date, Cross Country will provide Parent with evidence that such benefit plans have been terminated.
Directors’ and Officers’ Indemnification and Insurance
Under the merger agreement, for a period of six years following the effective time, Parent is required to maintain in effect all provisions in the organizational documents of the surviving corporation and its subsidiaries regarding elimination of liability and indemnification of directors, officers, employees, fiduciaries and agents and advancement of fees, costs and expenses that are no less advantageous to the intended beneficiaries than the corresponding provisions that were in existence as of December 3, 2024.
Prior to the effective time, Cross Country will (or if Cross Country is unable to, Parent will cause the surviving corporation to) purchase a directors’ and officers’ liability insurance and fiduciary liability insurance “tail” policy for a period of six years after the effective time with respect to matters arising at or prior to the effective time with terms, conditions, retentions and limits of liability that are no less favorable than the coverage provided under Cross Country’s existing policies as of December 3, 2024, with a one-time cost not in excess of 300% of the last annual premium for Cross Country’s existing policies, and if the cost of such “tail” insurance policy would otherwise exceed such amount, the surviving corporation must purchase a policy with the greatest coverage available for a cost not exceeding such amount.
Parent and its subsidiaries are required to not amend, repeal or otherwise modify any such rights in any manner that would adversely affect any rights of such persons.
Other Covenants
The merger agreement contains additional agreements of Aya, Parent, Cross Country and Merger Sub relating to, among other things:
•	Cross Country providing Parent access to certain information of Cross Country;
•
the delisting by the surviving corporation of shares of Cross Country common stock from Nasdaq and the deregistration of such shares under the Exchange Act and the suspension of Cross Country’s reporting obligations;

•	Aya and Parent taking all action necessary to cause Merger Sub to perform its obligations under the merger agreement;
•	the coordination between Cross Country and Aya regarding press releases and other public announcements or filings relating to the transactions contemplated by the merger agreement;
•
actions to cause the disposition of equity securities of Cross Country held by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Cross Country to be exempt under Rule 16b-3 promulgated under the Exchange Act;

•
the notification of (i) any notice or other communication from a third party alleging that their consent is or may be required in connection with the merger, (ii) any written communication from any governmental authority in connection with the merger, (iii) any proceedings commenced or threatened relating to the consummation of the merger or that are otherwise material to Cross Country and its subsidiaries, taken as a whole, and (iv) the discovery of any fact or circumstance, which would be reasonably expected to cause or result in any of the conditions to the merger not being satisfied or the satisfaction of those conditions being materially delayed;

•	the notification of the defense and settlement of any litigation in connection with the merger agreement;
•
Cross Country, Parent and Merger Sub using reasonable best efforts to take such actions as are reasonably necessary to address any applicable antitakeover statute or regulation so that the merger may be consummated as promptly as practicable as contemplated by the merger agreement; and

•	If requested by Parent, Cross Country delivering to Parent resignations executed by each director and officer of Cross Country prior to the closing.
Conditions to the Merger
The respective obligations of each party to consummate the merger are subject to the satisfaction or waiver of the following conditions:
•	the stockholder approval has been obtained in accordance with the DGCL;
•	the absence of any order issued by any governmental authority prohibiting, rendering illegal or permanently enjoining the consummation of the merger; and
•
the expiration or termination of any waiting period under the HSR Act relating to the merger (or extensions thereof), and any commitment to, or agreement (including any timing agreement) that was mutually agreed by Parent and Cross Country with, any governmental authority to delay, or not consummate before a certain date, any transactions contemplated by the merger agreement.

The obligations of Parent and Merger Sub to consummate the merger are subject to the satisfaction or waiver of the following additional conditions:
•
(i) certain of Cross Country’s representations and warranties regarding corporate existence and power, corporate authorization, non-contravention, finders’ fees and the opinion of Cross Country’s financial advisor being true and correct in all material respects (other than any such representations and warranties qualified by materiality or Cross Country material adverse effect qualifications, which will be true and correct in all respects), as of December 3, 2024 and as of the closing as if made at and as of such time (other than representations and warranties that by their terms address matters only as of another specified time, which will be so true and correct as of such specified time), (ii) certain of Cross Country’s representations and warranties regarding capitalization being true and correct in all respects except for any de minimis inaccuracies as of December 3, 2024 and as of the closing (other than any such representation and warranty that by its terms addresses matters only as of another specified time, which will be true and correct in all respects except for any de minimis inaccuracies as of such specified time), (iii) certain of Cross Country’s representations and warranties regarding absence of certain changes being true and correct in all respects as of December 3, 2024 and as of the closing as if made at and as of such time, and (iv) all other of Cross Country’s representations and warranties (disregarding all materiality and Cross Country material adverse effect qualifications contained therein) being true and correct in all respects as of December 3, 2024 and as of the closing as if made at and as of such time (other than representations and warranties that by their terms address matters only as of another specified time, which will be so true only as of such time), with only such exceptions in the case of this clause (iv) where the failure of such representations and warranties to be so true and correct has not had and would not reasonably be expected to have, individually or in the aggregate, a Cross Country material adverse effect;

•
Cross Country having performed and complied in all material respects with all of the agreements and covenants required to be performed or complied with by it under the merger agreement at or prior to the effective time;

•
no Cross Country material adverse effect having occurred since December 3, 2024, that is continuing, and no effect that would, individually or in the aggregate, reasonably be expected to have a Cross Country material adverse effect; and

•	Parent having received from Cross Country a certificate signed by an executive officer of Cross Country to the effect that the conditions set forth in the foregoing three bullets have been satisfied.

The obligation of Cross Country to consummate the merger is subject to the satisfaction or waiver of the following additional conditions:
•
(i) certain of Parent’s and Merger Sub’s representations and warranties regarding corporate existence and power, corporate authorization, non-contravention and finders’ fees being true in all material respects as of the closing date (other than representations and warranties qualified by materiality or Parent material adverse effect qualifications, which will be true in all respects) as if made at and as of such time (other than representations and warranties that by their terms address matters only as of another specified time, which will be so true only as of such time) and (ii) all other of Parent’s and Merger Sub’s representations and warranties (disregarding all materiality and Parent material adverse effect qualifications contained therein) being true in all respects as of the closing date as if made at and as of such time (other than representations and warranties that by their terms address matters only as of another specified time, which will be so true only as of such time), with only such exceptions in the case of this clause (ii) where the failure of such representations and warranties to be so true and correct has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent material adverse effect;

•
each of Parent and Merger Sub having performed and complied in all material respects with all of the agreements and covenants required to be performed or complied with by them under the merger agreement at or prior to the effective time; and

•	Cross Country having received from Parent a certificate signed by an executive officer of Parent to the effect that the conditions set forth in the foregoing two bullets have been satisfied.
Neither Cross Country nor Parent may rely on the failure of any of the closing conditions described above to be satisfied as a basis for not consummating the merger or terminating the merger agreement if such failure was caused by such party’s fraud or willful breach of the agreement.
Termination of the Merger Agreement
Termination by Parent or Cross Country
The merger agreement may be terminated and the merger may be abandoned at any time prior to the effective time (notwithstanding any approval of the merger agreement by Cross Country stockholders):
•	by mutual written consent of Cross Country and Parent;
•	by either Cross Country or Parent, if:
○
the merger has not been consummated on or before September 3, 2025 (the end date); provided that if as of the end date the condition related to regulatory approval has not been satisfied or waived (to the extent permitted) but all other conditions to closing of the merger have been satisfied (or would be satisfied if the closing were to occur) the end date will be automatically extended until December 3, 2025; provided, further, that the right to terminate the merger agreement in such circumstances will not be available to any party who is in breach of, or has breached, its obligations under the merger agreement, where such breach has caused or resulted in the failure of the closing of the merger to occur on or before the end date;

○
there is any legal restraint rendering illegal or permanently enjoining the consummation of the merger and such legal restraint will have become final and non-appealable (provided that the right to terminate this agreement will not be available to any party who is in breach of, or has breached, its obligations under this agreement, where such breach has caused or resulted in such legal restraint); or

○
at the meeting of Cross Country stockholders (including any adjournment or postponement thereof), which is duly convened and at which a vote on the adoption of the merger agreement has been taken, the stockholder approval is not obtained.

Termination by Cross Country
The merger agreement may be terminated at any time prior the effective time by Cross Country if:
•
prior to Cross Country stockholders adopting the merger agreement, the Cross Country board of directors authorizes Cross Country to enter into a written definitive agreement concerning a superior proposal in accordance with the terms and conditions described under “—No Shop; Restrictions on Solicitation of

Acquisition Proposals” and “—Change of Recommendation; Match Rights” (and with such agreement being entered into substantially concurrently with the termination of the merger agreement), subject to the concurrent payment to Parent of the $20 million termination fee described below; or
•
Parent and/or Merger Sub have breached any representation or warranty or failed to perform any covenant or agreement under the merger agreement that (i) would cause any of the conditions to Cross Country’s obligations to consummate the merger not to be satisfied and (ii) is incapable of being cured or, if capable of being cured, is not cured within 30 calendar days after its receipt of written notice thereof from Cross Country (or, if earlier, one business day prior to the end date); provided that Cross Country is not in breach of any provision of the merger agreement and there is no inaccuracy of any of its representations and warranties, where such a breach or inaccuracy caused or resulted in the failure of the conditions to Parent’s obligations to close the merger related to the absence of Cross Country’s breach of the merger agreement to be satisfied.

Termination by Parent
The merger agreement may be terminated at any time prior to the effective time by Parent if:
•
prior to Cross Country stockholders adopting the merger agreement, the Cross Country board of directors has made an adverse recommendation change as described under “—No Shop; Restrictions on Solicitation of Acquisition Proposals” or “—Change of Recommendation; Match Rights;”

•
prior to Cross Country stockholders adopting the merger agreement, Cross Country commits a material breach of any of its obligations related to the special meeting as described under “—Special Meeting and Board Recommendation” or the non-solicitation restrictions as described under “—No Shop; Restrictions on Solicitation of Acquisition Proposals” or “—Change of Recommendation; Match Rights”; or

•
Cross Country has breached any representation or warranty or failed to perform its covenants or agreements under the merger agreement that (i) would cause any of the conditions to Parent’s obligations to consummate the merger to not be satisfied and (ii) is incapable of being cured or, if capable of being cured, is not cured within 30 calendar days after its receipt of written notice thereof from Parent (or, if earlier, one business day prior to the end date); provided that Parent or Merger Sub is not in breach of any provision of the merger agreement and there is no inaccuracy of, any of its representations and warranties, where such a breach or inaccuracy caused or resulted in the failure of the conditions to Cross Country’s obligations to close the merger related to the absence of Parent’s or Merger Sub’s breach of the merger agreement to be satisfied.

Termination Fees and Expenses
Cross Country Termination Fee
The merger agreement provides that Cross Country will pay Parent a termination fee of $20 million if:
•	Cross Country terminates the merger agreement to enter into a definitive agreement with respect to a superior proposal;
•	Parent terminates the merger agreement after the Cross Country board of directors has made an adverse recommendation change; or
•
(A) the merger agreement is terminated by (i) Parent or Cross Country because the Cross Country stockholders did not approve the merger at the special meeting, (ii) Parent or Cross Country, prior to the receipt of the stockholder approval, because the merger has not been consummated by the end date or (iii) Parent because of (x) Cross Country’s breach of its obligations related to the stockholders meeting or its no-shop obligations in each case prior to the receipt of the stockholder approval, or (y) Cross Country’s breach of or failure to perform or comply with one or more of its representations, warranties, covenants or agreements under the merger agreement, (B) after December 3, 2024 and prior to the applicable termination (or, in the case of a termination because the Cross Country stockholders did not approve the merger at the special meeting, the special meeting), an acquisition proposal is publicly announced and not withdrawn and (C) within 12 months of such termination, Cross Country enters into a definitive agreement with respect to such acquisition proposal and such acquisition proposal is consummated. For purposes of this bullet, the term “acquisition proposal” has the meaning assigned to such term as described under “—No Shop; Restrictions on Solicitation of Acquisition Proposals” except that all references to “20%” are replaced with references to “50%.”
In no event will Cross Country be obligated to pay the termination fee on more than one occasion.
Parent Termination Fee
The merger agreement provides that Parent will pay Cross Country a termination fee of $20 million if Cross Country or Parent terminates the merger agreement because (a)(i) the merger has not been consummated by the end date and, at the time of such termination, the conditions regarding legal restraints (with respect to competition laws) or antitrust approval under the HSR Act have not been satisfied or (ii) there is a legal restraint with respect to competition laws in place, and at the time of such termination described in clauses (i) and (ii) above, all the conditions to Parent’s obligations to close would be satisfied or waived if the closing were to occur on the termination date (or would not be satisfied as a result of the same facts that resulted in the conditions related to legal restraints or regulatory approval not being satisfied) or (b) as a result of a material breach by Parent of its obligations related to regulatory approval.
In no event will Parent be obligated to pay the termination fee on more than one occasion.
Effect of Termination
In the event of termination of the merger agreement in accordance with the terms of the merger agreement, the merger agreement will become void and of no effect (except the provisions relating to the confidentiality agreements between the parties, public announcements, the effect of termination, termination fees and certain other provisions, together with the confidentiality agreement and clean team agreement between Cross Country and Aya, will survive any such termination) without liability of any party to the other parties to the merger agreement; provided that, if such termination results from fraud or willful breach, such party will be fully liable for any and all liabilities and damages (which Cross Country and Parent acknowledge and agree will not be limited to reimbursement of expenses or out-of-pocket costs, and will include the benefit of the bargain lost by a party’s stockholders (including, in the case of Cross Country, the premium reflected in the merger consideration, which was specifically negotiated by the Cross Country board of directors on behalf of Cross Country’s stockholders and taking into consideration all other relevant matters, including other combination opportunities and the time value of money), which will be deemed in such event to be damages of such party as determined by the trier of fact) incurred or suffered by the other parties as a result of such fraud or willful breach.
Remedies; Specific Performance
The merger agreement provides that, upon any termination of the merger agreement under circumstances where a termination fee is payable by Cross Country or Parent, as applicable, the other party’s right to receive such termination fee will be the sole and exclusive remedy of the applicable party in connection with the merger agreement and the transactions contemplated thereby, and upon payment in full of such amount, the applicable party will not seek to obtain any recovery, judgment or damages of any kind against the other parties or their respective subsidiaries or any of their respective directors, officers, employees, partners, managers, members, stockholders, affiliates or representatives in connection with the merger agreement or the transactions contemplated thereby, except in the case of fraud or willful breach.
The merger agreement provides that the parties will be entitled to seek an injunction or injunctions, or any other appropriate form of equitable relief, to prevent or restrain breaches or threatened breaches of the merger agreement, or to enforce specifically the performance of the terms and provisions thereof, without the necessity of proving that irreparable damage would occur or the inadequacy of money damages as a remedy (and each party waives any requirement for the securing or posting of any bond in connection with such remedy), in addition to any other remedy to which they are entitled at law or in equity. Both Cross Country and Parent have waived any defense and agreed not to assert (or interpose as a defense or in opposition) that a remedy of specific performance or other equitable relief is unenforceable, invalid, contrary to law or inequitable for any reason, that a remedy of monetary damages (including any termination fees or related expenses payable pursuant to the terms of the merger agreement) would provide an adequate remedy or that the parties otherwise have an adequate remedy at law, provided that no party will be entitled to both specific performance and a termination fee.

Fees and Expenses
Except as otherwise expressly provided in the merger agreement (including (i) the reasonable and documented out-of-pocket fees, costs and expenses incurred in connection with obtaining the required regulatory approvals and (ii) the termination fees and expenses), all costs and expenses incurred in connection with the merger agreement and the transactions contemplated thereby will be paid by the party incurring the cost or expense.
Amendments and Waivers
At any time prior to the effective time, the parties may amend or waive any provision of the merger agreement. Any such amendment must be in writing and signed by each party to the merger agreement and any such waiver must be in writing and signed by each party against whom the waiver is to be effective. After Cross Country stockholders have approved and adopted the merger agreement, there may be no amendment or waiver that would require the further approval of Cross Country stockholders under applicable law without such approval having first been obtained.
Governing Law and Venue; Waiver of Jury Trial
The merger agreement and any proceeding arising out of or relating to the merger agreement is governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the conflicts of law rules of such state or other rules that would result in the application of the laws of a different jurisdiction.
The parties have agreed that any proceeding seeking to enforce any provision of, relating to or in connection with the merger agreement or the transactions contemplated thereby will be brought exclusively in the Delaware Chancery Court or, if such court does not have or declines jurisdiction, any federal court or other Delaware state court, in each case, located in New Castle County in the State of Delaware.
Each party has irrevocably and unconditionally waived any and all right to trial by jury in any proceeding arising out of, related to, or in connection with the merger agreement or the transactions contemplated thereby.

MARKET PRICES OF CROSS COUNTRY COMMON STOCK
Cross Country common stock is listed on Nasdaq under the symbol “CCRN.” The following table sets forth on a per share basis the low and high intra-day prices of Cross Country common stock as reported in published financial sources.

	High	Low	Dividends
2025
First Quarter (through January 21, 2025)	$18.24	$18.12	—
2024
Fourth Quarter	$18.16	$9.81	—
Third Quarter	$18.50	$12.78	—
Second Quarter	$19.14	$13.48	—
First Quarter	$23.64	$15.81	—
2023
Fourth Quarter	$25.65	$15.65	—
Third Quarter	$28.55	$21.34	—
Second Quarter	$28.75	$20.50	—
First Quarter	$31.82	$22.03	—

The closing price of Cross Country common stock on Nasdaq on January 21, 2025, the most recent practicable date prior to the date of this proxy statement, was $18.21 per share. You are encouraged to obtain current market prices of Cross Country common stock in connection with voting your shares of Cross Country common stock. As of the close of business on January 21, 2025, Cross Country had 32,815,984 shares of Cross Country common stock issued and outstanding, and Cross Country had approximately 138 holders of record. A number of shares of Cross Country common stock are held in street name; therefore, Cross Country believes that there are substantially more beneficial owners of Cross Country common stock than record holders.
Dividend Policy
Cross Country has never declared or paid cash dividends on Cross Country common stock. Under the terms of the merger agreement, from December 3, 2024 until the earlier of the effective time of the merger or the termination of the merger agreement in accordance with its terms, Cross Country may not declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, except for dividends or other such distributions by any of its subsidiaries to Cross Country or another subsidiary of Cross Country, without the prior written consent of Parent.

APPRAISAL RIGHTS OF CROSS COUNTRY STOCKHOLDERS
General
Holders of Cross Country common stock will become entitled to receive the merger consideration as a result of the merger. The holders of Cross Country common stock will be entitled to appraisal rights under Section 262 of the DGCL in connection with the merger.
If you hold one or more shares of Cross Country common stock, you are entitled to appraisal rights under Delaware law and have the right to have your shares appraised by the Delaware Court of Chancery and receive the “fair value” of such shares (exclusive of any element of value arising from the accomplishment or expectation of the merger) as of completion of the merger in place of the merger consideration, as determined by such court, if you strictly comply with the procedures specified in Section 262 of the DGCL. Any such Cross Country stockholder awarded “fair value” for its, his or her shares by such court would receive payment of that fair value in cash, together with interest, if any, in lieu of the right to receive the merger consideration. Any Cross Country stockholder wishing to preserve their rights to appraisal must make a demand for appraisal as described below.
The following discussion is not a full summary of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262 of the DGCL, a copy of which is attached to this proxy statement as Annex C. All references in Section 262 of the DGCL and in this summary to a “stockholder” are to the record holder of the shares of Cross Country common stock. The following discussion does not constitute any legal or other advice, nor does it constitute a recommendation that you exercise your rights to seek appraisal under Section 262 of the DGCL.
Under Section 262 of the DGCL, when a merger is submitted for approval at a meeting of stockholders as in the case of the merger agreement proposal, Cross Country, not less than 20 days prior to the meeting, must notify each stockholder who was a Cross Country stockholder on the record date for notice of such meeting with respect to shares for which appraisal rights are available, that appraisal rights are available and include in the notice a copy of Section 262 of the DGCL or otherwise direct stockholders to the text of Section 262 of the DGCL. This proxy statement constitutes the required notice, and the copy of Section 262 of the DGCL is attached to this proxy statement as Annex C. A holder of Cross Country common stock who wishes to exercise appraisal rights or who wishes to preserve the right to do so should review the following discussion and Annex C carefully and consult with a legal advisor. Failure to strictly comply with the procedures of Section 262 of the DGCL in a timely and proper manner may result in the loss of appraisal rights under the DGCL. A stockholder who loses his, her or its appraisal rights will be entitled to receive the merger consideration.
How to Exercise and Perfect Your Appraisal Rights
Cross Country stockholders wishing to exercise the right to seek an appraisal of their shares must do ALL of the following:
•
you must NOT vote in favor of approval of the merger agreement proposal. Because a proxy that is signed and submitted but does not otherwise contain voting instructions will, unless revoked, be voted in favor of approval of the merger agreement proposal, if you submit a proxy and wish to exercise your appraisal rights, you must instruct the proxy to vote your shares against approval of the merger agreement proposal or abstain from voting your shares on the approval of the merger agreement proposal;

•
you must deliver to Cross Country a written demand for appraisal before the vote on the approval of the merger agreement proposal at the special meeting, as described further below, and be a stockholder of record at the time of the making of such demand;

•	you must continuously hold the shares of Cross Country common stock from the date of making the demand through the effective time; and
•
you or the surviving corporation (or any other stockholder that has properly demanded appraisal rights and is otherwise entitled to appraisal rights) must file a petition in the Delaware Court of Chancery requesting a determination of the fair value of the shares within 120 days after the effective time. The surviving corporation is under no obligation to file any such petition in the Delaware Court of Chancery and has no intention of doing so. Accordingly, it is the obligation of the Cross Country stockholders to initiate all necessary action to perfect their appraisal rights in respect of shares of Cross Country common stock within the time prescribed in Section 262 of the DGCL.

Voting, virtually or by proxy, against, abstaining from voting on or failing to vote on the approval of the merger agreement proposal will not constitute a written demand for appraisal as required by Section 262 of the DGCL. The written demand for appraisal must be in addition to and separate from any vote against the merger agreement proposal, abstention with respect to the merger agreement proposal or failure to vote.
Who May Exercise Appraisal Rights
A demand for appraisal must be executed by or on behalf of the stockholder of record. The demand should set forth, fully and correctly, the stockholder’s name as it appears on the stock certificates (or in the stock ledger). The demand must reasonably inform Cross Country of the identity of the stockholder and that the stockholder intends to demand appraisal of his, her or its common stock. Non-record owners may not directly make appraisal demands to Cross Country. The non-record owner must, in such cases, have the owner of record, such as a bank, brokerage firm or other nominee, submit the required demand in respect of those shares of Cross Country common stock. A record owner, such as a bank, brokerage firm or other nominee, who holds shares of Cross Country common stock as a nominee for others, may exercise appraisal rights with respect to the shares of Cross Country common stock held for one or more non-record owners, while not exercising this right for other non-record owners. In that case, the written demand should state the number of shares of Cross Country common stock as to which appraisal is sought. Where no number of shares of Cross Country common stock is expressly mentioned, the demand will be presumed to cover all shares of Cross Country common stock held in the name of the record owner.
IF YOU HOLD YOUR SHARES IN BANK OR BROKERAGE ACCOUNTS OR OTHER NOMINEE FORMS, AND YOU WISH TO EXERCISE APPRAISAL RIGHTS, YOU SHOULD CONSULT WITH YOUR BANK, BROKERAGE FIRM OR OTHER NOMINEE, AS APPLICABLE, TO DETERMINE THE APPROPRIATE PROCEDURES FOR THE BANK, BROKERAGE FIRM OR OTHER NOMINEE TO MAKE A DEMAND FOR APPRAISAL OF THOSE SHARES. IF YOU HAVE A BENEFICIAL INTEREST IN SHARES HELD OF RECORD IN THE NAME OF ANOTHER PERSON, SUCH AS A BANK, BROKERAGE FIRM OR OTHER NOMINEE, YOU MUST ACT PROMPTLY TO CAUSE THE RECORD HOLDER TO FOLLOW PROPERLY AND IN A TIMELY MANNER THE STEPS NECESSARY TO PERFECT YOUR APPRAISAL RIGHTS.
Written Demand and Notice
If you own shares of Cross Country common stock jointly with one or more other persons, as in a joint tenancy or tenancy in common, demand for appraisal must be executed by or for you and all other joint owners. An authorized agent, including an agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner and expressly disclose the fact that, in making the demand, such person is acting as agent for the record owner. If you hold shares of Cross Country common stock through a broker who in turn holds the shares through a central securities depository nominee such as Cede & Co., a demand for appraisal of such shares must be made by or on behalf of the depository nominee and must identify the depository nominee as record holder.
If you elect to exercise appraisal rights under Section 262 of the DGCL, you should mail or deliver a written demand, executed as set forth above, to:
CROSS COUNTRY HEALTHCARE INC.
Attention: General Counsel
6551 Park of Commerce Blvd.,
Boca Raton, FL 33487
(561) 998-2232
If the merger is consummated, the surviving corporation will give written notice that the merger has become effective within ten days after the closing date of the merger to each stockholder that did not vote in favor of the merger agreement and delivered a written demand for appraisal in accordance with Section 262 of the DGCL. At any time within 60 days after the closing date of the merger, any stockholder that did not commence an appraisal proceeding or join in such a proceeding as a named party will have the right to withdraw such demand and to accept the merger consideration in accordance with the merger agreement for his, her or its shares of Cross Country common stock.

Judicial Appraisal
Within 120 days after the closing date of the merger, but not later, any stockholder that has complied with the requirements of Section 262 of the DGCL, or the surviving corporation may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery, with a copy served on the surviving corporation in the merger in the case of a petition filed by a stockholder, demanding a determination of the value of the shares of Cross Country common stock held by all such stockholders. The surviving corporation is under no obligation to file an appraisal petition and has no intention of doing so. If you desire to have your shares appraised and have otherwise complied with the requirements of Section 262 of the DGCL, you should initiate any petitions necessary for the perfection of your appraisal rights within the time periods and in the manner prescribed in Section 262 of the DGCL.
Within 120 days after the closing date of the merger, any stockholder that has complied with the provisions of Section 262 of the DGCL will be entitled to receive from the surviving corporation, upon written request, a statement setting forth the aggregate number of shares not voted in favor of the approval of the merger agreement proposal and with respect to which Cross Country has received demands for appraisal, and the aggregate number of holders of those shares. The surviving corporation must mail this statement within the later of ten days of receipt by the surviving corporation of the request therefor or ten days after expiration of the period for delivery of demands for appraisal. If you are the non-record owner of shares of Cross Country common stock held in a voting trust or by a nominee on your behalf, you may, in your own name, file an appraisal petition or request from the surviving corporation the statement described in this paragraph.
If a petition for appraisal is duly filed, and a copy of the petition is delivered to the surviving corporation, the surviving corporation will then be obligated, within 20 days after receiving service of a copy of the petition, to provide the Delaware Register in Chancery with a duly verified list containing the names and addresses of all holders who have demanded an appraisal of their shares of Cross Country common stock. The Delaware Court of Chancery will then determine which stockholders are entitled to appraisal. Where proceedings are not dismissed or the demand for appraisal is not successfully withdrawn, the appraisal proceeding will be conducted as to the shares of Cross Country common stock owned by such stockholders in accordance with the rules of the Delaware Court of Chancery, including any rules specifically governing appraisal proceedings. The Delaware Court of Chancery will thereafter determine the fair value of the shares of Cross Country common stock at the effective time held by all stockholders who have properly perfected appraisal rights, exclusive of any element of value arising from the accomplishment or expectation of the merger. Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, interest from the closing date of the merger through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the closing date of the merger and the date of payment of the judgment. When the value is determined, the Delaware Court of Chancery will direct the payment of such value, forthwith, with interest thereon, if any, to the stockholders entitled to receive the same.
In determining the fair value, the Delaware Court of Chancery is required to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court has stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other factors which could be ascertained as of the date of the merger which throw any light on future prospects of the merged corporation. Section 262 of the DGCL provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court construed Section 262 of the DGCL to mean that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.” An opinion of an investment banking firm as to the fairness from a financial point of view of the consideration payable in a merger is not an opinion as to, and does not in any manner address, fair value under Section 262 of the DGCL. The fair value of your shares as determined under Section 262 of the DGCL could be greater than, the same as, or less than the value of the merger consideration. Aya and the surviving corporation do not anticipate offering more than the merger consideration to any stockholder exercising appraisal rights and reserve the right to assert, in any appraisal proceeding, that, for purposes of Section 262, the “fair value” of a share of Cross Country common stock is less than the merger consideration.
If no party files a petition for appraisal within 120 days after the effective time, then all stockholders will lose the right to an appraisal, and will instead receive the merger consideration described in the merger agreement, without interest thereon.
The Delaware Court of Chancery may determine the costs of the appraisal proceeding and may tax those costs against the parties as the Delaware Court of Chancery deems to be equitable under the circumstances. However, costs do not include attorneys and expert witness fees. Each stockholder is responsible for its own attorneys and expert witnesses expenses, although, upon application of a stockholder, the Delaware Court of Chancery may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including reasonable attorneys’ fees and the fees and expenses of experts, to be charged pro rata against the value of all shares entitled to appraisal.
Any stockholder that has duly demanded an appraisal in compliance with Section 262 of the DGCL will not, after the effective time, be entitled to vote the Cross Country shares subject to that demand for any purpose or receive any dividends or other distributions on those shares, except dividends or other distributions payable to holders of record of Cross Country shares as of a record date prior to the effective time.
Withdrawal
Any stockholder that has not commenced an appraisal proceeding or joined such a proceeding as a named party may withdraw a demand for appraisal and accept the merger consideration by delivering a written withdrawal of the demand for appraisal to the surviving corporation, except that any attempt to withdraw made more than 60 days after the closing date of the merger will require written approval of the surviving corporation. No appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder without the approval of the Delaware Court of Chancery and such approval may be conditioned on the terms the Delaware Court of Chancery deems just, provided, however, that this provision will not affect the right of any stockholder who has not commenced an appraisal proceeding or joined such proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered in the merger within 60 days after the closing date of the merger. If you fail to perfect, successfully withdraw or lose the appraisal right, your shares will be converted into the right to receive the merger consideration, without interest thereon.
Failure to follow the steps required by Section 262 of the DGCL for perfecting appraisal rights may result in the loss of appraisal rights. In that event, you will be entitled to receive the merger consideration for your shares in accordance with the merger agreement. In view of the complexity of the provisions of Section 262 of the DGCL, if you are a Cross Country stockholder and are considering exercising your appraisal rights under the DGCL, you should consult your own legal advisor.
THE PROCESS OF DEMANDING AND EXERCISING APPRAISAL RIGHTS REQUIRES STRICT COMPLIANCE WITH TECHNICAL PREREQUISITES. IF YOU WISH TO EXERCISE YOUR APPRAISAL RIGHTS, YOU SHOULD CONSULT WITH YOUR OWN LEGAL COUNSEL IN CONNECTION WITH COMPLIANCE UNDER SECTION 262 OF THE DGCL. TO THE EXTENT THERE ARE ANY INCONSISTENCIES BETWEEN THE FOREGOING SUMMARY AND SECTION 262 OF THE DGCL, THE DGCL WILL GOVERN.

ADVISORY VOTE ON NAMED EXECUTIVE OFFICER MERGER-RELATED COMPENSATION ARRANGEMENTS (PROPOSAL 2)
Overview
Cross Country is providing its stockholders with the opportunity to cast a vote, on an advisory (non-binding) basis, to approve the compensation payments that may be paid or become payable by Cross Country to its named executive officers, as determined in accordance with Item 402(t) of Regulation S-K, in connection with the merger as disclosed in the section titled “The Merger (Proposal 1)—Interests of Cross Country’s Directors and Executive Officers in the Merger—Quantification of Potential Payments and Benefits to Cross Country Named Executive Officers in Connection with the Merger,” including the table titled “Golden Parachute Compensation” and the accompanying footnotes, and the related narrative disclosure (the “golden parachute” compensation), as required by Section 14A of the Exchange Act.
Through this proposal, Cross Country is asking its stockholders to indicate their approval, on an advisory (non-binding) basis, of the compensation that Cross Country named executive officers will or may be eligible to receive in connection with the merger as described in the sections of this proxy statement referred to above.
You should carefully review the golden parachute compensation information disclosed in the sections of this proxy statement referred to above. The Cross Country board of directors unanimously recommends that Cross Country stockholders approve the following resolution:
“RESOLVED, that the stockholders of Cross Country approve, solely on an advisory, non-binding basis, the golden parachute compensation that will or may be paid or become payable to Cross Country named executive officers in connection with the pending merger transaction, as disclosed pursuant to Item 402(t) of Regulation S-K in the section of the proxy statement mailed to stockholders in connection with such merger titled “The Merger (Proposal 1)—Interests of Cross Country’s Directors and Executive Officers in the Merger—Quantification of Potential Payments and Benefits to Cross Country Named Executive Officers in Connection with the Merger,” including the table titled “Golden Parachute Compensation” and the accompanying footnotes, and the related narrative disclosure.”
Vote Required for Approval
The vote on the merger-related compensation proposal is a vote separate and apart from the vote on the merger agreement proposal and the adjournment proposal. Accordingly, you may vote to approve the merger agreement proposal and/or the adjournment proposal and vote not to approve the merger-related compensation proposal and vice versa. The approval of the merger-related compensation proposal by holders of Cross Country common stock is not a condition to the completion of the merger. Because the vote on the merger-related compensation proposal is advisory only, it will not be binding on either Cross Country or Aya. Accordingly, if the merger agreement proposal is approved and the merger is completed, the merger-related compensation will be paid to Cross Country named executive officers to the extent payable in accordance with the terms of the compensation agreements and arrangements even if holders of Cross Country common stock fail to approve the advisory vote regarding the merger-related compensation proposal.
The merger-related compensation proposal requires the affirmative vote of holders of at least a majority of the voting power of the shares of Cross Country common stock present in person (virtually) or represented by proxy at the special meeting and entitled to vote thereon. Failures to vote and broker non-votes will have no effect on the vote for this proposal (assuming a quorum is present); abstentions will have the same effect as a vote cast “AGAINST” the approval of this proposal.
Recommendation of the Cross Country Board of Directors
THE CROSS COUNTRY BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT CROSS COUNTRY STOCKHOLDERS VOTE “FOR” THE MERGER-RELATED COMPENSATION PROPOSAL.

VOTE ON ADJOURNMENT (PROPOSAL 3)
Overview
Cross Country stockholders are being asked to approve the adjournment or postponement of the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes to approve the merger agreement proposal at the time of the special meeting.
If, at the special meeting, the number of shares of Cross Country common stock present or represented and voting in favor of the merger agreement proposal is insufficient to approve the merger agreement proposal, Cross Country intends to move to adjourn or postpone the special meeting to enable the Cross Country board of directors to solicit additional proxies for approval of the merger agreement proposal. In that event, Cross Country will ask holders of Cross Country common stock to vote on the adjournment proposal, but not the merger agreement proposal or the merger-related compensation proposal.
In this proposal, Cross Country is asking holders of Cross Country common stock to authorize the holder of any proxy solicited by the Cross Country board of directors on a discretionary basis to vote in favor of adjourning the special meeting to another time and place for the purpose of soliciting additional proxies, including the solicitation of proxies from holders of Cross Country common stock who have previously voted. Pursuant to the DGCL, the special meeting may be adjourned without new notice being given, so long as the new date, time and place of the reconvened special meeting are announced at the special meeting at which the adjournment is taken, and any business may be transacted at the reconvened special meeting that might have been transacted at the original special meeting. Pursuant to the DGCL, if, however, the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting must be given to each stockholder of record entitled to vote at the meeting. Under the merger agreement, any reconvened special meeting must be held no later than 30 days after the original special meeting and at least three days prior to the end date (as defined in the merger agreement). The approval of the adjournment proposal by holders of Cross Country common stock is not a condition to the completion of the merger.
Vote Required for Approval
The adjournment proposal requires the affirmative vote of holders of at least a majority of the voting power of the shares of Cross Country common stock present in person (virtually) or represented by proxy at the special meeting and entitled to vote thereon, whether or not a quorum is present. Each share of Cross Country common stock outstanding on the record date of the special meeting is entitled to vote on this proposal. Failures to vote and broker non-votes will have no effect on the vote for this proposal; abstentions will have the same effect as a vote cast “AGAINST” the approval of this proposal.
Recommendation of the Cross Country Board of Directors
THE CROSS COUNTRY BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT CROSS COUNTRY STOCKHOLDERS VOTE “FOR” THE ADJOURNMENT PROPOSAL.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
To Cross Country’s knowledge, the following table sets forth certain information regarding the beneficial ownership of Cross Country common stock as of the close of business on January 3, 2025 (the “date”), unless otherwise noted, for (a) each person who is known by Cross Country to own beneficially more than 5% of the outstanding shares of Cross Country common stock, (b) each of Cross Country’s current and incumbent directors, (c) each of Cross Country’s executive officers identified as “Named Executive Officers” in the table below, and (d) all of Cross Country’s directors and executive officers as a group.
The percentages of voting shares provided in the table are based on 32,277,395 shares of Cross Country common stock issued and outstanding as of the beneficial ownership date, plus the number of shares of Common Stock deemed to be beneficially owned by such individual or group pursuant to Rule 13d-3(d)(1) of the Exchange Act. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. In each case, except as otherwise indicated in the footnotes to the table, the shares shown in the second column are owned directly by the individual or members of the group named in the first column and such individual or group members have sole voting and dispositive power with respect to the shares shown. For purposes of this table, beneficial ownership is determined in accordance with federal securities laws and regulations. Persons shown in the table disclaim beneficial ownership of all securities not held by such persons directly and inclusion in the table of shares not owned directly by such persons does not constitute an admission that such shares are beneficially owned by the director or officer for purposes of Section 16 of the Exchange Act or any other purpose.
Except as otherwise noted below, the address for persons listed in the table is c/o Cross Country Healthcare, Inc. at 6551 Park of Commerce Blvd., Boca Raton, FL 33487.

	Common Stock
Name of Beneficial Owner	Shares	%
5% Stockholders:
Pacer Advisors, Inc.(1)	3,962,077	12.28
BlackRock Inc.(2)	3,639,513	11.28
The Vanguard Group(3)	2,505,906	7.76
Magnetar Financial LLC, Magnetar Capital Partners LP, Supernova Management LLC and David J. Snyderman(4)	2,324,229	7.20
Dimensional Fund Advisors LP(5)	2,256,832	6.99

Named Executive Officers and Directors
Dwayne Allen(6)	14,791	*
Susan E. Ball(7)	175,400	*
Venkat Bhamidipati(8)	14,749	*
William J. Burns(9)	241,600	*
W. Larry Cash(10)	199,632	*
Kevin C. Clark(11)	654,129	2.03
Gale Fitzgerald(12)	175,569	*
Marc S. Krug(13)	34,883	*
John A. Martins(14)	155,501	*
Janice E. Nevin(15)	33,606	*
Mark Perlberg(16)	93,279	*
All executive officers and directors as a group (11 individuals)	1,793,139	5.56

(*)	Represents beneficial ownership of less than 1%.
(1)
The information regarding the beneficial ownership shares by Pacer Advisors, Inc. was obtained from the Form 13F filed with the SEC on September 12, 2024. The statement disclosed that Pacer Advisors, Inc. possessed sold voting power over 3,962,077 shares. However, based on additional information available to Cross Country, Pacer Advisors, Inc. has disposed of all of the shares since the date of such Form 13F and currently holds no shares of Cross Country common stock. The address of Pacer Advisors, Inc. is 500 Chesterfield Parkway, Malvern, PA 19355.

(2)
The information regarding the beneficial ownership of shares by BlackRock, Inc. was obtained from the Schedule 13G filed with the SEC on November 7, 2024. Such statement disclosed that BlackRock, Inc. possesses sole voting power of 3,493,389 shares and sole dispositive power of 3,639,513 shares. The address of BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.

(3)
The information regarding the beneficial ownership of shares by The Vanguard Group was obtained from the amendment to Schedule 13G filed with the SEC on February 13, 2024. Such statement disclosed that The Vanguard Group possesses shared voting power over 43,408 shares, sole dispositive power over 2,432,139 shares, and shared dispositive power over 73,767 shares. The address of The Vanguard Group is 100 Vanguard Boulevard, Malvern, PA 19355.

(4)
The information regarding the beneficial ownership of shares by Magnetar Financial LLC, Magnetar Capital Partners LP, Supernova Management LLC and David J. Snyderman was obtained from the Schedule 13D filed with the SEC on January 3, 2025. Such statement disclosed that Magnetar Financial LLC, Magnetar Capital Partners LP, Supernova Management LLC and David J. Snyderman possess shared voting power of 2,324,229 shares and shared dispositive power of 2,324,229 shares. The address of Magnetar Financial LLC, Magnetar Capital Partners LP, Supernova Management LLC and David J. Snyderman is 1603 Orrington Avenue, 13th Floor, Evanston, Illinois 60201.

(5)
The information regarding the beneficial ownership of shares by Dimensional Fund Advisors LP was obtained from the Schedule 13G filed with the SEC on February 14, 2024. Such statement disclosed that Dimensional Fund Advisors LP possesses sole voting power over 2,212,525 shares and sole dispositive power over 2,256,832 shares. The address of Dimensional Fund Advisors LP is Building One, 6300 Bee Cave Road, Austin, TX 78746.

(6)	Includes 9,921 shares of Restricted Stock.
(7)	Includes 28,366 shares of Restricted Stock.
(8)	Includes 9,921 shares of Restricted Stock.
(9)	Includes 40,700 shares of Restricted Stock.
(10)	Includes 9,921 shares of Restricted Stock.
(11)	Includes 9,921 shares of Restricted Stock.
(12)	Includes 9,921 shares of Restricted Stock.
(13)	Includes 18,409 shares of Restricted Stock.
(14)	Includes 111,353 shares of Restricted Stock.
(15)	Includes 9,921 shares of Restricted Stock.
(16)	Includes 9,921 shares of Restricted Stock.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER
The following discussion sets forth the material U.S. federal income tax consequences of the merger to U.S. Holders and Non-U.S. Holders (as defined below) of Cross Country common stock whose shares of Cross Country common stock are converted into the right to receive cash pursuant to the merger. This discussion is included for general information purposes only and does not constitute, and is not, a tax opinion or tax advice to any particular holder of Cross Country common stock. This summary is based on the provisions of the Code, the Treasury Regulations promulgated thereunder, judicial decisions, administrative rulings and other legal authorities, all of which are subject to change, possibly with retroactive effect. This discussion does not address any tax consequences arising under the laws of any U.S. state or local or non-U.S. jurisdiction, or under any U.S. federal laws other than those pertaining to income tax. In addition, it does not address any alternative minimum tax consequences of the merger, the potential application of the Medicare contribution tax on net investment income, the tax consequences for holders who exercise their appraisal rights, the tax consequences for holders of options, warrants or similar rights to acquire Cross Country common stock or any withholding considerations under the Foreign Account Tax Compliance Act of 2010 (including the Treasury Regulations issued thereunder and intergovernmental agreements entered into pursuant thereto or in connection therewith). This discussion is based upon the Code, the regulations promulgated under the Code and court and administrative rulings and decisions, all as in effect on the date of this proxy statement. These laws may change, possibly retroactively, and any such change could affect the accuracy of the statements and conclusions set forth in this discussion.
This discussion addresses only consequences to those holders that hold their shares of Cross Country common stock as a “capital asset” within the meaning of Section 1221 of the Code. Further, this discussion does not address all aspects of U.S. federal income taxation that may be relevant to holders in light of their particular circumstances or that may be applicable to holders that are subject to special treatment under the U.S. federal income tax laws, such as:
•	financial institutions;
•	tax-exempt organizations or accounts;
•	S corporations or other pass-through entities (or investors in an S corporation or other pass-through entity);
•	insurance companies;
•	mutual funds;
•	dealers or brokers in stocks and securities, or currencies;
•	traders in securities that elect mark-to-market method of tax accounting with respect to their Cross Country common stock;
•
holders of Cross Country common stock or Cross Country equity awards that received Cross Country common stock or Cross Country equity awards through a tax-qualified retirement plan or otherwise as compensation;

•	persons that have a functional currency other than the U.S. dollar;
•	holders of Cross Country common stock that hold Cross Country common stock as part of a hedge, straddle, constructive sale, conversion or other integrated transaction;
•	except as discussed below under “—Non-U.S. Holders,” persons who actually or constructively own more than 5% of Cross Country common stock;
•	persons subject to special tax accounting rules (including rules requiring recognition of gross income based on a taxpayer’s applicable financial statement); or
•	United States expatriates.
The U.S. federal income tax consequences to a partner in an entity or arrangement treated as a partnership for U.S. federal income tax purposes and that holds Cross Country common stock generally will depend on the status of the partner and the activities of the partnership. Partners in such a partnership holding Cross Country common stock should consult their own tax advisors.
We have not sought, and do not expect to seek, a ruling from the Internal Revenue Service (the “IRS”) as to any U.S. federal income tax consequence described herein, and no assurance can be given that the IRS will not take a position contrary to the discussion below, or that a court will not sustain any challenge by the IRS in the event of litigation. Furthermore, no opinion of counsel has been or will be rendered with respect to any tax considerations applicable to the merger, or any related transactions. If the tax consequences described below are successfully challenged, the tax consequences applicable to the merger may differ from the tax consequences described below.
Holders should consult with their own tax advisors as to the tax consequences of the merger in light of their particular circumstances, including the applicability and effect of the alternative minimum tax and any U.S. state or local, non-U.S. or other tax laws and of changes in those laws.
U.S. Holders
For purposes of this proxy statement, the term “U.S. Holder” means a beneficial owner of Cross Country common stock that is:
•	A citizen or individual resident of the United States;
•
A corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	An estate the income of which is subject to U.S. federal income taxation regardless of its source; or
•
A trust (A) if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (B) that has elected to be treated as a U.S. person under applicable U.S. Treasury regulations.

For purposes of this proxy statement, a beneficial owner of Cross Country common stock that is neither a U.S. Holder nor a partnership is referred to as a “Non-U.S. Holder.”
In general, a U.S. Holder receiving cash in exchange for Cross Country common stock pursuant to the merger will recognize capital gain or loss for U.S. federal income tax purposes on the exchange in an amount equal to the difference, if any, between (i) the amount of cash received and (ii) the U.S. Holder’s adjusted tax basis in the Cross Country common stock surrendered in the exchange. A U.S. Holder’s adjusted tax basis generally will equal the amount that such U.S. Holder paid for the shares of Cross Country common stock.
Gain or loss generally will be treated as long-term capital gain or loss if the U.S. Holder’s holding period in the Cross Country common stock is more than one year at the time of the completion of the merger. Long-term capital gains of certain non-corporate U.S. Holders, including individuals, are currently subject to U.S. federal income tax at preferential rates of taxation. The deductibility of capital losses is subject to certain limitations.
If a U.S. Holder acquired different blocks of Cross Country common stock at different times or at different prices, any gain or loss and the holding period with respect to the Cross Country common stock exchanged must be determined separately with respect to each block of Cross Country common stock that is exchanged.
Non-U.S. Holders
The receipt of cash by a Non-U.S. Holder in exchange for shares of Cross Country common stock pursuant to the merger generally will not be subject to U.S. federal income tax unless:
•
The gain, if any, on such shares is effectively connected with a trade or business of the Non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, is attributable to the Non-U.S. Holder’s permanent establishment or fixed base in the United States);

•
The Non-U.S. Holder is a nonresident alien individual who is present in the United States for 183 days or more in the taxable year of the exchange of shares of Cross Country common stock pursuant to the merger and certain other conditions are met; or

•
The Non-U.S. Holder owned, directly or under certain constructive ownership rules in the Code, more than 5% of the Cross Country common stock at any time during the five-year period preceding the merger, and Cross Country is or has been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period preceding the merger or the period that the Non-U.S. Holder held Cross Country common stock.

Gain described in the first bullet point immediately above will be subject to U.S. federal income tax on a net income basis at regular U.S. federal income tax rates in the same manner as if the Non-U.S. Holder were a U.S.

Holder, subject to an applicable income tax treaty providing otherwise. If such Non-U.S. Holder is a foreign corporation, it may also be subject to a branch profits tax at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) on its “effectively connected earnings and profits” for the taxable year, subject to certain adjustments. Non-U.S. Holders described in the second bullet point immediately above will be subject to tax on any gain realized on the exchange at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty), which may be offset by certain U.S.-source capital losses, if any, of the Non-U.S. Holder. With respect to the third bullet point immediately above, Cross Country believes that it has not been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the five-year period preceding the merger.
Information Reporting and Backup Withholding
Payments of cash to a holder in the merger may, under certain circumstances, be subject to information reporting and backup withholding (currently at a rate of 24%), unless the holder provides proof of an applicable exemption or furnishes its taxpayer identification number, and otherwise complies with all applicable requirements of the backup withholding rules (generally, by furnishing a properly completed and executed IRS Form W-9 or applicable IRS Form W-8 to the applicable withholding agent). Certain holders are exempt from information reporting and backup withholding.
Non-U.S. Holders may be required to comply with certification requirements and identification procedures in order to establish an exemption from information reporting and backup withholding. Non-U.S. Holders should consult their own tax advisors regarding compliance with such requirements and procedures.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or credit against a holder’s U.S. federal income tax liability, if any, provided the required information is timely furnished to the IRS.
This discussion of material U.S. federal income tax consequences is not tax advice. Holders of Cross Country common stock are urged to consult their tax advisors with respect to the application of U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the U.S. federal estate or gift tax rules or under the laws of any U.S. state or local, non-U.S. or other taxing jurisdiction or under any applicable tax treaty.

FUTURE CROSS COUNTRY STOCKHOLDER PROPOSALS
If the merger is completed prior to Cross Country’s 2025 annual meeting of stockholders, Cross Country will not hold such meeting. If the merger is not completed, you will continue to be entitled to attend and participate in Cross Country annual meetings of stockholders, and Cross Country will hold a 2025 annual meeting of stockholders, in which case Cross Country will provide notice of or otherwise publicly disclose the date on which such 2025 annual meeting will be held. Cross Country will hold an annual meeting in 2025 only if the merger has not already been completed. If the 2025 annual meeting is held, stockholder proposals will be eligible for consideration for inclusion in the proxy statement and form of proxy for the 2025 annual meeting of Cross Country stockholders in accordance with Rule 14a-8 under the Exchange Act and Cross Country bylaws, as described below. Under Rule 14a-8, a stockholder who intends to present a proposal at our annual meeting in 2025, if held, and who wishes the proposal to be included in our proxy statement for that meeting must have submitted the proposal in writing to Cross Country Healthcare, Inc., 6551 Park of Commerce Blvd., Boca Raton, FL 33487, Attention: Secretary, on or prior to December 2, 2024. However, if the date of the 2025 annual meeting is changed by more than 30 days from the anniversary of the 2024 annual meeting (which occurred on May 14, 2024), notice must be so delivered a reasonable time before we begin to print and mail our proxy materials. The proposal and its proponent must satisfy all applicable requirements of Rule 14a-8.
Any stockholder who wishes to bring a proposal or nominate a person for election to the Cross Country board of directors at the 2025 annual meeting must provide written notice of the proposal or nomination to the attention of Cross Country’s Secretary, no earlier than January 14, 2025 and no later than February 13, 2025 provided that if the date of the 2025 annual meeting is advanced more than 30 days prior to or delayed by more than 60 days after the anniversary of the 2024 annual meeting (which occurred on May 14, 2024), notice must be so received not later than the close of business on the later of (a) the ninetieth day before such annual meeting or (b) the tenth day following the day on which public announcement of the date of such meeting is first made. In no event will an adjournment or postponement of an annual meeting for which notice has been given, commence a new time period for giving of notice. In addition to satisfying the foregoing requirements under Cross Country bylaws, to comply with the universal proxy rules under the Exchange Act, stockholders who intend to solicit proxies in support of director nominees other than Cross Country nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than February 13, 2025. Stockholder proposals should be addressed to: Cross Country Healthcare, Inc., 6551 Park of Commerce Blvd., Boca Raton, FL 33487, Attention: General Counsel.
Stockholders are also advised to review Cross Country’s bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations. A copy of the full text of the bylaw provisions discussed above may be obtained from the Corporate Governance subsection of the Investor Relations page of Cross Country’s website at ir.crosscountry.com. Cross Country’s bylaws are also on file with the SEC and are available through its website at sec.gov.

MULTIPLE STOCKHOLDERS SHARING ONE ADDRESS
The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement or annual report, as applicable, addressed to those stockholders. As permitted by the Exchange Act, only one copy of this proxy statement is being delivered to stockholders residing at the same address, unless such stockholders have notified Cross Country whose shares they hold of their desire to receive multiple copies of this proxy statement. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies.
Two or more stockholders sharing an address can request delivery of a single copy of Cross Country’s annual disclosure documents and this proxy statement if they are receiving multiple copies by sending a written request to Cross Country Healthcare, Inc., 6551 Park of Commerce Blvd., Boca Raton, FL 33487, Attention: General Counsel or by phone at (561) 998-2232. In the same way, two or more stockholders sharing an address and receiving only a single copy of Cross Country annual disclosure documents and this proxy statement can request to each receive a separate copy of the disclosure documents. Cross Country will promptly comply with any such request. If a broker or other nominee holds your shares, please contact your broker or nominee to make such a request. Please be sure to include your name, the name of your brokerage firm and your account number.

WHERE YOU CAN FIND MORE INFORMATION
Cross Country is subject to the reporting requirements of the Exchange Act. Accordingly, Cross Country files annual, quarterly and current reports, proxy statements and other information with the SEC. Cross Country’s SEC filings are available to the public at the internet website maintained by the SEC at www.sec.gov. Cross Country also makes available free of charge on the Financials & Filings subsection of its Investor Relations page its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, its definitive proxy statements and Section 16 reports on Forms 3, 4 and 5, as soon as reasonably practicable after it electronically files such reports or amendments with, or furnishes them to, the SEC. Cross Country’s internet website address is ir.crosscountryhealthcare.com The information located on, hyperlinked or otherwise connected to Cross Country’s website is not, and will not be deemed to be, a part of this proxy statement or incorporated into any other filings that we make with the SEC.
The SEC allows Cross Country to “incorporate by reference” the information Cross Country files with the SEC into this proxy statement, which means that Cross Country can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except that information that Cross Country files later with the SEC will automatically update and supersede this information. This proxy statement incorporates by reference the documents listed below that have been previously filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

Cross Country SEC Filings (File No. 001-38263)	Period or File Date
Annual Report on Form 10-K	Year ended December 31, 2023, filed on February 23, 2024
Quarterly Report on Form 10-Q	Quarters ended March 31, 2024, June 30, 2024, and September 30, 2024, filed on May 2, 2024, August 1, 2024, and November 7, 2024, respectively
Current Reports on Form 8-K	Current Reports on Form 8-K, filed on October 24, 2024, November 6, 2024, and December 4, 2024
Proxy Statement on Schedule 14A	Filed on April 1, 2024

In addition, Cross Country incorporates by reference any future filings it makes with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, from the date of this proxy statement until the date of the special meeting; provided, however, that Cross Country is not incorporating by reference any additional documents or information furnished and not filed with the SEC.
You can obtain any of these documents from the SEC, through the SEC’s website at the address described above. You can also obtain any of these documents free of charge by sending a written request to Cross Country Healthcare, Inc. 6551 Park of Commerce Blvd., Boca Raton, FL 33487, Attention: General Counsel or by phone at (561) 998-2232.
In the event of conflicting information in this proxy statement in comparison to any document incorporated by reference into this proxy statement, or among documents incorporated by reference, the information in the latest filed document controls.
THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION WHERE, OR TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE INTO THIS PROXY STATEMENT TO VOTE YOUR SHARES AT THE SPECIAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED JANUARY 22, 2025. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

MISCELLANEOUS
Cross Country has supplied all of the information in this proxy statement relating to Cross Country. Aya has supplied all of the information relating to Aya, Parent and Merger Sub contained in this proxy statement. You should rely only on the information contained or incorporated by reference into this proxy statement. We can assure the accuracy of only the information contained in this proxy statement, the annexes to this proxy statement and the documents that we incorporate by reference in this proxy statement. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated January 22, 2025. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date (or as of an earlier date if so indicated in this proxy statement), and the mailing of this proxy statement to stockholders does not create any implication to the contrary. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make a proxy solicitation.

Annex A
AGREEMENT AND PLAN OF MERGER

dated as of

December 3, 2024

among

CROSS COUNTRY HEALTHCARE, INC.,

AYA HOLDINGS II INC.,

SPARK MERGER SUB ONE INC.

and

solely for purposes of Section 11.14, AYA HEALTHCARE, INC.

A-i

A-ii

A-iii

AGREEMENT AND PLAN OF MERGER
AGREEMENT AND PLAN OF MERGER (as amended in accordance with the terms and conditions hereof, this “Agreement”) dated as of December 3, 2024, among Cross Country Healthcare, Inc., a Delaware corporation (the “Company”), Aya Holdings II Inc., a Delaware corporation (“Parent”), Spark Merger Sub One Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”) and, solely for purposes of Section 11.14, Aya Healthcare, Inc., a Delaware corporation (the “Guarantor”).
W I T N E S S E T H :
WHEREAS, the board of directors of the Company (the “Board of Directors”) has (a) determined that this Agreement and the transactions contemplated by this Agreement, including the Merger, on the terms and subject to the conditions set forth herein, are fair to and in the best interests of the Company and its stockholders, (b) declared this Agreement and the transactions contemplated by this Agreement, including the Merger, advisable, (c) approved this Agreement, the execution and delivery by the Company of this Agreement, the performance by the Company of the agreements contained herein and the consummation of the transactions contemplated hereby, including the Merger, on the terms and subject to the conditions contained herein, (d) subject to Section 6.04 and Article 10 hereof, directed that the adoption of this Agreement be submitted to a vote at a meeting of the Company’s stockholders and (e) resolved, subject to Section 6.04(b) hereof, to recommend adoption of this Agreement and the transactions contemplated by this Agreement, including the Merger, to the stockholders of the Company; and
WHEREAS, the board of directors of each of Parent and Merger Sub has (a) determined that this Agreement and the transactions contemplated by this Agreement, including the Merger, on the terms and subject to the conditions set forth herein, are fair to and in the best interests of Parent and Merger Sub, (b) declared this Agreement and the transactions contemplated by this Agreement, including the Merger, advisable and (c) approved this Agreement, the execution and delivery of this Agreement, the performance of their respective agreements contained herein and the consummation of the transactions contemplated by this Agreement, including the Merger, on the terms and subject to the conditions contained herein.
NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:
ARTICLE 1
Definitions
Section 1.01. Definitions. As used herein, the following terms have the following meanings:
“1933 Act” means the Securities Act of 1933.
“1934 Act” means the Securities Exchange Act of 1934.
“Acceptable Confidentiality Agreement” means a confidentiality agreement that contains terms, with respect to confidentiality and use, taken as a whole, that are not materially less restrictive to the Company’s counterparty thereto than those contained in the NDA (it being understood and agreed that such confidentiality agreement need not contain any standstill or similar provision).
“Acquisition Proposal” means (other than the Merger) any inquiry, indication of interest, proposal or offer from any Person or group, other than Parent and its Subsidiaries, relating to any (i) direct or indirect acquisition (whether in a single transaction or a series of related transactions) of assets of the Company or its Subsidiaries (including securities of the Company’s Subsidiaries) equal to 20% or more of the consolidated assets of the Company, or to which 20% or more of the revenues or earnings of the Company on a consolidated basis are attributable, (ii) direct or indirect acquisition or issuance (whether in a single transaction or a series of related transactions) of (1) 20% or more of any class of equity or voting securities of the Company or (2) any equity or voting securities of the Company or any of the Company’s Subsidiaries representing, directly or indirectly, 20% or more of the consolidated assets of the Company or 20% or more of the revenues or earnings of the Company and its Subsidiaries on a consolidated basis, (iii) tender offer or exchange offer that, if consummated, would result in such Person or group beneficially owning (1) 20% or more of any class of equity or voting securities of the Company or (2) any equity or voting securities of the Company or any of the Company’s Subsidiaries representing, directly or indirectly, 20% or more of the consolidated assets of the Company and its

Subsidiaries or 20% or more of the revenues or earnings of the Company and its Subsidiaries on a consolidated basis, or (iv) merger, consolidation, share exchange, business combination, joint venture, reorganization, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its Subsidiaries, under which such Person or group would acquire, directly or indirectly, (A) assets (including securities of the Company’s Subsidiaries) equal to 20% or more of the consolidated assets of the Company and its Subsidiaries, or to which 20% or more of the revenues or earnings of the Company and its Subsidiaries on a consolidated basis are attributable, or (B) beneficial ownership of (1) 20% or more of any class of equity or voting securities of the Company or (2) any equity or voting securities of the Company or any of the Company’s Subsidiaries representing, directly or indirectly, 20% or more of the consolidated assets of the Company and its Subsidiaries or 20% or more of the revenues or earnings of the Company and its Subsidiaries on a consolidated basis.
“Adverse Recommendation Change” has the meaning set forth in Section 6.04(a)(iv).
“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person; provided that for purposes of this Agreement, Parent and Merger Sub shall be deemed not to be Affiliates of the Company and vice versa. For purposes of this definition, the term “control” (including the correlative meanings of the terms “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such Person, whether through the ownership of voting securities or by contract or otherwise.
“Agreement” has the meaning set forth in the Preamble.
“Anti-Corruption Law” means the U.S. Foreign Corrupt Practices Act of 1977, as amended, or any other Applicable Law related to bribery or corruption.
“Antitrust Division” has the meaning set forth in Section 8.01(b).
“Applicable Law” means, with respect to any Person, any domestic or foreign federal, state or local law (statutory, common or otherwise), constitution, treaty, act, statute, code, rule, regulation, order, injunction, judgment, decree, writ, award, ruling or other similar requirement enacted, adopted, promulgated or applied by a Governmental Authority that is binding upon or applicable to such Person.
“Balance Sheet Date” has the meaning set forth in Section 4.10.
“Board of Directors” has the meaning set forth in the Recitals.
“Business Day” means a day, other than Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by Applicable Law to close.
“Capitalization Date” has the meaning set forth in Section 4.05(a).
“CBA” has the meaning set forth in Section 4.18(a).
“Certificate of Merger” has the meaning set forth in Section 2.01(c).
“Certificated Shares” has the meaning set forth in Section 2.03(a)(i).
“Certificates” has the meaning set forth in Section 2.03(a)(i).
“Chosen Courts” has the meaning set forth in Section 11.08.
“Clean Team Agreement” has the meaning set forth in Section 6.03(b).
“Closing” has the meaning set forth in Section 2.01(b).
“Closing Date” has the meaning set forth in Section 2.01(b).
“Code” means the U.S. Internal Revenue Code of 1986.
“Company” has the meaning set forth in the Preamble.
“Company Balance Sheet” means the unaudited consolidated balance sheet of the Company as of the Balance Sheet Date, and the footnotes thereto set forth in the Company’s quarterly report on Form 10-Q for the fiscal quarter ended September 30, 2024.

“Company Common Shares” has the meaning set forth in Section 4.05(a).
“Company Disclosure Schedule” means the disclosure schedule dated the date hereof regarding this Agreement that has been provided by the Company to Parent and Merger Sub or their Representatives.
“Company Equity Awards” has the meaning set forth in Section 2.05(c).
“Company Financial Statements” has the meaning set forth in Section 4.08.
“Company Material Adverse Effect” means any Effect that, individually or in the aggregate, (A) would reasonably be expected to prevent or materially impair the Company’s ability to consummate the transactions contemplated by this Agreement on or before the End Date or (B) has had, or would reasonably be expected to have, a material adverse effect on the financial condition, business or results of operations of the Company and its Subsidiaries, taken as a whole, provided that, for purposes of this clause (B), excluding any Effect arising out of or resulting from (i) changes or prospective changes in GAAP or the interpretation thereof, (ii) changes or prospective changes in Applicable Law or the interpretation thereof, (iii) general economic, political, regulatory, legal or tax conditions in the United States or any other country or region, including changes in financial, credit, securities, commodities or currency markets (including changes in interest or exchange rates) and the imposition or adjustment of tariffs, (iv) changes or conditions generally affecting any of the industries in which the Company or any of its Subsidiaries operates, (v) geopolitical conditions (including the current dispute and conflict between the Russian Federation and Ukraine and the current conflict in the Middle East, and any evolutions or escalations thereof and any sanctions or other Applicable Laws, directives, policies, guidelines or recommendations promulgated by any Governmental Authority in connection therewith), the outbreak or escalation of hostilities, acts of war, sabotage, terrorism, cyberattacks, protests, riots, strikes, global health conditions (including any epidemic, pandemic or disease outbreak) or fires, floods, earthquakes, weather events or other disasters, or any action taken by any Governmental Authority in response to any of the foregoing, (vi) the execution, delivery and performance of this Agreement or the announcement or consummation of the transactions contemplated by this Agreement or the identity of or any facts or circumstances relating to Parent or any of its Affiliates, including the impact of any of the foregoing on the relationships, contractual or otherwise, of the Company or any of its Subsidiaries with customers, suppliers, service providers, employees, Governmental Authorities or any other Persons and any stockholder or derivative litigation relating to the execution, delivery and performance of this Agreement or the announcement or consummation of the transactions contemplated by this Agreement (provided that this clause (vi) shall not apply with respect to any representation and warranty the purpose of which is to address the consequences of the execution, delivery and performance of this Agreement or the consummation of the transactions hereunder), (vii) any actions taken (or omitted to be taken) by the Company, in each case, which Parent has expressly approved, consented to or requested in writing following the date hereof, (viii) any failure by the Company or any of its Subsidiaries to meet any internal or published budgets, projections, forecasts or predictions of financial performance or integration synergies for any period, (ix) changes in the price or trading volume of the Company Common Shares or any other securities of the Company on the NASDAQ or any other market on which such securities are quoted for purchase and sale or changes in the credit ratings of the Company (it being understood that any underlying facts giving rise or contributing to the failure or changes described in clauses (viii) or (ix) that are not otherwise excluded from the definition of a “Company Material Adverse Effect” may be taken into account in determining whether there has been or would reasonably be expected to have a Company Material Adverse Effect), or (x) any actions taken (or omitted to be taken) by any party hereto that are required, expressly contemplated or permitted to be taken (or omitted to be taken) pursuant to this Agreement, including any actions required under this Agreement to obtain any approvals, consents, registrations, permits, authorizations and other confirmations under applicable Competition Laws for the consummation of the Merger, except, with respect to clauses (i), (ii), (iii) and (iv), to the extent that such Effect is disproportionately adverse to the Company and its Subsidiaries relative to others in the industry or industries in which the Company and its Subsidiaries operate, in which case only the incremental material and disproportionate adverse Effect may be taken into account in determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur.
“Company-Owned Intellectual Property” means any and all Intellectual Property owned by the Company or any of its Subsidiaries.

“Company Performance Stock Award” means a restricted stock award with respect to Company Common Shares that is subject to service- and performance-based vesting conditions granted under a Company Stock Plan.
“Company Plan” means any material “employee benefit plan” as defined in Section 3(3) of ERISA (whether or not subject to ERISA) and each other employment agreement, bonus, incentive, termination, severance, separation, change in control, retention, profit-sharing, pension, retirement, deferred compensation, equity or equity-based, health or other welfare, disability, post-employment welfare or other compensation or benefit plan, program, policy or agreement, in each case that is sponsored, maintained, contributed to or required to be contributed to by the Company or any of its Subsidiaries for the benefit of any Company Service Provider, other than any such plan, policy or agreement that is (i) an offer letter providing for at-will employment, (ii) statutorily mandated or (iii) implemented, administered or operated by any Governmental Authority.
“Company Preferred Shares” has the meaning set forth in Section 4.05(a).
“Company Recommendation” has the meaning set forth in Section 4.02(b).
“Company Restricted Stock Award” means a restricted stock award that is subject to vesting conditions based solely on continued employment or service granted under a Company Stock Plan.
“Company SEC Documents” has the meaning set forth in Section 4.07(a).
“Company Securities” has the meaning set forth in Section 4.05(b).
“Company Service Provider” means any current or former employee, officer, director or individual independent contractor of the Company or any of its Subsidiaries, in each case who is retained directly by the Company or its applicable Subsidiary (and not indirectly through any third party entity, staffing company or other Person).
“Company Stock Plans” means, collectively, the 2024 Omnibus Incentive Plan and the 2020 Omnibus Incentive Plan, in each case, as amended from time to time.
“Company Stockholder Approval” has the meaning set forth in Section 4.02(a).
“Company Stockholders Meeting” has the meaning set forth in Section 6.02.
“Company Subsidiary Securities” has the meaning set forth in Section 4.06(b).
“Company Termination Fee” has the meaning set forth in Section 10.03(a).
“Compensation Committee” has the meaning set forth in Section 2.05(c).
“Competition Laws” means the HSR Act and all other Applicable Laws that are designed or intended to prohibit, restrict or regulate foreign investment or mergers or acquisitions, antitrust, monopolization, lessening of competition or restraint of trade.
“Confidentiality Agreements” has the meaning set forth in Section 6.03(b).
“Continuing Employee” has the meaning set forth in Section 7.04(b).
“D&O Insurance” has the meaning set forth in Section 7.03(b).
“Data Privacy Laws” means all Applicable Laws to the extent relating to privacy, security or the processing of personal information.
“DGCL” means the General Corporation Law of the State of Delaware.
“Dissenting Company Shares” has the meaning set forth in Section 2.04(a).
“Divestiture Action” has the meaning set forth in Section 8.01(c).
“Effect” means any change, effect, development, circumstance, condition, fact, state of facts, event or occurrence.
“Effective Time” has the meaning set forth in Section 2.01(c).
“End Date” has the meaning set forth in Section 10.01(b)(i).

“Enforceability Exceptions” has the meaning set forth in Section 4.02(a).
“Environmental Laws” means any Applicable Laws to the extent relating to the pollution or the protection of the environment.
“ERISA” means the Employee Retirement Income Security Act of 1974.
“Ex-Im Laws” means all Applicable Laws relating to export, re-export, transfer or import controls (including the Export Administration Regulations administered by the U.S. Department of Commerce, and customs and import laws and regulations administered by U.S. Customs and Border Protection).
“Exchange Agent” has the meaning set forth in Section 2.03(a).
“FTC” has the meaning set forth in Section 8.01(b).
“Financial Advisor” has the meaning set forth in Section 4.22.
“GAAP” means generally accepted accounting principles in the United States.
“Governmental Authority” means any transnational, domestic or foreign federal, state, provincial, local or other governmental, regulatory or administrative authority, department, court, commission, agency or official, including any political subdivision thereof, or the NASDAQ or any self-regulatory organization.
“Guarantor” has the meaning set forth in the Recitals.
“Hazardous Substance” means any (i) material, substance or waste that is listed, defined or regulated as “hazardous” or “toxic,” or as a “pollutant” or “contaminant” (or words of similar meaning and regulatory effect) under Environmental Laws; and (ii) petroleum, petroleum products, per- and polyfluoroalkyl substances (including PFAs, PFOA, PFOS, Gen X, and PFBs), polychlorinated biphenyls (PCBs), asbestos and asbestos-containing materials, radon, and toxic mold or fungi.
“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.
“Indemnified Person” has the meaning set forth in Section 7.03(a).
“Intellectual Property” means all intellectual property and similar proprietary rights in any jurisdiction anywhere in the world, including in the following: trademarks, service marks and trade names (including any and all goodwill related thereto), domain names, inventions, patents, trade secrets, copyrights, rights in software, know-how and any registrations or applications for registration of any of the foregoing.
“Internal Controls” has the meaning set forth in Section 4.07(d).
“International Plan” means any Company Plan that is not a U.S. Plan.
“Intervening Event” has the meaning set forth in Section 6.04(f).
“IRS” has the meaning set forth in Section 4.17(b).
“Knowledge” means (i) with respect to the Company, the actual knowledge of the individuals listed on Section 1.01(a)(i) of the Company Disclosure Schedule, after reasonable inquiry of their direct reports that would reasonably be expected to have knowledge of the relevant subject matter, and (ii) with respect to Parent, the actual knowledge of the individuals listed on Section 1.01(a)(ii) of the Company Disclosure Schedule, after reasonable inquiry of their direct reports that would reasonably be expected to have knowledge of the relevant subject matter.
“Lease” has the meaning set forth in Section 4.14(b).
“Legal Restraint” has the meaning set forth in Section 9.01(b).
“Lien” means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, encumbrance, hypothecation, exclusive license, option, right of first refusal, right of first offer, preemptive right or other similar adverse claim or similar restriction of any kind in respect of such property or asset.
“Material Contract” has the meaning set forth in Section 4.20(a).
“Merger” has the meaning set forth in Section 2.01(a).

“Merger Consideration” has the meaning set forth in Section 2.02(a).
“Merger Sub” has the meaning set forth in the Preamble.
“NASDAQ” means the NASDAQ Global Select Market.
“NDA” has the meaning set forth in Section 6.03(b).
“Order” means any order, writ, injunction, judgment or decree of any Governmental Authority.
“Parent” has the meaning set forth in the Preamble.
“Parent Material Adverse Effect” means any Effect that would reasonably be expected to prevent, impair or materially delay the ability of Parent or Merger Sub to perform its obligations hereunder or consummate the Merger or the other transactions contemplated hereby.
“Parent Regulatory Termination Fee” has the meaning set forth in Section 10.03(a)(iii).
“Permit” means each governmental license, franchise, certificate, approval, registration, order, decree or other similar authorization of a Governmental Authority relating to the assets or business of the Company or its Subsidiaries which is necessary for the conduct of the business as currently conducted.
“Permitted Liens” means (a) any Liens for Taxes not yet due and payable or which are being contested in good faith by appropriate Proceedings and for which an adequate reserve is reflected in the Company’s financial statements in accordance with GAAP, (b) vendors’, carriers’, warehousemen’s, mechanics’, materialmen’s, worker’s, repairmen’s or other similar Liens arising in the ordinary course of business as to which there is no default or which are being contested in good faith by appropriate Proceedings and which are not yet due and payable and for which adequate accruals or reserves have been maintained in accordance with GAAP, (c) pledges or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, (d) gaps in the chain of title evident from the records of the applicable Governmental Authority maintaining such records and other encumbrances of record as of the date of this Agreement that would not reasonably be expected to, individually or in the aggregate, materially impair the continued use and operation of the assets to which they relate in the business of the Company and its Subsidiaries as currently conducted, (e) easements, rights-of-way, covenants, restrictions and other encumbrances incurred in the ordinary course of business that, in the aggregate, are not material in amount and that do not, in any case, materially detract from the current use or occupancy of the property subject thereto, (f) statutory landlords’ Liens and Liens granted to landlords under any lease, (g) non-exclusive licenses or sublicenses of Intellectual Property in the ordinary course of business, (h) any purchase money security interests, equipment leases or similar financing arrangements entered into in the ordinary course of business, (i) any Liens securing indebtedness or liabilities that are reflected on the Company Balance Sheet, the existence of which are disclosed in the notes to the Company Financial Statements, (j) with respect to any securities, any transfer restrictions of general applicability as may be provided under the 1933 Act or other Applicable Law or restrictions under the Organizational Documents of the issuer of such securities, (k) Liens as set forth on Section 1.01(b) of the Company Disclosure Schedule and (l) any Liens that would not reasonably be expected to be, individually or in the aggregate, material to the business of the Company and its Subsidiaries (taken as a whole).
“Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a Governmental Authority or any “group” within the meaning of Section 13(d) of the 1934 Act.
“Proceeding” means any action, claim, charge, complaint, arbitration, mediation, investigation, litigation, suit or other legal proceeding commenced, brought, conducted or heard by or before, any Governmental Authority or arbitrator.
“Proxy Statement” has the meaning set forth in Section 8.02(a).
“Representatives” means, with respect to a Person, such Person’s directors, officers, employees, investment bankers, attorneys, accountants, consultants and other advisors and representatives acting on such Person’s behalf.

“Required Regulatory Approvals” means the notices, authorizations, registrations, approvals, Orders, Permits, confirmations and consents from any Governmental Authority that are necessary, proper or advisable in connection with the consummation of transactions contemplated by this Agreement.
“Sanctioned Person” means at any time any Person: (i) listed on any Sanctions-related list of designated or blocked Persons (including the Office of Foreign Assets Control’s List of Specially Designated Nationals and Blocked Persons); (ii) ordinarily resident in or organized under the laws of a country, region or territory that is the subject or target of comprehensive Sanctions (as of the date of this Agreement, Cuba, Iran, North Korea, Syria, the Crimea, Sevastopol, Donetsk, Luhansk, Kherson and Zaporizhzhia regions of Ukraine and Venezuela); or (iii) owned directly or indirectly, 50% or more (in the aggregate) or otherwise controlled by any of the foregoing.
“Sanctions” means, collectively, the sanctions and trade embargos imposed, administered or enforced by the United States government (including the U.S. Department of the Treasury’s Office of Foreign Assets Control and the U.S. Department of State), the United Nations Security Council, the European Union and its member states, and His Majesty’s Treasury.
“SEC” means the U.S. Securities and Exchange Commission.
“Short-Term Incentives” has the meaning set forth in Section 7.04(c).
“Solvent” has the meaning set forth in Section 5.10.
“Subsidiary” means, with respect to any Person, (i) any entity of which such Person, directly or indirectly, owns securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other governing body or (ii) any entity in which such Person is or any of its Subsidiaries is a general partner or managing member of such other Person.
“Superior Proposal” has the meaning set forth in Section 6.04(e).
“Surviving Corporation” has the meaning set forth in Section 2.01(a).
“Tax” or “Taxes” means (i) any federal, state, local, or non-U.S. tax (including, without limitation, any income tax, gross receipts or compensating tax, capital gains tax, franchise tax, value-added tax, sales tax, property tax, use tax, estimated tax, levy, assessment, tariff, duty (including any customs duty), deficiency, license, excise, severance, environmental (including taxes under Code Section 59A), stamp, occupation, premium, windfall profits, franchise, employment, payroll, withholding, alternative or add-on minimum, ad valorem, value added, transfer tax, any other tax, governmental fee, or other like assessment or charge, in each case, in the nature of a tax) and (ii) interest, penalty, fine or addition to tax imposed by any Governmental Authority in connection with any item described in clause (i).
“Tax Return” means any report, return, document, declaration or other information or filing (including attachments and exhibits) supplied or required to be supplied to any Governmental Authority with respect to Taxes, including information returns, any documents with respect to or accompanying payments of estimated Taxes, or with respect to or accompanying requests for the extension of time in which to file any such report, return, document, declaration or other information, including any amendments thereof and schedules thereto.
“Third Party” means any Person, including as defined in Section 13(d) of the 1934 Act, other than the Company, Parent or any of their respective Affiliates.
“Treasury Regulations” means the regulations of the U.S. Treasury Department promulgated under the Code (including any successor regulations).
“Uncertificated Shares” has the meaning set forth in Section 2.03(a)(ii).
“U.S. Plan” means any Company Plan that covers Company Service Providers located primarily within the United States.
“Vested Company Performance Stock Award” has the meaning set forth in Section 2.05(b).
“WARN Act” means the Worker Adjustment and Retraining Notification Act of 1988 and any similar Applicable Law.

“Willful Breach” means a material breach of, or a material failure to perform, any representation, warranty, covenant or agreement set forth in this Agreement in each case that is the consequence of an act or omission by a party with the knowledge that the taking of such act or failure to take such act would, or would reasonably be expected to, result in, constitute or cause such material breach or material failure to perform.
Section 1.02. Other Definitional and Interpretative Provisions. The words “hereof,” “herein” and “hereunder” and words of like import used in this Agreement will refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and will be ignored in the construction or interpretation hereof. References to Articles, Sections, Exhibits, Annexes and Schedules are to Articles, Sections, Exhibits, Annexes and Schedules of this Agreement unless otherwise specified. All Exhibits, Annexes and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit, Annex or Schedule but not otherwise defined therein will have the meaning as defined in this Agreement. Any singular term in this Agreement will be deemed to include the plural, and any plural term the singular. Whenever the words “include,” “includes” or “including” are used in this Agreement, they will be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import. References to “ordinary course of business” will be deemed to be followed by the words “consistent with past practices” with such practices being interpreted hereunder taking into account the circumstances thereof. “Writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. The word “or” will not be deemed to be exclusive. The word “extent” and the phrase “to the extent” when used in this Agreement will mean the degree to which a subject or other thing extends, and such word or phrase will not simply mean “if.” References to any statute, law or other Applicable Law will be deemed to refer to such statute, law or other Applicable Law as amended from time to time and, if applicable, to any rules, regulations or interpretations promulgated thereunder. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time. References to any Person include the successors and permitted assigns of that Person. References to a “party” or the “parties” mean a party or the parties to this Agreement unless the context otherwise requires. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively. Except as otherwise expressly set forth herein, all amounts required to be paid hereunder will be paid in United States currency in the manner and at the times set forth herein. Whenever this Agreement requires Merger Sub to take any action, such requirement will be deemed to include an undertaking on the part of Parent to cause Merger Sub to take such action. The parties hereto have participated jointly in the negotiation and drafting of this Agreement, and each has been represented by counsel of its choosing and, in the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by such parties and no presumption or burden of proof will arise favoring or disfavoring any party due to the authorship of any provision of this Agreement. Unless otherwise specifically indicated, all references to “dollars” and “$” will be deemed references to the lawful money of the United States of America. References to “law,” “laws” or to a particular statute or law will be deemed to also include any Applicable Law. References to documents or information “made available” or “provided” to Parent or similar terms will mean documents or information (i) publicly available on the SEC EDGAR database at least one Business Day prior to the execution of this Agreement, (ii) delivered by or on behalf of the Company to Parent or Parent’s Representatives via e-mail or in hard copy form at least one Business Day prior to the execution of this Agreement or (iii) uploaded at least one Business Day prior to the execution of this Agreement in the “Project Spark” dataroom hosted on Intralinks.
ARTICLE 2
The Merger
Section 2.01. The Merger. (a) At the Effective Time, Merger Sub will merge with and into the Company (the “Merger”) in accordance with the DGCL, whereupon the separate existence of Merger Sub will cease, and the Company will be the surviving corporation as a wholly owned Subsidiary of Parent (the “Surviving Corporation”).
(b) Subject to the provisions of Article 9, the closing of the Merger (the “Closing”) will take place through the electronic exchange of the applicable documents and signature pages, using PDFs or electronic signatures, as soon as possible, but in any event no later than two Business Days after the date the conditions set forth in Article 9 (other than conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permissible, waiver of those conditions at the Closing) have been satisfied or, to the extent permissible, waived by the party or parties entitled to the benefit of such conditions, or at such other place, at such other time or on such other date as Parent and the Company may mutually agree in writing. The date on which the Closing actually occurs is referred to herein as the “Closing Date.”

(c) At the Closing, the Company and Merger Sub shall file a certificate of merger (the “Certificate of Merger”) with the Delaware Secretary of State and make all other filings or recordings required by the DGCL in connection with the Merger. The Merger will become effective at such time as the Certificate of Merger is duly filed with the Delaware Secretary of State (or at such later time as may be specified in the Certificate of Merger) (the “Effective Time”).
(d) From and after the Effective Time, the Surviving Corporation will possess all the rights, powers, privileges and franchises and be subject to all of the obligations, liabilities, restrictions and disabilities of the Company and Merger Sub, all as provided under the DGCL.
Section 2.02. Conversion of Shares. At the Effective Time, and by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of any Company Common Shares or any shares of capital stock of Parent or Merger Sub:
(a) Except as otherwise provided in Section 2.02(b), Section 2.02(c) or Section 2.04, each Company Common Share outstanding immediately prior to the Effective Time (including each Company Equity Award, subject to Section 2.05) will automatically be converted into the right to receive $18.61 in cash, without interest (the “Merger Consideration”). As of the Effective Time, all such Company Common Shares will no longer be outstanding and will automatically be canceled and retired and will cease to exist, and will thereafter represent only the right to receive the Merger Consideration to be paid in accordance with Section 2.03, without interest if paid in accordance with this Agreement.
(b) Each Company Common Share held by the Company as a treasury share or owned by Parent, Merger Sub or any other Subsidiary of Parent immediately prior to the Effective Time will be canceled and cease to exist, and no payment will be made with respect thereto.
(c) Each Company Common Share held by any Subsidiary of the Company immediately prior to the Effective Time will be converted into such number of common shares of the Surviving Corporation such that each Subsidiary owns the same percentage of the outstanding capital stock in the Surviving Corporation immediately following the Effective Time as such Subsidiary owned in the Company immediately prior to the Effective Time.
(d) Each share of common stock of Merger Sub outstanding immediately prior to the Effective Time will be converted into and become one share of common stock of the Surviving Corporation and, except as provided in Section 2.02(c), will constitute the only outstanding shares of capital stock of the Surviving Corporation.
Section 2.03. Surrender and Payment. (a) At least three Business Days prior to the Closing Date, Parent shall appoint an agent reasonably acceptable to the Company (the “Exchange Agent”) and enter into an exchange agent agreement, reasonably acceptable to the Company, with the Exchange Agent for the purpose of exchanging for the Merger Consideration as promptly as practicable after the Effective Time (i) certificates representing Company Common Shares (the “Certificates,” and such underlying shares, “Certificated Shares”) or (ii) uncertificated Company Common Shares (the “Uncertificated Shares”). At or prior to the Effective Time, Parent shall make available to the Exchange Agent the aggregate Merger Consideration to be paid in respect of the Certificated Shares and the Uncertificated Shares. Such cash may be invested by the Exchange Agent as directed by Parent; provided (i) that such investments must be in short-term obligations of the United States with maturities of no more than thirty days or guaranteed by the United States and backed by the full faith and credit of the United States or in commercial paper obligations rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively, (ii) no such investment will relieve Parent or the Exchange Agent from making the payments required by this Article 2 and (iii) no such investment will have maturities that could prevent or delay payments to be made pursuant to this Agreement. Any interest or income produced by such investments will be payable to the Surviving Corporation or Parent, as Parent directs. No loss incurred with respect to such investments will decrease the amounts payable pursuant to this Agreement. In the event that the amount of cash held by the Exchange Agent is insufficient to pay the aggregate Merger Consideration, Parent will promptly deposit, or cause to be deposited, additional funds with the Exchange Agent in an amount which is equal to the deficiency in the amount required to make all such payments pursuant to Section 2.03(b). The aggregate Merger Consideration as so deposited with the Exchange Agent will not be used for any purpose other than to fund payments pursuant to Section 2.03(b), except as expressly provided for in this Agreement.

(b) As promptly as practicable after the Effective Time (but no later than three Business Days thereafter), Parent shall send, or shall cause the Exchange Agent to send, to each holder of Company Common Shares at the Effective Time a letter of transmittal and instructions (in each case, which will be in a form reasonably acceptable for the Company and finalized prior to the Effective Time, and which will specify that the delivery will be effected, and risk of loss and title will pass, only upon proper delivery of the Certificates (or affidavits of loss in lieu thereof pursuant to Section 2.08) or transfer of the Uncertificated Shares to the Exchange Agent) for use in such exchange. Each holder of Company Common Shares that have been converted into the right to receive the Merger Consideration will be entitled to receive, upon (i) surrender to the Exchange Agent of a Certificate (or affidavits of loss in lieu thereof pursuant to Section 2.08), together with a properly completed letter of transmittal, or (ii) receipt of an “agent’s message” by the Exchange Agent (or such other evidence, if any, of transfer as the Exchange Agent may reasonably request) in the case of a book-entry transfer of Uncertificated Shares, the Merger Consideration payable for each Certificated Share and each Uncertificated Share (less any applicable and permitted withholding). Until so surrendered or transferred (including by providing affidavits of loss in lieu thereof pursuant to Section 2.08), as the case may be, each such Certificated Share or Uncertificated Share will represent from and after the Effective Time for all purposes only the right to receive the Merger Consideration. No interest will be paid or will accrue on the cash payable upon surrender of any such Company Common Shares.
(c) If any portion of the Merger Consideration is to be paid to a Person other than the Person in whose name the surrendered Certificate (or affidavits of loss in lieu thereof pursuant to Section 2.08) or the transferred Uncertificated Share is registered, it will be a condition to such payment that (i) either such Certificate (or affidavit of loss) shall be properly endorsed or shall otherwise be in proper form for transfer or such Uncertificated Share shall be properly transferred and (ii) the Person requesting such payment shall pay to the Exchange Agent any transfer or other Taxes required as a result of such payment to a Person other than the registered holder of such Certificate or Uncertificated Share or establish to the satisfaction of the Exchange Agent that such Tax has been paid or is not payable.
(d) At the Effective Time, the share transfer books of the Company will be closed, and there will be no further registration of transfers of Company Common Shares. If, after the Effective Time, Certificates (or affidavits of loss in lieu thereof pursuant to Section 2.08) or Uncertificated Shares are presented to the Surviving Corporation or the Exchange Agent, they will be canceled and exchanged for the Merger Consideration provided for by, and in accordance with the procedures set forth in, this Article 2.
(e) Any portion of the Merger Consideration made available to the Exchange Agent pursuant to Section 2.03(a) (and any interest or other income earned thereon) that remains unclaimed by the holders of Company Common Shares 12 months after the Effective Time will be returned to Parent, upon demand, and any such holder who has not exchanged such Company Common Shares for the Merger Consideration in accordance with this Section 2.03 prior to that time will thereafter look only to Parent for payment of the Merger Consideration in respect of such Company Common Shares without any interest thereon, if paid in accordance with this Agreement. Notwithstanding the foregoing, none of Parent, the Surviving Corporation or the Exchange Agent will be liable to any holder of Company Common Shares for Merger Consideration delivered to a Governmental Authority pursuant to any applicable abandoned property, escheat or similar Applicable Law.
Section 2.04. Dissenting Shares. (a) Notwithstanding anything to the contrary set forth in this Agreement, all Company Common Shares that are issued and outstanding as of immediately prior to the Effective Time and held by a stockholder of the Company who shall have neither voted in favor of the adoption of this Agreement nor consented thereto in writing and who shall have properly and validly demanded their statutory rights of appraisal in respect of such Company Common Shares in accordance with Section 262 of the DGCL (the “Dissenting Company Shares”) will not be converted into, or represent the right to receive, the Merger Consideration pursuant to Section 2.02(a). Such Company stockholders will be entitled to receive payment of the appraised value of such Dissenting Company Shares in accordance with the provisions of Section 262 of the DGCL, except that all Dissenting Company Shares held by stockholders of the Company who shall have failed to perfect or who shall have effectively withdrawn or lost their rights to appraisal of such Dissenting Company Shares pursuant to Section 262 of the DGCL will thereupon be deemed to have been converted into, and to have become exchangeable for, as of the Effective Time, the right to receive the Merger Consideration, without interest thereon, upon surrender of the Certificates or transfer of the Uncertificated Shares, as applicable, that formerly evidenced such Company Common Shares in the manner provided in Section 2.03 (or in the case of a lost, stolen or destroyed Certificate, upon delivery of an affidavit in accordance with the provisions of Section 2.08).
(b) The Company shall give Parent prompt notice of any demands for appraisal received by the Company, withdrawals of such demands and any other instruments served pursuant to the DGCL and received by the Company in respect of Dissenting Company Shares. Parent shall have the right to participate (at its expense) in all negotiations and Proceedings with respect to demands for appraisal pursuant to the DGCL in respect of Dissenting Company Shares. The Company may not, except with the prior written consent of Parent, make any payment with respect to any demands for appraisal or settle or offer to settle any such demands in respect of Dissenting Company Shares.
Section 2.05. Treatment of Equity Awards. (a) Effective as of immediately prior to the Effective Time, except as set forth in Section 6.01(m) of the Company Disclosure Schedule, each Company Restricted Stock Award that is outstanding immediately prior to the Effective Time shall, automatically and without any action on behalf of the holder thereof, be fully vested, canceled and converted into the right to receive an amount in cash equal to (i) the number of Company Common Shares subject to such Company Restricted Stock Award immediately prior to the Effective Time multiplied by (ii) the Merger Consideration.
(b) Effective as of immediately prior to the Effective Time, each Company Performance Stock Award that is outstanding immediately prior to the Effective Time shall, automatically and without any action on behalf of the holder thereof, be treated as follows: (i) each Company Performance Stock Award (x) granted in the 2022 calendar year shall be deemed vested with respect to seventy-five and one-half percent (75.5%) of the target number of Company Common Shares subject to such Company Performance Stock Award and (y) granted in the 2023 and 2024 calendar years shall be deemed vested with respect to fifty percent (50%) of the target number of Company Common Shares subject to such Company Performance Stock Award (the portion of each such vested Company Performance Stock Award, a “Vested Company Performance Stock Award”), and each such Vested Company Performance Stock Award shall be canceled and converted into the right to receive an amount in cash equal to (A) the number of Company Common Shares subject to such Vested Company Performance Stock Award immediately prior to the Effective Time multiplied by (B) the Merger Consideration and (ii) each Company Performance Stock Award or portion thereof that is not a Vested Company Performance Stock Award shall be cancelled and forfeited for no consideration.
(c) Prior to the Effective Time, the compensation committee of the Board of Directors (the “Compensation Committee”) or the Board of Directors, as applicable, shall adopt resolutions and take any actions that are necessary to effectuate the treatment of the Company Restricted Stock Awards and the Company Performance Stock Awards (together, the “Company Equity Awards”) pursuant to this Section 2.05. As soon as practicable following the date hereof and in all events prior to, and contingent upon, the Effective Time, the Company shall cause the Company Stock Plans to terminate immediately prior to the Effective Time.
(d) All payments due under this Section 2.05 shall be made at or as soon as practicable after the Effective Time (and in no event later than the next regularly scheduled payroll run of the Company or Surviving Corporation that is at least five Business Days following the Closing Date), pursuant to the Company’s or the Surviving Corporation’s ordinary payroll practices, and will be subject to any applicable withholding.
Section 2.06. Adjustments. If, during the period between the date of this Agreement and the Effective Time, the outstanding shares of capital stock of the Company shall have changed into a different number or class of shares by reason of any reclassification, recapitalization, share split or combination, exchange or readjustment of shares, or any share dividend thereon with a record date during such period, the Merger Consideration and any other amounts payable pursuant to this Agreement shall be appropriately adjusted to reflect such change; provided that nothing in this Section 2.06 shall permit the Company to take any action that is prohibited by the terms of this Agreement.
Section 2.07. Withholding Rights. Notwithstanding anything to the contrary herein, the Company, the Surviving Corporation and any of their Affiliates or agents (including the Exchange Agent) shall be entitled to deduct and withhold from any amounts otherwise payable pursuant to this Agreement such amounts as are required to be deducted or withheld under the Code or any other Applicable Law relating to Taxes. Any amounts so deducted or withheld shall, to the extent paid over to the appropriate Governmental Authority, be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction or withholding was made.

Section 2.08. Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed, and, if required by Parent or the Exchange Agent, the posting by such Person of a bond, in such reasonable amount as Parent or the Exchange Agent may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent shall pay, in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration to be paid in respect of the Company Common Shares represented by such Certificate, as contemplated by this Article 2.
ARTICLE 3
The Surviving Corporation
Section 3.01. Certificate of Incorporation. At the Effective Time, and by virtue of the Merger, the certificate of incorporation of the Surviving Corporation shall be amended and restated as set forth in Exhibit A, and, as so amended and restated, shall be the certificate of incorporation of the Surviving Corporation until further amended in accordance with Applicable Law.
Section 3.02. Bylaws. The bylaws of Merger Sub in effect immediately prior to the Effective Time will be the bylaws of the Surviving Corporation (except that references to the name of Merger Sub shall be replaced by reference to the name of the Surviving Corporation) until thereafter amended in accordance with Applicable Law.
Section 3.03. Directors and Officers. From and after the Effective Time, until their successors are duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the certificate of incorporation and the bylaws of the Surviving Corporation and Applicable Law, (a) the directors of Merger Sub at the Effective Time shall be the directors of the Surviving Corporation and (b) the officers of Merger Sub at the Effective Time shall be the officers of the Surviving Corporation.
ARTICLE 4
Representations and Warranties of the Company
With respect to this Article 4, except (a) as disclosed in any Company SEC Document filed before the date of this Agreement (but excluding any forward-looking disclosures set forth in any “risk factors” section, “management’s discussion and analysis of financial condition and results of operations” section, or any disclosures in any “forward-looking statements” section or similar cautionary, forward-looking or predictive statements; it being understood that any factual information contained within such sections shall not be excluded) where the relevance of the information as an exception to a particular representation is reasonably apparent on the face of such disclosure; provided, that this qualification shall not apply to any of the representations or warranties set forth in Section 4.01 (Corporate Existence and Power), Section 4.02 (Corporate Authorization), Section 4.05(a)-(d) (Capitalization), Section 4.22 (Finders’ Fee), Section 4.23 (Opinion of Financial Advisor) and Section 4.24 (Antitakeover Statutes) or, (b) subject to Section 11.05, as set forth in the Company Disclosure Schedule, the Company represents and warrants to Parent and Merger Sub that:
Section 4.01. Corporate Existence and Power. (a) The Company (x) is a corporation, duly incorporated, validly existing and in good standing under the laws of the State of Delaware and (y) has all corporate powers required to carry on its business as now conducted in all material respects.
(b) The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the conduct of its business in such jurisdiction, as currently conducted, requires such qualification, except for those jurisdictions where the failure to be so qualified or in good standing would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(c) Complete and correct copies of the Company’s Certificate of Incorporation and bylaws, each as amended and in effect as of the date of this Agreement, are on file with the SEC. The Company is not in violation of any provisions of the Company’s Certificate of Incorporation or bylaws in any material respect.
Section 4.02. Corporate Authorization. (a) The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby are within the Company’s corporate powers and, except for obtaining the Company Stockholder Approval and the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, have been duly authorized by all necessary corporate action on the part of the Company. The affirmative vote of the holders of a majority of the outstanding Company Common Shares to adopt this Agreement (the “Company Stockholder Approval”) is the only vote of the holders of any of the Company’s capital stock required by Applicable Law in connection with the consummation of the Merger. The Company has duly executed and delivered this Agreement, and, assuming due authorization, execution and delivery by each of Parent and Merger Sub, this Agreement constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms (except insofar as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other Applicable Laws of general applicability relating to or affecting creditors’ rights, or by principles governing the availability of equitable remedies, whether at law or in equity (collectively, the “Enforceability Exceptions”)).
(b) At a meeting duly called and held, the Board of Directors has (i) determined that this Agreement and the transactions contemplated by this Agreement, including the Merger, on the terms and subject to the conditions set forth herein, are fair to and in the best interests of the Company and its stockholders, (ii) declared this Agreement and the transactions contemplated by this Agreement, including the Merger, advisable, (iii) approved this Agreement, the execution and delivery by the Company of this Agreement, the performance by the Company of the agreements contained herein and the consummation of the transactions contemplated hereby, including the Merger, on the terms and subject to the conditions contained herein, (iv) subject to Section 6.04 and Article 10 hereof, directed that the adoption of this Agreement be submitted to a vote at a meeting of the Company’s stockholders and (v) resolved, subject to Section 6.04(b) hereof, to recommend adoption of this Agreement and the transactions contemplated by this Agreement, including the Merger, to the stockholders of the Company (such recommendation, the “Company Recommendation”).
Section 4.03. Governmental Authorization. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby require no action by or in respect of, or filing by the Company with, any Governmental Authority, other than (a) compliance with any applicable requirements of the HSR Act and any other applicable Competition Laws, (b) the filing with the SEC of such reports and other filings under, and compliance with any applicable requirements of, the 1933 Act, the 1934 Act and any other applicable securities laws, (c) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of the other jurisdictions in which the Company is qualified to do business, (d) compliance with the rules and regulations of the NASDAQ and (e) any other actions or filings (i) required solely by reason of the participation of Parent or Merger Sub (as opposed to any Third Party) in the transactions contemplated hereby or (ii) the absence of which would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
Section 4.04. Non-Contravention. Except as set forth on Section 4.04 of the Company Disclosure Schedule, the execution, delivery and performance by the Company of this Agreement and, assuming compliance with the matters referred to in Section 4.03 and receipt of the Company Stockholder Approval, the consummation by the Company of the transactions contemplated hereby do not and will not (a) contravene, conflict with, or result in any violation or breach of any provision of the organizational documents of the Company or any of its Subsidiaries, (b) contravene, conflict with or result in a violation or breach of any provision of any Applicable Law, (c) require any consent or other action by any Person under, constitute a breach or default (with or without the passage of time) under, or cause or permit the termination, acceleration, cancellation or other change of any right or obligation or the loss of any benefit to the Company or any Subsidiary under any Material Contract or Permit or (d) result in the creation or imposition of any Lien (other than Permitted Liens) on any asset of the Company or any of its Subsidiaries, with only such exceptions, in the case of each of clauses (b) through (d), as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
Section 4.05. Capitalization. (a) The authorized capital stock of the Company consists of 100,000,000 shares of common stock, par value $0.0001 per share (the “Company Common Shares”), and 10,000,000 shares of Preferred Stock, par value $0.0001 per share (“Company Preferred Shares”). As of December 3, 2024 (the “Capitalization Date”), there were outstanding (i) 32,277,395 Company Common Shares, (ii) no Company Preferred Shares, (iii) 540,757 Company Common Shares subject to outstanding Company Restricted Stock Awards and (iv) 409,698 Company Common Shares subject to outstanding Company Performance Stock Awards (at target levels). All outstanding shares of capital stock of the Company have been, and all shares that may be issued pursuant to any Company Stock Plans will be, when issued, duly authorized and validly issued, fully paid and nonassessable and not subject to preemptive rights.
(b) Except (x) as set forth in this Section 4.05 and (y) for changes since the Capitalization Date resulting from the exercise, vesting, conversion or any settlement of Company Equity Awards, as of the date hereof there are no issued, reserved for issuance or outstanding (i) shares of capital stock or other voting securities of or ownership interests in the Company, (ii) securities of the Company convertible into or exchangeable or exercisable for shares of capital stock or other voting securities of or ownership interests in the Company, (iii) warrants, calls, options or other rights to acquire from the Company, or other obligation of the Company to issue, any capital stock or other voting securities or ownership interests in or any securities convertible into or exchangeable or exercisable for capital stock or other voting securities or ownership interests in the Company or (iv) stock options, restricted stock, restricted stock units, stock appreciation rights, phantom equity, profits interests, performance units or similar securities or rights issued by the Company that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock or voting securities or ownership interests of the Company (the items in clauses (i) through (iv) being referred to collectively as the “Company Securities”).
(c) As of the date of this Agreement, there are no outstanding bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of Company Common Shares may vote.
(d) Section 4.05(d) of the Company Disclosure Schedule sets forth a list of all outstanding Company Restricted Stock Awards and Company Performance Stock Awards, including the grant date for each such outstanding Company Restricted Stock Award and Company Performance Stock Award.
(e) There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any of the Company Securities. There are no stockholder agreements, voting trusts or similar agreements to which the Company is a party with respect to the voting of the Company Securities, and there are no outstanding agreements, commitments or obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any of the Company Securities, or granting or extending any preemptive rights, subscription rights, anti-dilutive rights, rights of first refusal or similar rights with respect to any Company Securities.
(f) Except as set forth in this Section 4.05, none of (i) the shares of capital stock of the Company or (ii) Company Securities are owned by any Subsidiary of the Company.
Section 4.06. Subsidiaries. (a) Each Subsidiary of the Company has been (i) duly formed, is validly existing and (where applicable) in good standing under the laws of its jurisdiction of organization and (ii) has all organizational powers required to carry on its business as now conducted in all material respects. Each such Subsidiary is duly qualified to do business as a foreign entity and (where applicable) is in good standing in each jurisdiction where the conduct of its business in such jurisdiction, as currently conducted, requires such qualification, except for those jurisdictions where the failure to be so qualified or in good standing would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. All Subsidiaries of the Company and their respective jurisdictions of organization are set forth in Section 4.06(a) of the Company Disclosure Schedule.
(b) All of the outstanding capital stock or other voting securities of, or ownership interests in, each Subsidiary of the Company are owned by the Company, directly or indirectly, free and clear of any Lien (other than Permitted Liens). As of the date hereof, there are no issued, reserved for issuance or outstanding (i) securities of any Subsidiary of the Company convertible into, or exchangeable or exercisable for, shares of capital stock or other voting securities of, or ownership interests in, any Subsidiary of the Company, (ii) warrants, calls, options or other rights to acquire from the Company or any of its Subsidiaries, or other obligations of the Company or any of its Subsidiaries to issue, any capital stock or other voting securities of, or ownership interests in, or any securities convertible into, or exchangeable or exercisable for, any capital stock or other voting securities of, or ownership interests in, any Subsidiary of the Company or (iii) stock options, restricted stock, stock appreciation rights, phantom equity, profits interests, performance units or similar securities or rights issued by the Company or any of its Subsidiaries that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock or other voting securities of, or ownership interests in, any Subsidiary of the Company (the items in clauses (i) through (iii) being referred to collectively as the “Company Subsidiary Securities”).
(c) There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any of the Company Subsidiary Securities. Except for the capital stock or other voting securities of or equity or ownership interests in its Subsidiaries, the Company does not own, directly or indirectly, any capital stock or other voting securities or ownership interests of any Person.

(d) The Company has made available to Parent prior to the date hereof a true and complete copy of the certificate of incorporation and bylaws (or equivalent organizational documents) of each Subsidiary of the Company, each as in effect as of the date of this Agreement. Each such certificate of incorporation and bylaws (or equivalent organizational documents) is in full force and effect. None of the Subsidiaries of the Company is in violation of any of the provisions of its certificate of incorporation or bylaws (or equivalent organizational documents), except as would not reasonably be expected to be material to the Company and its Subsidiaries (taken as a whole).
Section 4.07. SEC Filings; Internal Control. (a) The Company has filed with or furnished to the SEC on a timely basis all reports, schedules, forms, statements, prospectuses, registration statements and other documents required to be filed with or furnished to the SEC by the Company pursuant to Applicable Law since January 1, 2024 (collectively, together with any exhibits and schedules thereto and other information incorporated therein, the “Company SEC Documents”). None of the Subsidiaries of the Company is, or at any time since January 1, 2023 has been, required to file any reports, schedules, forms, statement or other documents with the SEC.
(b) As of its filing date (or, if amended or superseded by a filing prior to the date hereof, as of the date of such amended or superseded filing), each Company SEC Document complied, and each Company SEC Document filed subsequent to the date hereof will when so filed comply, as to form, in all material respects, with the applicable requirements of the 1933 Act, the 1934 Act and the Sarbanes-Oxley Act, as the case may be.
(c) As of its filing date (or, if amended or superseded by a filing prior to the date hereof, as of the date of such amended or superseded filing), each Company SEC Document did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. To the extent any Company SEC Documents available in the SEC Edgar database contains redactions pursuant to a request for confidential treatment or otherwise, the Company has made available to Parent, to the extent specifically requested by Parent, the full text of such Company SEC Documents.
(d) The Company and each of its officers are in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act. Since January 1, 2022, the Company has, in material compliance with Rule 13a-15 under the 1934 Act, (i) designed, established and maintained disclosure controls and procedures to ensure that material information relating to the Company, including its consolidated Subsidiaries, is timely recorded and made known to the management, including the chief executive officer and chief financial officer, of the Company by others within those entities, (ii) designed, established and maintained internal controls over financial reporting (“Internal Controls”), as defined in Section 13a-15 under the 1934 Act, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP and (iii) based on the most recent evaluation of its chief executive officer and chief financial officer prior to the date hereof, disclosed to the Company’s independent auditors and the audit committee of the Board of Directors any significant deficiencies or material weaknesses in the design or operation of the Company’s Internal Controls that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial data. As of the date hereof, to the Knowledge of the Company, since the most recent evaluation of the Company’s chief executive officer and chief financial officer prior to the date hereof, neither the audit committee of the Board of Directors nor the Company’s independent auditors have identified or been made aware of any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s Internal Controls.
(e) As of the date hereof, none of the Company SEC Documents is the subject of any unresolved or outstanding SEC comment or, to the Knowledge of the Company, the subject of ongoing SEC review. Since January 1, 2022, the Company has not received, and to the Knowledge of the Company is not the subject of, any written complaint, allegation, assertion or claim that the Company or any of its Subsidiaries has engaged in improper or illegal accounting or auditing practices or maintains improper or inadequate internal accounting controls.
(f) Since January 1, 2022, the Company has complied, and the Company is in compliance, in all material respects with the applicable listing and corporate governance rules and regulations of the NASDAQ.

(g) Except as permitted under the 1934 Act, the Sarbanes-Oxley Act and the applicable rules of NASDAQ, and as disclosed in the Company SEC Documents, neither the Company nor any of its Affiliates has made, arranged or modified any extensions of credit in the form of a personal loan to any executive officer of the Company or member of the Board of Directors.
Section 4.08. Financial Statements. The audited consolidated financial statements and unaudited consolidated interim financial statements of the Company included or incorporated by reference in the Company SEC Documents (the “Company Financial Statements”) fairly present in all material respects, in conformity with GAAP applied on a consistent basis throughout the periods covered thereby (except as may be indicated in the notes thereto), the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject to, in the case of any unaudited consolidated interim financial statements, normal year-end audit adjustments and the absence of footnotes).
Section 4.09. Disclosure Documents. The Proxy Statement will, when definitively filed, and at the time of the filing of any amendment thereto, comply as to form in all material respects with the applicable requirements of the 1934 Act. At the time the Proxy Statement and any amendments or supplements thereto are first mailed to the stockholders of the Company and at the time of the Company Stockholders Meeting, the Proxy Statement, as supplemented or amended, if applicable, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The representations and warranties contained in this Section 4.09 do not apply to statements or omissions included or incorporated by reference in the Proxy Statement based upon information supplied to the Company by Parent or Merger Sub or any of their respective Representatives in writing specifically for use or incorporation by reference therein.
Section 4.10. Absence of Certain Changes. Since September 30, 2024 (the “Balance Sheet Date”) through the date of this Agreement, (a) the business of the Company and its Subsidiaries has been conducted in the ordinary course in all material respects and (b) there has not been any Effect that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Since the Balance Sheet Date through the date of this Agreement, there has not been any action taken by the Company or any of its Subsidiaries that, if taken during the period from the date of this Agreement through the Effective Time without Parent’s consent, would constitute a material breach of Section 6.01.
Section 4.11. No Undisclosed Liabilities. There are no liabilities or obligations of the Company or any of its Subsidiaries of a type required under GAAP to be disclosed and provided for in a consolidated balance sheet of the Company, whether accrued, contingent, absolute, determined, determinable or otherwise, other than: (a) liabilities or obligations disclosed and provided for in the Company Financial Statements (or notes thereto); (b) liabilities or obligations incurred in the ordinary course of business since the Balance Sheet Date; (c) liabilities or obligations incurred in connection with the transactions contemplated hereby; and (d) liabilities or obligations which would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
Section 4.12. Compliance with Laws; Permits. (a) The Company and each of its Subsidiaries are, and since January 1, 2021 have been, in compliance with all Applicable Laws, except as would not reasonably be expected to be material to the Company and its Subsidiaries (taken as a whole). To the Knowledge of the Company, neither the Company nor any of its Subsidiaries nor any of their respective assets is under investigation with respect to or has been threatened to be charged with or given notice of, nor has any Governmental Authority notified the Company or any of its Subsidiaries in writing of its intent to conduct an investigation of, any violation of any Applicable Law, except for such investigations or charges which would not reasonably be expected to be have, individually or in the aggregate, a Company Material Adverse Effect.
(b) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) the Company and its Subsidiaries are in possession of, and in compliance with, all Permits necessary for those entities to carry on their respective businesses as now being conducted, under and pursuant to Applicable Laws, (ii) all such Permits are in full force and effect and (iii) no suspension, cancellation, withdrawal or revocation thereof is pending or threatened.
(c) The Company and each of its Subsidiaries and their respective directors and officers (in each case, to the extent acting for or on behalf of the Company or any Subsidiary), and, to the Knowledge of the Company, their respective employees, consultants and agents (in each case, to the extent acting for or on behalf of the Company or any Subsidiary), are and for the past five years have been in compliance with Anti-Corruption Laws in all material respects and have not (i) used any corporate funds for unlawful contributions, gifts, entertainment or other expenses related to political activity; (ii) made any unlawful payments to any government officials; or (iii) otherwise made any unlawful bribe, rebate, payoff, influence payment, kickback or similar payment in violation of any applicable Anti-Corruption Law. The Company and each of its Subsidiaries have adopted, maintained and adhered to compliance policies and procedures and a system of internal controls reasonably designed to ensure compliance with Anti-Corruption Laws.
(d) None of the Company or any of its Subsidiaries or their respective directors and officers (in each case, to the extent acting for or on behalf of the Company or any of its Subsidiaries), and, to the Knowledge of the Company, no employee, consultant or agent thereof (in each case, to the extent acting for or on behalf of the Company or any of its Subsidiaries), for the past five years: (i) is or has been a Sanctioned Person; (ii) has transacted business with or for the benefit of any Sanctioned Person or otherwise violated Sanctions; or (iii) has violated any Ex-Im Law.
(e) Neither the Company nor any Subsidiary has been for the past five years the subject of any allegation or enforcement Proceeding, nor to the Knowledge of the Company, any inquiry or investigation, regarding any possible violation of applicable Anti-Corruption Laws, Ex-Im Laws or Sanctions.
Section 4.13. Litigation. There is no (a) Proceeding pending, or, to the Knowledge of the Company, threatened, against the Company or any of its Subsidiaries or any officer, director or employee of the Company or any of its Subsidiaries in such capacity before any Governmental Authority that would be material to the Company and its Subsidiaries (taken as a whole) and (b) there is, and since January 1, 2021 has been, no Order outstanding against the Company or any of its Subsidiaries, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. As of the date hereof, there is no Proceeding pending, or, to the Knowledge of the Company, threatened, against the Company that in any manner seeks to prevent, enjoin or materially delay the Company’s ability to consummate the Merger or any of the other transactions contemplated hereby.
Section 4.14. Properties. (a) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and its Subsidiaries have good title to, or valid leasehold interests in, all property and assets reflected on the Company Balance Sheet or acquired after the Balance Sheet Date, except as have been disposed of since the Balance Sheet Date in the ordinary course of business.
(b) Neither the Company nor any of its Subsidiaries owns, or since January 1, 2021 has owned, any real property. Section 4.14(b) of the Company Disclosure Schedule sets forth a true, correct and complete (in all material respects) list as of the date of this Agreement of all material leases, licenses, subleases and occupancy agreements of real property to which the Company or any of its Subsidiaries is a party (each, a “Lease”). Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) each Lease is valid and in full force and effect and (ii) neither the Company nor any of its Subsidiaries, nor to the Company’s Knowledge, any other party to a Lease, is in violation of any provision of any Lease, and neither the Company nor any of its Subsidiaries has received notice in writing alleging that it has breached, violated or defaulted under any Lease.
Section 4.15. Intellectual Property; Data Privacy.
(a) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect: (i) to the Company’s Knowledge, the conduct of the business of the Company and its Subsidiaries as currently conducted does not currently infringe on the Intellectual Property rights of any Person, and (ii) there is no claim or Proceeding pending against, or, to the Company’s Knowledge, threatened in writing against the Company or any of its Subsidiaries alleging any of the foregoing.
(b) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, to the Knowledge of the Company, no Person is infringing, misappropriating or otherwise violating the Company-Owned Intellectual Property.
(c) Section 4.15(c) of the Company Disclosure Schedule sets forth a true and complete list, as of the date hereof, of all (1) material registrations and applications for registration for Company-Owned Intellectual Property, (2) material proprietary software included in the Company-Owned Intellectual Property of which the Company has Knowledge and (3) material data assets in third party systems. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect: (i) either the

Company or one of its Subsidiaries exclusively owns all right, title and interest in and to the Company-Owned Intellectual Property; and (ii) the Company and its Subsidiaries have valid rights to use all other Intellectual Property necessary for the conduct of the business of the Company and its Subsidiaries as currently conducted, in each case of clause (i) and clause (ii), free and clear of any Liens (other than Permitted Liens).
(d) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and its Subsidiaries have taken commercially reasonable steps in accordance with normal industry practice to maintain the confidentiality of all Company-Owned Intellectual Property the value of which to their business is contingent upon maintaining the confidentiality thereof.
(e) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and its Subsidiaries are in compliance with Data Privacy Laws. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, since January 1, 2022, the Company and its Subsidiaries have taken commercially reasonable steps designed to ensure that all personally identifiable information within the possession or control of the Company or any of its Subsidiaries is protected and the Company and its Subsidiaries have not experienced any unauthorized access or disclosure of personally identifiable information that required notification to data subjects or Governmental Authorities under applicable Data Privacy Laws.
(f) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and its Subsidiaries use commercially reasonable efforts to protect the confidentiality, integrity and security of the information technology systems owned or controlled by the Company and its Subsidiaries from any unauthorized use, access, interruption, or modification.
Section 4.16. Taxes.
(a) All material Tax Returns required by Applicable Law to be filed with any Governmental Authority by, or on behalf of, the Company or any of its Subsidiaries have been filed when due in accordance with all Applicable Law (taking into account all extensions), and all such Tax Returns are true, correct and complete.
(b) The Company and each of its Subsidiaries has paid (or has had paid on its behalf) or has withheld and remitted to the appropriate Governmental Authority all material Taxes due and payable.
(c) There is no Proceeding or Tax audit now pending or threatened in writing against or with respect to the Company or its Subsidiaries in respect of any material amount of Taxes.
(d) There are no Liens on any of the assets of the Company or any of its Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax, other than Permitted Liens.
(e) Neither the Company nor any of its Subsidiaries (i) has been a member of an affiliated, combined, consolidated, unitary or other group for Tax purposes (other than any such group the common parent of which is or was the Company or any of its Subsidiaries), (ii) has any liability for the Taxes of any Person (other than the Company or its Subsidiaries) under Treasury Regulations Section 1.1502-6 or any similar provision of state, local or foreign Tax law, (iii) is a party to or bound by any Tax sharing agreement, Tax allocation agreement or Tax indemnity agreement or other similar arrangement (other than any other commercial agreements or contracts not primarily related to Tax or any agreement among or between only the Company and/or any of its Subsidiaries) or (iv) has been either a “distributing corporation” or a “controlled corporation” in a transaction intended to be governed (in whole or in part) by Section 355 (or so much of Section 356 as relates to Section 355) of the Code in the two-year period ending on the date of this Agreement.
(f) Neither the Company nor any of its Subsidiaries has participated in any “listed transactions” within the meaning of Treasury Regulations Section 1.6011-4.
(g) Neither the Company nor any of its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.
(h) The unpaid Taxes of the Company and its Subsidiaries did not, as of the date of the Company Financial Statements, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Company Financial

Statements (rather than in any notes thereto). Since the date of the Company Financial Statements, neither the Company nor any of its Subsidiaries has incurred any liability for Taxes arising from extraordinary gains or losses, as that term is used in GAAP, outside the ordinary course of business.
(i) Neither the Company nor any of its Subsidiaries has a permanent establishment (within the meaning of an applicable Tax treaty) or otherwise has an office or fixed place of business in a country other than the country in which it is organized.
(j) No closing agreements, private letter rulings, Tax holidays, technical advice memoranda, or similar agreements or rulings related to Taxes have been entered into, issued by, or requested from any Governmental Authority with or in respect to the Company or any of its Subsidiaries in the five years prior to the date hereof.
(k) Notwithstanding anything else in this Agreement to the contrary, the representations and warranties set forth in Section 4.16 and the representations and warranties set forth in Section 4.17 that relate to Taxes are the only representations and warranties of the Company being made hereunder with respect to Tax matters.
Section 4.17. Employee Benefit Plans. (a) Subject to the last sentence of this Section 4.17(a), (i) Section 4.17(a) of the Company Disclosure Schedule contains a correct and complete list identifying each material Company Plan and (ii) copies of such Company Plans (and, if applicable, related trust or funding agreements, insurance policies or determination letters) and all material amendments thereto have been furnished to Parent together with, as applicable, the most recent annual report (Form 5500 including, if applicable, Schedule B thereto) and financial statements prepared in connection with any such plan or trust, the current summary plan description (and any related summary of material modifications) and if applicable, summary of benefits and coverage, and actuarial valuation reports. Notwithstanding the foregoing, with respect to each material Company Plan subject to this Section 4.17(a) that has not been listed on the Company Disclosure Schedule and/or furnished to Parent prior to the date hereof, the Company shall, within 10 Business Days following the date hereof, list and/or furnish each such material Company Plan, as applicable.
(b) Each Company Plan has been established and administered in compliance with its terms and Applicable Law, except as would not reasonably be expected to be material to the Company and its Subsidiaries (taken as a whole). Each Company Plan intended to be “qualified” under Section 401(a) of the Code has received a favorable determination or opinion letter from the United States Internal Revenue Service (the “IRS”) or has applied to the IRS for such a letter within the applicable remedial amendment period, and the Company is not aware of any reason why any such determination letter should be revoked or not be reissued. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, no Proceeding (other than routine claims for benefits) is pending against or, to the Knowledge of the Company, is threatened in writing against, any Company Plan.
(c) Neither the execution of this Agreement nor the consummation of the transactions contemplated hereby would, either alone or in conjunction with any other event, (i) entitle any Company Service Provider to any payment or benefit (including the forgiveness of any indebtedness), or accelerate the time of payment, funding or vesting, or otherwise increase the amount of, compensation due or payable or the level of benefits to be provided to any such Company Service Provider under any Company Plan; or (ii) be reasonably expected to result in any Company Service Provider receiving any “excess parachute payment” (within the meaning of Section 280G of the Code) from the Company or its Subsidiaries (excluding the impact of any compensation arrangements established, adopted, entered into or modified following the Effective Time).
(d) Except as would not reasonably be expected to be material to the Company and its Subsidiaries (taken as a whole), neither the Company nor any of its Subsidiaries sponsors, maintains, contributes to or is required to contribute to, any Company Plan that is subject to Title IV of ERISA, including any “multiemployer” plan as defined in Section 3(37) of ERISA.
(e) Except as would not reasonably be expected to be material to the Company and its Subsidiaries (taken as a whole), each International Plan (i) has been maintained in compliance with its terms and Applicable Law, (ii) if intended to qualify for special tax treatment, meets all the requirements for such treatment and (iii) if required, to any extent, to be funded, book-reserved or secured by an insurance policy, is fully funded, book-reserved or secured by an insurance policy, as applicable, based on reasonable actuarial assumptions in accordance with applicable accounting principles.

(f) With respect to each Company Plan that constitutes a “nonqualified deferred compensation plan” subject to Section 409A of the Code, such Company Plan complies in all material respects with the requirements of Section 409A(a)(2), (3), and (4) of the Code and any IRS guidance issued thereunder. Neither the Company nor any of its Subsidiaries has any obligation to reimburse or otherwise “gross-up” any Person for the interest or additional tax set forth under Section 409A(a)(1)(B) of the Code.
Section 4.18. Employee and Labor Matters.
(a) Neither the Company nor any of its Subsidiaries is a party to, bound by or subject to any collective bargaining agreement or other contract with any labor union or other labor organization (each a “CBA”). No Company Service Providers are represented by any labor union or other labor organization with respect to their employment with the Company or any of its Subsidiaries. To the Knowledge of the Company, since January 1, 2022, there have been no material labor organizing activities with respect to any Company Service Providers. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, since January 1, 2022, there has been no unfair labor practice charges, labor grievances, employment-related Proceedings, labor arbitrations, strikes, lockouts, work stoppages, slowdowns, picketing, hand billing or other labor disputes against or affecting the Company or its Subsidiaries.
(b) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and its Subsidiaries are, and since January 1, 2022 have been, in compliance with all Applicable Laws respecting labor, employment and employment practices, including, but not limited to, employee wage and hour requirements, employee immigration status (including with respect to Company Service Providers’ lawful right to work in the United States and retaining Forms I-9 of their applicable employees), discrimination in employment, payroll taxes, health and safety, classification and collective bargaining. Since January 1, 2022, neither the Company nor any of its Subsidiaries have taken any action that could reasonably be expected to result in any material liability under the WARN Act.
(c) Since January 1, 2022, the Company and its Subsidiaries have (i) investigated in accordance with the Company’s internal complaint procedures all sexual harassment or other discrimination or retaliation allegations made by a current or former Company Service Provider against any current or former executive officer or employee at or above the vice president or equivalent level of the Company or its Subsidiaries of which the Company or its Subsidiaries are aware or has been made aware and (ii) not entered into any settlement agreement with a current or former Company Service Provider relating to any allegations of sexual harassment or other discrimination or retaliation by any current executive officer or employee at or above the vice president or equivalent level of the Company or its Subsidiaries.
(d) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and its Subsidiaries have withheld all amounts required by Applicable Law to be withheld from the wages, salaries and other payments to Company Service Providers, and are not liable in arrears of wages, salaries or other payments, including under Contract, Company Plan or Applicable Law, or any Taxes or any penalty for failure to comply with any of the foregoing.
(e) The Company has made available to Parent an accurate and complete list of each officer and employee of the Company and its Subsidiaries as of the date hereof, together with each such person’s current job title, date of hire, exempt classification status under the Fair Labor Standards Act, full-time or part-time status, immigration status, work location, annual base salary or wages, accrued vacation, annual incentive or bonus compensation target for the current calendar year (or other applicable bonus period), the annual incentive or bonus compensation paid for calendar year 2023, and whether such employee is currently on leave of absence. Section 4.18(e) of the Company Disclosure Schedule sets forth a list of each officer and employee of the Company and its Subsidiareis that have the right to any severance, retention, change in control, or similar payment or benefit.
(f) All Company Stock Plans and other Plans containing change in control provisions are set forth on Section 4.18(f) of the Company Disclosure Schedule.
Section 4.19. Environmental Matters. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:
(a) no written notice, order, complaint or penalty has been received by the Company or any of its Subsidiaries arising out of any Environmental Laws that is currently pending, and there are no judicial, administrative or other Proceedings pending or, to the Company’s Knowledge, threatened which allege a violation by, or liability of, the Company or any of its Subsidiaries under any Environmental Laws, and there is no administrative or judicial Order of any Governmental Authority pursuant to any Environmental Laws outstanding against the Company or any of its Subsidiaries;
(b) the Company and each of its Subsidiaries have all Permits necessary for their operations to comply with all applicable Environmental Laws and are now, and have been since January 1, 2022, in compliance with the terms of such Permits;
(c) the operations of the Company and each of its Subsidiaries are now, and have been since January 1, 2022, in compliance with all applicable Environmental Laws; and
(d) neither the Company nor any of its Subsidiaries, nor, to the Knowledge of the Company, any other Person to the extent giving rise to liability for the Company or any of its Subsidiaries has released or disposed of any Hazardous Substance on or under real property currently or, to the Knowledge of the Company, formerly owned, leased or operated by the Company or any of its Subsidiaries, or, to the Knowledge of the Company, any other location where Hazardous Substances generated by the Company or any of its Subsidiaries have been disposed, in quantities or concentrations that require investigation, remediation or monitoring by the Company or any of its Subsidiaries pursuant to any Environmental Law.
Section 4.20. Material Contracts. (a) Section 4.20(a) of the Company Disclosure Schedule contains an accurate and complete list of each contract described below in this Section 4.20(a) (other than a Company Plan) to which the Company or any of its Subsidiaries is a party as of the date hereof (each contract of a type described in this Section 4.20(a), a “Material Contract”):
(i) any contract that is a “material contract” as such term is defined in Item 601(b)(10) of Regulation S-K under the 1933 Act;
(ii) any contract (other than purchase orders entered into in the ordinary course of business) that is not a lease for real property and that requires the payment or delivery of cash or other consideration by or to the Company or any of its Subsidiaries after the date hereof in excess of $1,000,000 per annum;
(iii) any contract relating to the acquisition or disposition of any material securities or businesses (whether by merger, purchase of stock, purchase of assets or otherwise) (A) entered into since January 1, 2022 or (B) that contains any material outstanding non-competition, earn-out or other contingent payment obligations of the Company or any of its Subsidiaries that would reasonably be expected to result in the Company’s or any of its Subsidiaries’ receipt or making of future payments in excess of $600,000;
(iv) any contract pursuant to which the Company or any of its Subsidiaries (A) grants a license to any material Intellectual Property (other than non-exclusive licenses granted in the ordinary course of business), or (B) is granted a license to any material Intellectual Property (other than non-exclusive licenses in the ordinary course of business or licenses for off-the-shelf software or open source software);
(v) any contract under which the Company or any of its Subsidiaries (A) is lessee of, or holds or operates, any personal property owned by any other Person for which the annual rent exceeds $100,000 and (B) cannot cancel without penalty or further payment (other than liabilities incurred prior to the time of termination) without more than 90 days’ notice;
(vi) any agreement with any Affiliate, director, officer or holder of 5% or more of the shares of the Company or any of its Subsidiaries or with any “associate” or any member of the “immediate family” (as such terms are respectively defined in Rules 12b-2 and 16a-1 of the 1934 Act) of any such Affiliate, director, officer or holder of 5% or more of the shares of the Company;
(vii) any contract that (A) limits in any material respect the freedom of the Company or any of its Subsidiaries to compete in any line of business or geographic region, or with any Person or (B) contains any material “most favored nation” provision or exclusive dealing arrangement;
(viii) any partnership, joint venture, strategic alliance or other similar contract that is material to the Company and its Subsidiaries, taken as a whole;

(ix) any contract relating to outstanding indebtedness for borrowed money of the Company or any of its Subsidiaries (including any related security or pledge agreements), other than a hedging, derivative, swap or similar contract;
(x) any contract providing for the settlement of any Proceeding asserted by any Person (including a Governmental Authority) that imposes material ongoing obligations after the date hereof on the Company and its Subsidiaries, taken as a whole;
(xi) any contract with any Governmental Authority, other than any contract entered into by any Governmental Authority in its capacity as a customer or that is a hospital or hospital system;
(xii) any contract providing for indemnification or any guaranty by the Company or any Subsidiary thereof, in each case that is material to the Company and its Subsidiaries, taken as a whole, other than a contract providing for indemnification of directors, officers, customers or suppliers pursuant to contracts entered into in the ordinary course of business; and
(xiii) any other contract that commits the Company or any of its Subsidiaries to enter into any contracts of the types described in foregoing clauses (i) through (x).
(b) The Company has made available to Parent an accurate and complete copy of each Material Contract as in effect as of the date hereof. Except for breaches, violations or defaults which would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, as of the date hereof, (i) each Material Contract is valid and in full force and effect and (ii) neither the Company nor any of its Subsidiaries, nor to the Company’s Knowledge any other party to a Material Contract, is in breach or default of any provision of, or taken or failed to take any act which, with or without notice, lapse of time or both, would constitute a default under, such Material Contract, and, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries has received written notice that it has breached, violated or defaulted under any Material Contract.
Section 4.21. Insurance. The Company has delivered to Parent an accurate and complete copy of all material insurance policies for the 2023 fiscal year relating to the business, assets and operations of the Company and its Subsidiaries. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) the Company and its Subsidiaries maintain insurance in such amounts and against such risks and with such carriers as the Company reasonably has determined to be prudent, taking into account the industries in which the Company and its Subsidiaries operate and as is sufficient to comply with Applicable Law and (ii) all insurance policies of the Company and its Subsidiaries are in full force and effect (except for any expiration thereof in accordance with the terms thereof), no written notice of cancellation or modification has been received, and there is no existing default or event which would reasonably be expected to constitute a default by any insured thereunder.
Section 4.22. Finders’ Fees. Except for BofA Securities, Inc. (the “Financial Advisor”) and UBS Securities, LLC, there is no investment banker, financial advisor, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of the Company or any of its Subsidiaries who might be entitled to any fee or commission from the Company or any of its Subsidiaries in connection with the transactions contemplated by this Agreement. Prior to the date of this Agreement, the Company has made available to Parent accurate copies of all agreements to which the Financial Advisor is entitled to any fees, expenses or indemnification in connection with the Merger and the transactions contemplated by this Agreement; provided, however, that the copies of such agreements made available to Parent may be redacted so that only the provisions relating to such fees, expenses or indemnification to which the Financial Advisor is entitled remain. Set forth on Section 4.22 of the Company Disclosure Schedule is the Company’s good faith estimate, assuming the Closing occurred on the date hereof, of all transaction fees payable to the Financial Advisor and UBS Securities, LLC in connection with the Merger and the transactions contemplated by this Agreement, other than expense reimbursement and indemnification obligations which are set forth in the engagement letters previously provided to Parent.
Section 4.23. Opinion of Financial Advisor. The Company has received the oral opinion of the Financial Advisor, to be confirmed by delivery of a written opinion prior to the Effective Time, to the effect that, as of the date of such opinion, and based upon and subject to the qualifications, assumptions and limitations set forth therein, the Merger Consideration to be received in the Merger by holders of Company Common Shares is fair, from a financial point of view, to such holders, and, as of the date hereof, such opinion has not been withdrawn, rescinded or modified.

Section 4.24. Antitakeover Statutes. The Company has taken all necessary actions so that the restrictions on business combinations set forth in Section 203 of the DGCL and any other similar applicable “anti-takeover” law will not be applicable to the Merger, this Agreement or the transactions contemplated hereby. No “fair price,” “moratorium,” “control share acquisition” or other similar takeover provisions or any anti-takeover provisions in any Company organizational documents are applicable to the Company Securities, the Merger or the transactions contemplated herein.
Section 4.25. Acknowledgement of No Other Representations and Warranties. Except for the representations and warranties set forth in Article 5, or in any certificate delivered pursuant to this Agreement, the Company acknowledges and agrees that no representation or warranty of any kind whatsoever, express or implied, at law or in equity, is made or shall be deemed to have been made by or on behalf of Parent or Merger Sub or any other Person to the Company, and the Company hereby disclaims reliance on any such other representation or warranty, whether by or on behalf of Parent or Merger Sub, and notwithstanding the delivery or disclosure to the Company, or any of its Representatives or Affiliates, of any documentation or other information by Parent, Merger Sub or any of their respective Representatives or Affiliates with respect to any one or more of the foregoing. The Company also acknowledges and agrees that Parent and Merger Sub make no representation or warranty with respect to any projections, forecasts or other estimates, plans or budgets of future revenues, expenses or expenditures, future results of operations (or any component thereof), future cash flows (or any component thereof) or future financial condition (or any component thereof) or the future business, operations or affairs heretofore or hereafter delivered to or made available to the Company or its Representatives or Affiliates.
ARTICLE 5
Representations and Warranties of Parent
Parent represents and warrants to the Company that:
Section 5.01. Corporate Existence and Power. Each of Parent and Merger Sub is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all corporate powers required to carry on its business as now conducted, except which would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Since the date of its incorporation, Merger Sub has not engaged in any activities other than in connection with or as contemplated by this Agreement. Merger Sub was incorporated solely for the purpose of consummating the transactions contemplated by this Agreement. All of the outstanding shares of capital stock of Merger Sub are owned by, and at the Effective Time will be owned by, Parent, free and clear of all Liens.
Section 5.02. Corporate Authorization. The execution, delivery and performance by each of Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the transactions contemplated hereby are within the corporate powers of each of Parent and Merger Sub and have been duly authorized by all necessary corporate action on the part of each of Parent and Merger Sub, and no vote of the stockholders of Parent is necessary to authorize the execution, delivery or performance of this Agreement. Each of Parent and Merger Sub has duly executed and delivered this Agreement, and, assuming due authorization, execution and delivery by the Company, this Agreement constitutes a valid and binding agreement of each of Parent and Merger Sub, enforceable against each in accordance with its terms (except insofar as such enforceability may be limited by the Enforceability Exceptions).
Section 5.03. Governmental Authorization. The execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the transactions contemplated hereby require no action by or in respect of, or filing with, any Governmental Authority, other than (a) compliance with any applicable requirements of the HSR Act and any other applicable Competition Laws, (b) compliance with any applicable requirements of the 1933 Act, the 1934 Act and any other applicable securities laws, (c) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of the other jurisdictions in which the Company or Merger Sub are qualified to do business, (d) compliance with the rules and regulations of the NASDAQ and (e) any other actions or filings the absence of which would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.
Section 5.04. Non-Contravention. The execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the transactions contemplated hereby do not and will not (a) contravene, conflict with, or result in any violation or breach of any provision of the organizational documents of Parent or Merger Sub, (b) assuming compliance with the matters referred to in Section 5.03, contravene, conflict with or result in a violation or breach of any provision of any Applicable Law, (c) assuming compliance with the matters referred to in Section 5.03, require any consent or other action by any Person under, constitute a default (with or without the passage of time) under, or cause or permit the termination or cancellation of any material agreement binding upon Parent or any of its Subsidiaries or (d) result in the creation or imposition of any Lien on any asset of Parent or any of its Subsidiaries, with only such exceptions, in the case of each of clauses (b) through (d), as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.
Section 5.05. Disclosure Documents. The information supplied by Parent for inclusion in the Proxy Statement will not, at the time the Proxy Statement and any amendments or supplements thereto are filed with the SEC, and at the time the Proxy Statement is first mailed to the stockholders of the Company, and at the time of the Company Stockholder Approval, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The representations and warranties contained in this Section 5.05 do not apply to statements or omissions included or incorporated by reference in the Proxy Statement based upon information supplied by the Company or any of its Representatives in writing specifically for use or incorporation by reference therein.
Section 5.06. Litigation. As of the date hereof, there is no (a) Proceeding pending against, or, to the Knowledge of Parent, threatened against or affecting Parent or any of its Subsidiaries before any Governmental Authority or (b) Order outstanding against Parent or any of its Subsidiaries, in each case except as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. As of the date hereof, there is no Proceeding pending, or, to the Knowledge of Parent, threatened, against Parent or Merger Sub that in any manner seeks to prevent, enjoin or materially delay Parent’s or Merger Sub’s ability to consummate the Merger or any of the other transactions contemplated hereby.
Section 5.07. Finders’ Fees. There is no investment banker, financial advisor, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Parent or Merger Sub who might be entitled to any fee or commission from the Company or any of its Affiliates in connection with the transactions contemplated by this Agreement.
Section 5.08. Sufficient Funds. Parent has, and will have through the Closing and the payment of any amounts required to be paid hereunder, sufficient unrestricted cash, available lines of credit or other sources of immediately available funds to enable it to make payment of the Merger Consideration and any other amounts to be paid by it hereunder. Parent acknowledges and agrees that the availability of funds will not be a condition to the obligation of Parent or Merger Sub to consummate the transactions contemplated hereby.
Section 5.09. Ultimate Parent. Guarantor is the “ultimate parent entity” (as such term is defined in the HSR Act) of, and directly or indirectly holds 100% of the consolidated assets of, the business of Aya Healthcare, Inc., Parent and their respective Subsidiaries (including all of the business of “Aya Healthcare”). Parent is a wholly owned Subsidiary of Guarantor.
Section 5.10. Solvency. Assuming (a) the satisfaction of the conditions to Parent’s obligation to consummate the Merger, (b) the accuracy of the representations and warranties set forth in Article 4 in all material respects and (c) the Company and its Subsidiaries, on a consolidated basis, are Solvent immediately prior to the Effective Time, after giving effect to the transactions contemplated by this Agreement (including the payment of the aggregate Merger Consideration and all related fees and expenses and any repayment or refinancing of indebtedness of the Company and its Subsidiaries), the Surviving Corporation on a consolidated basis will be Solvent as of the Effective Time and immediately after the consummation of the transactions contemplated hereby. For purposes of this Agreement, “Solvent” when used with respect to any Person, means that as of any date of determination (i) the fair value of the assets of such Person and its Subsidiaries on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, contingent, subordinated or otherwise, of such Person and its Subsidiaries on a consolidated basis, (ii) the present fair salable value of the property of such Person and its Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of such Person and its Subsidiaries on a consolidated basis on their debts and liabilities as they become absolute and matured, (iii) such Person and its Subsidiaries on a consolidated basis will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as they become absolute and matured and become due in the usual course of their affairs and (iv) such Person and its Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the business in which they are engaged as such businesses are now conducted and proposed to be conducted following the Closing Date.

Section 5.11. Ownership of Common Shares. Neither Parent nor Merger Sub nor any of their respective Affiliates or “associates” (as such term is defined in Section 203 of the DGCL) (a) to Parent’s Knowledge, currently beneficially owns any shares of Company Common Stock or other securities convertible into, exchangeable for or exercisable for shares of Company Common Stock or any securities of any Subsidiary of the Company, other than Company Common Shares held through an non-directed investment account (including mutual funds), 401(k) account or other similar retirement investment account, (b) to Parent’s Knowledge, currently has any rights to acquire any shares of Company Common Stock except pursuant to this Agreement, or (c) is, or at any time in the three years preceding the date of this Agreement has been, an “interested stockholder” of the Company, as such term is defined in Section 203 of the DGCL.
Section 5.12. Acknowledgement of No Other Representations and Warranties. Except for the representations and warranties set forth in Article 4 or in any certificate delivered pursuant to this Agreement, each of Parent and Merger Sub acknowledges and agrees that no representation or warranty of any kind whatsoever, express or implied, at law or in equity, is made or shall be deemed to have been made by or on behalf of the Company or any of its Subsidiaries or any other Person to Parent or Merger Sub, and each of Parent and Merger Sub hereby disclaims reliance on any such other representation or warranty, whether by or on behalf of the Company or any of its Subsidiaries, and notwithstanding the delivery or disclosure to Parent or Merger Sub, or any of their respective Representatives or Affiliates, of any documentation or other information by the Company or any of its Representatives or Affiliates with respect to any one or more of the foregoing. Each of Parent and Merger Sub also acknowledges and agrees that the Company and its Subsidiaries make no representation or warranty with respect to any projections, forecasts or other estimates, plans or budgets of future revenues, expenses or expenditures, future results of operations (or any component thereof), future cash flows (or any component thereof) or future financial condition (or any component thereof) of the Company or any of its Subsidiaries or the future business, operations or affairs of the Company or any of its Subsidiaries heretofore or hereafter delivered to or made available to Parent, Merger Sub or their respective Representatives or Affiliates.
ARTICLE 6
Covenants of the Company
Section 6.01. Conduct of the Company. Except (w) with the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed), (x) as required or expressly contemplated or permitted by this Agreement, (y) as set forth in Section 6.01 of the Company Disclosure Schedule or (z) as required by Applicable Law, from the date hereof until the Effective Time, the Company shall, and shall cause each of its Subsidiaries to, (i) use reasonable best efforts to conduct its business in the ordinary course of business (provided that, in the case of the foregoing clause (i), no action with respect to the matters addressed by any subclause of the following clause (iii) that is permitted by such subclause (nor any action not taken in order to comply therewith) shall constitute a breach of clause (i)), (ii) use commercially reasonable efforts to preserve intact the material components of its current business organizations and relationships and goodwill with suppliers, customers, Governmental Authorities and other material business relations, and (iii) not:
(a) amend its certificate of incorporation, bylaws or other similar organizational documents;
(b) (i) split, combine or reclassify any shares of its capital stock, (ii) declare, set aside or pay any dividend or other distribution (whether in cash, shares or property or any combination thereof) in respect of its capital stock, except for dividends or other such distributions by any of its Subsidiaries or (iii) redeem, repurchase or otherwise acquire or offer to redeem, repurchase or otherwise acquire any Company Securities, except for an employee’s “sell to cover” right or as otherwise required by the terms of any Company Plan;
(c) issue, deliver or sell, or authorize the issuance, delivery or sale of, any Company Securities or Company Subsidiary Securities, other than the issuance of (i) Company Equity Awards pursuant to Section 6.01(m) of the Company Disclosure Schedule or (ii) any Company Common Shares upon the vesting, exercise or settlement of Company Equity Awards outstanding on the date hereof or issued (or modified) after the date hereof in accordance with this Section 6.01 in accordance with their terms;
(d) acquire (by merger, consolidation, acquisition of shares or assets or otherwise), directly or indirectly, any securities or businesses, other than (i) acquisitions that do not exceed $5,000,000 individually or $10,000,000 in the aggregate, and (ii) the purchase of materials from suppliers or vendors in the ordinary course of business;

(e) enter into any new material line of business outside the existing business of the Company and its Subsidiaries as of the date of this Agreement;
(f) (i) sell, lease, license or otherwise transfer any of its material businesses or assets, other than (A) sales of inventory and obsolete equipment in the ordinary course of business, or (B) with respect to Intellectual Property, non-exclusive licenses or sublicenses granted in the ordinary course of business, or (ii) encumber or subject to any material Lien (other than any Permitted Lien) any material asset of the Company or its Subsidiaries (other than pursuant to contracts in effect prior to the date hereof and set forth on Section 4.20 of the Company Disclosure Schedule or entered into after the date hereof in compliance with this Agreement);
(g) abandon or voluntarily permit to lapse any material Company-Owned Intellectual Property;
(h) make or authorize any capital expenditure other than any capital expenditures that: (i) are provided for in the Company’s capital expense budget set forth in Section 6.01(h) of the Company Disclosure Schedule; or (ii) when added to all other capital expenditures made on behalf of the Company and its Subsidiaries since the date of this Agreement but not provided for in such capital expense budget, do not exceed $1,000,000 in the aggregate;
(i) other than in connection with actions permitted by Section 6.01(c), make any material loans, advances or capital contributions to, or investments in, any other Person other than (i) loans or advances among the Company and any of its Subsidiaries and capital contributions to or investments in its Subsidiaries and (ii) trade credit and similar loans and advances made to employees, customers and suppliers in the ordinary course of business;
(j) incur any indebtedness for borrowed money (or guarantees thereof), other than (i) borrowings under the Company’s existing credit agreements or (ii) indebtedness incurred between the Company and any of its wholly owned Subsidiaries or between any of such wholly owned Subsidiaries or guarantees by the Company of indebtedness of any wholly owned Subsidiary of the Company;
(k) other than in connection with any stockholder or derivative litigation, which is the subject of Section 8.07, commence or settle any Proceedings that would require a payment by the Company in excess of $1,500,000 in any individual case or $5,000,000 in the aggregate (in each case net of amounts covered by insurance or indemnification agreements with third parties), other than (i) as required by the terms of any settlement agreement in effect as of the date hereof or (ii) claims reserved against in the consolidated financial statements of the Company and its Subsidiaries (for amounts not materially in excess of such reserves); provided that, in the case of each of (i) and (ii), the payment, discharge, settlement or satisfaction of such Proceeding does not include any material obligation (other than the payment of money and confidentiality and other similar obligations incidental to such settlement) to be performed, or the admission of material wrongdoing, by the Company or any of its Subsidiaries or any of their respective officers or directors;
(l) except in the ordinary course of business or as otherwise permitted by this Section 6.01, (i) amend or modify in any material respect or terminate (other than any termination in accordance with the terms of an existing Material Contract) any Material Contract or (ii) enter into any contract which, if entered into prior to the date of this Agreement, would have been a Material Contract;
(m) other than in the ordinary course of business or as otherwise permitted by this Agreement or as required under the terms of any Company Plan as in effect on the date of this Agreement, or as set forth on Section 6.01(m) of the Company Disclosure Schedule, (i) grant or increase any severance or termination pay to (or amend any existing severance pay or termination arrangement with) any Company Service Provider, (ii) materially increase salary, wages or other compensation or benefits payable to any Company Service Provider; (iii) establish, adopt, terminate or materially amend any Company Plan (or any plan, program, arrangement, practice or agreement that would be a Company Plan if it were in existence on the date of this Agreement) or (iv) terminate any executive officer of the Company, other than for cause;
(n) adopt a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of the Company (other than the Merger);
(o) change the Company’s methods of accounting, except as required by concurrent changes in GAAP or in Regulation S-X of the 1934 Act, as agreed to by the Company’s independent public accountants;

(p) except in the ordinary course of business, make, change or revoke any material Tax election, change any Tax accounting period, make any material change in any of its methods of Tax accounting or settle or compromise any material Tax claim, audit or assessment;
(q) form any Subsidiary that is not wholly-owned by the Company or another Subsidiary of the Company;
(r) enter into any CBA or recognize or certify any labor union, works council or other labor organization as the bargaining representative for any employees of the Company or its Subsidiaries;
(s) implement a “mass layoff” or effectuate a “plant closing” (each as defined in the WARN Act or any similar Applicable Law) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of the Company or any of its Subsidiaries; or
(t) commit to do any of the foregoing.
Nothing set forth in this Agreement shall give Parent, directly or indirectly, the right to control or direct the Company’s or its Subsidiaries operations prior to the Effective Time or give the Company, directly or indirectly, the right to control or direct Parent’s or its Subsidiaries operations prior to the Effective Time.
Section 6.02. Company Stockholders Meeting. The Company shall (a) as soon as reasonably practicable following the date the SEC staff advises that it has no further comments on the Proxy Statement or that the Company may commence mailing the Proxy Statement, duly call and give notice of, and commence mailing of the Proxy Statement to the holders of Company Common Shares as of the record date established for, a meeting of holders of the Company Common Shares for purposes of seeking the Company Stockholder Approval (the “Company Stockholders Meeting”), (b) conduct a “broker search” in accordance with Rule 14a-13 of the 1934 Act as necessary to cause the Company to comply with its obligations set forth in the foregoing clause (a) and (c) as soon as reasonably practicable following the commencement of the mailing of the Proxy Statement pursuant to the foregoing clause (a), convene and hold the Company Stockholders Meeting in accordance with the DGCL, the 1934 Act and applicable requirements of the NASDAQ; provided that the Company may adjourn or postpone the Company Stockholders Meeting to a later date (i) with the consent of Parent or (ii) to the extent the Company believes in good faith that such adjournment or postponement is reasonably necessary (A) to ensure that any required supplement or amendment to the Proxy Statement is provided to the holders of Company Common Shares within a reasonable amount of time in advance of the Company Stockholders Meeting, (B) to allow reasonable additional time to solicit additional proxies necessary to obtain the Company Stockholder Approval (including after commencement of an Acquisition Proposal that is a tender offer or exchange offer), (C) to ensure that there are sufficient Company Common Shares represented (either in person or by proxy) and voting to constitute a quorum necessary to conduct the business of the Company Stockholders Meeting or (D) otherwise where required to comply with Applicable Law (including fiduciary duties); provided that, in the case of clauses (ii)(A) - (D), without the written consent of Parent, in no event shall the Company Stockholders Meeting be held on a date later than the earlier of (x) thirty days after the date for which the Company Stockholders Meeting was originally scheduled (plus, in the case of clauses (ii)(A) and (ii)(D), any postponements or adjournments required by Applicable Law) and (y) three Business Days before the End Date. Subject to Section 6.04, the Board of Directors shall recommend that the holders of the Company Common Shares adopt this Agreement, and the Company shall (1) include the Company Recommendation in the Proxy Statement, (2) use its reasonable best efforts to obtain the Company Stockholder Approval and (3) otherwise comply in all material respects with all legal requirements applicable to such meeting.
Section 6.03. Access to Information. (a) From the date hereof until the Effective Time, subject to Applicable Law, the Company shall, and shall cause its Subsidiaries to, (i) give Parent and its Representatives, upon reasonable notice, reasonable access during normal business hours to the offices, properties, assets, books, records and personnel of the Company and its Subsidiaries, (ii) promptly furnish to Parent and its Representatives such financial and operating data and other information as such Persons may reasonably request and (iii) instruct its Representatives to cooperate reasonably with Parent in its reasonable investigation of the Company and its Subsidiaries; provided that the Company may, in its sole discretion, designate any competitively sensitive material as “Highly Confidential Information” pursuant to the Clean Team Agreement. The Company shall have the right to have its Representatives present in any investigation pursuant to this Section 6.03, and such investigation shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of the Company and its Subsidiaries. Nothing in this Section 6.03 shall require the Company to provide any access to, or to disclose any (A) information if, as advised by outside counsel, providing such access or disclosing such information would violate any Applicable Law (including Competition Laws and Data Privacy Laws) or confidentiality obligation or other binding obligation entered into prior to the date of this Agreement, (B) information that is, as advised by outside counsel, protected by attorney-client privilege (for all purposes in this Agreement, as such privilege is conceptualized under Applicable Law in the United States) to the extent such privilege cannot be protected by the Company through exercise of its reasonable best efforts or (C) information (1) relating to the negotiation of this Agreement, the valuation of the Merger or any financial or strategic alternatives thereto, or, subject to Section 6.04, relating to any Acquisition Proposal or Superior Proposal or (2) relating to any adverse Proceeding between the Company or any of its Affiliates, on the one hand, and Parent or any of its Affiliates, on the other hand; provided that, in the case of clauses (A) and (B), the Company shall use reasonable best efforts to allow for such access or disclosure in a manner that would not violate any such Applicable Law or agreement or jeopardize the protection of the attorney-client privilege.
(b) All information exchanged or otherwise received pursuant to Section 6.03(a) will be subject to the confidentiality agreement dated as of October 10, 2024, between the Company and the Guarantor (the “NDA”) and, as applicable, the Clean Team Agreement dated as of November 8, 2024, between the Company and the Guarantor (the “Clean Team Agreement,” and collectively with the NDA, the “Confidentiality Agreements”). No information or knowledge obtained in any investigation pursuant to this Section 6.03 shall affect or limit or be deemed to modify any representation or warranty made by any party hereunder or any rights or remedies available to any party under this Agreement.
Section 6.04. No-Shop; Other Offers.
(a) No-Shop. Except as otherwise expressly permitted by the remainder of this Section 6.04, until the earlier to occur of the termination of this Agreement pursuant to Article 10 and the Effective Time, the Company shall not, shall cause its Subsidiaries not to and shall instruct its and their respective Representatives not to, directly or indirectly: (i) solicit, initiate or take any action to knowingly facilitate or encourage the submission of (including by way of furnishing non-public information) any inquiry or proposal that constitutes, or could reasonably be expected to lead to, any Acquisition Proposal, (ii) engage, facilitate or participate in any discussions or negotiations with, furnish any material nonpublic information relating to the Company or any of its Subsidiaries or afford access to the business, properties, assets, books or records of the Company or any of its Subsidiaries to, or otherwise knowingly cooperate with, any Third Party, in each case relating to an Acquisition Proposal by such Third Party, (iii) approve, endorse or recommend (or publicly propose to approve, endorse or recommend) any inquiry, proposal or offer that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal, (iv) (A) withhold (or qualify or modify in a manner adverse to Parent or Merger Sub) the Company Recommendation, or fail to include the Company Recommendation in the Proxy Statement in accordance with Section 6.02 or (B) fail to recommend, in a Solicitation/Recommendation Statement on Schedule 14D-9, against any Acquisition Proposal that is a tender offer or exchange offer subject to Regulation D promulgated under the 1934 Act within 10 Business Days after the commencement (within the meaning of Rule 14d-2 under the 1934 Act) of such tender offer or exchange offer (any of the foregoing in clauses (A) and (B), an “Adverse Recommendation Change”) or (v) enter into any letter of intent, term sheet, memorandum of understanding, merger agreement, acquisition agreement, option agreement, share exchange agreement, joint venture agreement, other agreement providing for, or that could reasonably be expected to lead to, an Acquisition Proposal; provided that the foregoing shall not prohibit the Company or any of its Subsidiaries from amending, modifying or granting (on a confidential, non-public basis) any waiver or release under any standstill, confidentiality or similar agreement of the Company or any of its Subsidiaries in the event that the Board of Directors (or any committee thereof) concludes in good faith, after consultation with its outside legal counsel, that the failure to take such action would be reasonably likely to be inconsistent with the fiduciary duties of the Board of Directors to the stockholders of the Company under Applicable Law. Within two Business Days after the date hereof, the Company shall (1) request in writing that each Person that has heretofore executed a confidentiality agreement in connection with its consideration of an Acquisition Proposal or potential Acquisition Proposal promptly destroy or return to the Company all nonpublic information heretofore furnished by the Company or any of its Representatives to such Person or any of its Representatives in accordance with the terms of such confidentiality agreement and (2) terminate access to any physical or electronic data rooms relating to a possible Acquisition Proposal by such Person and its Representatives.
(b) Exceptions. Notwithstanding anything contained in this Section 6.04 to the contrary, at any time prior to receipt of the Company Stockholder Approval:
(i) the Company, directly or indirectly through its Representatives, may (A) engage in negotiations or discussions with any Third Party and its Representatives that has made a bona fide Acquisition Proposal

(that was not solicited in violation of and did not otherwise result from a breach of Section 6.04(a)) that the Board of Directors determines in good faith, after consultation with its outside legal counsel and financial advisor, constitutes or could reasonably be expected to lead to a Superior Proposal, and (B) furnish to such Third Party or its Representatives nonpublic information relating to the Company or any of its Subsidiaries and afford access to the business, properties, assets, books or records and personnel of the Company or any of its Subsidiaries pursuant to an Acceptable Confidentiality Agreement; provided that, to the extent that any nonpublic information relating to the Company or its Subsidiaries is provided to any such Third Party or any such Third Party is given access which was not previously provided to or made available to Parent, such nonpublic information or access is substantially concurrently provided or made available to Parent or its Representatives; and
(ii) subject to compliance with Section 6.04(d), the Board of Directors may, (A) in response to a bona fide Acquisition Proposal (that was not solicited in violation of and did not otherwise result from a breach of Section 6.04(a)) that the Board of Directors has determined in good faith, after consultation with its outside legal counsel and financial advisor, constitutes a Superior Proposal make an Adverse Recommendation Change or terminate this Agreement pursuant to and in accordance with Section 10.01(d)(i) in order to substantially concurrently enter into a written definitive agreement for such Superior Proposal or (B) in response to an Intervening Event, make an Adverse Recommendation Change, if the Board of Directors determines in good faith, after consultation with its outside legal counsel and financial advisor, that the failure to take such action would be reasonably expected to be inconsistent with its fiduciary duties under Applicable Law.
In addition, nothing contained in this Agreement shall prevent the Company or the Board of Directors (or any committee thereof) from (1) taking and disclosing to the Company’s stockholders a position contemplated by Rule 14d-9 and Rule 14e-2(a) promulgated under the 1934 Act (or any similar communication to stockholders in connection with the making or amendment of a tender offer or exchange offer) or from making any legally required disclosure to stockholders with regard to the transactions contemplated by this Agreement or an offer, inquiry, proposal or indication of interest with respect to an Acquisition Proposal (provided that neither the Company nor the Board of Directors (nor any committee thereof) may make an Adverse Recommendation Change unless permitted by this Section 6.04(b)), or (2) issuing a “stop, look and listen” disclosure or similar communication of the type contemplated by Rule 14d-9(f) under the 1934 Act that does not include an Adverse Recommendation Change.
(c) Required Notices. Prior to the earlier of the termination of this Agreement pursuant to Article 10 and the Effective Time, the Company shall notify Parent promptly (and in any event within 24 hours) of the receipt by the Company or its Representatives of any Acquisition Proposal or any offers, proposals, inquiries or indications of interest for discussions or negotiations with respect thereto that could reasonably be expected to lead to an Acquisition Proposal, including, to the extent then known to the Company, (i) the identity of the Person making the Acquisition Proposal or offer, proposal, inquiry or indication of interest and (ii) a summary of the material terms and conditions thereof, and the Company shall keep Parent reasonably informed as to the status thereof, including any material amendment or modification to the material terms of any Acquisition Proposal.
(d) Last Look. Neither the Board of Directors nor the Company shall take any of the actions referred to in Section 6.04(b)(ii) unless (i) the Company shall have notified Parent, in writing and at least three Business Days prior to taking such action, of its intention to take such action, specifying, in reasonable detail, the reasons for the Adverse Recommendation Change, and (A) in the case of a Superior Proposal, attaching a copy of all proposed agreements and other documents and information contemplated by Section 6.04(c) for the Superior Proposal, if applicable, or (B) in the case of an Intervening Event, a reasonably detailed description of the facts and circumstances relating to such Intervening Event (in each case, which notice shall not constitute an Adverse Recommendation Change), (ii) during such three Business Day period following the date on which such notice is received, the Company shall have and shall have caused its Representatives to, negotiate with Parent in good faith (to the extent Parent wishes to negotiate) to make such adjustments to the terms and conditions of this Agreement as Parent may propose, (iii) upon the end of such notice period (or such subsequent notice period as contemplated by clause (iv) below), the Board of Directors shall have considered in good faith any revisions to the terms of this Agreement proposed in writing by Parent that, if accepted by the Company, would be binding upon Parent, and shall have determined in good faith, after consultation with its outside legal counsel and financial advisors, that the Superior Proposal would nevertheless continue to constitute a Superior Proposal (or in the case of an Intervening Event, would not obviate the need to effect the Adverse Recommendation Change) and (iv) in the event of any change to any of the financial terms (including the form, amount and timing of payment of consideration) or any other material terms of such Superior Proposal, the Company shall, in each case, have delivered to Parent an additional notice consistent with that described in clause (i) above and a new notice period under clause (i) shall commence (provided that the notice period thereunder shall only be two Business Days) during which time the Company shall be required to comply with the requirements of this Section 6.04(d) anew with respect to such additional notice, including clauses (i) through (iii) above.
(e) Definition of Superior Proposal. For purposes of this Agreement, “Superior Proposal” means a bona fide, written Acquisition Proposal (but substituting “50%” for all references to “20%” in the definition of such term) that did not result from a breach of Section 6.04(a) that the Board of Directors determines in good faith, after consultation with its outside legal counsel and financial advisor, is more favorable from a financial point of view to the Company’s stockholders than the Merger, in each case, taking into consideration any relevant factors as determined by the Board of Directors and, if applicable, any changes to the terms of this Agreement proposed by Parent pursuant to this Section 6.04 that, if accepted by the Company, would be binding upon Parent.
(f) Definition of Intervening Event. For purposes of this Agreement, “Intervening Event” means any material event, fact, circumstance, development or occurrence first occurring after the date of this Agreement that (i) was not known to or reasonably foreseeable by the Board of Directors as of the date of this Agreement, which event or circumstance becomes known to or by the Board of Directors prior to receipt of the Company Stockholder Approval, or (ii) was known to or reasonably foreseeable by the Board of Directors as of the date of this Agreement, but the material consequences of which (or the magnitude thereof) were not, and, in each case, does not relate to an Acquisition Proposal; provided that in no event shall the following constitute or be taken into account in determining the existence of an Intervening Event: (A) the Company meeting, failing to meet or exceeding any internal or published revenue or earnings forecasts or projections for any period, (B) changes in the market price or trading volume of Company Common Shares; provided that in the case of the foregoing clauses (A) and (B), the underlying causes of such Effect may be considered and taken into account in determining whether there has been an Intervening Event, and (C) any event, fact or circumstance resulting from any breach of this Agreement by the Company.
Section 6.05. Stock Exchange Delisting. Prior to the Effective Time, the Company shall cooperate with Parent and use its reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under Applicable Laws and the rules and policies of the NASDAQ to enable the delisting by the Surviving Corporation of the Company Common Shares from the NASDAQ and the deregistration of the Company Common Shares and the suspension of the Company’s reporting obligations under the 1934 Act as promptly as practicable after the Effective Time.
ARTICLE 7
Covenants of Parent
Section 7.01. Conduct of Parent. Parent shall not, and shall cause its Affiliates not to, from the date of this Agreement to the Effective Time, take any action or fail to take any action that is intended to, or would reasonably be expected to, individually or in the aggregate, prevent, materially delay or materially impede the ability of Parent and Merger Sub to consummate the Merger or the other transactions contemplated by this Agreement, including the financing thereof.
Section 7.02. Obligations of Merger Sub. Parent shall cause Merger Sub to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement. Immediately following the execution of this Agreement, Parent, as sole stockholder of Merger Sub, shall adopt this Agreement.
Section 7.03. Director and Officer Liability. Parent shall cause the Surviving Corporation, and the Surviving Corporation hereby agrees, to do the following:
(a) For six years after the Effective Time, Parent shall cause to be maintained in effect all provisions in the certificate of incorporation, bylaws or other organizational documents of the Surviving Corporation and its Subsidiaries (or in such documents of any successor to the business of the Surviving Corporation or any such

Subsidiary) regarding elimination of liability and indemnification of directors, officers, employees, fiduciaries and agents (each, an “Indemnified Person”) and advancement of fees, costs and expenses that are no less advantageous to the intended beneficiaries than the corresponding provisions in existence on the date of this Agreement.
(b) Prior to the Effective Time, the Company shall or, if the Company is unable to, Parent shall cause the Surviving Corporation as of the Effective Time to, obtain and fully pay the premium for the noncancelable extension of the directors’ and officers’ liability coverage of the Company’s existing directors’ and officers’ insurance policies and the Company’s existing fiduciary liability insurance policies (collectively, “D&O Insurance”), which D&O Insurance shall (i) be for a claims reporting or discovery period of at least six years from and after the Effective Time with respect to any claim related to any period of time at or prior to the Effective Time, (ii) be from an insurance carrier with the same or better credit rating as the Company’s current insurance carrier with respect to D&O Insurance and (iii) have terms, conditions, retentions and limits of liability that are no less favorable than the coverage provided under the Company’s existing policies as of the date hereof with respect to any actual or alleged error, misstatement, misleading statement, act, omission, neglect, breach of duty or any matter claimed against an Indemnified Person by reason of his or her having served in such capacity that existed or occurred at or prior to the Effective Time (including in connection with this Agreement or the transactions contemplated hereby). If the Company or the Surviving Corporation for any reason fails to obtain such “tail” insurance policies as of the Effective Time, the Surviving Corporation shall continue to maintain in effect, for a period of at least six years from and after the Effective Time, the D&O Insurance in place as of the date hereof with the Company’s current insurance carrier or with an insurance carrier with the same or better credit rating as the Company’s current insurance carrier with respect to D&O Insurance with terms, conditions, retentions and limits of liability that are no less favorable than the coverage provided under the Company’s existing policies as of the date hereof, or the Surviving Corporation shall purchase from the Company’s current insurance carrier or from an insurance carrier with the same or better credit rating as the Company’s current insurance carrier with respect to D&O Insurance comparable D&O Insurance for such six-year period with terms, conditions, retentions and limits of liability that are no less favorable than as provided in the Company’s existing policies as of the date hereof; provided that in no event shall Parent or the Surviving Corporation be required to expend for such policies pursuant to this Section 7.03 an annual premium amount in excess of 300% of the premium amount per annum for the Company’s existing policies; and provided, further, that if the aggregate premiums of such insurance coverage exceed such amount, the Surviving Corporation shall be obligated to obtain a policy with the greatest coverage available, with respect to matters occurring prior to the Effective Time, for a cost not exceeding such amount.
(c) If Parent, the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 7.03.
(d) The rights of each Indemnified Person under this Section 7.03 will be in addition to any rights such Person may have under the organizational documents of the Company or any of its Subsidiaries, under the DGCL or any other Applicable Law or under any agreement of any Indemnified Person with the Company or any of its Subsidiaries, and neither Parent nor any of its Subsidiaries shall amend, repeal or otherwise modify any such rights in any manner that would adversely affect any right of any Indemnified Person thereunder. These rights will survive consummation of the Merger and are intended to benefit, and shall be enforceable by, each Indemnified Person.
Section 7.04. Employee Matters.
(a) Parent hereby acknowledges and agrees that a “Change in Control” (or similar phrase) within the meaning of the Company Stock Plans and other Company Plans containing change in control provisions will occur as of the Effective Time.
(b) At the Effective Time, Parent shall cause each employee of the Company or its Subsidiaries as of immediately prior to the Effective Time whose employment continues as of the Effective Time (each, a “Continuing Employee”) to receive (i) an annual base salary or wage level, (ii) bonus opportunities (excluding equity-based compensation), and (iii) employee benefits (excluding any retiree health and defined benefit retirement benefits or severance benefits), in each case of subsections (i) through (iii) above that are substantially comparable in the aggregate to what is provided to such Continuing Employee as of immediately prior to the Effective Time.
(c) To the extent the short-term incentive bonuses for the performance period in which the Effective Time occurs (or the immediately preceding performance period) remain unpaid as of Closing (whether Closing occurs during such performance period or thereafter), Parent shall pay bonuses provided under the Company’s short-term performance bonus programs for such applicable fiscal year in which the Effective Time occurs to each Continuing Employee based on an amount no less than the greater of (i) such Continuing Employee’s target incentive award and (ii) the incentive award earned by such Continuing Employee based on the actual level of performance through the latest practicable date prior to the Effective Time as reasonably determined by the Compensation Committee and as provided under such incentive plan (the “Short-Term Incentives”). The Short-Term Incentives shall be paid by Parent or a Subsidiary of Parent (including the Surviving Corporation) at the time or times that the Short-Term Incentives would normally be paid by the Company, but in all events within sixty days following the end of the applicable performance period relating to the Short-Term Incentives.
(d) Parent shall cause the Surviving Corporation and any of their respective Subsidiaries (and any of their respective third-party insurance providers or third-party administrators) to (i) use its commercially reasonable efforts, to the extent permissible under such plans, to waive all limitations as to any pre-existing condition or waiting periods with respect to participation and coverage requirements applicable to each Continuing Employee under any employee benefit plan in which such Continuing Employees may be eligible to participate as of or after the Effective Time, to the extent pre-existing conditions and waiting periods did not apply or were satisfied under a similar Company Plan prior to the Effective Time, and (ii) credit each Continuing Employee, as of and after the Effective Time, to the extent permissible under such plans, for any copayments, deductibles, offsets or similar payments made under the relevant group health plan of the Company or any of its Subsidiaries during the plan year that includes the Effective Time for purposes of satisfying any applicable copayment, deductible, offset or similar requirements under the comparable group health plans of Parent, Merger Sub or any of their respective Subsidiaries (including the Surviving Corporation and its Subsidiaries). In addition, as of the Effective Time, Parent shall use commercially reasonable efforts to cause the Surviving Corporation and any applicable Subsidiary, to the extent permissible under such plans, to give all Continuing Employees full credit for such Continuing Employees’ service with the Company or any of its Subsidiaries for purposes of eligibility to participate (but not for purposes of vesting or benefit accrual, except for vacation and paid time off, if applicable) under any compensation and benefit plans, programs, policies, agreements and arrangements maintained by Parent, Merger Sub or an applicable Subsidiary (including the Surviving Corporation and its Subsidiaries) in which any Continuing Employee may be eligible to participate after the Effective Time, to the same extent and for the same purpose that such service was credited for under any similar Company Plan immediately prior to the Effective Time, provided that such credit for service shall not apply to, and shall not be recognized for the purpose of any entitlement to participate in, or receive benefits with respect to, any retiree health or defined benefit retirement benefits or severance benefit plans. In no event shall anything contained in this Section 7.04(c) result in a duplication of benefits or compensation.
(e) Effective no later than the day immediately preceding the Closing Date, the Company shall terminate any Company Plans (other than the Company Plans listed in Section 7.04(e) of the Company Disclosure Schedule) maintained by the Company or its Subsidiaries that Parent has requested to be terminated by providing written notice to the Company at least ten Business Days prior to the Closing Date. No later than the day immediately preceding the Closing Date, the Company shall provide Parent with evidence that such Company Plans have been terminated.
(f) Prior to making any broad-based or any written communications to Company Service Providers pertaining to compensation or benefit matters that relate to the Merger (other than any communications consistent in all material respects with prior communications made by the Company or Parent in accordance with this Section 7.04(f)), the Company shall, to the extent not prohibited by Applicable Law, (i) provide Parent with a copy of the intended communication, (ii) give Parent a reasonable period of time to review and comment on the communication (which review and comment shall not cause unreasonable delays in the intended circulation of such communication) and (iii) consider any reasonable comments in good faith.

(g) Without limiting the generality of Section 11.06, the provisions of this Section 7.04 are solely for the benefit of the parties to this Agreement, and no Company Service Provider or any other individual associated therewith shall be regarded for any purpose as a third-party beneficiary of this Section 7.04. Nothing herein shall, or be deemed to, (i) establish, terminate, amend or modify any Company Plan or any other compensation or benefit plan, program, policy, agreement or arrangement maintained or sponsored by Parent, Merger Sub, the Company or any of their respective Affiliates (including the Surviving Corporation and its Subsidiaries); (ii) alter or limit Parent’s, Merger Sub’s or any of their respective Affiliates’ (including the Surviving Corporation’s) ability to establish, terminate, amend or modify any particular benefit plan, program, policy, agreement or arrangement, (iii) confer upon any Company Service Provider any right to employment or continued employment for any period of time by reason of this Agreement, (iv) prevent the Parent, Merger Sub or any of their respective Affiliates (including the Surviving Corporation) from terminating the employment of any Continuing Employee following the Effective Time. For avoidance of doubt, following the Effective Time, Parent and any of its Affiliates may terminate the employment of any Continuing Employee at any time for any reason, and may change any compensation or benefits offered to any Continuing Employee at any time for any reason.
ARTICLE 8
Covenants of Parent and the Company
Section 8.01. Regulatory Undertakings. (a) Subject to the terms and conditions of this Agreement (including, for the avoidance of doubt, Section 8.01(c) and any actions taken by the Company permitted by Section 6.02 or Section 6.04), the Company and Parent shall use reasonable best efforts to take, or cause their Affiliates to take, all actions and do, or cause to be done, all things necessary, proper or advisable under Applicable Law to consummate the transactions contemplated by this Agreement as soon as practicable (and in any event prior to the End Date), including (i) preparing and filing as promptly as practicable with any Governmental Authority or other Third Party all documentation to effect all necessary, proper or advisable filings, notices, petitions, statements, registrations, submissions of information, applications and other documents and (ii) obtaining and maintaining all approvals, consents, registrations, permits, authorizations and other confirmations required to be obtained from any Governmental Authority or other Third Party that are necessary, proper or advisable to consummate the transactions contemplated by this Agreement, including the Required Regulatory Approvals, as soon as practicable (and in any event prior to the End Date).
(b) In furtherance and not in limitation of the foregoing (but subject to the limitations of this Agreement, including Section 8.01(c) below), each of the Company and Parent shall (and Parent shall cause its Affiliates to) make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated hereby with the United States Federal Trade Commission (the “FTC”) and the Antitrust Division of the United States Department of Justice (the “Antitrust Division”) as promptly as practicable and in any event within ten Business Days after the date hereof (and such filings shall request early termination of any applicable waiting period under the HSR Act), and furnish to the other party as promptly as practicable all information within its (or its Affiliates’) control requested by such other party and required for such other party to make any application or other filing to be made by it pursuant to any Applicable Law in connection with the transactions contemplated by this Agreement; provided, that materials required to be provided pursuant to this Section 8.01(b) may be redacted (A) as necessary to comply with contractual arrangements, (B) as necessary to comply with Applicable Law, and (C) as necessary to address reasonable privilege or confidentiality concerns; provided, further, that a party may reasonably designate any competitively sensitive material provided to another party under this Section 8.01 as “Outside Counsel Only.” Each of Parent and the Company shall (i) respond as promptly as practicable to any inquiries received from the FTC or the Antitrust Division or any other Governmental Authority for additional information or documentary material that may be requested pursuant to the HSR Act or any other applicable Competition Laws and shall promptly take all other actions necessary, proper or advisable to cause the expiration or termination of the applicable waiting periods under the HSR Act and any other applicable Competition Laws as promptly as practicable and (ii) not extend any waiting period under the HSR Act or under any other applicable Competition Law or enter into any agreement with the FTC or the Antitrust Division or any other Governmental Authority not to consummate the transactions contemplated by this Agreement, except with the prior written consent of the other parties hereto.
(c) Notwithstanding anything to the contrary contained herein, if any objections are asserted with respect to the transactions contemplated by this Agreement under the HSR Act, any other applicable Competition Law or in connection with any Required Regulatory Approval, or if any Proceeding is instituted or threatened by any

Governmental Authority or, with respect to any Competition Law, a Third Party challenging any of the transactions contemplated by this Agreement, the Company and Parent shall take, or cause to be taken (including by causing their Affiliates to take), all reasonable actions necessary to resolve such objections as promptly as practicable. Without limiting the generality of the foregoing, in connection with any such objection or Proceeding, but subject to the following sentence, the Company and Parent shall, and shall cause their Subsidiaries and Affiliates to, take all actions as may be necessary to obtain any authorization, consent or approval of a Governmental Authority or to avoid or eliminate any impediments under the HSR Act or any such other Competition Law or in connection with any Required Regulatory Approval so as to enable the consummation of the transactions hereby to occur as promptly as practicable and in any event no later than the End Date, including, solely with respect to the Company and its Subsidiaries (or their respective businesses), to (A) hold separate, sell, license, divest or otherwise dispose of any of the businesses or properties or assets of the Company or any of its Subsidiaries, (B) terminate, amend or assign any investments or other existing relationships, or any other contractual rights or obligations, (C) terminate any venture or other arrangement, (D) grant any right or commercial or other accommodation to, or entering into any contractual or other commercial relationship with, any Third Party, (E) impose limitations on the Company or any of its Subsidiaries with respect to how they own, retain, conduct or operate all or any portion of their respective businesses or assets, or (F) effectuate any other change or restructuring of the Company or any of its Subsidiaries (clauses (A)–(F), a “Divestiture Action”). The Company shall reasonably cooperate in all respects with Parent and Merger Sub in connection with Parent’s and Merger Sub’s efforts to contest and resist: (a) any administrative or judicial Proceeding that is initiated or threatened to be initiated challenging this Agreement or the consummation of the transactions contemplated hereby (including seeking to have any stay or temporary restraining order entered by any court or other Governmental Authority vacated or reversed) and (b) any request for, the entry of, and seek to have vacated or terminated, any Order that could restrain, prevent or delay the consummation of the transactions contemplated hereby. Notwithstanding anything in this Agreement to the contrary, none of Parent, Merger Sub, or any of their respective Affiliates shall be required to (x) litigate any action or Proceeding, whether judicial or administrative, or to take any action to have vacated, lifted, reversed or overturned any Order, in connection with the transactions contemplated by this Agreement (provided that, for the avoidance of doubt, notwithstanding this clause (x), Parent and the Company shall be required to respond to and comply with any request for additional information or documentary material pursuant to the HSR Act issued by a Governmental Authority) or (y) agree to any Divestiture Action (I) that would reasonably be expected to be materially adverse to Guarantor and its Subsidiaries, taken as a whole, after giving effect to the Merger, (II) that is not solely limited to the Company and its Subsidiaries or (III) that is not conditioned upon the consummation of the Merger. At the request of Parent, the Company shall agree to any Divestiture Action relating to the Company and its Subsidiaries; provided that, notwithstanding anything in this Agreement to the contrary, the Company and its Subsidiaries shall not be required to agree to any Divestiture Action that is not conditioned upon the consummation of the Merger.
(d) Parent shall, in consultation with the Company, be entitled to direct negotiations (i) with Governmental Authorities regarding the clearances and approvals of the Merger under the HSR Act and (ii) with Third Parties relating to any Divestiture Actions, so long as Parent’s actions in connection therewith are otherwise in accordance with Parent’s obligations under this Section 8.01.
(e) Each party shall (i) promptly notify the other parties of any substantive communication to that party from the FTC, the Antitrust Division, any State Attorney General or any other Governmental Authority regarding this Agreement or the transactions contemplated hereby and, subject to Applicable Law, permit counsel for the other parties a reasonable opportunity to review, reasonably in advance, any written communication or presentation proposed to be submitted to any Governmental Authority with respect to the foregoing and consider in good faith any comments such counsel of the other party may provide thereto; (ii) not agree to participate in any substantive meeting or discussion with any Governmental Authority in respect of any filings, investigation or inquiry concerning any competition or antitrust matters in connection with this Agreement or the Merger and the other transactions contemplated hereby unless in each case it consults with the other parties in advance and, to the extent permitted by such Governmental Authority, gives the other parties the opportunity to attend and participate thereat; and (iii) furnish the other parties with copies of all filings (other than Item 4(c) and Item 4(d) documents) and material correspondences and communications (and memoranda setting forth the substance thereof) between them and their Affiliates and their respective Representatives, on the one hand, and any Governmental Authority or members or their respective staffs, on the other hand, with respect to any

Competition Laws in connection with this Agreement; provided, that materials required to be provided pursuant to this Section 8.01(e) may be redacted (A) as necessary to comply with contractual arrangements, (B) as necessary to comply with Applicable Law, and (C) as necessary to address reasonable privilege or confidentiality concerns; provided, further, that a party may reasonably designate any competitively sensitive material provided to another party under this Section 8.01 as “Outside Counsel Only.” The parties hereto will consult and cooperate with one another in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto relating to Proceedings under any Competition Law.
(f) Parent shall pay and be responsible for all fees, costs and expenses incurred in connection with the filing required pursuant to the HSR Act.
Section 8.02. Certain Filings. (a) Promptly (and in any event within 20 Business Days) following the date of this Agreement, the Company shall prepare (with the assistance and cooperation of Parent and Merger Sub as reasonably requested by the Company) and file or cause to be filed with the SEC a preliminary proxy statement relating to the Company Stockholders Meeting (as amended or supplemented, the “Proxy Statement”).
(b) The Company and Parent shall cooperate with one another (i) in connection with the preparation of the Proxy Statement, (ii) in determining whether any action by or in respect of, or filing with, any Governmental Authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any Material Contracts, in connection with the consummation of the transactions contemplated by this Agreement and (iii) in taking such actions or making any such filings, furnishing information required in connection therewith or with the Proxy Statement and seeking timely to obtain any such actions, consents, approvals or waivers.
(c) Parent shall, upon the Company’s request, promptly furnish to the Company all information concerning itself, its Subsidiaries, directors and officers and (to the extent reasonably available to Parent or its Subsidiaries) such other information concerning Parent or Merger Sub as may be reasonably necessary or advisable in connection with any statement, filing, notice or application made to the SEC or the NASDAQ in connection with the Proxy Statement. Parent and the Company shall each use reasonable best efforts to have the Proxy Statement cleared by the SEC as promptly as reasonably practicable after filing. Parent and its counsel shall be given a reasonable opportunity to review and comment on the Proxy Statement each time before it is filed with the SEC, and the Company shall give reasonable and good-faith consideration to any comments made by Parent and its counsel in connection therewith. The Company shall provide Parent and its counsel with (i) any comments or other communications, whether written or oral, that the Company or its counsel may receive from time to time from the SEC or its staff with respect to the Proxy Statement promptly after receipt of those comments or other communications and (ii) a reasonable opportunity to participate in the Company’s response to those comments and to provide comments on that response (to which reasonable and good-faith consideration shall be given).
(d) If at any time prior to the receipt of the Company Stockholder Approval, any information relating to the Company, Parent, or any of their respective Affiliates, officers or directors, should be discovered by the Company or Parent that should be set forth in an amendment or supplement to the Proxy Statement, so that it would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties and an appropriate amendment or supplement describing such information shall promptly be prepared and filed with the SEC and, to the extent required under Applicable Law, disseminated to the stockholders of the Company.
Section 8.03. Public Announcements. The initial press release relating to this Agreement shall be a joint press release mutually agreed and issued by the Company and Parent. Except in connection with the matters contemplated by Section 6.04 or in connection with any dispute between the parties regarding this Agreement, the Merger or the other transactions contemplated hereby, Parent and the Company (a) shall consult with each other before issuing any further press release, having any communication with the press (whether or not for attribution) or making any other public statement (including any announcement to officers or employees of the Company or its Subsidiaries), or scheduling any press conference or conference call with investors or analysts, with respect to this Agreement or the transactions contemplated hereby (other than any press release, communication, public statement, press conference or conference call which has a bona fide purpose that does not relate to this Agreement or the transactions contemplated hereby and in which this Agreement and the transactions contemplated hereby are mentioned only incidentally and in a manner consistent with previous press releases, public disclosures or public statements made jointly by the parties (or individually, if approved by the other party)) and (b) except in respect of any public statement or press release as may be required by Applicable Law or any listing agreement with or rule of any national securities exchange or association (provided, in such case, such party has given advance notice (and an opportunity to review and comment to the extent practicable) to the other party), shall not issue any such press release or make any such other public statement or schedule any such press conference or conference call before such consultation. Notwithstanding the foregoing, after the issuance of any press release or the making of any public statement with respect to which the foregoing consultation procedures have been followed, either party may issue such additional publications or press releases and make such other customary announcements without consulting with any other party hereto so long as such additional publications, press releases and announcements do not disclose any nonpublic information regarding the transactions contemplated by this Agreement beyond the scope of the disclosure included in a previous press release or public statement and such additional publications, press releases or announcements are otherwise consistent with those with respect to which the other party had consented (or been consulted) in accordance with the terms of this Section 8.03.
Section 8.04. Further Assurances. At and after the Effective Time, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of the Company or Merger Sub, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or Merger Sub, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.
Section 8.05. Section 16 Matters. Prior to the Effective Time, the Company shall take all such steps as may be required to cause any dispositions of Company Common Shares in connection with the transactions contemplated by this Agreement (including derivative securities of such Company Common Shares) by each individual who is subject to the reporting requirements of Section 16(a) of the 1934 Act with respect to the Company to be exempt under Rule 16b-3 promulgated under the 1934 Act.
Section 8.06. Notices of Certain Events. Each of the Company and Parent shall promptly notify the other of any of the following: (a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement, (b) any written notice or other written communication from any Governmental Authority in connection with the transactions contemplated by this Agreement (other than such notices or communications contemplated by Section 8.01, which shall be governed by such Section), (c) any Proceedings commenced or, to its Knowledge, threatened against, relating to or involving or otherwise affecting the Company or any of its Subsidiaries or Parent or any of its Subsidiaries, as the case may be, that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 4.13 or that relate to the consummation of the transactions contemplated by this Agreement, and (d) the discovery of any fact or circumstance, or the occurrence or non-occurrence of any event, which would reasonably be expected to cause or result in any of the conditions to the Merger contained in Article 9 not being satisfied or the satisfaction of those conditions being materially delayed; provided that the delivery of any notice pursuant to this Section 8.06 shall not (i) cure any breach of, or non-compliance with, any other provision of this Agreement or (ii) limit the remedies available to the party receiving such notice; provided, further, that a party’s failure to comply with this Section 8.06 shall not constitute a breach of this Section 8.06, and shall not provide any other party the right not to effect, or the right to terminate, the transactions contemplated by this Agreement, unless the underlying event would independently result in the failure of a condition of the other party’s obligation to consummate the Merger set forth in Article 9 to be satisfied.
Section 8.07. Litigation and Proceedings. The Company shall promptly notify Parent of any action brought by stockholders of the Company against the Company and/or its directors relating to this Agreement, the Merger or the other transactions contemplated by this Agreement (whether directly or on behalf of the Company and its Subsidiaries or otherwise). The Company shall control the defense or settlement of any litigation or other Proceedings against the Company or any of its directors or officers relating to this Agreement, the Merger or the other transactions contemplated by this Agreement; provided that, other than Proceedings between or among the parties hereto, the Company shall give Parent the opportunity to consult with the Company prior to the Effective Time and keep Parent reasonably apprised on a reasonably prompt basis with respect to the defense or settlement of any litigation or other Proceedings against the Company or any of its directors or officers relating to this Agreement, the Merger and the other transactions contemplated by this Agreement, including by giving Parent an opportunity to participate, at Parent’s expense, in such litigation or other Proceedings, including the right to review and comment (which comments the Company shall consider in good faith) on all filings or responses to be made by the Company in connection with any such Proceeding; and provided, further, that, other than Proceedings between or among the parties hereto, the Company agrees that it shall not settle any such litigation or other Proceedings without the prior written consent of Parent, which shall not be unreasonably withheld, delayed or conditioned.
Section 8.08. Takeover Statutes. If any “control share acquisition,” “fair price,” “moratorium,” “business combination” or other similar antitakeover statute or regulation, including any Takeover Statute, shall become applicable to the transactions contemplated by this Agreement, each of the Company, Parent and Merger Sub and the respective members of their boards of directors shall, to the extent permitted by Applicable Law, use reasonable best efforts to grant such approvals and to take such actions as are reasonably necessary so that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated herein and otherwise to take all such other actions as are reasonably necessary to eliminate or minimize the effects of any such statute or regulation on the transactions contemplated hereby.
Section 8.09. Resignations. The Company shall (a) cause to be delivered to Parent resignations executed by each director and officer of the Company in office as of immediately prior to the Effective Time (solely in their capacity as such) to the extent specified in writing by Parent at least five Business Days prior to the Closing Date or (b) provide other evidence of the removal of each such director and officer of the Company in office as of immediately prior to the Effective Time (solely in their capacity as such) which, in either case, shall be effective upon the Effective Time.
ARTICLE 9
Conditions to the Merger
Section 9.01. Conditions to the Obligations of Each Party. The obligations of the Company, Parent and Merger Sub to consummate the Merger are subject to the satisfaction (or, to the extent permitted by Applicable Law, written waiver by Parent and the Company) of the following conditions:
(a) the Company Stockholder Approval shall have been obtained in accordance with the DGCL;
(b) no Order issued by any Governmental Authority prohibiting, rendering illegal or permanently enjoining the consummation of the Merger shall have taken effect after the date hereof and shall still be in effect (a “Legal Restraint”); and
(c) any applicable waiting period under the HSR Act relating to the Merger (or extensions thereof), and any commitment to, or agreement (including any timing agreement) with respect thereto that was mutually agreed by Parent and the Company with, any Governmental Authority to delay the consummation of, or not to consummate before a certain date, any of the transactions contemplated by this Agreement, shall have expired or been terminated.
Section 9.02. Conditions to the Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to consummate the Merger are subject to the satisfaction (or, to the extent permitted by Applicable Law, written waiver by Parent) of the following additional conditions:
(a) (i) the representations and warranties of the Company contained in Section 4.01(a) (Corporate Existence and Power), Section 4.02 (Corporate Authorization), Section 4.04(a) (Non-Contravention), Section 4.22 (Finders’ Fees) and Section 4.23 (Opinion of Financial Advisor) shall be true and correct in all material respects (other than any such representations and warranties qualified by materiality or Company Material Adverse Effect qualifications, which shall be true and correct in all respects), in each case, as of the date of this Agreement and as of the Closing as if made at and as of such time (other than representations and warranties that by their terms address matters only as of another specified time, which shall be so true and correct as of such specified time), (ii) the representations and warranties in Section 4.05(a) and Section 4.05(b) (Capitalization) shall be true and correct in all respects except for any de minimis inaccuracies as of the date of this Agreement and as of the Closing Date (other than any such representation and warranty that by its terms addresses matters only as of another specified time, which shall be true and correct in all respects except for any de minimis inaccuracies as of such specified time), (iii) the representations and warranties of the Company contained in Section 4.10(b) (Absence of Certain Changes) shall be true and correct in all respects as of the date of this Agreement and as of the Closing as if made at and as of such time, (iv) the other representations and warranties of the Company contained in this Agreement (disregarding all materiality and Company Material Adverse Effect qualifications contained therein) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as if made at and as of such time (other than representations and warranties that by their terms address matters only as of another specified time, which shall be so true only as of such time), with only such exceptions in the case of this clause (iv) where the failure of such representations and warranties to be so true and correct has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect and (v) Parent shall have received a certificate signed by an executive officer of the Company on behalf of the Company to the effect that the conditions set forth in foregoing clauses (i) – (iv) and Section 9.02(b) and 9.02(c) have been satisfied.
(b) The Company shall have performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Effective Time.
(c) Since the date of this Agreement, no Company Material Adverse Effect shall have occurred and be continuing, and there shall not have been any Effect that would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.
Section 9.03. Conditions to the Obligations of the Company. The obligation of the Company to consummate the Merger is subject to the satisfaction (or, to the extent permitted by Applicable Law, written waiver by the Company) of the following additional conditions:
(a) (i) the representations and warranties of Parent and Merger Sub contained in Section 5.01 (Corporate Existence and Power), Section 5.02 (Corporate Authorization), Section 5.04(a) (Non-Contravention) and Section 5.07 (Finders’ Fees) shall be true in all material respects as of the Closing Date (other than any such representations and warranties qualified by materiality or Parent Material Adverse Effect qualifications, which shall be true in all respects) as if made at and as of such time (other than representations and warranties that by their terms address matters only as of another specified time, which shall be so true only as of such time), (ii) the other representations and warranties of Parent and Merger Sub contained in this Agreement (disregarding all materiality and Parent Material Adverse Effect qualifications contained therein) shall be true in all respects as of the Closing Date as if made at and as of such time (other than representations and warranties that by their terms address matters only as of another specified time, which shall be so true only as of such time), with only such exceptions in the case of this clause (ii) where the failure of such representations and warranties to be so true and correct has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, and (iii) the Company shall have received a certificate signed by an executive officer of Parent on behalf of Parent to the effect that the conditions set forth in foregoing clauses (i) - (ii) and Section 9.03(b) have been satisfied.
(b) Parent and Merger Sub shall have performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them at or prior to the Effective Time.
Section 9.04. Frustration of Closing Conditions. Neither the Company nor Parent may rely, either as a basis for not consummating the Merger or terminating this Agreement and abandoning the Merger, on the failure of any condition set forth in Section 9.01, Section 9.02 or Section 9.03, as the case may be, to be satisfied if such failure was caused by such party’s fraud or Willful Breach of this Agreement.
ARTICLE 10
Termination
Section 10.01. Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time (notwithstanding any approval of this Agreement by the stockholders of the Company):
(a) by mutual written agreement of the Company and Parent;
(b) by either the Company or Parent, if:
(i) the Merger has not been consummated on or before September 3, 2025 (the “End Date”); provided that if as of the End Date the condition set forth in Section 9.01(c) has not been satisfied or waived (to the extent permitted), but all other conditions to Closing set forth in Article 9 have been satisfied (or would be satisfied if the Closing were to occur), the End Date shall be automatically extended until December 3, 2025; provided, further that the right to terminate this Agreement pursuant to this

Section 10.01(b)(i) shall not be available to any party who is in breach of, or has breached, its obligations under this Agreement, where such breach has caused or resulted in the failure of the Closing to occur on or before the End Date;
(ii) there shall be any Legal Restraint rendering illegal or permanently enjoining the consummation of the Merger and such Legal Restraint shall have become final and non-appealable; provided that the right to terminate this Agreement pursuant to this Section 10.01(b)(ii) shall not be available to any party who is in breach of, or has breached, its obligations under this Agreement, where such breach has caused or resulted in such Legal Restraint; or
(iii) at the Company Stockholders Meeting (including any adjournment or postponement thereof), which shall have been duly convened and at which a vote on the adoption of this Agreement has been taken, the Company Stockholder Approval shall not have been obtained; or
(c) by Parent, if:
(i) prior to receipt of the Company Stockholder Approval, an Adverse Recommendation Change shall have occurred;
(ii) prior to receipt of the Company Stockholder Approval, there shall have been a material breach by the Company of any of its obligations under Section 6.02 or Section 6.04; or
(iii) a breach of any representation or warranty or failure to perform any covenant or agreement on the part of the Company set forth in this Agreement shall have occurred that (A) would cause any of the conditions set forth in Section 9.02(a)(i)-(iv) or Section 9.02(b) not to be satisfied and (B) is incapable of being cured or, if curable, has not been cured by the date that is 30 calendar days after the Company’s receipt of written notice thereof from Parent (or, if earlier, one Business Day prior to the End Date); provided that the right to terminate this Agreement pursuant to this Section 10.01(c)(iii) shall not be available if Parent or Merger Sub is in breach of any provision of this Agreement or if there is any inaccuracy of any of its representations and warranties, and which breach or inaccuracy caused or resulted in the failure of any of the conditions set forth in Section 9.03(a) or Section 9.03(b) to be satisfied; or
(d) by the Company, if:
(i) prior to receipt of the Company Stockholder Approval, the Board of Directors authorizes the Company to enter into a written definitive agreement concerning a Superior Proposal in accordance with Section 6.04 (with such agreement being entered into substantially concurrently with the termination of this Agreement); provided that concurrently with such termination, the Company pays the Company Termination Fee payable pursuant to Section 10.03; or
(ii) a breach of any representation or warranty or failure to perform any covenant or agreement on the part of Parent or Merger Sub set forth in this Agreement shall have occurred (A) that would cause the conditions set forth in Section 9.03(a)(i), Section 9.03(a)(ii) or Section 9.03(b) not to be satisfied and (B) that is incapable of being cured or, if curable, has not been cured by the date that is 30 calendar days after its receipt of written notice thereof from the Company (or, if earlier, one Business Day prior to the End Date); provided that the right to terminate this Agreement pursuant to this Section 10.01(d)(ii) shall not be available if the Company is in breach of any provision of this Agreement or if there is any inaccuracy of any of its representations and warranties, and which breach or inaccuracy caused or resulted in the failure of any of the conditions set forth in Section 9.02(a) or 9.02(b) to be satisfied.
The party desiring to terminate this Agreement pursuant to this Section 10.01 (other than pursuant to Section 10.01(a)) shall give notice of such termination to the other parties specifying the provision of Section 10.01 pursuant to which this Agreement is being terminated, and setting forth in reasonable detail the facts and circumstances forming the basis for such termination pursuant to such provision.
Section 10.02. Effect of Termination. If this Agreement is terminated pursuant to Section 10.01, subject to Section 10.03, this Agreement shall become void and of no effect without liability of any party to the other parties hereto (or any stockholder, director, officer, employee, agent, consultant or Representative of such party); provided that, if such termination shall result from fraud or a Willful Breach, such party shall be fully liable for any and all liabilities and damages (which the parties acknowledge and agree will not be limited to reimbursement of expenses or out-of-pocket costs, and shall include the benefit of the bargain lost by a party’s stockholders (including, in the case of the Company, the premium reflected in the Merger Consideration, which was specifically negotiated by the Board of Directors on behalf of the Company’s shareholders and taking into consideration all other relevant matters, including other combination opportunities and the time value of money), which will be deemed in such event to be damages of such party as determined by the trier of fact) incurred or suffered by the other parties as a result of such fraud or Willful Breach. The Confidentiality Agreements and the provisions of Section 6.03(b), Section 8.03, this Section 10.02, Section 10.03 and Article 11 shall survive any termination hereof pursuant to Section 10.01.
Section 10.03. Termination Fee.
(a) (i) If this Agreement is terminated by the Company pursuant to Section 10.01(d)(i) (Superior Proposal) or by Parent pursuant to Section 10.01(c)(i) (Adverse Recommendation Change), the Company shall pay or cause to be paid to Parent in immediately available funds $20,000,000 (in each case, such fee, the “Company Termination Fee”), in the case of a termination by Parent, within two Business Days after such termination and, in the case of a termination by the Company, immediately before and as a condition to such termination.
(ii) If (A) this Agreement is terminated (1) by Parent or the Company pursuant to Section 10.01(b)(iii) (Company No Vote), (2) prior to the receipt of the Company Stockholder Approval, by Parent or the Company pursuant to Section 10.01(b)(i) (End Date), or (3) by Parent pursuant to Section 10.01(c)(ii) (Company No Shop Breach) or Section 10.01(c)(iii) (Company Breach), (B) after the date of this Agreement and prior to the applicable termination (or, in the case of a termination pursuant to Section 10.01(b)(iii) (Company No Vote), the Company Stockholders Meeting), an Acquisition Proposal shall have been publicly announced and not withdrawn and (C) within 12 months after the date of such termination, the Company enters into a definitive agreement with respect to such Acquisition Proposal and such Acquisition Proposal is subsequently consummated (provided that for purposes of this Section 10.03(a)(ii), each reference to “20%” in the definition of Acquisition Proposal shall be deemed to be a reference to “50%”), then the Company shall pay to Parent in immediately available funds, concurrently with the consummation of such Acquisition Proposal described in this clause (C), the Company Termination Fee.
(iii) If this Agreement is terminated by Parent or the Company pursuant to (A) (1) Section 10.01(b)(i) (End Date) and, at the time of such termination, the conditions set forth in Section 9.01(b) (as a result of a Legal Restraint with respect to Competition Laws) or Section 9.01(c) shall not have been satisfied or (2) Section 10.01(b)(ii) (Order) with respect to Competition Laws, and, at the time of such termination referred to in clause (1) or (2) above, the conditions set forth in Section 9.02 would be satisfied or waived if the Closing were to occur on the termination date (or would not be satisfied as a result of the same facts that resulted in the conditions in Section 9.01(b) or Section 9.01(c) not being satisfied) or (B) Section 10.01(d)(ii) (Parent Breach) as a result of a material breach by Parent of Section 8.01, then Parent shall, within two Business Days after any such termination, pay or cause to be paid to the Company in immediately available funds $20,000,000 (such fee, the “Parent Regulatory Termination Fee”).
(iv) In no event shall the Company or Parent be required to pay the Company Termination Fee or Parent Regulatory Termination Fee, as applicable, on more than one occasion.
(b) Each party agrees that (i) the agreements contained in this Section 10.03 are an integral part of the transactions contemplated by this Agreement and that, without these agreements, the other parties would not enter into this Agreement and (ii) in light of the difficulty of accurately determining actual damages with respect to the foregoing, the right to payment of the Company Termination Fee or the Parent Regulatory Termination Fee, as applicable, constitutes a reasonable estimate of the losses, damages, claims, costs or expenses that will be suffered by reason of any such termination of this Agreement and constitutes liquidated damages (and not a penalty) and hereby irrevocably waives, and agrees not to assert in any Proceeding arising out of or relating to this Agreement, any claim to the contrary. Each party further acknowledges that the Company Termination Fee or the Parent Regulatory Termination Fee, as applicable, if, as and when paid in accordance with the terms of this Section 10.03, is not a penalty, but is instead liquidated damages in a reasonable amount that will compensate Parent or the Company, as applicable, in circumstances in which such fee is payable for the efforts and resources expended, and opportunities forgone, while negotiating this Agreement, and for such party’s reliance on this Agreement, and on the expectation of the consummation of the transactions contemplated hereby, which amounts would otherwise be impossible to calculate with precision.

(c) Notwithstanding anything herein to the contrary, (i) Parent and Merger Sub agree that, upon any termination of this Agreement under circumstances where the Company Termination Fee is payable by the Company and (ii) the Company agrees that, upon any termination of this Agreement under circumstances where the Parent Regulatory Termination Fee is payable by Parent, in each case pursuant to this Section 10.03 and such Company Termination Fee or Parent Regulatory Termination Fee, as applicable, is paid in full, (A) the Company Termination Fee or the Parent Regulatory Termination Fee, as applicable, shall be the sole and exclusive remedy of the applicable party in connection with this Agreement or the transactions contemplated hereby and (B) the applicable party shall not seek to obtain any recovery, judgment, or damages of any kind, including consequential, indirect, or punitive damages, against the other parties or their respective Subsidiaries or any of their respective directors, officers, employees, partners, managers, members, stockholders, Affiliates or Representatives in connection with this Agreement or the transactions contemplated hereby, except in the case of fraud or Willful Breach. For the avoidance of doubt, Parent or the Company, as applicable, may seek specific performance to cause the Company or Parent, as applicable, to consummate the Merger in accordance with Section 11.13 or the payment of the Company Termination Fee or the Parent Regulatory Termination Fee, as applicable, pursuant to this Section 10.03, but in no event shall Parent or the Company, as applicable, be entitled to both (A) equitable relief damages or equitable relief ordering the Company or Parent, as applicable, to consummate the Merger in accordance with Section 11.13 and (B) the payment of the Company Termination Fee or the Parent Regulatory Termination Fee, as applicable, pursuant to this Section 10.03.
ARTICLE 11
Miscellaneous
Section 11.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including e-mail, so long as a receipt of such e-mail is requested, in which case the receiving party shall use commercially reasonable efforts to confirm such receipt) and shall be given, if to Parent or Merger Sub, to:

Aya Holdings II Inc.
5930 Cornerstone Court West, Suite 300
San Diego, CA 92121
Attention:	Alan Braynin, CEO and Laura MacNeel, Chief Legal Officer
E-mail:	abraynin@ayahealthcare.com and lmacneel@ayahealthcare.com

with a copy, which shall not constitute notice, to:

Procopio, Cory, Hargreaves & Savitch LLP
12544 High Bluff Drive, Suite 400
San Diego, CA 92130
Attention:	Dennis J. Doucette
E-mail:	dennis.doucette@procopio.com

if to the Company, to:

Cross Country Healthcare, Inc.
6551 Park of Commerce Boulevard, N.W.
Boca Raton, Florida 33487
Attention:	Kevin Clark, Chairman
E-mail:	kclark@crosscountry.com

with copies, which shall not constitute notice, to:

Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, New York 10017
Attention:	H. Oliver Smith Brian Wolfe
E-mail:	oliver.smith@davispolk.com brian.wolfe@davispolk.com

or to such other address or e-mail address as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed to have been received on the next succeeding business day in the place of receipt.
Section 11.02. No Survival of Representations and Warranties, Covenants and Agreements. The representations and warranties, covenants and agreements contained herein and in any certificate or other writing delivered pursuant hereto shall not survive the Effective Time, except for (a) those covenants and agreements contained herein that by their terms apply or are to be performed in whole or in part after the Effective Time and (b) those covenants and agreements set forth in Section 8.03 and this Article 11 (but, in the case of Section 11.13, only to the extent relating to obligations required to be performed after termination).
Section 11.03. Amendments and Waivers. (a) Any provision of this Agreement may be amended or waived prior to the Effective Time if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective; provided that, after the Company Stockholder Approval has been obtained, there shall be no amendment or waiver that would require the further approval of the stockholders of the Company under Applicable Law without such approval having first been obtained.
(b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Applicable Law.
Section 11.04. Expenses. Except as otherwise expressly provided herein, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.
Section 11.05. Disclosure Schedule. The parties hereto agree that any reference in a particular section of the Company Disclosure Schedule shall only be deemed to be an exception to (or, as applicable, a disclosure for purposes of) (a) the representations and warranties (or covenants, as applicable) of the Company that are contained in the corresponding Section of this Agreement and (b) any other representations and warranties (or covenants, as applicable) of the Company that are contained in this Agreement, but only if the relevance of that reference as an exception to (or a disclosure for purposes of) such representations and warranties (or covenants, as applicable) is reasonably apparent on the face of such reference. The inclusion of an item in the Company Disclosure Schedule will not be deemed an admission that such item represents a material exception or material fact, event or circumstance or that such item has had or would reasonably be expected to have a Company Material Adverse Effect, and the disclosure therein of any allegations with respect to any alleged breach, violation or default under any contractual or other obligation, or any law, is not an admission that such breach, violation or default has occurred. Headings and subheadings have been inserted in certain sections of the Company Disclosure Schedule for convenience of reference only and will not be considered a part of or affect the construction or interpretation of such sections. The information provided in the Company Disclosure Schedule is being provided solely for the purpose of making disclosures to Parent under this Agreement.
Section 11.06. Binding Effect; Benefit; Assignment. (a) Subject to Section 11.06(b), the provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns and no provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the parties hereto and their respective successors and assigns, other than: (i) with respect to the provision of Section 7.03, which shall inure to the benefit of the Persons benefiting therefrom who are intended to be third-party beneficiaries thereof; and (ii) the right of any holders of Company Common Shares and Company Equity Awards to receive the Merger Consideration following the Effective Time in accordance with the terms and conditions of this Agreement, which shall inure to the benefit of the Persons benefitting therefrom who are intended to be third-party beneficiaries thereof.
(b) No party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto, except that each of Parent or Merger Sub may transfer or assign its respective rights and obligations under this Agreement, in whole or, from time to time, in part, (i) to one or more of its Affiliates at any time, and (ii) after the Effective Time, to any Person (including as collateral to any financing sources); provided that such transfer or assignment shall not relieve Parent or Merger Sub of its obligations under this Agreement or enlarge, alter or change any obligation of the Company hereunder. Any purported assignment, delegation or other transfer without such consent or otherwise consistent with the foregoing sentence shall be void.
Section 11.07. Governing Law. This Agreement and any Proceeding arising out of or relating to this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law rules of such state or other rules that would result in the application of the laws of a different jurisdiction.
Section 11.08. Jurisdiction. The parties hereto agree that any Proceeding seeking to enforce any provision of, relating to, or in connection with this Agreement or the transactions contemplated hereby shall be brought exclusively in the Delaware Chancery Court or, if such court shall not have or declines jurisdiction, any federal court or other Delaware state court, in each case, located in New Castle County in the State of Delaware (collectively, the “Chosen Courts”), and each of the parties hereby irrevocably consents and submits to the exclusive jurisdiction of such Chosen Courts (and of the appropriate appellate courts therefrom) in any such Proceeding and irrevocably waives, to the fullest extent permitted by Applicable Law, any objection that it may now or hereafter have to the laying of the venue of any such Proceeding in any such Chosen Court or that any such Proceeding brought in any such Chosen Court has been brought in an inconvenient forum. Process in any such Proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 11.01 shall be deemed effective service of process on such party.
Section 11.09. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE, EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY AND ALL RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF, RELATED TO, OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.09.
Section 11.10. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Counterparts may be delivered via electronic mail (including .pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000 (e.g., www.docusign.com)) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective as delivery of a manually executed counterpart of this Agreement. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto. Until and unless each party has received a counterpart hereof signed by each other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).
Section 11.11. Entire Agreement. This Agreement and the Confidentiality Agreements constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.
Section 11.12. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.
Section 11.13. Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with its terms, and that monetary damages, even if available, would not be an adequate remedy therefor. Accordingly, the parties hereto agree that the parties shall be entitled to seek an injunction or injunctions, or any other appropriate form of equitable relief, to prevent or restrain breaches or threatened breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof, without the necessity of proving that irreparable damage would occur or the inadequacy of money damages as a remedy (and each party hereby waives any requirement for the securing or posting of any bond in connection with such remedy), in addition to any other remedy to which they are entitled at law or in equity. The parties hereto hereby waive any defense, and agree not to assert (or interpose as a defense or in opposition), that a remedy of speciﬁc performance or other equitable relief is unenforceable, invalid, contrary to law or inequitable for any reason, that a remedy of monetary damages (including any fee payable pursuant to Section 10.03) would provide an adequate remedy or that the parties otherwise have an adequate remedy at law; provided that no party shall be entitled to both specific performance and a fee payable pursuant to Section 10.03. Notwithstanding anything herein to the contrary, if, prior to the End Date, any party brings any Proceeding to enforce specifically the performance of the terms and provisions hereof by any other party, the End Date shall automatically be extended by the amount of time during which such Proceeding is pending, plus five Business Days, or such longer time period established by the court presiding over such Proceeding, if any.
Section 11.14. Guarantee. Guarantor hereby irrevocably guarantees the due, prompt and faithful payment, performance and discharge by Parent and Merger Sub of, and compliance with Parent and Merger Sub with, all of the covenants, agreements, obligations and undertakings of Parent and Merger Sub under this Agreement, and covenants and agrees to take all actions necessary or advisable to ensure such payment, performance and discharge.
[The remainder of this page has been intentionally left blank;
the next page is the signature page.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date set forth on the cover page of this Agreement.

CROSS COUNTRY HEALTHCARE, INC.

By:	/s/ John A. Martins
	Name:	John A. Martins
	Title:	President & Chief Executive Officer (Principal Executive Officer)

AYA HOLDINGS II INC.

By:	/s/ Alan Braynin
	Name:	Alan Braynin
	Title:	President & Chief Executive Officer

SPARK MERGER SUB ONE INC.

By:	/s/ Alan Braynin
	Name:	Alan Braynin
	Title:	President & Chief Executive Officer

AYA HEALTHCARE, INC.

By:	/s/ Alan Braynin
	Name:	Alan Braynin
	Title:	President & Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]

Exhibit A

Certificate of Incorporation of Surviving Corporation

CERTIFICATE of INCORPORATION
of
CROSS COUNTRY HEALTHCARE, INC.
The undersigned, a natural person (the “Sole Incorporator”), for the purpose of organizing a corporation to conduct the business and promote the purposes hereunder stated, under the provisions and subject to the requirements of the laws of the State of Delaware, hereby certifies as follows:
ARTICLE I.
The name of this corporation is Cross Country Healthcare, Inc. (the “Corporation”).
ARTICLE II.
The address of the registered office of this Corporation in the State of Delaware is 251 Little Falls Drive, County of New Castle, Wilmington, DE 19808, and the name of the registered agent of this Corporation in the State of Delaware at such address is Corporation Service Company.
ARTICLE III.
The purpose of this Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.
ARTICLE IV.
This Corporation is authorized to issue one class of shares of stock designated “Common Stock.” The total number of shares which this Corporation is authorized to issue is 100 shares of Common Stock, each having a par value of $0.001.
ARTICLE V.
The Board of Directors is authorized to make, adopt, amend, alter or repeal the Bylaws of the Corporation (the “Bylaws”). The stockholders shall also have power to make, adopt, amend, alter or repeal the Bylaws.
ARTICLE VI.
The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon them by statute or by this Certificate of Incorporation or the Bylaws, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation. Election of directors need not be by written ballot, unless the Bylaws so provide.
ARTICLE VII.
The name and mailing address of the Sole Incorporator are as follows:
Laura MacNeel
5930 Cornerstone Court West, Suite 300
San Diego CA 92121
ARTICLE VIII.
A. To the fullest extent permitted by the Delaware General Corporation Law, as the same exists or as may hereafter be amended from time to time, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.
B. The Corporation shall indemnify, to the fullest extent permitted by applicable law, any director or officer of the Corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any such Proceeding. The Corporation shall be required to indemnify a person in connection with a Proceeding initiated by such person only if the Proceeding was authorized by the Board of Directors.
C. The Corporation shall have the power to indemnify, to the extent permitted by the Delaware General Corporation Law, as it presently exists or may hereafter be amended from time to time, any employee or agent of the Corporation who was or is a party or is threatened to be made a party to any Proceeding by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any such Proceeding.
D. Neither any amendment nor repeal of this Article VIII, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article VIII, shall eliminate or reduce the effect of this Article VIII in respect of any matter occurring, or any cause of action, suit or claim accruing or arising or that, but for this Article VIII, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.
ARTICLE IX.
The Corporation reserves the right to amend or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon a stockholder herein are granted subject to this reservation.
ARTICLE X.
Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (A) any derivative action or proceeding brought on behalf of the Corporation, (B) any action or proceeding asserting a claim of breach of a fiduciary duty owed by any director or officer of the Corporation to the Corporation or the Corporation’s stockholders, (C) any action or proceeding asserting a claim against the Corporation arising pursuant to any provision of the Delaware General Corporation Law or the Corporation’s Certificate of Incorporation or Bylaws, or (D) any action or proceeding asserting a claim against the Corporation governed by the internal affairs doctrine.
IN WITNESS WHEREOF, this Certificate of Incorporation has been subscribed this      day of     , 20  , by the undersigned who affirms that the statements made hereto are true and correct.

By:
Name:	Laura MacNeel
Title:	Sole Incorporator

Annex B
December 3, 2024
The Board of Directors
Cross Country Healthcare, Inc.
6551 Park of Commerce Boulevard, N.W.
Boca Raton, FL 33487
Members of the Board of Directors:
We understand that Cross Country Healthcare, Inc. (“Cross Country”) proposes to enter into an Agreement and Plan of Merger (the “Agreement”), among Cross Country, Aya Holdings II Inc. (“Parent”), an affiliate of Aya Healthcare, Inc. (“Aya”), Spark Merger Sub One Inc., a wholly owned subsidiary of Parent (“Merger Sub”), and, solely for purposes of Section 11.14 of the Agreement, Aya, pursuant to which, among other things, Merger Sub will merge with and into Cross Country (the “Merger”) and each outstanding share of the common stock, par value $0.0001 per share, of Cross Country (“Cross Country Common Stock”), other than (i) shares of Cross Country Common Stock held in the treasury of Cross Country, or owned by Parent, Aya, Merger Sub or any other subsidiary of Parent, or held by any subsidiary of Cross Country or (ii) Dissenting Company Shares (as defined in the Agreement), will be converted into the right to receive $18.61 in cash (the “Consideration”). The terms and conditions of the Merger are more fully set forth in the Agreement.
You have requested our opinion as to the fairness, from a financial point of view, to the holders of Cross Country Common Stock of the Consideration to be received by such holders in the Merger.
In connection with this opinion, we have, among other things:
(i)	reviewed certain publicly available business and financial information relating to Cross Country;
(ii)
reviewed certain internal financial and operating information with respect to the business, operations and prospects of Cross Country furnished to or discussed with us by the management of Cross Country, including certain financial forecasts relating to Cross Country prepared by the management of Cross Country (such forecasts, “Cross Country Forecasts”);

(iii)	discussed the past and current business, operations, financial condition and prospects of Cross Country with members of senior management of Cross Country;
(iv)	reviewed the trading history for Cross Country Common Stock and a comparison of that trading history with the trading histories of other companies we deemed relevant;
(v)	compared certain financial and stock market information of Cross Country with similar information of other companies we deemed relevant;
(vi)	compared certain financial terms of the Merger to financial terms, to the extent publicly available, of other transactions we deemed relevant;
(vii)
considered the results of our efforts on behalf of Cross Country to solicit, at the direction of Cross Country, indications of interest from third parties with respect to a possible acquisition of Cross Country;

(viii)	reviewed a draft, dated December 3, 2024, of the Agreement; and
(ix)	performed such other analyses and studies and considered such other information and factors as we deemed appropriate.
In arriving at our opinion, we have assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with us and have relied upon the assurances of the management of Cross Country that it is not aware of any facts or circumstances that would make such information or data inaccurate or misleading in any material respect. With respect to the Cross Country Forecasts, we have been advised by Cross Country, and have assumed, that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of Cross Country as to the future financial performance of Cross Country and the other matters covered thereby. We have not made or been provided with any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Cross Country or any other entity, nor have we made any physical inspection of the properties or assets of Cross Country or any other entity. We have not evaluated the solvency or fair
BofA Securities, Inc. member FINRA/SIPC, is a subsidiary of Bank of America Corporation value of Cross Country, Parent, Aya or any other entity under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. We have assumed, at the direction of Cross Country, that the Merger will be consummated in accordance with its terms, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the Merger, no delay, limitation, restriction or condition, including any divestiture requirements or amendments or modifications, will be imposed that would have an adverse effect on Cross Country, Parent, Aya or any other entity or the Merger (including the contemplated benefits thereof). We also have assumed, at the direction of Cross Country, that the final executed Agreement will not differ in any material respect from the draft Agreement reviewed by us.
We express no view or opinion as to any terms or other aspects or implications of the Merger (other than the Consideration to the extent expressly specified herein), including, without limitation, the form or structure of the Merger, any related transaction or any terms, aspects, or implications of any other agreement, arrangement or understanding entered into in connection with or related to the Merger or otherwise. Our opinion is limited to the fairness, from a financial point of view, of the Consideration to be received by holders of Cross Country Common Stock and no opinion or view is expressed with respect to any consideration received in connection with the Merger by the holders of any class of securities, creditors or other constituencies of any party. In addition, no opinion or view is expressed with respect to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to any of the officers, directors or employees of any party to the Merger, or class of such persons, relative to the Consideration or otherwise. Furthermore, no opinion or view is expressed as to the relative merits of the Merger in comparison to other strategies or transactions that might be available to Cross Country or in which Cross Country might engage or as to the underlying business decision of Cross Country to proceed with or effect the Merger. In addition, we express no view or opinion with respect to, and we have relied, with the consent of Cross Country, upon the assessments of Cross Country and its representatives regarding legal, regulatory, accounting, tax and similar matters relating to Cross Country or any other entity or the Merger (including the contemplated benefits thereof) as to which we understand that Cross Country obtained such advice as it deemed necessary from qualified professionals. We further express no opinion or recommendation as to how any stockholder should vote or act in connection with the Merger or any related matter.
We have acted as financial advisor to Cross Country in connection with the Merger and will receive a fee for our services, a portion of which is payable upon the rendering of this opinion and a significant portion of which is contingent upon consummation of the Merger. In addition, Cross Country has agreed to reimburse our expenses and indemnify us against certain liabilities arising out of our engagement.
We and our affiliates comprise a full service securities firm and commercial bank engaged in securities, commodities and derivatives trading, foreign exchange and other brokerage activities, and principal investing as well as providing investment, corporate and private banking, asset and investment management, financing and financial advisory services and other commercial services and products to a wide range of companies, governments and individuals. In the ordinary course of our businesses, we and our affiliates may invest on a principal basis or on behalf of customers or manage funds that invest, make or hold long or short positions, finance positions or trade or otherwise effect transactions in equity, debt or other securities or financial instruments (including derivatives, bank loans or other obligations) of Cross Country, Parent, Aya and certain of their respective affiliates.
We and our affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and other financial services to Cross Country and have received or in the future may receive compensation for the rendering of these services, including (i) providing foreign exchange, commercial card, deposit accounts and other treasury and liquidity products, and (ii) providing certain fixed income markets products.
In addition, we and our affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and other financial services to Aya and have received or in the future may receive compensation for the rendering of these services, including having acted or acting as lender in connection with certain short term credit facilities and providing certain standby letters of credit.
It is understood that this letter is for the benefit and use of the Board of Directors of Cross Country (in its capacity as such) in connection with and for purposes of its evaluation of the Merger.
Our opinion is necessarily based on financial, economic, monetary, market and other conditions and circumstances as in effect on, and the information made available to us as of, the date hereof. As you are aware, the
BofA Securities, Inc. member FINRA/SIPC, is a subsidiary of Bank of America Corporation credit, financial and stock markets have been experiencing unusual volatility and we express no opinion or view as to any potential effects of such volatility on Cross Country, Parent, Aya or the Merger. It should be understood that subsequent developments may affect this opinion, and we do not have any obligation to update, revise, or reaffirm this opinion. The issuance of this opinion was approved by a fairness opinion review committee of BofA Securities, Inc.
Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, we are of the opinion on the date hereof that the Consideration to be received in the Merger by holders of Cross Country Common Stock is fair, from a financial point of view, to such holders.
Very truly yours,
/s/ BofA Securities, Inc.

BOFA SECURITIES, INC.
BofA Securities, Inc. member FINRA/SIPC, is a subsidiary of Bank of America Corporation

Annex C
Section 262 of the General Corporation Law of the State of Delaware
§ 262 Appraisal rights
(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger, consolidation, conversion, transfer, domestication or continuance nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository; the words “beneficial owner” mean a person who is the beneficial owner of shares of stock held either in voting trust or by a nominee on behalf of such person; and the word “person” means any individual, corporation, partnership, unincorporated association or other entity.
(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent, converting, transferring, domesticating or continuing corporation in a merger, consolidation, conversion, transfer, domestication or continuance to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263, § 264, § 266 or § 390 of this title (other than, in each case and solely with respect to a converted or domesticated corporation, a merger, consolidation, conversion, transfer, domestication or continuance authorized pursuant to and in accordance with the provisions of § 265 or § 388 of this title):
(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders, or at the record date fixed to determine the stockholders entitled to consent pursuant to § 228 of this title, to act upon the agreement of merger or consolidation or the resolution providing for the conversion, transfer, domestication or continuance (or, in the case of a merger pursuant to § 251(h) of this title, as of immediately prior to the execution of the agreement of merger), were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.
(2) Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent, converting, transferring, domesticating or continuing corporation if the holders thereof are required by the terms of an agreement of merger or consolidation, or by the terms of a resolution providing for conversion, transfer, domestication or continuance, pursuant to § 251, § 252, § 254, § 255, § 256, § 257, § 258, § 263, § 264, § 266 or § 390 of this title to accept for such stock anything except:
a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or of the converted entity or the entity resulting from a transfer, domestication or continuance if such entity is a corporation as a result of the conversion, transfer, domestication or continuance, or depository receipts in respect thereof;
b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger, consolidation, conversion, transfer, domestication or continuance will be either listed on a national securities exchange or held of record by more than 2,000 holders;
c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or
d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.
(4) [Repealed.]
(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation, the sale of all or substantially all of the assets of the corporation or a conversion effected pursuant to § 266 of this title or a transfer, domestication or continuance effected pursuant to § 390 of this title. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d), (e), and (g) of this section, shall apply as nearly as is practicable.
(d) Appraisal rights shall be perfected as follows:
(1) If a proposed merger, consolidation, conversion, transfer, domestication or continuance for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations or the converting, transferring, domesticating or continuing corporation, and shall include in such notice either a copy of this section (and, if 1 of the constituent corporations or the converting corporation is a nonstock corporation, a copy of § 114 of this title) or information directing the stockholders to a publicly available electronic resource at which this section (and, § 114 of this title, if applicable) may be accessed without subscription or cost. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger, consolidation, conversion, transfer, domestication or continuance, a written demand for appraisal of such stockholder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger, consolidation, conversion, transfer, domestication or continuance shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger, consolidation, conversion, transfer, domestication or continuance, the surviving, resulting or converted entity shall notify each stockholder of each constituent or converting, transferring, domesticating or continuing corporation who has complied with this subsection and has not voted in favor of or consented to the merger, consolidation, conversion, transfer, domestication or continuance, and any beneficial owner who has demanded appraisal under paragraph (d)(3) of this section, of the date that the merger, consolidation or conversion has become effective; or
(2) If the merger, consolidation, conversion, transfer, domestication or continuance was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent, converting, transferring, domesticating or continuing corporation before the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, or the surviving, resulting or converted entity within 10 days after such effective date, shall notify each stockholder of any class or series of stock of such constituent, converting, transferring, domesticating or continuing corporation who is entitled to appraisal rights of the approval of the merger, consolidation, conversion, transfer, domestication or continuance and that appraisal rights are available for any or all shares of such class or series of stock of such constituent, converting, transferring, domesticating or continuing corporation, and shall include in such notice either a copy of this section (and, if 1 of the constituent corporations or the converting, transferring, domesticating or continuing corporation is a nonstock corporation, a copy of § 114 of this title) or information directing the stockholders to a publicly available electronic resource at which this section (and § 114 of this title, if applicable) may be accessed without subscription or cost. Such notice may, and, if given on or after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, shall, also notify such stockholders of the effective date of the merger, consolidation, conversion, transfer, domestication or continuance. Any stockholder entitled to appraisal rights may, within 20 days after the date of giving such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of giving such notice, demand in writing from the surviving, resulting or converted entity the appraisal of such holder’s shares; provided that a demand may be delivered to such entity by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs such entity of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, either (i) each such constituent corporation or the converting, transferring, domesticating or continuing corporation shall send a second notice before the effective date of the merger, consolidation, conversion, transfer, domestication or continuance notifying each of the holders of any class or series of stock of such constituent, converting, transferring, domesticating or continuing corporation that are entitled to appraisal rights of the effective date of the merger, consolidation, conversion, transfer, domestication or continuance or (ii) the surviving, resulting or converted entity shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection and any beneficial owner who has demanded appraisal under paragraph (d)(3) of this section. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation or entity that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation or the converting, transferring, domesticating or continuing corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.
(3) Notwithstanding subsection (a) of this section (but subject to this paragraph (d)(3)), a beneficial owner may, in such person’s name, demand in writing an appraisal of such beneficial owner’s shares in accordance with either paragraph (d)(1) or (2) of this section, as applicable; provided that (i) such beneficial owner continuously owns such shares through the effective date of the merger, consolidation, conversion, transfer, domestication or continuance and otherwise satisfies the requirements applicable to a stockholder under the first sentence of subsection (a) of this section and (ii) the demand made by such beneficial owner reasonably identifies the holder of record of the shares for which the demand is made, is accompanied by documentary evidence of such beneficial owner’s beneficial ownership of stock and a statement that such documentary evidence is a true and correct copy of what it purports to be, and provides an address at which such beneficial owner consents to receive notices given by the surviving, resulting or converted entity hereunder and to be set forth on the verified list required by subsection (f) of this section.
(e) Within 120 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, the surviving, resulting or converted entity, or any person who has complied with subsections (a) and (d) of this section and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, any person entitled to appraisal rights who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such person’s demand for appraisal and to accept the terms offered upon the merger, consolidation, conversion, transfer, domestication or continuance. Within 120 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, any person who has complied with the requirements of subsections (a) and (d) of this section, upon request given in writing (or by electronic transmission directed to an information processing system (if any) expressly designated for that purpose in the notice of appraisal), shall be entitled to receive from the surviving, resulting or converted entity a statement setting forth the aggregate number of shares not voted in favor of the merger, consolidation, conversion, transfer, domestication or continuance (or, in the case of a merger approved pursuant to § 251(h) of this title, the aggregate number of shares (other than any excluded stock (as defined in § 251(h)(6)d. of this title) that were the subject of, and were not tendered into, and accepted for purchase or exchange in, the offer referred to in § 251(h)(2) of this title)), and, in either case, with respect to which demands for appraisal have been received and the aggregate number of stockholders or beneficial owners holding or owning such shares (provided that, where a beneficial owner makes a demand pursuant to paragraph (d)(3) of this section, the record holder of such shares shall not be considered a separate stockholder holding such shares for purposes of such aggregate number). Such statement shall be given to the person within 10 days after such person’s request for such a statement is received by the surviving, resulting or converted entity or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section, whichever is later.
(f) Upon the filing of any such petition by any person other than the surviving, resulting or converted entity, service of a copy thereof shall be made upon such entity, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all persons who have demanded appraisal for their shares and with whom agreements as to the value of their shares have not been reached by such entity. If the petition shall be filed by the surviving, resulting or converted entity, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving, resulting or converted entity and to the persons shown on the list at the addresses therein stated. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving, resulting or converted entity.
(g) At the hearing on such petition, the Court shall determine the persons who have complied with this section and who have become entitled to appraisal rights. The Court may require the persons who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any person fails to comply with such direction, the Court may dismiss the proceedings as to such person. If immediately before the merger, consolidation, conversion, transfer, domestication or continuance the shares of the class or series of stock of the constituent, converting, transferring, domesticating or continuing corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger, consolidation, conversion, transfer, domestication or continuance for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.
(h) After the Court determines the persons entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger, consolidation, conversion, transfer, domestication or continuance, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger, consolidation, conversion, transfer, domestication or continuance through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger, consolidation or conversion and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving, resulting or converted entity may pay to each person entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving, resulting or converted entity or by any person entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the persons entitled to an appraisal. Any person whose name appears on the list filed by the surviving, resulting or converted entity pursuant to subsection (f) of this section may participate fully in all proceedings until it is finally determined that such person is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving, resulting or converted entity to the persons entitled thereto. Payment shall be so made to each such person upon such terms and conditions as the Court may order. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving, resulting or converted entity be an entity of this State or of any state.
(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a person whose name appears on the list filed by the surviving, resulting or converted entity pursuant to subsection (f) of this section who participated in the proceeding and incurred expenses in connection therewith, the Court may order all or a portion of such expenses, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal not dismissed pursuant to subsection (k) of this section or subject to such an award pursuant to a reservation of jurisdiction under subsection (k) of this section.
(k) Subject to the remainder of this subsection, from and after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, no person who has demanded appraisal rights with respect to some or all of such person’s shares as provided in subsection (d) of this section shall be entitled to vote such shares for any purpose or to receive payment of dividends or other distributions on such shares (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger, consolidation, conversion, transfer, domestication or continuance). If a person who has made a demand for an appraisal in accordance with this section shall deliver to the surviving, resulting or converted entity a written withdrawal of such person’s demand for an appraisal in respect of some or all of such person’s shares in accordance with subsection (e) of this section, either within 60 days after such effective date or thereafter with the written approval of the corporation, then the right of such person to an appraisal of the shares subject to the withdrawal shall cease. Notwithstanding the foregoing, an appraisal proceeding in the Court of Chancery shall not be dismissed as to any person without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just, including without limitation, a reservation of jurisdiction for any application to the Court made under subsection (j) of this section; provided, however that this provision shall not affect the right of any person who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such person’s demand for appraisal and to accept the terms offered upon the merger, consolidation, conversion, transfer, domestication or continuance within 60 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, as set forth in subsection (e) of this section. If a petition for an appraisal is not filed within the time provided in subsection (e) of this section, the right to appraisal with respect to all shares shall cease.
(l) The shares or other equity interests of the surviving, resulting or converted entity to which the shares of stock subject to appraisal under this section would have otherwise converted but for an appraisal demand made in accordance with this section shall have the status of authorized but not outstanding shares of stock or other equity interests of the surviving, resulting or converted entity, unless and until the person that has demanded appraisal is no longer entitled to appraisal pursuant to this section.

CROSS COUNTRY

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V60750-TBD

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CROSS COUNTRY HEALTHCARE, INC.

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Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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V60751-TBD

CROSS COUNTRY HEALTHCARE, INC.
Special Meeting of Stockholders
February 28, 2025 at 12:00 p.m. ET
This proxy is solicited by the Board of Directors

The undersigned, revoking all prior proxies, hereby appoint(s) Kevin C. Clark, as proxy, with the power to appoint his substitute, hereby authorize(s) him to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of CROSS COUNTRY HEALTHCARE, INC. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held virtually at 12:00 p.m. Eastern Time on February 28, 2025 at www.virtualshareholdermeeting.com/CCRN2025SM, and at any adjournment thereof, and hereby confer(s) upon the proxy discretionary authority to vote upon any other business that may come before the Special Meeting of Stockholders by or at the direction of the Board of Directors and with respect to which discretionary authority may be granted.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED ON THE PROXY BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSAL 1, "FOR" PROPOSAL 2 AND "FOR" PROPOSAL 3 IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATION. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

Continued, and must be signed and dated on the other side